       As filed with Securities and Exchange Commission on April 11, 2003

                                           Registration Statement No. 333-102996


================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                        Pre-Effective Amendment No. 1 to

                                    Form SB-2
             Registration Statement Under The Securities Act of 1933

                             ----------------------
                          Banks of the Chesapeake, Inc.
                 (Name of Small Business Issuer in its Charter)

               Maryland                            6035                    (To be applied for)
    (State or Other Jurisdiction of     (Primary Standard Industrial        (I.R.S. Employer
    Incorporation or Organization)     Classification Code Number)       Identification Number)

                              2001 East Joppa Road
                             Towson, Maryland 21234
                                  410-665-7600
   (Address and telephone number of principal executive offices and principal place of business)


       R. Thomas Jefferson, President                     Copies To:
           Banks of the Chesapeake, Inc.    Frank C. Bonaventure, Jr., Esquire
            2001 East Joppa Road                 Kenneth B. Abel, Esquire
           Towson, Maryland 21234             Ober, Kaler, Grimes & Shriver,
                410-665-7600                    A Professional Corporation
                                                  120 E. Baltimore Street
                                                 Baltimore, Maryland 21202
                                                         410-685-1120

            (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [X]

                         CALCULATION OF REGISTRATION FEE

                                         Amount to be      Proposed maximum   Proposed maximum
Title of each class of securities to      registered       offering price     aggregate offering       Amount of
            be registered                                     per unit           price(1)          registration fee
Common Stock, $0.01 par value          2,975,625 Shares        $10.00            $29,756,250          $2,737.58

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                          BANKS OF THE CHESAPEAKE, INC.
            PROPOSED HOLDING COMPANY FOR CHESAPEAKE BANK OF MARYLAND
                        2,587,500 SHARES OF COMMON STOCK

     We are offering common stock for sale in connection with the conversion of Banks of the Chesapeake, M.H.C. from the mutual to stock form of organization. Upon completion of the conversion, we will own all the outstanding capital stock of Chesapeake Bank of Maryland. The Office of Thrift Supervision approved the conversion and stock offering on ________. We will not apply for listing of our common stock on any stock exchange or on The Nasdaq Stock Market. Instead, we expect that our common stock will be quoted on the Over-the-Counter Electronic Bulletin Board. Because this is our initial public offering, there is no market for our common stock at this time. See "Market For Our Common Stock" on page __.

     We are offering a minimum of 1,912,500 shares and a maximum of 2,587,500 shares. The maximum can be increased by up to 15% or 2,975,625 shares with the approval of the Office of Thrift Supervision. The minimum purchase is 25 shares. The offering will terminate no later than ______________, unless the Office of Thrift Supervision approves a later date, which cannot be extended beyond ___________. Once submitted, subscriptions are irrevocable unless the offering is terminated or extended beyond ______________. If the offering is extended beyond ______________, subscribers will have the right to modify or rescind their purchase orders.



                                OFFERING SUMMARY
                             PRICE $10.00 PER SHARE

                                                                                                          ADJUSTED
                                                                   MINIMUM             MAXIMUM            MAXIMUM
                                                                   -------             -------            -------
Number of shares ..........................................      1,912,500           2,587,500          2,975,625
Gross offering proceeds ...................................    $19,125,000         $25,875,000        $29,756,250
Estimated underwriting commissions and other expenses .....    $   807,300         $   931,500        $ 1,003,000
Estimated net proceeds ....................................    $18,317,700         $24,943,500        $28,753,250
Estimated net proceeds per share ..........................    $      9.58         $      9.64        $      9.66



     We will terminate the offering if we do not sell the minimum number of shares. Trident Securities, a Division of McDonald Investments Inc., will assist us in our selling efforts on a best efforts basis. In a best efforts underwriting, McDonald Investments, Inc. is not obligated to purchase any of the common stock that is being offered for sale. Subscriptions received prior to the completion of the offering will be held in an account at Chesapeake Bank of Maryland and will bear interest at Chesapeake Bank of Maryland's passbook savings rate (currently __% per annum). If the offering is terminated, subscribers will have their funds returned promptly, with interest.





     This investment involves risk, including the possible loss of principal. Please read the "Risk Factors" beginning on page --.




     These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

     Neither the Securities and Exchange Commission, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, nor any state securities regulator has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.




           TRIDENT SECURITIES, A DIVISION OF MCDONALD INVESTMENTS INC.
                The date of this prospectus is __________________

                                TABLE OF CONTENTS

Summary.............................................................................
Risk Factors........................................................................
Special Note Regarding Forward-Looking Statements...................................
Selected Consolidated Financial And Other Data .....................................
Proposed Management Purchases.......................................................
How Our Net Proceeds Will Be Used...................................................
Dividend Policy.....................................................................
Market For Our Common Stock.........................................................
Regulatory Capital..................................................................
Our Capitalization..................................................................
Pro Forma Data......................................................................
Management's Discussion And Analysis Of Financial Condition And
         Results of Operation.......................................................
Banks of the Chesapeake, Inc........................................................
Business of Banks Of The Chesapeake, Inc. And Chesapeake Bank of Maryland...........
Regulation..........................................................................
Federal and State Taxation..........................................................
Management..........................................................................
The Conversion......................................................................
Restrictions On Acquisition Of Us And Related Anti-Takeover Provisions..............
Description Of Our Capital Stock....................................................
Experts.............................................................................
Legal And Tax Opinions..............................................................
Additional Information..............................................................

                                     SUMMARY

     This summary highlights selected information from this document and may not contain all the information that is important to you. To understand the stock offering fully, you should read this entire document carefully, including the consolidated financial statements and the notes to consolidated financial statements of Banks of the Chesapeake, M.H.C. You should also read carefully the section of this prospectus titled "Risk Factors."


Banks of the Chesapeake, Inc.


     We are not currently an operating company and have not engaged in any business to date. We were formed on January 17, 2003, as a Maryland corporation to be the holding company for Chesapeake Bank of Maryland after the conversion. Our executive offices are located at 2001 East Joppa Road, Towson, Maryland 21234, and our telephone number is 410-665-7600. After the conversion, our federal banking regulator will be the Office of Thrift Supervision. We will not be regulated by the Maryland Commissioner of Financial Regulation


Banks of the Chesapeake, M.H.C.


     Banks of the Chesapeake, M.H.C. is a federally chartered mutual holding company chartered on October 30, 1998. Its primary asset is 1,000 shares of Chesapeake Bank of Maryland's common stock, which represents all of Chesapeake Bank of Maryland's outstanding shares. It was organized in connection with the October 30, 1998 conversion of Chesapeake Bank of Maryland from a mutual savings bank to a stock savings bank and the creation of the current mutual holding company structure. As part of the conversion, Banks of the Chesapeake, M.H.C. will cease to exist. At December 31, 2002, on a consolidated basis, Banks of the Chesapeake, M.H.C. had total assets of $202.8 million, deposits of $183.7 million and total equity of $17.4 million.


Chesapeake Bank of Maryland


     Chesapeake Bank of Maryland is a federally chartered stock savings bank. Prior to October 30, 1998 and the creation of the mutual holding company structure, it or its predecessors had operated as a federally chartered mutual savings bank since 1911. Chesapeake Bank of Maryland conducts business out of its main office and a loan production office, both located in Towson, Maryland, and out of six branch offices in Arbutus, Maryland, Baltimore City (2 branches), Bel Air, Maryland, Pasadena, Maryland and Catonsville, Maryland.


     Chesapeake Bank of Maryland's business consists principally of attracting deposits from the general public and using those funds to originate loans secured by residential and commercial real estate. Commercial real estate loans, land acquisition, development and construction loans and consumer loans comprise a significant percentage of the loan portfolio and, in that respect, Chesapeake Bank of Maryland's lending operations are more diversified and have more risk than the traditional thrift institution.

     After the conversion, Chesapeake Bank of Maryland will continue to be regulated by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. Chesapeake Bank of Maryland is subject to Maryland banking laws except to the extent they are preempted by Federal law. Chesapeake Bank of Maryland is not regulated by the Maryland Commissioner of Financial Regulation

     Chesapeake Bank of Maryland's primary market area is the Baltimore Metropolitan Area, consisting of Baltimore City and the five surrounding counties of Anne Arundel, Baltimore, Carroll, Harford and Howard. The economy of Chesapeake Bank of Maryland's market area is diversified, with a mix of services, manufacturing, wholesale/retail trade and federal and local government. Although the national economy has contracted significantly over the past several years, the economy Baltimore Metropolitan Area has contracted to a lesser degree. See "Business Of Banks Of The Chesapeake, M.H.C. And Chesapeake Bank Of Maryland - Location and Market Area."


Business Strategy

     Our business strategy is to grow and improve our profitability by:

     . Continuing to originate one-to-four family residential mortgage loans with an emphasis on adjustable-rate loans;

     . Continuing to originate commercial real estate, land acquisition, development and construction, consumer and other loans;

     .    Maintaining high underwriting standards for our loan products;

     .    Monitoring asset quality;

     .    Investing intelligently in people, technology and marketing;

     . Taking advantage of an increased retail deposit base to grow the loan portfolio;

     . Utilizing effective asset/liability management to mitigate interest rate risk;

     .    Opening additional branches;

     .    Improving the efficiency of our operations; and

     .    Attracting traditional deposit accounts.

Reasons for the Conversion

     The conversion involves a series of transactions by which Banks of the Chesapeake, M.H.C. and Chesapeake Bank of Maryland will reorganize from their current mutual holding company structure to a stock holding company structure. Following the conversion, Chesapeake

Bank of Maryland will become our wholly owned subsidiary, Banks of the Chesapeake, M.H.C. will cease to exist and we will be owned by purchasers of our common stock in the offering. We will effect the conversion pursuant to a plan of conversion of Banks of the Chesapeake, M.H.C. The following diagrams outline our structure both before and after the conversion:

                                Before Conversion

                 -----------------------------------------------

                                     Members

                 -----------------------------------------------
                                         100%
                 -----------------------------------------------

                         Banks of the Chesapeake, M.H.C.

                 -----------------------------------------------
                                         100%
                 -----------------------------------------------

                           Chesapeake Bank of Maryland

                 -----------------------------------------------


                                After Conversion

                 -----------------------------------------------

                           Purchasers of Common Stock

                 -----------------------------------------------
                                         100%
                 -----------------------------------------------

                          Banks of the Chesapeake, Inc.

                 -----------------------------------------------
                                         100%
                 -----------------------------------------------

                           Chesapeake Bank of Maryland

                 -----------------------------------------------

     The primary reasons for our decision to convert from the mutual to stock holding company structure are to establish a structure that will enable us to:

          .    Compete more effectively in the financial services marketplace;

          . Offer Chesapeake Bank of Maryland's depositors, employees, management and directors an equity ownership interest in Chesapeake Bank of Maryland and thereby obtain an economic interest in its future success; and

          . Increase our capital base and provide additional sources of capital to grow and increase profitability.

     The conversion and the capital raised in the offering are expected to:

     . Support Chesapeake Bank of Maryland's ability to increase its asset size through expanded operations, including increased lending activities and acquisition of deposits;

     . Provide Chesapeake Bank of Maryland with increased flexibility with respect to asset/liability management, including improving the net interest-earning asset position and enhancing interest rate risk management capabilities; and

     . Provide us with additional flexibility to diversify our and Chesapeake Bank of Maryland's business activities and thereby place us on more competitive ground relative to other thrifts in our market area.

     We also will be able to provide stock-based incentives to our and Chesapeake Bank of Maryland's directors, officers and employees which will assist us in attracting and retaining qualified personnel.


     After completion of the conversion, Chesapeake Bank of Maryland will continue to conduct its business and operations from the same offices and with the same personnel as prior to the conversion. The conversion will not affect the balances, interest rates or other terms of Chesapeake Bank of Maryland's loans or deposit accounts, and the deposit accounts will continue to be insured by the FDIC to the same extent as they were prior to the conversion.


Terms of the Offering

     We are offering between 1,912,500 and 2,587,500 of our common stock at $10.00 per share. Subject to approval by the Office of Thrift Supervision and before we complete the conversion, we may increase the number of shares to be sold by 15% to 2,975,625 without any further notice to you if market, economic or financial conditions change or if necessary to fill the purchase order of our employee stock ownership plan. Unless our and Chesapeake Bank of Maryland's estimated pro forma market value on a combined basis decreases below $19,125,000 or increases above $29,756,250, you will not have the opportunity to change or cancel your stock order. Trident Securities, a Division of McDonald Investments Inc., our marketing advisor in connection with the conversion, will use its best efforts to assist us in selling our stock, but it is not obligated to purchase any shares in the offering.

Persons Who May Order Stock in the Offering

     We are offering our shares of common stock in a "subscription offering" in the following descending order of priority:

             PRIORITY 1:   ELIGIBLE ACCOUNT HOLDERS. Chesapeake Bank of
                           Maryland depositors with a balance of at least $50 at the close of 8 business on December 31, 2000. Any remaining shares will be offered to:

                  PRIORITY 2:        OUR EMPLOYEE STOCK OWNERSHIP PLAN.  Any
                                     remaining shares will be offered to:

                  PRIORITY 3:        SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS.
                                     Chesapeake Bank of Maryland depositors with a balance of at least $50 at the close of business on March 31, 2003. Any remaining shares will be offered to:


                  PRIORITY 4:        OTHER MEMBERS. A member of Banks of the
                                     Chesapeake, M.H.C. on ____________ who is not an Eligible Account Holder or Supplemental Eligible Account Holder.

     If the above persons do not subscribe for all of the shares offered, we will offer the remaining shares in a "community offering" to the general public, giving preference to individuals residing in Baltimore City, Maryland and the Maryland counties of Anne Arundel, Baltimore, Carroll, Frederick, Harford and Howard. We may elect to offer shares in the community offering either during or upon completion of the subscription offering. We also may offer shares not purchased in the subscription offering or the community offering through a syndicate of brokers in a "syndicated community offering" managed by Trident Securities, a Division of McDonald Investments Inc.


     We cannot reject orders in the subscription offering, but your ability to purchase shares will depend on your purchase order priority and the number of shares subscribed by others with the same purchase order priority as you. See "The Conversion - Subscription Offering and Subscription Rights." We have the right to accept or reject, in our sole discretion, any orders received in the community offering and the syndicated community offering.


How We Determined the Price Per Share and the Offering Range


     The amount of common stock we are offering is based on an independent appraisal of our and Chesapeake Bank of Maryland's aggregate pro forma market value assuming the conversion and offering are completed. Feldman Financial Advisors, Inc., a consulting firm experienced in the valuation and appraisal of financial institutions, has estimated that as of December 31, 2002, our and Chesapeake Bank of Maryland's aggregate pro forma market value ranged from a minimum of $19,125,000 to a maximum of $25,875,000, with a midpoint of $22,500,000. This appraisal results in an offering price as a percentage of pro forma book value as of December 31, 2002 equal to 57.1% at the minimum, 61.9% at the midpoint and 65.9% at the maximum of the offering, and a price to earnings ratio of 17.24x at the minimum, 19.61x at the midpoint and 22.22x at the maximum of the offering. If we sell 2,975,625 shares of common stock, representing the maximum, as adjusted, the offering price as a percentage of book value will equal 69.8% and the price to earnings ratio will be 25.00x.

     The following table presents a summary of selected pricing ratios for public thrift institutions used by Feldman Financial Advisors, Inc. to help establish the market value of Banks of the Chesapeake, Inc. and the resulting pricing ratios for Banks of the Chesapeake, Inc. Feldman Financial Advisors, Inc. considered various criteria for selecting the peer group of thrift institutions, including geographic market area, asset size and return on equity. The pro forma numbers in this table are based on financial data for the nine months ended December 31, 2002, and have been annualized.



                                                           Pro Forma             Pro Forma              Pro Forma
                                                            Price to              Price to              Price to
                                                            Earnings             Book Value           Tangible Book
                                                            Multiple               Ratio               Value Ratio
                                                       ------------------- ----------------------- -----------------
BANKS OF THE CHESAPEAKE, INC.:
15% above maximum                                             25.0                  69.8                  69.8%
Maximum                                                       22.2                  65.9                  65.9
Midpoint                                                      19.6                  61.9                  61.9
Minimum                                                       17.2                  57.1                  57.1

ALL FULLY CONVERTED THRIFTS PUBLICLY
TRADED ON THE NYSE, NASDAQ AND
AMEX AS OF 03/04/2003:
Averages                                                      13.91x               122.98%               131.95%
Medians                                                       13.32                115.19                 21.70

VALUATION OF PEER GROUP INSTITUTIONS
AS OF 03/04/2003:
Averages                                                      12.83x               112.96%               113.42%
Medians                                                       12.50                108.45                108.45


     Based on this appraisal and the $10.00 per share price, the number of shares of common stock being offered for sale will range from 1,912,500 shares to 2,587,500 shares. The $10.00 price per share was selected primarily because it is the price per share used most commonly in stock offerings by mutual savings institutions or mutual holding companies that convert to stock form. Feldman Financial Advisors, Inc. will be paid a fee of $20,000 for preparing the independent appraisal.

     Two measures investors use to analyze an issuer's stock are the ratio of the offering price to the issuer's book value per share and the ratio of the offering price to the issuer's annual net earnings per share. Feldman Financial Advisors, Inc. considered these ratios, among other factors, in preparing its appraisal. Book value is the same as total equity, and represents the difference between the value of the issuer's assets and liabilities. The following table presents the ratio of the offering price to Banks of the Chesapeake, Inc.'s pro forma book value and earnings per share at and for the periods indicated. See "Pro Forma Data" for a description of the assumptions we used in making these calculations.

                                                                At or for the Nine Months Ended December 31, 2002
                                                 --------------------------------------------------------------------------------
                                                      1,912,500           2,250,000           2,587,500           2,975,625
                                                     Shares Sold         Shares Sold         Shares Sold         Shares Sold
                                                      at $10.00           at $10.00           at $10.00           at $10.00
                                                      Per Share           Per Share           Per Share           Per Share
                                                 --------------------------------------------------------------------------------
Pro forma price to book value ratio                     57.1%               61.9%               65.9%               69.8%

Pro forma price to earnings ratio                       17.2x               19.6x               22.2x               25.0x


          The independent appraisal does not indicate market value. Do not assume or expect that the appraisal discussed above means that our common stock will trade at or above the $10.00 purchase price after the conversion.

          The independent appraisal will be updated prior to the completion of the conversion. Any changes in the appraisal would be subject to Office of Thrift Supervision approval. If our and Chesapeake Bank of Maryland's aggregate pro forma market value is either below $19,125,000 or above $29,756,250, subscribers will be notified and provided with the opportunity to change or cancel their orders.

     We Do Not Initially Intend to Pay a Cash Dividend

          We do not initially intend to pay dividends on our common stock. Any future payment of dividends will depend upon a number of factors, including the amount of net proceeds retained by us in the conversion, investment opportunities available to us, capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations and general economic conditions. No assurances can be given that any dividends will be paid, or that if paid, they will not be reduced or eliminated in future periods. See "Dividend Policy."

     The Amount of Stock You May Purchase


          The minimum purchase is 25 shares ($250). Generally, you may not purchase more than 10,000 shares ($100,000) of common stock in any of the priority categories listed for the subscription offering, or 20,000 shares ($200,000) either alone or with the following persons through multiple accounts:

          .    your spouse or your spouse's relatives living in your house;


          . companies, trusts or other entities in which you have an interest or hold a position; or

          . other persons who may be your associates or who may be acting in concert with you.

     Where more than one person is the owner of a particular deposit account, the orders of such persons pursuant to the subscription rights related to such joint account collectively may not exceed $100,000.


     Where one person is the owner of multiple accounts with multiple other persons, such persons shall be deemed to be acting in concert and may not purchase more than 20,000 shares ($200,000) through all such accounts.

     Generally, you may not purchase more than 10,000 shares ($100,000) of common stock in the community offering or the syndicated community offering. However, we may increase or decrease any individual or aggregate purchase limitation to a percentage that does not exceed 5% of the total shares of common stock to be issued in the offering and up to 9.99% with the approval of the Office of Thrift Supervision. We would consider waiving any minimum or maximum purchase limitation so as to obtain a broad distribution of our share ownership and/or so as to raise as much capital as possible in the offering. Our employee stock ownership plan is authorized to purchase up to 8% of the shares sold in the offering without regard to these purchase limitations. For example, our employee stock ownership plan may purchase up to 153,000 and 207,000 shares of common stock, respectively, at the minimum and maximum of the offering range. See "The Conversion - Limitations on Common Stock Purchases" for a discussion of the purchase limitations in the offering.


How to Pay for Your Stock


     If you subscribe for common stock in the subscription or community offering, you may pay for the common stock in cash, by check or money order or by authorizing a withdrawal from your deposit account at Chesapeake Bank of Maryland. You may not pay for your shares by wire transfer. Payments made by cash, check or money order will be deposited in a separate account at Chesapeake Bank of Maryland and will earn interest at Chesapeake Bank of Maryland's passbook rate of interest from the date Chesapeake Bank of Maryland receives payment until the conversion is completed or terminated. As of the date of this prospectus, Chesapeake Bank of Maryland's passbook rate of interest was ___% per annum. If you pay by authorization of withdrawal from a deposit account at Chesapeake Bank of Maryland, the funds to be withdrawn will continue to accrue interest at the contractual rate, but will not be available to you until completion or termination of the conversion.


Your Subscription Rights are not Transferable

         You may not assign or sell your subscription rights. Any transfer of subscription rights is prohibited by law. If you exercise subscription rights, you will be required to certify that you are purchasing shares solely for your own account and that you have no agreement or understanding regarding the sale or transfer of the shares. We intend to pursue any and all legal and equitable remedies if we learn of the transfer of any subscription rights. We will reject orders that we determine to involve the transfer of subscription rights.

Termination of the Offering

     The subscription offering will expire at 12:00 noon, Eastern Time, on ____________, unless extended for up to 45 days or, with the approval of the Office of Thrift Supervision, for additional periods. However, the subscription offering may not be extended beyond ___________. The community offerings may terminate at any time after they begin, but must be completed by __________, unless extended for additional periods with the approval of the Office of Thrift Supervision.

     If all shares have not been subscribed for or sold by ________, unless such period is extended, we will promptly return all funds to subscribers with interest and will cancel all withdrawal authorizations. If the Office of Thrift Supervision grants an extension beyond ________, we will notify subscribers of the extension and of their rights to modify or rescind their subscriptions.

Use of Proceeds from the Sale of Our Common Stock

     Assuming we sell 2,587,500 shares of common stock in the offering, which is the maximum number of shares that we anticipate will be sold in the offering (although this amount may be increased to up to 2,975,625 shares), and we have net proceeds of $24,943,500, we intend to use the net proceeds as follows:

     . $12,471,750 (50.0% of net proceeds) will be contributed to Chesapeake Bank of Maryland and will be used by it for general banking purposes;

     . $2,070,000 (8.30% of net proceeds) will be loaned to our employee stock ownership plan to fund its purchase of shares of our common stock; and

     . $10,401,750 (41.70% of net proceeds) will be retained by us for investment, to fund our employee benefit plans, to provide additional capital to Chesapeake Bank of Maryland at a later date, to support future expansion of operations and/or to pay cash dividends or to repurchase shares of our common stock.


     See "How Our Net Proceeds Will Be Used" for additional information as to how we and Chesapeake Bank of Maryland will use the proceeds from the offering.

Benefits to Management from the Offering

     In order to align the interests of our and Chesapeake Bank of Maryland's officers, directors and employees more closely to our stockholders' interests, we intend to establish an employee stock ownership plan, a restricted stock plan and a stock option plan, each of which will use our common stock as compensation. We also intend to establish a deferred compensation stock plan with amounts deferred under the plan ultimately payable in shares of our common stock.

       The employee stock ownership plan will buy shares of our common stock with a portion of the net proceeds of the offering and will then allocate the stock to our and Chesapeake Bank of Maryland's employees over a period of time, at no cost to the employees. You can find more information about our employee stock ownership plan by reading the section of this prospectus titled "Management - New Stock Benefit Plans - Employee Stock Ownership Plan."

       We will not implement the restricted stock plan or the stock option plan until after the conversion, and both are subject to stockholder approval. We will not implement the deferred compensation stock plan until at least one year after the conversion unless we receive earlier approval by the Office of Thrift Supervision; however, it will not be subject to stockholder approval. If our restricted stock plan is approved by stockholders, we will award shares of our common stock to participants in the plan at no cost to the participants. If our stock option plan is approved by stockholders, we will award options to purchase shares of our common stock to participants in the plan at no cost to the participants, but such persons will be required to pay the applicable exercise price at the time of exercise to receive shares of common stock. You can find more information about our restricted stock plan, stock option plan and deferred compensation stock plan by reading the section of this prospectus titled "Management - New Stock Benefit Plans."


       The following table summarizes the benefits that our and Chesapeake Bank of Maryland's directors, officers and employees may receive from the conversion pursuant to the employee stock ownership plan, restricted stock plan and stock option plan assuming the sale of 2,250,000 shares in the offering, which would result in gross offering proceeds at the midpoint of our appraised pro forma market value:



                                                                                           VALUE OF
                                                                           % OF          SHARES BASED
                                              INDIVIDUALS               SHARES SOLD       ON MIDPOINT
                                              ELIGIBLE TO                 IN THE          OF OFFERING
            PLAN                             RECEIVE AWARDS               OFFERING           RANGE
--------------------------------------------------------------------------------------------------------
Employee stock ownership plan            All employees                     8%             $1,800,000

Restricted stock plan                    Directors, officers and
                                         employees                         4%/(1)/        $  900,000

Stock option plan                        Directors, officers and
                                         employees                        --/(2)/              --/(2)/


------------------


/(1)/ Assumes that these shares will be purchased in the open market at the offering price of $10,000 per share. See "Our Capitalization" and "Pro Forma Data."
/(2)/ Stock options in an amount equal to 10% of the shares of common stock sold in the offering will be reserved for issuance under the stock option plan. All options will be granted with a per share exercise price at least equal to the market price of our common stock on the date of grant. The value of a stock option will depend upon changes, if any, in the price of our stock during the life of the stock option.

       We and Chesapeake Bank of Maryland intend to enter into an employment agreement with R. Thomas Jefferson, our president and chief executive officer.


       The agreement will provide, among other things, that if Mr. Jefferson terminates the agreement for good reason or if Mr. Jefferson is terminated without cause or because of permanent disability, Mr. Jefferson will receive severance pay for three years after termination equal to Mr. Jefferson's average annual compensation over the prior five years. If the termination payments were required to be paid after completion of the conversion, Mr. Jefferson would receive approximately $455,000 (approximately $152,000 per year for three years).

       The agreement also will provide, among other things, that Mr. Jefferson will receive a single payment equal to approximately 2.99 times his average annual compensation over the prior five years in the event Mr. Jefferson is terminated or terminates his employment in connection with a change of control of us or Chesapeake Bank of Maryland. If the change of control severance payments were required to be paid in 2003 after completion of the conversion, Mr. Jefferson would receive approximately $453,000. See "Management - Employment Agreement."


Federal and State Income Tax Consequences of the Conversion


       Our federal and Maryland tax counsel, Ober, Kaler, Grimes & Shriver, a Professional Corporation, believes it is more likely than not that the nontransferable subscription rights to purchase our common stock have no value in the absence of both an oversubscription in the subscription offering and an increase in the market price of our common stock upon commencement of trading following completion of the conversion. Tax counsel expresses no belief as to whether or not the subscription rights have value if there is an oversubscription in the subscription offering and the market price of our common stock increases upon commencement of trading following completion of the conversion, since the determination of the value of the subscription rights is dependent upon all of the pertinent facts and circumstances. If the Internal Revenue Service were to determine that the subscription rights have an ascertainable value, you may have taxable income equal to the value of the subscription rights, whether or not you purchase shares in the offering.

       We have received an opinion from Ober, Kaler, Grimes & Shriver, a Professional Corporation, that, under federal and Maryland income tax law and regulations, the tax basis to the stockholders of the common stock purchased in the offering will be the amount paid for the common stock, and that the conversion will not be a taxable event for us, Banks of the Chesapeake, M.H.C. or Chesapeake Bank of Maryland. This opinion, however, is not binding on the Internal Revenue Service or the State of Maryland. The full text of this opinion is filed as an exhibit to the Registration Statement of which this prospectus is a part, and a copy may be obtained from the SEC. See "Additional Information." For additional information concerning the tax aspects of the conversion, see "The Conversion - Material Income Tax Consequences."

Market for Our Common Stock

       We expect that our common stock will be quoted on the Over-the-Counter Electronic Bulletin Board. Trident Securities, a Division of McDonald Investments Inc., currently intends to make a market in our common stock but it is under no obligation to do so. We cannot predict whether or if a liquid trading market in shares of our common stock will develop or be maintained. Investors in our common stock should have a long-term investment intent. Persons purchasing shares in the offering may not be able to sell their shares at all or at a price equal to or above $10.00. See "Market for Our Common Stock."



                                  RISK FACTORS

       An investment in the common stock involves substantial risks. You should carefully read the following, together with the other information in this prospectus, before making a decision to purchase the common stock.


Because A Significant Portion Of Our Loan Portfolio Consists Of Commercial Real Estate, Land Acquisition, Development And Construction Loans And Consumer Loans, Our Portfolio Carries A Higher Degree Of Risk Than Would A Portfolio Comprised Primarily Of Residential Mortgage Loans.

       Commercial real estate loans, land acquisition, development and construction loans and consumer loans comprise a significant percentage (66.23%) of our loan portfolio at December 31, 2002. Commercial real estate loans and land acquisition, development and construction loans generally carry a higher degree of credit risk than do residential mortgage loans because of, among other factors, larger loan balances, dependence on the successful completion of a project for repayment and/or loan terms with a balloon payment rather than full amortization over the loan term. Consumer loans generally carry a higher degree of credit risk than do residential mortgage loans because of, among other things, the lack of collateral or collateral that depreciates rapidly. Also, our level of classified assets, $6,279,000 or 3.08% of the loan portfolio as of December 31, 2002, is above average for comparable institutions. See "Business Of Banks Of The Chesapeake, M.H.C. And Chesapeake Bank of Maryland - Lending Activities" and "- Asset Quality" for more information about our loan portfolio and the associated lending risks.

Our Management Will Have Broad Discretion In Allocating The Net Proceeds From The Offering And May Not Allocate The Proceeds In The Most Profitable Manner.

       We intend to contribute approximately 50% of the net proceeds of the offering to Chesapeake Bank of Maryland. We will use a portion of the net proceeds to fund our employee stock ownership plan and may use the remaining net proceeds to provide additional capital to Chesapeake Bank of Maryland to support its lending activities, to support the future expansion of operations or to pay dividends or repurchase shares of our common stock. Chesapeake Bank of Maryland will use the proceeds it receives for general banking purposes, including increased lending and investment activities. We have not, however, allocated specific amounts of proceeds for any of these purposes. Therefore, our management will have broad discretion as to the timing and specific application of the net proceeds, and investors will not have the opportunity to evaluate the economic, financial and other relevant information that we will use in applying the net proceeds. Although we intend to use the net proceeds to serve Banks of the Chesapeake, Inc. and Chesapeake Bank of Maryland's best interests, our application may not ultimately reflect the most profitable application of the net proceeds. Our failure to utilize these funds effectively could reduce our profitability. See "How Our Net Proceeds Will Be Used."


If Our Allowance For Loan Losses Is Not Sufficient To Cover Actual Loan Losses, Our Earnings Could Decrease.

       The inability of borrowers to repay loans could erode our earnings and capital. Like all financial institutions, Chesapeake Bank of Maryland maintains an allowance for loan losses to provide for loan defaults and nonperformance, based on, among other things, prior experience with loan losses as well as an evaluation of the risks in the current portfolio. The amount of future losses is susceptible to changes in economic, operating and other conditions, including changes in interest rates, that may be beyond our control, and such losses may exceed current estimates.

       We are particularly susceptible to this risk because a significant percentage of our loan portfolio is comprised of commercial real estate loans, land acquisition, development and construction loans and consumer loans. In particular, it is typically more difficult to estimate loan losses for these types of loans than it is for residential mortgage loans. Also, because commercial real estate loans and land acquisition, development and construction loans tend to have larger loan balances than residential mortgage loans, a loss on these types of loans would have a significantly greater adverse effect on our operations than would a loss on a residential mortgage loan. In addition, while the financial stability of a residential mortgage loan borrower generally will affect only a single residential mortgage loan, the financial stability of commercial real estate and construction borrowers may affect multiple loans as these borrowers may have borrowed from us for multiple projects. If it is necessary to increase our allowance for loan losses in the future, our results of operations could suffer.


       In addition, bank regulators periodically review our allowance for loan losses and may require us to increase our provision for loan losses or recognize further loan charge-offs. Any increase in our allowance for loan losses or loan charge-offs as required by these regulatory authorities may have a material adverse effect on our results of operations and financial condition. See "Business Of Banks Of The Chesapeake, M.H.C. And Chesapeake Bank Of Maryland - Asset Quality - Allowance for Loan Losses" for a discussion of how the allowance for loan losses is determined.


Because Chesapeake Bank Of Maryland Currently Serves A Limited Market Area, We Could Be More Adversely Affected By An Economic Downturn In Our Market Area Than Our Larger Competitors Which Are More Geographically Diverse.


       Currently, our primary market area is the Baltimore Metropolitan Area consisting of Baltimore, Harford, Carroll, Anne Arundel and Howard Counties and Baltimore City. As a result, if the Baltimore Metropolitan Area suffers an economic downturn, our business and financial condition may be severely affected by such circumstances. Our larger bank competitors serve a more geographically diverse market area, parts of which may not be affected by the same economic conditions that exist in our primary market area. See "Business Of Banks Of The Chesapeake, M.H.C. And Chesapeake Bank Of Maryland - Location and Market Area."


We Depend Heavily On Our Key Personnel, Including R. Thomas Jefferson, And Our Business Could Suffer If Something Were To Happen To Mr. Jefferson Or If He Were To Leave.


       Mr. Jefferson is the president and chief executive officer of Banks of the Chesapeake, Inc. and Chesapeake Bank of Maryland and a member of the board of directors of both entities. Mr. Jefferson provides valuable services to us and would be difficult to replace. In addition, we rely upon Mr. Jefferson to develop business and maintain customer relationships. If Mr. Jefferson were to leave for any reason, our business could suffer. We intend to enter into an employment agreement with Mr. Jefferson in connection with the conversion. See "Management - Employment Agreement" for a discussion of the terms of Mr. Jefferson's employment with us.


Our Return On Equity Will Be Low Compared To Other Financial Institutions. This Could Negatively Affect The Trading Price Of Our Common Stock.


       Net income divided by average equity, known as "return on equity," is a ratio many investors use to compare the performance of a financial institution to its peers. We expect our return on equity to be below that of our peer institutions until we are able to leverage our increased equity from the offering. Our return on equity will be impacted negatively by the conversion as a result of increased capital from the offering and additional expenses associated with our employee stock ownership plan, our restricted stock plan, if adopted by stockholders, and the costs of being a public company. We expect our return on equity to remain below the industry average until we are able to increase our balance sheet by adding loans, thereby increasing net interest income. The net proceeds from the offering, assuming we sold 15% above the current maximum of the offering range (or 2,975,625 shares), would increase our equity by as much as $25.2 million. On a pro forma basis and based on our net income for the nine months ended December 31, 2003 (annualized), our pro forma return on equity assuming the sale of 2,975,625 shares would be 2.51%. In contrast, the return on equity of the peer group of financial institutions selected by Feldman Financial Advisors, Inc. was 9.38% for the year ended December 31, 2002.


Our Expansion Strategy May Not Be Successful.


       We intend to expand Chesapeake Bank of Maryland's business by opening branches, either through internal growth or through acquisitions of existing financial institutions or branches thereof, and by strategically relocating several of our existing branch offices. See "Management's Discussion And Analysis Of Financial Condition And Results of Operations - Business Strategy." There can be no assurance that we will be successful in implementing this strategy and managing the anticipated growth.


Our Stock Value May Suffer From Anti-Takeover Provisions That May Impede Potential Takeovers.

       Provisions in our corporate documents and in Maryland corporate law, as well as certain federal regulations, may make it difficult and expensive to pursue a tender offer, change in control or takeover attempt that our board of directors opposes. As a result, you may not have an opportunity to participate in such a transaction, and the trading price of our stock may not rise to the level of other institutions that are more vulnerable to hostile takeovers. Anti-takeover provisions include, but are not limited to:

       . restrictions on any one person or group from voting more than 10% of our common stock;

       . the election of members of the board of directors to staggered three-year terms;

       . the absence of cumulative voting by stockholders in the election of directors;

       .  provisions governing nominations of directors by stockholders;

       .  provisions governing the submission of stockholder proposals;

       . our ability to issue preferred stock and additional shares of common stock without stockholder approval;

       . a supermajority voting provision which requires an 80% vote to affect a change in control or amendment to our charter unless recommended by the board of directors;

       . directors may only be removed for cause and by an affirmative vote of 80% of the stockholders; and

       .  our bylaws may only be amended by our board of directors.

These provisions also will make it more difficult for an outsider to remove our current board of directors or management. See "Restrictions on Acquisition of Us and Related Anti-Takeover Provisions" for a description of anti-takeover provisions in our corporate documents and under Maryland law and Federal regulations.

Management's Ownership Of Common Stock May Impede Takeovers.


       Our directors, executive officers and employees are expected to control a large amount of stock, which will also impede potential takeovers. Our directors and executive officers and our employee stock ownership plan intend to purchase an aggregate of 11.16%, 10.69%, 10.34% and 10.03% of the shares being offered at the minimum, midpoint, maximum and adjusted maximum of the offering range. In addition, if we implement a restricted stock plan with stockholder approval, an additional 4% of the common stock may be controlled by our and Chesapeake Bank of Maryland's directors, officers and employees. These purchases, together with potential exercises of future stock options and shares that may be issued pursuant to our deferred compensation stock plan will make it difficult to obtain support for stockholder proposals we oppose. For a description of our employee stock ownership plan, restricted stock plan, stock option plan and deferred compensation stock plan, see "Management - New Stock Benefit Plans."

Our Proposed Employee Benefit Plans And The Compensation That We Pay To Our Directors Will Increase Our Costs.


       We anticipate that our employee stock ownership plan will purchase 8% of the common stock issued in the conversion with funds borrowed from us. The cost of acquiring the employee stock ownership plan shares will be between $1,530,000 at the minimum of the offering range and $2,380,500 at the adjusted maximum of the offering range. We will record annual employee stock ownership plan expenses in an amount equal to the fair value of shares committed to be released to employees over the ten year term of the employee stock ownership plan loan. If shares of common stock appreciate in value over time, compensation expense relating to the employee stock ownership plan will increase.

       We also intend to submit a restricted stock plan to our stockholders for approval at least six months after completion of the conversion. Our and Chesapeake Bank of Maryland's officers, directors and employees could be awarded (at no cost to them) under the restricted stock plan up to an aggregate of 4% of the shares sold in the offering. Assuming the shares of common stock to be awarded under the plan are purchased in the open market and cost the same as the purchase price in the offering, the reduction to stockholders' equity from the plan would be between $765,000 and $1,190,250 at the minimum and adjusted maximum of the offering range, respectively.


       In addition, the significant compensation that Chesapeake Bank of Maryland currently pays its directors also increases our costs. See "Management
- Director Compensation."


Our Proposed Employee Stock Benefit Plans May Dilute Your Ownership Interest.

       If the conversion is completed and stockholders subsequently approve the restricted stock plan and the stock option plan, we will allocate stock and options to our and Chesapeake Bank of Maryland's officers, directors and selected employees through these plans. If the shares for the restricted stock plan are issued from our authorized but unissued stock, your ownership percentage would be diluted by approximately 3.85% and the trading price of our stock may be reduced. Your ownership percentage would also decrease by approximately 9.10% if all potential stock options are exercised from our authorized but unissued stock. Your ownership interest would also be diluted if we issue shares of common stock to our employee stock ownership plan in the event of an oversubscription for shares or if we issue shares in connection with our deferred compensation stock plan. See "Pro Forma Data" for additional information on the dilutive effect of the restricted stock plan and stock option plan and "Management - New Stock Benefit Plans" for a description of the plans.

An Increase In The Offering Range Would Dilute Your Ownership Interest.

       We can increase the maximum of the offering range by up to 15%, from 2,587,500 shares ($25,875,000) to 2,975,625 shares ($29,756,250), with the approval of the Office of Thrift Supervision to reflect changes in market, economic or financial conditions or to fill the order of our employee stock ownership plan. An increase in the offering will decrease our net income per share and stockholders' equity per share. This would also increase the purchase price per share as a percentage of pro forma stockholders' equity per share and net income per share.


Our Valuation Is Not Indicative Of The Future Price Of Our Common Stock.

       We cannot assure you that if you purchase common stock in the offering you will later be able to sell it at or above the purchase price in the offering. The final aggregate purchase price of the common stock in the conversion will be based upon an independent appraisal. The appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock in the offering. The appraisal is based on estimates and projections of a number of matters, all of which are subject to change from time to time. See "The Conversion - How We Determined the Price Per Share and the Offering Range" for the factors considered by Feldman Financial Advisors, Inc. in determining the appraisal.


We Will Not Have A Large Number Of Stockholders Or A Large Number Of Shares Outstanding After The Offering, Which May Limit Your Ability To Sell Or Trade The Shares After The Offering.

       While the common stock purchased in the offering will be freely transferable by most investors immediately upon issuance, we do not anticipate an active secondary trading market following the offering. If an active secondary market does not develop, you may not be able to sell your shares promptly or perhaps at all. Before purchasing you should consider the limited trading market for our shares and be financially prepared and able to hold your shares for an indefinite period. The limited trading market may also have an adverse effect on the market price of our shares. See "Market For Our Common Stock" for more information about trading of our shares.

We Do Not Anticipate Paying Dividends Which Means That Sales In The Secondary Market Would Be The Only Way For You To Realize A Return On Your Investment.

       Holders of shares of our common stock will be entitled to dividends if, when, and as declared by our board of directors out of funds legally available for that purpose. However, we do not expect to pay any dividends in the near future. The payment of dividends in the future will depend on, among other things, our and Chesapeake Bank of Maryland's financial condition and results of operations. We cannot assure you that we will pay dividends, or that if paid, we will not reduce or eliminate dividends in the future. The shares should not be purchased by persons who need or desire dividend income from this investment. If we do not pay dividends on our common stock, the sale of shares in the secondary market would be the only way for you to realize a return on your investment. As indicated above, we do not anticipate an active secondary market for our common stock. See "Dividend Policy" for more information about our ability to pay dividends.

Government Regulation Might Negatively Impact Our Operating Results.

       We operate in a highly regulated environment and are subject to examination, supervision and comprehensive regulation by Federal regulatory agencies. Banking regulations, designed primarily for the safety of depositors, may limit our growth and the return to investors by restricting activities such as the payment of dividends; mergers with, or acquisitions by, other institutions; investments; loans and interest rates; interest rates paid on deposits; and the creation of branch offices. Laws and regulations could change at any time, and changes could adversely affect our business. In addition, the cost of compliance with regulatory requirements could adversely affect our ability to operate profitably. See "Regulation" for more information about applicable banking regulations.

We Face Strong Competition In The Baltimore Metropolitan Area Which Could Adversely Affect Our Growth And Operating Results.

       Chesapeake Bank of Maryland operates in a competitive market for financial services and faces intense competition from other financial institutions both in making loans and in attracting deposits. Many of these financial institutions have been in business for many years, are significantly larger, have established customer bases, have greater financial resources and lending limits than Chesapeake Bank of Maryland, and are able to offer certain services that we are not able to offer. See "Business Of Banks Of The Chesapeake, M.H.C. And Chesapeake Bank of Maryland - Competition" for more information about competition in our market area.


Our Board Of Directors Will Be Comprised Primarily Of Persons Who Are Not Independent Of Us.

       All of our directors, other than Donald Alan Thorson, are compensated by Chesapeake Bank of Maryland other than in their capacity as directors. As a result, none of our directors (other than Mr. Thorson) are considered "independent" as that term is defined under the federal securities laws. Therefore, committees of our board of directors, such as our audit committee and our compensation committee, will not be comprised solely of independent directors, which is generally the case with most companies with publicly traded securities. Notwithstanding the lack of independence of the members of our audit and compensation committees, we believe that these committees will be able to carry out their functions fully and in the best interests of our stockholders.

If Chesapeake Bank Of Maryland's Lawsuit Regarding The Names "Chesapeake" and "Chesapeake Bank of Maryland" And The Domain Name www.chesapeakebank.com Is Not Successful, Our Business Could Suffer.

       In February 1997, Chesapeake Bank of Maryland filed United States Service Mark Applications with the United States Patent and Trademark Office to register the marks "Chesapeake Bank" and "Chesapeake." In addition, on May 15, 2000, Chesapeake Bank of Maryland filed a United States Service Mark Application for the mark www.chesapeakebank.com. In March 2001, a Virginia banking corporation filed a petition with the United States Trademark Trial and Appeal Board to cancel these marks. In November 2002,

Chesapeake Bank of Maryland filed a complaint for trademark infringement, unfair competition and declaratory relief in the United States District Court for the District of Maryland against the Virginia banking corporation. Consequently, the United States Trademark Trial and Appeal Board suspended all proceedings before it as the District Court action will resolve the issues before the board.

       Chesapeake Bank of Maryland believes that it will ultimately prevail in the Federal court action. However, if Chesapeake Bank of Maryland is not successful in the Federal court action, we believe Chesapeake Bank of Maryland would continue to be able to use the "Chesapeake" and "Chesapeake Bank" marks in its primary market area, but not nationally. Because the law with respect to domain name litigation is unsettled, Chesapeake Bank of Maryland is not able to predict whether it would be able to continue to use www.chesapeakebank.com if it is not successful in the Federal count action. If Chesapeake Bank of Maryland could not use this domain name, its business could be adversely affected. See "Management's Discussion And Analysis Of Financial Condition And Results Of Operations - Legal Proceedings - Name Litigation" for additional information about this litigation.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

       We have made forward-looking statements in this prospectus, including under the sections titled "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business Of Banks of the Chesapeake, Inc." and "Business of Banks of the Chesapeake, M.H.C. and Chesapeake Bank of Maryland" that are based on our beliefs and assumptions and on information currently available to us. Forward-looking statements include all statements that are not historical facts. Words such as "believe," "expect," "anticipate," "intend," "seek," "could," "will," "predict," "potential," "continue," "may," "plan," "estimate" and similar expressions, or the negative of these and similar expressions, are intended to identify such forward-looking statements.

       Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, in addition to those discussed in the section titled "Risk Factors" beginning on page __ and elsewhere in this prospectus, could cause our results to differ materially from those expressed in forward-looking statements. These factors include, among others, our competitive environment, economic and other conditions in the markets in which we operate and governmental regulations.


       All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in this prospectus. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of these statements in light of new information or future events.

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA


     The following tables summarize selected consolidated financial information and other consolidated financial data of Banks of the Chesapeake, M.H.C. The selected balance sheet and operating data, insofar as they relate to the years ended March 31, 2002 and 2001, are derived from the audited consolidated financial statements of Banks of the Chesapeake, M.H.C. The selected consolidated financial information and other consolidated financial data for the nine-month periods ended December 31, 2002 and 2001 are derived from the unaudited consolidated financial statements of Banks of the Chesapeake, M.H.C. In management's opinion, all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of results as of and for the nine-month periods ended December 31, 2002 and 2001 have been included. This information should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the related notes of Banks of the Chesapeake, M.H.C. included elsewhere in this prospectus. Results for past periods are not necessarily indicative of results that may be expected for any future period, and results for the nine-month period ended December 31, 2002 are not necessarily indicative of results that may be expected for the full year ending March 31, 2003.



==============================================================================================================
                                             At December 31, 2002   At March 31, 2002   At March 31, 2001
                                             --------------------   -----------------   -----------------
--------------------------------------------------------------------------------------------------------------
                                                                       In thousands
Selected Balance Sheet and Other Data:

Total assets                                       $202,822              $198,654           $177,626
Cash and cash equivalents(1)                         25,337                26,923              7,674
Investment securities available for sale                520                   513                554
Investment securities held to maturity                    0                     0              3,000
Mortgage-backed securities held to maturity           1,723                 2,366              3,517
Loans receivable, net                               166,066               160,289            154,998
Total deposits                                      183,732               180,237            157,307
Borrowings                                                0                     0              3,000
Total equity                                         17,447                16,746             15,898
Number of full service offices                            6                     6                  6
==============================================================================================================



=================================================================================================================
                                 Nine Months Ended     Nine Months Ended       Year Ended         Year Ended
                                 December 31, 2002     December 31, 2001      March 31, 2002    March 31, 2001
                                 -----------------     -----------------      --------------    --------------
                                                                  In thousands
Selected Operating Data:

Total interest income                  $9,515               $10,176               $13,302           $13,029
Total interest expense                  4,117                 5,591                 7,133             7,067
                                       ------               -------               -------           -------
Net interest income                     5,398                 4,585                 6,169             5,962
Provision for loan losses                 636                   (51)                   69               619
                                       ------               -------               -------           -------
Net interest income after
 provision for loan losses              4,762                 4,636                 6,100             5,343
Total other operating income              587                   631                   913               967
Total other operating expense           4,216                 4,377                 5,669             4,658
                                       ------               -------               -------           -------
Income before income tax                1,133                   890                 1,344             1,652
Income tax expense                        436                   290                   469               651
                                       ------               -------               -------           -------
Net income                             $  697               $   600               $   875           $ 1,001
                                       ======               =======               =======           =======
=================================================================================================================

====================================================================================================================================
                                                                At or for the      At or for the    At or for the   At or for the
                                                              Nine Months Ended  Nine Months Ended    Year Ended      Year Ended
                                                              December 31, 2002  December 31, 2001  March 31, 2002  March 31, 2001
                                                              -----------------  -----------------  --------------  --------------
------------------------------------------------------------------------------------------------------------------------------------
Selected Operating Ratios (2):

Performance Ratios:
Return on average assets                                              0.47%              0.43%            0.46%           0.61%
Return on average equity                                              5.46               4.86             5.31            6.67
Equity to assets at end of period                                     8.60               8.54             8.43            8.95
Interest rate spread (3)                                              3.59               3.30             3.12            3.40
Net interest margin (3)                                               3.83               3.46             3.45            3.81
Average interest-earning assets to average
 interest-bearing liabilities                                       108.32             107.47           108.15          108.97

Net interest income after provision for loan losses to
 total other expenses                                               112.95             105.92           107.62          114.71
Total other expenses to average total assets                          2.12               2.34             3.00            2.83
Asset Quality Ratios:
Non-performing loans to total loans at end of period (4)              2.74%              1.28%            1.42%           1.24%
Non-performing assets to total assets at end of period (4)            2.75               1.30             1.34            1.31
Allowance for loan losses to total loans at end of period             1.33               0.99             1.09            1.01
Allowance for loan losses to total non-performing loans at
 end of period (4)                                                   48.66              77.27            76.86           81.69

Capital Ratios:
Tangible capital ratio                                                8.31%              8.24%            8.10%           8.69%
Core capital ratio                                                    8.31               8.24             8.10            8.69
Total risk-based capital ratio                                       10.75              10.90            10.90           11.53
====================================================================================================================================


(1)  Consists of cash and short-term interest-bearing deposits.
(2) With the exception of end of period ratios, all ratios are based on average monthly balances.
(3) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost on interest-bearing liabilities. Net interest margin represents net interest income as a percentage of average interest-earning assets.
(4) Non-performing loans consist of non-accrual loans and accruing loans that are contractually past due 90 days or more, and non-performing assets consist of non-performing loans and real estate acquired by foreclosure or deed-in-lieu thereof.

                          PROPOSED MANAGEMENT PURCHASES

     The following table sets forth, for each of our directors and executive officers (and their associates) and for all of the directors and executive officers as a group, the proposed purchases of common stock, assuming sufficient shares are available to satisfy their subscriptions. In the event the individual maximum purchase limitation is increased, persons subscribing for the maximum amount may increase their purchase order. This table excludes shares of common stock to be purchased by our employee stock ownership plan, as well as any restricted stock or stock option grants that may be made pursuant to our restricted stock plan or stock option plan or any shares that may be issued in connection with our deferred compensation stock plan. See "Management - New Stock Benefit Plans" for a description of these plans.

     The directors and executive officers (and their associates) have indicated their intention to purchase in the offering an aggregate of 60,500 of common stock, equal to 3.16%, 2.69%, 2.34%, and 2.03% of the number of shares of common stock to be sold in the offering, at the minimum, midpoint, maximum and adjusted maximum of the estimated valuation range, respectively.

                                            Number of                   Percent of
            Name and Title                 Shares/(1)/   Amount/(1)/   Offering/(2)/
--------------------------------------------------------------------------------------
H. Allen Becker                               20,000      $200,000         0.89%

R. Thomas Jefferson                           10,000      $100,000         0.44%

Richard Nevin Kerr                             1,000      $ 10,000         0.04%

Francis J. Reisig                              7,500      $ 75,000         0.33%

Theodore F. Stromberg                          1,000      $ 10,000         0.04%

Donald Alan Thorson                           20,000      $200,000         0.89%

William J. Bocek, Jr                           1,000      $ 10,000         0.04%

All directors and executive officers as a
     group (seven persons)                    60,500      $605,000         2.69%

(1)  Includes purchases by associates.
(2) Based upon the midpoint of the offering range. If less than 2,250,000 shares (the midpoint of the offering) are sold in the offering, the relative percentage of shares owned by the directors and executive officers would increase.

                        HOW OUR NET PROCEEDS WILL BE USED

     Although the actual net proceeds from the sale of our common stock cannot be determined until the conversion is completed, it is presently anticipated that the net proceeds from the sale of the common stock will be between $18,318,000 and $24,944,000 ($28,753,000 assuming an increase in the offering range by 15%). See "Pro Forma Data" and "The Conversion - How We Determined the Price Per Share and the Offering Range" as to the assumptions used to arrive at these amounts.

     We will use the proceeds from the offering as follows:

----------------------------------------------------------------------------------------------------------------------
                          Minimum                  Midpoint                 Maximum               Adjusted Maximum
                          -------                  --------                 -------               ----------------
----------------------------------------------------------------------------------------------------------------------
                               Percent of               Percent of               Percent of               Percent of
                                  Net                      Net                      Net                      Net
                     Amount     Proceeds      Amount     Proceeds      Amount     Proceeds      Amount     Proceeds
                     ------     --------      ------     --------      ------     --------      ------     --------
----------------------------------------------------------------------------------------------------------------------
Offering          $19,125,000              $22,500,000              $25,875,000              $29,756,000
Proceeds
----------------------------------------------------------------------------------------------------------------------
Less: offering        807,000                  869,000                  931,000                1,003,000
expenses
----------------------------------------------------------------------------------------------------------------------
Net offering       18,318,000      100%     21,631,000      100%     24,944,000     100%      28,753,000      100%
proceeds
----------------------------------------------------------------------------------------------------------------------
Less:
----------------------------------------------------------------------------------------------------------------------
Contributions to    9,159,000       50%     10,816,000       50%     12,472,000      50%      14,377,000       50%
Chesapeake
Bank of
Maryland
----------------------------------------------------------------------------------------------------------------------
Loan to             1,530,000     8.35%      1,800,000     8.32%      2,070,000    8.30%       2,381,000     8.28%
employee stock
ownership
Plan
----------------------------------------------------------------------------------------------------------------------
Proceeds            7,629,000    41.65%      9,016,000    41.68%     10,402,000   41.70%      11,996,000    41.72%
retained by
Banks of the
Chesapeake,
Inc.
----------------------------------------------------------------------------------------------------------------------


     Our net proceeds may vary because total expenses of the conversion and offering may be more or less than those estimated. The net proceeds also will vary if the number of shares to be issued in the offering is adjusted to reflect a change in our and Chesapeake Bank of Maryland's estimated pro forma market value. Payments for shares made through withdrawals from existing deposit accounts at Chesapeake Bank of Maryland will not result in the receipt of new funds for investment by Chesapeake Bank of Maryland but will result in a reduction of its interest expense and liabilities as funds are transferred from interest-bearing certificates or other deposit accounts. In all cases, Chesapeake Bank of Maryland will receive 50% of the net proceeds of the offering.

     The net proceeds we use to purchase the capital stock of Chesapeake Bank of Maryland will be used by it for general banking purposes, including increased lending and investment activities. On a short-term basis, Chesapeake Bank of Maryland will purchase permissible investment, mortgage backed and government securities. While the net proceeds received by Chesapeake Bank of Maryland will further strengthen its capital position, which already exceeds all regulatory requirements, Chesapeake Bank of Maryland is not converting to a stock holding company structure primarily to raise capital. After the conversion, Chesapeake Bank of Maryland's tangible capital ratio is expected to be 12.22% on a pro forma basis at December 31, 2002, based upon the midpoint of the offering range. As a result, Chesapeake Bank of Maryland will continue to be a well-capitalized institution.





     Initially, we may use the net proceeds that we retain to purchase investment, mortgage-backed and government securities, or to deposit a portion in an interest-bearing account at Chesapeake Bank of Maryland until a determination is made to invest the funds elsewhere, or with other financial institutions, or a combination thereof. In addition, we intend to reserve sufficient funds so that we are able to fund the restricted stock plan, assuming it is approved by the stockholders.

     The net proceeds of the offering retained by us may ultimately be used to:

          . provide additional capital to Chesapeake Bank of Maryland to support its lending activities,


          . support the future expansion of operations through the establishment of additional branch offices, acquisitions of other financial institutions, expansion into other lending markets or diversification into other banking related businesses (however, no such transactions are specifically being considered at this time), or


          . pay regular or special cash dividends or repurchases of our common stock.

     In general, Office of Thrift Supervision regulations do not permit us to repurchase shares of our common stock prior to the one-year anniversary of the conversion.

     The use of the proceeds outlined above may change based on changes in interest rates, equity markets, laws and regulations affecting the financial services industry, our relative position in the financial services industry, the attractiveness of potential acquisitions to expand our operations, overall market conditions and other factors.

                                 DIVIDEND POLICY


     We do not initially intend to pay dividends on our common stock. Any future payment of dividends will depend upon a number of factors, including the amount of net proceeds retained by us in the conversion, investment opportunities available to us, capital requirements, our and Chesapeake Bank of Maryland's financial condition and results of operations, tax considerations, statutory and regulatory limitations and general economic conditions.


     Under the rules of the Office of Thrift Supervision, Chesapeake Bank of Maryland will not be permitted to pay dividends on its capital stock to us if Chesapeake Bank of Maryland's stockholders' equity would be reduced below the amount of the liquidation account. For a discussion of the liquidation account, see "The Conversion - Liquidation Rights." In addition, Chesapeake Bank of Maryland will not be permitted to make a capital distribution if, after making the distribution, it would be undercapitalized. For information concerning additional federal regulations regarding Chesapeake Bank of Maryland's ability to make capital distributions, including the payment of dividends, see "Federal and State Taxation - Federal Taxation" and "Regulation - Chesapeake Bank of Maryland - Capital Distributions."

     Unlike Chesapeake Bank of Maryland, we are not restricted by Office of Thrift Supervision regulations on the payment of dividends to our stockholders, although the source of dividends will depend on the net proceeds retained by us and earnings thereon, and upon dividends from Chesapeake Bank of Maryland. We are subject, however, to the requirements of Maryland law which state that a corporation may not pay dividends if, as a result of the dividend, the corporation would be unable to pay its debts as they come due in the ordinary course of business or its total assets would be less than the sum of its total liabilities plus liquidation preferences.

                           MARKET FOR OUR COMMON STOCK

     Because this is our initial public offering, there is no market for our common stock at this time. After we complete the offering, we anticipate that our common stock will be traded on the Over-the-Counter Electronic Bulletin Board. In order to be eligible for trading on the Over-the-Counter Electronic Bulletin Board, we must remain current in our periodic reporting with the Securities and Exchange Commission. Trident Securities, a Division of McDonald Investments Inc., has indicated its intention to make a market in our common stock and to assist us in identifying other firms to do the same. This may include the solicitation of potential buyers and sellers in order to match buy and sell orders. However, it will not be subject to any obligation with respect to these efforts.

     The development of a public market having the desirable characteristics of depth, liquidity and orderliness depends on the existence of willing buyers and sellers, the presence of which is not within our control or the control of any market maker. There can be no assurance that persons purchasing the common stock will be able to sell their shares at or above the subscription price of $10.00 per share. Therefore, purchasers of the common stock should have a long-term investment intent and should recognize that there may be a limited trading market in the common stock. This may make it difficult to sell the common stock after the conversion and may have an adverse effect on the price at which the common stock can be sold.

                               REGULATORY CAPITAL


     The table below sets forth Chesapeake Bank of Maryland's historical regulatory capital as of December 31, 2002, and the pro forma regulatory capital of Chesapeake Bank of Maryland after giving effect to the conversion (but without accounting for any of the assets of Banks of the Chesapeake, M.H.C.), based upon the sale of the number of shares shown in the table and the other assumptions set forth in the section titled "Pro Forma Data."


                          REGULATORY CAPITAL COMPLIANCE


                                                                                                                 2,975,625 Shares
                                                        1,912,500 Shares   2,250,000 Shares   2,587,500 Shares      at Adjusted
                                        Historical at    at Minimum of      at Midpoint of      at Maximum of       Maximum of
                                     December 31, 2002  Offering Ranges    Offering Ranges    Offering Ranges    Offering Ranges(1)
                                             Percent             Percent             Percent           Percent             Percent
                                                Of                 of                  of                 of                 Of
                                     Amount  Assets(2) Amount   Assets(2)   Amount  Assets(2)  Amount Assets(2)   Amount   Assets(2)
                                     ------  --------- ------   ---------   ------  ---------  ------ ---------   ------   ---------
GAAP capital(3):                    $16,840    8.31%   $24,469     11.64%   $25,856   12.22%   $27,242   12.79%   $28,836   13.47%
                                    ===============================================================================================
Tangible capital:
                  Tangible capital  $16,840    8.31%   $24,469     11.64%   $25,856   12.22%   $27,242   12.79%   $28,836   13.44%
                  Requirement         3,038    1.50%     3,152      1.50%     3,173    1.50%     3,194    1.50%     3,218    1.50%
                                    -----------------------------------------------------------------------------------------------
                   Excess           $13,802    6.81%   $21,317     10.14%   $22,682   10.72%   $24,048   11.29%   $25,618   11.94%
                                    ===============================================================================================

Core capital:
                  Core capital(4)   $16,840    8.31%   $24,469     11.64%   $25,856   12.22%   $27,242   12.79%   $28,836   13.44%
                  Requirement(5)      8,101    4.00%     8,406      4.00%     8,462    4.00%     8,517    4.00%     8,581    4.00%
                                    -----------------------------------------------------------------------------------------------
                  Excess            $ 8,739    4.31%   $16,063      7.64%   $17,394    8.22%   $18,725    8.79%   $20,255    9.44%
                                    ===============================================================================================

Risk-based:
                  Risk-based(4)(6)  $18,703   10.75%    26,332     14.58%   $27,719   15.25%   $29,105   15.91%   $30,699   16.65%
                  Requirement        13,913    8.00%    14,443      8.00%    14,540    8.00%    14,636    8.00%    14,747    8.00%
                                    -----------------------------------------------------------------------------------------------
                  Excess            $ 4,790    2.75%   $11,889      6.58%   $13,179    7.25%   $14,469    7.91%   $15,952    8.65%
                                    ===============================================================================================

(1) As adjusted to give effect to a 15% increase in the number of shares of common stock outstanding after the offering.
(2) Tangible capital levels are shown as a percentage of tangible assets. Core capital levels are shown as a percentage of total adjusted assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.

(3) GAAP capital is the residual remaining after deducting Chesapeake Bank of Maryland's liabilities from its assets. Chesapeake Bank of Maryland's historical GAAP capital at December 31, 2002 of $16,840,000 differs from Banks of the Chesapeake, M.H.C.'s consolidated equity at December 31, 2002 of $17,447,000, as presented in the Consolidated Statements of Financial Condition, due to capital at the holding company level.
(4) Pro forma capital levels assume that our employee stock ownership plan purchases 8% of the shares of common stock sold in the offering. See "Management
- New Stock Benefit Plans" for a discussion of our employee stock ownership plan.
(5) The current core capital requirement for savings institutions that receive the highest supervisory rating for safety and soundness is 3% of total adjusted assets and 4% to 5% of total adjusted assets for all other savings institutions. See "Regulation - Chesapeake Bank of Maryland - Regulatory Capital Requirements."
(6) Assumes net proceeds are invested in assets that carry a risk-weighting equal to the average risk weighting of Chesapeake Bank of Maryland's risk-weighted assets as of December 31, 2002.

                               OUR CAPITALIZATION


         The following table presents the consolidated historical capitalization of Banks of the Chesapeake, M.H.C. at December 31, 2002, and our pro forma consolidated capitalization after giving effect to the conversion, based upon the sale of the number of shares shown in the table and the other assumptions set forth in the section titled "Pro Forma Data." This is a best efforts offering and the offering will terminate if we do not sell the minimum number of shares.



                                                                         PRO FORMA CONSOLIDATED CAPITALIZATION
                                                                      BASED UPON THE SALE FOR $10.00 PER SHARE OF
                                                           --------------------------------------------------------------
                                                                                                             2,975,625
                                                               1,912,500       2,250,000      2,587,500      Shares at
                                                               Shares at       Shares at      Shares at       Adjusted
                                             Historical        Minimum of     Midpoint of     Maximum of      Maximum
                                           Capitalization       Offering       Offering        Offering       Offering
                                             12/31/2002          Range           Range          Range         Range(1)
                                          ---------------- ---------------  --------------   ------------   -------------
                                                                          (Dollars in Thousands)
Debt
----
   Deposits(2) .....................       $   183,732      $  183,732        $  183,732      $  183,732        $  183,732
   Borrowings ......................                 -               -                 -               -                 -
                                          ------------      ----------        ----------      ----------        ==========
Total debt and deposits ............           183,732      $  183,732        $  183,732      $  183,732        $  183,732
                                          ============      ==========        ==========      ==========        ==========


Equity securities
-----------------
   Common Stock, $0.01 par
   value per share, 9,000,000
   authorized; shares to be issued
   as reflected ....................       $         -      $       19        $       23      $       26        $       30
   Preferred Stock, $0.01 par
   value per share, no shares
   to be issued ....................                 -               -                                 -                 -

   Additional paid-in-capital(3) ....                           18,299            21,608          24,918            28,723
   Retained earnings ................           17,447          17,447            17,447          17,447            17,447
   Less:
      Common stock acquired
      By ESOP(4) ...................                 -          (1,530)           (1,800)         (2,070)           (2,381)
      Common stock acquired
      by restricted stock
      plan (5) .....................                 -            (765)             (900)         (1,035)           (1,190)
                                          ------------      ----------        ----------      ----------        ----------

Total stockholders' equity ..........      $    17,447      $   33,470        $   36,378      $   39,286        $   42,629
                                          ============      ==========        ==========      ==========        ==========

Total stockholders' equity as a
   percentage of pro forma total
   assets ..........................              8.60%          15.29%            16.40%          17.49%            18.70%
                                          ============      ==========        ==========      ==========        ==========


(1) As adjusted to give effect to a 15% increase in the number of shares of common stock outstanding after the offering.
(2) Does not reflect withdrawals from deposit accounts for the purchase of shares of common stock in the offering. Such withdrawals would reduce pro forma deposits by the amount of such withdrawals.
(3) Reflects the sale of shares of common stock in the offering. Does not include proceeds from the offering that will be loaned to our employee stock ownership plan to enable it to purchase shares in the offering. No effect has been given to the issuance of additional shares of common stock pursuant to the stock option plan or deferred compensation stock plan that we expect to adopt. See "Management - New Stock Benefit Plans - Stock Option Plan" and "- Deferred Compensation Stock Plan."
(4) Assumes that 8% of the shares of common stock sold in the offering will be purchased by our employee stock ownership plan and that the funds used to acquire the employee stock ownership plan shares will be borrowed from us and repaid over ten years. The common stock acquired by the employee stock ownership plan is reflected as a reduction of stockholders' equity. Funds to repay the employee stock ownership plan loan will come from us and/or Chesapeake Bank of Maryland. See "Management - New Stock Benefit Plans - Employee Stock Ownership Plan."
(5) Assumes that subsequent to the offering, 4% of the shares of common stock sold in the offering are purchased by the restricted stock plan in the open market. The shares of common stock to be purchased by the restricted stock plan is reflected as a reduction of stockholders' equity. See "Pro Forma Data" and "Management - New Stock Benefit Plans - Restricted Stock Plan."

                                 PRO FORMA DATA

    We cannot determine the actual net proceeds from the sale of the common stock until the offering is completed. However, we estimate that net proceeds will be between $18,318,000 and $24,944,000, or $28,753,000 if the offering range is increased by 15%, based upon the following assumptions:

  . 60,500 shares of common stock will be purchased by our executive officers and directors;

  . our employee stock ownership plan will purchase 8% of the shares of common stock sold in the offering with a loan from us. The loan will be repaid in substantially equal principal payments over a period of 10 years;

  . we will pay Trident Securities, a Division of McDonald Investments Inc., a fee equal to 2.0% of the aggregate price of shares sold to persons other than executive officers, directors and the employee stock ownership plan; and

  . total expenses, excluding commission fees paid to Trident Securities, a Division of McDonald Investments Inc., will be approximately $468,000 at the midpoint.


    We calculated the pro forma consolidated net income and stockholders' equity of Banks of the Chesapeake, Inc. as of or for the nine months ended December 31, 2002 as if the common stock had been sold at the beginning of that period and the net proceeds had been invested at 2.78% for the nine months ended December 31, 2002. We chose this yield because it represents the yield on five-year United States Government securities for the corresponding period. We believe this rate more accurately reflects pro forma reinvestment rates than the arithmetic average method, which assumes reinvestment of the net proceeds at a rate equal to the average of the yield on interest-earning assets and the cost of deposits for the period. We assumed a tax rate of 37% for the period. This results in an annualized after-tax yield of 1.75% for the nine months ended December 31, 2002.


    We calculated historical and pro forma per share amounts by dividing historical and pro forma amounts of consolidated net income and stockholders' equity by the indicated number of shares of common stock. We adjusted these figures to give effect to the shares purchased by the employee stock ownership plan. We computed per share amounts for the period as if the common stock was outstanding at the beginning of the period, but we did not adjust pro forma stockholders' equity to reflect the earnings on the estimated net proceeds.

    The pro forma table gives effect to the implementation of a restricted stock plan. Subject to the receipt of stockholder approval, the restricted stock plan will acquire an amount of common stock equal to 4% of the shares of common stock sold in the offering. In preparing the table below, we assumed that stockholder approval has been obtained and that the restricted stock plan purchases in the open market a number of shares equal to 4% of the shares sold in the offering at the same price for which they were sold in the offering. We assume that shares of stock are granted under the plan in awards that vest over five years.

    As discussed under "How Our Net Proceeds Will Be Used," we intend to contribute 50% of the net proceeds from the offering to Chesapeake Bank of Maryland, make a loan to the employee stock ownership plan and retain the rest of the proceeds for future use.

    The pro forma table does not give effect to:

        .  shares to be reserved for issuance under the stock option plan;

        . shared to be reserved for issuance under the deferred compensation stock plan;

        . withdrawals from deposit accounts for the purpose of purchasing common stock in the offering;

        .  our results of operations after the conversion;

        .  changes in the market price of the common stock after the conversion;
           or

        . the liquidation account or the effect of recapture of the tax bad debt reserve in the event of liquidation or special circumstances.

    The following pro forma information may not represent the financial effects of the conversion at the date on which the conversion actually occurs and you should not use the table to indicate future results of operations. Pro forma stockholders' equity represents the difference between the stated amount of our assets and liabilities computed in accordance with generally accepted accounting principles. We did not increase or decrease stockholders' equity to reflect the difference between the carrying value of loans and other assets and their market value. Pro forma stockholders' equity is not intended to represent the fair market value of the common stock and may be different than amounts that would be available for distribution to stockholders if we liquidated. Also, this is a best efforts offering and the offering will terminate if we do not sell the minimum number of shares.



                                                                      At or for the Period Ended December 31, 2002
                                                                      Based Upon the Sale at $10.00 per Share of
                                                             -----------------------------------------------------------
                                                                                                           2,975,625
                                                              1,912,500      2,250,000      2,587,500        Shares
                                                                Shares         Shares         Shares       15% Above
                                                              Minimum of    Midpoint of    Maximum of      Maximum of
                                                              Estimated      Estimated      Estimated       Estimated
                                                             Price Range    Price Range    Price Range    Price Range(1)
                                                             -----------    -----------    -----------    --------------
                                                                  (Dollars in Thousands, Except Per Share Amounts)
 Gross proceeds                                              $    19,125    $    22,500    $    25,875    $    29,756
 Less: estimated expenses                                           (807)          (869)          (931)        (1,003)
                                                             -----------    -----------    -----------    -----------
     Net offering proceeds                                        18,318         21,631         24,944         28,753
Common stock acquired by ESOP(2)                                  (1,530)        (1,800)        (2,070)        (2,381)
Common stock acquired by restricted stock plan(2)                   (765)          (900)        (1,035)        (1,190)
                                                             -----------    -----------    -----------    -----------
     Net offering proceeds                                   $    16,023    $    18,931    $    21,839    $    25,182
                                                             ===========    ===========    ===========    ===========

For the Nine months Ended Dec. 31, 2002 (annualized)
----------------------------------------------------
Consolidated net income
     Historical                                              $       929    $       929    $       929    $       929
Pro forma adjustments:
     Income on adjusted net proceeds (3)                             280            331            382            441
     Employee stock ownership plan(2)                                (96)          (113)          (130)          (150)
     Restricted stock plan (2)                                       (96)          (113)          (130)          (150)
                                                             -----------    -----------    -----------    -----------
         Pro forma net income                                $     1,017    $     1,034    $     1,051    $     1,070
                                                             ===========    ===========    ===========    ===========

Net Income per Share
     Historical                                              $      0.52    $      0.45    $      0.39    $      0.34
Pro forma adjustments:
     Income on adjusted net proceeds                                0.16           0.16           0.16           0.16
     Employee stock ownership plan (2)                             (0.05)         (0.05)         (0.05)         (0.05)
     Restricted stock plan (2)                                     (0.05)         (0.05)         (0.05)         (0.05)
                                                             -----------    -----------    -----------    -----------
         Pro forma net income (4) (5)                        $      0.58    $      0.51    $      0.45    $      0.40
                                                             ===========    ===========    ===========    ===========

Pro forma price to earnings ratio                                  17.24x         19.61x         22.22x         25.00x

Number of shares used in per share calculations                1,774,800      2,088,000      2,401,200      2,761,380
                                                             ===========    ===========    ===========    ===========

At December 31, 2002
--------------------
Stockholders' equity:
     Historical                                                   $      17,447   $      17,447     $      17,447    $      17,447
     Estimated net proceeds                                              18,318          21,631            24,944           28,753
     Common stock acquired by ESOP (2)                                   (1,530)         (1,800)           (2,070)          (2,381)
     Common stock acquired by restricted stock plan (2)                    (765)           (900)           (1,035)          (1,190)
                                                                  -------------   -------------     -------------    -------------
       Pro forma stockholders' equity (6)                                33,470          36,378            39,286           42,629

     Intangible assets                                                        0               0                 0                0
                                                                  -------------   -------------     -------------    -------------
       Pro forma tangible stockholders' equity (6)                $      33,470   $      36,378     $      39,286    $      42,629
                                                                  =============   =============     =============    =============

Stockholders' equity per share (7):
     Historical                                                   $        9.12   $        7.75     $        6.74    $        5.86
     Estimated net proceeds                                                9.58            9.62              9.61             9.66
     Common stock acquired by ESOP (2)                                    (0.80)          (0.80)            (0.80)           (0.80)
     Common stock acquired by restricted stock plan (2)                   (0.40)          (0.40)            (0.40)           (0.40)
                                                                  -------------   -------------     -------------    -------------
       Pro forma stockholders' equity per share (6)(7)            $       17.50   $       16.17     $       15.18    $       14.33
                                                                  =============   =============     =============    =============

       Pro forma tangible stockholders' equity per share (6)(7)   $       17.50   $       16.17     $       15.18    $       14.33
                                                                  =============   =============     =============    =============
Offering price as a percentage of pro forma
     stockholders' equity per share                                       57.14%          61.85%            65.86%           69.80%
Offering price as a percentage of pro forma tangible
     stockholders' equity per share                                       57.14%          61.85%            65.86%           69.80%

Number of shares used in book value per share calculations            1,912,500       2,250,000         2,587,500        2,975,625
                                                                  =============   =============     =============    =============


(1) As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the maximum offering range.

(2) Assumes 153,000, 180,000, 207,000 and 238,050 shares of common stock will be acquired in the offering by our employee stock ownership plan at the minimum, midpoint, maximum and maximum as adjusted, respectively, of the offering range. We also assume that the funds used to acquire these shares will be borrowed from us and repaid in substantially equal payments over ten years. If the employee stock ownership plan purchases 8% of the common stock sold in the offering at the minimum, midpoint, maximum and maximum as adjusted, respectively of the offering range (and excluding the impact of any purchase of shares by the restricted stock plan), pro forma stockholders' equity per share would be $17.90, $16.57, $15.58 and $14.73, respectively. We anticipate that either we or Chesapeake Bank of Maryland will provide the funds to repay the employee stock ownership plan loan. If approved by our stockholders, the restricted stock plan intends to purchase an aggregate number of shares of common stock equal to 4% of the shares of common stock to be sold in the offering. Stockholder approval of the restricted stock plan and purchases by the plan may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from us or through open market purchases. We will provide the funds to be used by the restricted stock plan to purchase the shares of common stock. The table assumes that (i) the restricted stock plan acquires the shares of common stock through open market purchases at $10.00 per share, (ii) 20% of the amount contributed to the restricted stock plan is amortized as an expense during the nine months ended December 31, 2002

         (because the shares granted will vest over five years) and (iii) the restricted stock plan expense reflects an effective combined federal and state tax rate of 37%. Assuming stockholder approval of the restricted stock plan and that the plan shares are awarded through the use of authorized but unissued shares of common stock, stockholders would have their voting interests diluted by approximately 3.85%.
(3) Income on adjusted net proceeds is calculated as if the common stock had been sold at the beginning of the period and the net proceeds had been invested at 2.78% for the nine months ended December 31, 2002. We chose this yield because it represents the yield on five-year United States Government securities for the corresponding period. We believe this rate more accurately reflects pro forma reinvestment rates than the arithmetic average method, which assumes reinvestment of the net proceeds at a rate equal to the average of the yield on interest-earning assets and the cost of deposits for the period. We assumed a tax rate of 37% for the period. This results in an annualized after-tax yield of 1.75% for the nine months ended December 31, 2002
(4) Net income per share computations are determined by taking the number of shares assumed to be sold in the offering and, in accordance with Statement of Position 93-6, subtracting the employee stock ownership plan shares of common stock which have not been committed for release during the year. See note 2 above. The number of shares of common stock actually sold in the offering may be more or less than the assumed amounts.
(5) No effect has been given to the issuance of additional shares of common stock pursuant to the stock option plan, which we expect to adopt following the offering and expect to present to our stockholders for approval not earlier than six months after the completion of the conversion. If the stock option plan is approved by stockholders, a number of shares equal to 10% of the shares of common stock sold in the offering will be reserved for future issuance upon the exercise of options to be granted under the stock option plan. The issuance of authorized but previously unissued shares of common stock pursuant to the exercise of options under the stock option plan would dilute existing stockholders' ownership interests by approximately 9.1%. Also, no effect has been given to the issuance of additional shares of common stock pursuant to the deferred compensation stock plan, which we expect to adopt no earlier one-year after the conversion unless we receive earlier approval by the Office of Thrift Supervision; however, it will not be subject to stockholder approval. We anticipate that the maximum number of shares of common stock that could be issued pursuant to the deferred compensation stock plan would be 100,000.
(6) Our retained earnings will be substantially restricted after the conversion. See "Dividend Policy," "The Conversion-Liquidation Rights " and "Regulation - Chesapeake Bank of Maryland - Capital Distributions."
(7) Stockholders' equity per share calculations are based upon the number of shares of common stock assumed to be sold in the offering.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our audited consolidated financial statements, including the related footnotes thereto, included elsewhere in this prospectus.

General


     Our profitability depends primarily on our net interest income, which is the difference between interest and dividend income on interest-earning assets, primarily loans, investment securities and interest-earning deposits in other institutions, and interest expense on interest-bearing liabilities, consisting primarily of deposit accounts. Net interest income is dependent upon the level of interest rates and the extent and degree of changes to such rates. Our profitability also depends, to a lesser extent, on our provision for loan losses, non-interest income, non-interest expenses and income taxes. Our profitability also may be affected significantly by changes in market interest rates, applicable statutes and regulations, general and local economic and competitive conditions, as well as other factors beyond our control. We had net income of $697,000 and $600,000 for the nine months ended December 31, 2002 and 2001, and net income of $875,000 and $1,001,000 for the fiscal years ended March 31, 2002 and 2001.

     Our return on average equity was 6.67% for the year ended March 31, 2001 and 5.31% for the year ended March 31, 2002. The return on average equity during the first nine months of the current fiscal year was 5.46% (annualized). The return on average assets was 0.61% for the fiscal year ended March 31, 2001, 0.46% for the fiscal year ended March 31, 2002 and 0.47% (annualized) during the first nine months of the current fiscal year. Average equity to average assets was 9.12%, 8.72% and 8.55% at March 31, 2001 and 2002, and December 31, 2002,
respectively.


     Historically, our business has consisted of originating single-family real estate loans secured by property in our market area. Typically, single-family loans involve a lower degree of risk and carry a lower yield than commercial real estate, construction (including land acquisition and development loans), commercial business and consumer loans. Our loans are primarily funded by certificates of deposit, which typically have a higher interest rate than transaction accounts. The combination of these two factors has resulted in lower interest rate spreads and returns on equity. Beginning in 1991, we significantly increased our construction and commercial real estate loans. To further diversify the loan portfolio, in 1999, we initiated a commercial business lending program, and in 2001, significantly increased our consumer loan portfolio, particularly with respect to boat loans.

Business Strategy

     Our business strategy is to operate as a well capitalized and profitable savings bank dedicated to providing quality customer service. The highlights of our business strategy are as follows:

     Continue to originate one-to-four family residential mortgage loans with an emphasis on adjustable-rate loans. We intend to continue to originate one-to-four-family residential lending within our market area because of our expertise with this type of lending. As of December 31, 2002, $56,690,000, or 27.82% of our loan portfolio, consisted of one-to-four family residential loans. Of this amount, 85.9% were fixed rate loans. While we will continue to originate fixed-rate mortgage loans if a customer requests such a product, given the current interest rate environment, we do not intend, at least for the near term, to emphasize this type of loan. Rather we intend to emphasize 1-, 3-, and 5-year, and 7/1 adjustable rate residential mortgage loans.

     Continue to originate commercial real estate, land acquisition, development and construction, consumer and other loans. We intend to continue our diversified lending practices by originating loans that are not secured by residential real estate. In particular, we will continue to emphasize commercial real estate loans, construction loans (which include land acquisition and development loans) and consumer loans. As of December 31, 2002, $42,914,000 or 21.06% of our loan portfolio consisted of commercial real estate loans, $71,413,000 or 35.05% of our loan portfolio consisted of construction loans and $20,611,000 or 10.12% of our loan portfolio consisted of consumer loans. Of our consumer loans, $10,555,000 or 5.18% were home equity loans and $7,665,000 or 3.76% were boat loans. As a result of our diversified lending practices, our loan portfolio carries more risk than the traditional thrift institution.


     Maintain high underwriting standards for our loan products. As a result of the additional capital from the offering, we believe that we will be able to expand our lending without having to offer new products or increase our lending risks. We believe that we have policies and procedures in place to identify and manage risk in our lending practices. However, we recognize that any business strategy that includes a growth program to leverage the balance sheet requires a focused risk management system. In that regard, we intend to monitor continually and review our underwriting standards to help manage this risk.


     Monitor asset quality. We recognize that the current level of classified assets, $6,279,000 or 3.08% of the loan portfolio as of December 31, 2002, is above average for comparable institutions, and will require constant attention for improvement. Our risk is increased by our higher concentration and continued origination of non-residential mortgage loans. We do not believe that the current level of classified assets is related specifically to any economic downturn in our market area; rather we believe it is due generally to borrower specific problems. We believe that we can improve asset quality through the development and utilization of comprehensive loan policies and documentation, active monitoring, conservative lending procedures and consistent and forceful collection and workout efforts. However, there can be no assurance that we will be successful in improving our asset quality.


     Invest intelligently in people, technology and marketing. We believe that the stock benefit plans to be adopted in connection with the conversion will allow us to attract and retain qualified personnel. Because five of our six directors are over age 65, and because our directors perform services for us and therefore do not meet the tests under the securities laws to be considered independent, in the near term we intend to evaluate whether we should add additional members to our board of directors. See "Management - Management of Banks of the Chesapeake, Inc." We will continue to invest in technology when we believe it appropriate for our business. In that regard, our internet website (www.chesapeakebank.com) began offering internet banking in September 2001. We intend to continue marketing our products and services through our community contacts and local newspaper advertising.


     Take advantage of an increased retail deposit base to grow the loan portfolio. Our retail deposits have increased by approximately $26.4 million or 16.80% over the last 21 months. We believe that opportunities exist to grow our loan portfolio through relationships with these new depositors.


     Utilize effective asset/liability management to mitigate interest rate risk. We recognize that "spread" (i.e., the difference between asset yields and liability costs) represents our principal component of income. Spread and related income can vary considerably over time because asset and liability repricing do not exactly coincide. Furthermore, the long-term or cumulative effect of rate changes on our viability can be substantial. Management evaluates our investment position by comparing the yield and maturity on new assets with the cost and maturity of new liabilities required to fund those assets, assessing liquidity requirements and evaluating our growth goals. In this regard, we believe we can handle reasonable rate changes without significantly affecting our net interest income. See "- Management of Market Risk - Net Portfolio Value."


     Open Additional Branches. We intend to expand our business by opening branches, either through internal growth or through acquisitions of existing financial institutions or branches thereof, and by strategically relocating several of our existing branch offices. Our ability to expand internally by establishing new branch offices and to relocate existing branch offices will be dependent on our ability to identify advantageous locations for such branches. Our ability to expand internally will also be dependent on our ability to fund the development of new branches. The ability to grow through selective acquisitions of other financial institutions or branches of such institutions will be dependent on successfully identifying, acquiring and integrating such institutions or branches. Furthermore, the success of the expansion strategy will be dependent upon, among other things, our ability to manage anticipated growth, generate business and attract deposits, improve the efficiency of our operations, attract and train qualified employees and obtain regulatory approvals. The branch expansion strategy anticipates losses from new branch operations until such time, if any, as branch deposits and the volume of other banking business reach the levels necessary to support profitable branch operations. We are not specifically considering any such transactions at this time.


     Improve the efficiency of our operations. We intend to monitor continually our general and administrative expenses and to look for ways to improve the efficiency of our operations. We believe that we can successfully utilize the proceeds from the offering to originate new loans without a resultant proportional increase to our existing general and administrative expenses. However, we will incur additional costs in connection with our becoming a public company and as a result of our employee stock ownership plan and our restricted stock plan.


     Attract traditional deposit accounts. We intend to focus on attracting checking and savings accounts. These accounts are less rate sensitive than money market accounts and certificates of deposit and generally are considered a more stable source of funds. Over the last

21 months, checking accounts, savings accounts and money market accounts have increased 55.45%, 10.19%, and 90.70%, respectively. The increase in money market accounts was the result of competitive pricing at a time when the equity markets were in decline.

Application Of Critical Accounting Policies

     Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America and follow general practices within the industry in which we operate. Application of these principles requires management to make estimates, assumptions and judgments that affect the amounts reported in the consolidated financial statements and accompanying notes. These estimates, assumptions and judgments are based on information available as of the date of the consolidated financial statements; accordingly, as this information changes, the consolidated financial statements could reflect different estimates, assumptions, and judgments. Certain policies inherently have a greater reliance on the use of estimates, assumptions and judgments and as such have a greater possibility of producing results that could be materially different than originally reported. Estimates, assumptions, and judgments are necessary when assets and liabilities are required to be recorded at fair value, when a decline in the value of an asset not carried on the consolidated financial statements at fair value warrants an impairment write-down or valuation reserve to be established, or when an asset or liability needs to be recorded contingent upon a future event. Carrying assets and liabilities at fair value inherently results in more financial statement volatility. The fair values and the information used to record valuation adjustments for certain assets and liabilities are based either on quoted market prices or are provided by other third-party sources, when available.

     The most significant accounting policies that we follow are presented in note 1 to our consolidated financial statements. These policies, along with the disclosures presented in the other financial statement notes and in this discussion, provide information on how significant assets and liabilities are valued in the consolidated financial statements and how those values are determined. Based on the valuation techniques used and the sensitivity of financial statement amounts to the methods, assumptions, and estimates underlying those amounts, management has identified the determination of the provision for loan losses as the accounting area that requires the most subjective or complex judgments, and as such could be most subject to revision as new information becomes available.

     The provision for loan losses represents management's estimate of probable credit losses inherent in the loan portfolio. Determining the amount of the provision for loan losses is considered a critical accounting estimate because it requires significant judgment and the use of estimates including estimated losses on pools of homogeneous loans, losses estimated on specifically identified loans and consideration of current economic trends and conditions, all of which may be susceptible to significant change. The loan portfolio also represents the largest asset type on the balance sheets. Note 1 to the consolidated financial statements describes the methodology used to determine the provision for loan losses. For additional discussion of the factors driving changes in the amount of the provision for loan losses, see "Business Of Banks Of The Chesapeake, M.H.C. And Chesapeake Bank Of Maryland - Allowance for Loan Losses."

Management of Market Risk

     General. The majority of our assets and liabilities are monetary in nature. Consequently, our most significant form of market risk is interest rate risk. Our assets, consisting primarily of mortgage loans, generally have longer maturities than our liabilities, consisting primarily of deposits. As a result, a principal part of our business strategy is to manage interest rate risk and reduce the exposure of our net interest income to changes in market interest rates. Accordingly, we have established an asset/liability management committee, which consists of senior management operating under a policy adopted by the board of directors, which is responsible for evaluating the interest rate risk inherent in our assets and liabilities, for determining the level of risk that is appropriate given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the guidelines approved by Chesapeake Bank of Maryland's board of directors. Senior management monitors the level of interest rate risk on a regular basis and the asset/liability management committee meets on at least a quarterly basis to review our asset/liability policies and interest rate risk position. Chesapeake Bank of Maryland's board of directors also monitors the level of interest rate risk on at least a quarterly basis.

     Net Portfolio Value. In past years, many savings institutions have measured interest rate sensitivity by computing the "gap" between the assets and liabilities which are expected to mature or reprice within certain time periods, based on assumptions regarding loan prepayment and deposit decay rates formerly provided by the Office of Thrift Supervision. However, the Office of Thrift Supervision now requires the computation of amounts by which the net present value of an institution's cash flow from assets, liabilities and off balance sheet items (the institution's net portfolio value or "NPV") would change in the event of a range of assumed changes in market interest rates. The Office of Thrift Supervision provides all institutions that file a Consolidated Maturity/Rate Schedule as a part of their quarterly Thrift Financial Report with an interest rate sensitivity report of net portfolio value. The Office of Thrift Supervision simulation model uses a discounted cash flow analysis and an option-based pricing approach to measuring the interest rate sensitivity of net portfolio value.

     Historically, the Office of Thrift Supervision model estimated the economic value of each type of asset, liability and off-balance sheet contract under the assumption that the United States Treasury yield curve increases or decreases instantaneously by 100 to 300 basis points in 100 basis point increments. However, given the current low level of market interest rates, we did not receive a NPV calculation for an interest rate decrease of greater than 100 basis points. A basis point equals one-hundredth of one percent, and 100 basis points equals one percent. An increase in interest rates from 3% to 4% would mean, for example, a 100 basis point increase in the "Change in Interest Rates" column below. The Office of Thrift Supervision provides us the results of the interest rate sensitivity model, which is based on information we provide to the Office of Thrift Supervision to estimate the sensitivity of our net portfolio value.


     The table below sets forth, as of December 31, 2002, the latest date for which the Office of Thrift Supervision has provided us with an interest rate sensitivity report of net portfolio value, the estimated changes in our net portfolio value that would result from the designated instantaneous changes in the United States Treasury yield curve.

===========================================================================================================
                                              Net Portfolio Value
                                              -------------------
-----------------------------------------------------------------------------------------------------------

                                                 Estimated Net
                                              Portfolio Value as
  Change in Interest       Estimated Net        a Percentage of                              Change as a
 Rates (basis points)     Portfolio Value           Assets           Amount of Change     Percentage of NPV
 -------------------      ---------------           ------           ----------------     -----------------

                                            (Dollars in thousands)
         300                 $ 18,998                 9.30%              ($4,353)               (19)%
         200                   20,721                10.00                (2,630)               (11)
         100                   22,368                10.64                  (983)               ( 4)
          0                    23,351                10.99                     0                  0
        (100)                  23,499                10.98                   148                 +1

===========================================================================================================



     The table above indicates that at December 31, 2002, in the event of a 100 basis point decrease in interest rates, we would experience a 1% increase in net portfolio value. In the event of a 200 basis point increase in interest rates, we would experience an 11% decrease in net portfolio value.


     Certain shortcomings are inherent in the methodology used in the above interest rate risk measurement. Modeling changes in net portfolio value require making certain assumptions that may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. In this regard, the net portfolio value table presented assumes that the composition of our interest-sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and assumes that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration or repricing of specific assets and liabilities. Accordingly, although the net portfolio value table provides an indication of our interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on our net interest income and will differ from actual results.

     As indicated above, our ability to maintain a positive "spread" between the interest earned on assets and the interest paid on deposits and borrowings is affected by changes in interest rates. Our fixed-rate loans generally are profitable if interest rates are stable or declining since these loans have yields that exceed our cost of funds. If interest rates increase, however, we would have to pay more on our deposits and new borrowings, which would adversely affect the interest rate spread. In order to offset the potential effects of dramatic increases in market rates of interest, we have, among other reasons, implemented a strategy to diversify our loan portfolio by originating more commercial real estate, construction, consumer, and commercial business, and have increased the amount of deposits in transaction accounts. Commercial real estate, construction, consumer and commercial business loans typically have shorter terms and higher interest rates than single family residential mortgage loans. Transaction accounts generally have lower interest rates than certificates of deposit and are considered a more stable source of funds. Also, in the near term, for our residential mortgage loans, we intend to emphasize 1-, 3-, and 5- year, and 7/1 adjustable rate loans. See "Business Of Banks Of The Chesapeake, M.H.C. And Chesapeake Bank Of Maryland - Lending Activities - One-to-Four Family Residential Real Estate Loans."

Comparison of Financial Condition at December 31, 2002 and March 31, 2002

     Assets. Total assets increased $4.1 million, or 2.06%, to $202.8 million at December 31, 2002, from $198.7 million at March 31, 2002. The increase in total assets resulted primarily from a $5.8 million increase in net loans receivable which was offset by a $2.7 million decrease in interest bearing deposits in other banks. The decrease in interest bearing deposits in other banks was primarily attributable to funding a $5.7 million increase in commercial real estate loans. The $5.8 million increase in net loans receivable was primarily the result of a lower interest rate environment combined with increased marketing of our loan programs through advertising media.

     Liabilities. Total liabilities increased $3.5 million, or 1.9%, to $185.4 million at December 31, 2002, from $181.9 million at March 31, 2002. The increase in total liabilities resulted primarily from a $3.5 million increase in deposits. The increase in deposits was attributable to a $2.9 million increase in checking deposits, a $0.2 million increase in savings deposit accounts and a $3.5 million increase in certificate of deposit accounts, offset by a $3.1 million decrease in money market deposit accounts. The decrease in money market deposit accounts was the result of a decision by the asset/liability management committee to reduce interest rates paid on these accounts in an effort to adjust our liquidity position and improve earnings.

     Equity. Total equity increased $0.7 million from $16.7 million at March 31, 2002, to $17.4 million at December 31, 2002. The increase in equity reflects net income of $0.7 million for the nine months ended December 31, 2002.


Comparison of Financial Condition at March 31, 2002 and 2001

     Assets. Total assets increased $21.0 million, or 11.8%, to $198.6 million at March 31, 2002, from $177.6 million at March 31, 2001. The increase in total assets resulted primarily from a $21.9 million increase in interest bearing deposits in other banks and a $5.3 million increase in net loans receivable, which was partially offset by a $3.0 million decrease in investment securities, a $1.8 million decrease in cash, and a $1.2 million decrease in mortgage-backed securities. The increase in interest bearing deposits in other banks resulted from a similar increase in savings deposits. The decrease in investment securities resulted from issuers exercising their call options on callable agency securities. The decrease in mortgage-backed securities resulted from scheduled repayments and payoffs. Approximately 40% of the $5.3 million increase in net loans receivable was the result of successful efforts to increase our loan referral program with local boat dealerships.

     Liabilities. Total liabilities increased $20.2 million, or 12.5%, to $181.9 million at March 31, 2002, from $161.7 million at March 31, 2001. The increase in total liabilities resulted primarily from a $22.9 million increase in deposits, partially offset by a decrease in FHLB advances of $3.0 million. The increase in deposits was the result of pricing decisions implemented by the asset/liability management committee with respect to rates paid on deposit accounts, accompanied by the aggressive cross selling of multiple deposit products to individual deposit customers.

         Equity. Total equity increased $0.8 million, from $15.9 million at March 31, 2001, to $16.7 million at March 31, 2002. The increase in equity reflects net income of $875,000, partially offset by a decrease of $27,000 in unrealized gains/losses on investments available for sale, net of tax.

Average Balances, Net Interest Income, Yields Earned and Rates Paid.

         The following tables present, for the periods indicated, the total dollar amount of interest income from average interest-earning assets and the resultant yields, as well as the total dollar amount of interest expense on average interest-bearing liabilities and the resultant rates, and the net interest margin. The tables do not reflect any effect of income taxes. All average balances are based on average monthly balances during the periods, except for short-term borrowings, which were calculated based on average daily balances. We do not believe that the monthly averages differ materially from what the daily averages would have been.


-------------------------------------------------------------------------------------------------------------------------

                                          At                       Nine Months Ended                 Nine Months Ended
                                    December 31, 2002              December 31, 2002                 December 31, 2001
                                   ------------------             -----------------                 -----------------
-------------------------------------------------------------------------------------------------------------------------

                                                 Yield/    Average              Average     Average            Average
                                    Balance      Cost      Balance    Interest  Yield/Cost  Balance  Interest  Yield/Cost
                                   ---------     -----    --------    --------  ----------  -------  --------  ----------
                                                                            (Dollars in Thousands)
Interest-earning assets:
  Loans receivable, net (1)         $166,066      6.74%    $167,944    $9,115     7.24%    $156,567    $9,568    8.15%
  Investment securities -
           Available for sale            520      1.60          476         6     1.64          580         5    1.19
  Investment securities -
             Held to maturity              0         0            0         0        0          333        24    9.61

Mortgage backed securities             1,723      7.66        1,970       111     7.56        2,996       166    7.40

Other interest-earning assets         23,735      1.47       17,641       283     2.14       16,024       413    3.43
                                    --------               --------    ------               -------    ------

Total interest-earning assets        192,044      6.08      188,031     9,515     6.75      176,500    10,176    7.69
                                                 -----                 ------     ----                 ------   -----
Non-interest earning assets           10,778                 10,996                          10,427
                                    --------               --------                        --------
  Total Assets                      $202,822               $199,027                        $186,927
                                    ========               ========                        ========
Interest bearing liabilities:
  Savings deposits                  $ 78,875      1.40     $ 70,651       923     1.74     $ 58,821     1,163    2.64
  Time deposits                      104,857      3.98      102,851     3,193     4.14      104,881     4,420    5.62
  Short-term borrowings                  171         0           85         1     1.41          528         8    2.08
                                    --------               --------    ------              --------    ------
  Total interest-bearing
                  liabilities        183,903      2.87      173,587     4,117     3.16      164,230     5,591    4.39
                                                 -----                 ------     ----                 ------   -----

Non-interest bearing liabilities       1,472                  8,431                           6,241
                                    --------               --------                           -----
  Total liabilities                  185,375                182,018                         170,471
  Total equity (2)                    17,447                 17,009                          16,456
                                    --------               --------                        --------
  Total liabilities and equity      $202,822               $199,027                        $186,927
                                    ========               ========                        ========

Net interest income                                                    $5,398                          $4,585
                                                                       ======                          ======
Interest rate spread (3)                          3.21%                           3.59%                          3.30%
                                                 =====                            ====                          =====
Net interest margin (4)                                                           3.83%                          3.46%
                                                                                  ====                          =====
Average interest-earning
assets to average
interest-bearing liabilities                                 108.32%                         107.47%
                                                           ========                        =========
-------------------------------------------------------------------------------------------------------------------------


(1) Loans held for sale and non-accruing loans have been included in loans receivable.
(2)  Includes retained earnings and accumulated other comprehensive income.

(3) Interest-rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(4) Net interest margin represents net interest income as a percentage of average interest-earning assets.

-------------------------------------------------------------------------------------------------------------------------
                                                   Year Ended March 31, 2002              Year Ended March 31, 2001
                                                   -------------------------              -------------------------
-------------------------------------------------------------------------------------------------------------------------

                                             Average                     Average      Average                  Average
                                             Balance       Interest     Yield/Cost    Balance     Interest    Yield/Cost
                                             -------       --------     ----------    -------     --------    ----------
                                                                       (Dollars in Thousands)
Interest-earning assets:
  Loans receivable, net (1)                  $158,010       $12,569        7.95%      $138,251     $11,843       8.57%

  Investment securities -
              Available for sale                  572             2         .29             46           0          0
  Investment securities -
              Held to maturity                    376            22        5.95          5,666         357       6.30
  Mortgage backed securities                    2,855           212        7.44          3,979         294       7.39
Other interest-earning assets                  17,140           498        2.90          8,644         535       6.19
                                             --------       -------                   --------     -------
    Total interest-earning assets             178,953        13,303        7.43        156,586      13,029       8.32
                                                            -------        ----                    -------       ----
Non-interest-earning assets                    10,073                                    7,886
                                             --------                                 --------
  Total Assets                               $189,026                                 $164,472
                                             ========                                 ========
Interest-bearing liabilities:

  Savings deposits                           $ 61,255         1,512        2.48       $ 43,557       1,263       2.90
  Time deposits                               104,032         5,613        5.39         98,568       5,708       5.79
  Short-term borrowings                           180             8        4.70          1,572          96       6.07
                                             --------       -------                   --------     -------
    Total interest-bearing liabilities        165,467         7,133        4.31        143,697       7,067       4.92
                                                            -------        ----                    -------       ----
Non-interest-bearing liabilities                7,076                                    5,778
                                             --------                                 --------
  Total liabilities                           172,543                                  149,475
  Total equity                                 16,483                                   14,997
                                             --------                                 --------
  Total liabilities and equity               $189,026                                 $164,472
                                             ========                                 ========
Net interest income                                         $ 6,170                                $ 5,962
                                                            =======                                =======
Interest rate spread (2)                                                   3.12%                                 3.40%
                                                                           ====                                  ====
Net interest margin (3)                                                    3.45%                                 3.81%
                                                                           ====                                  ====
Average interest-earning assets
to average interest-bearing
liabilities                                    108.15%                                  108.97%
                                             ========                                 ========

-------------------------------------------------------------------------------------------------------------------------

(1) Loans held for sale and non-accruing loans have been included in loans receivable.
(2) Interest-rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(3) Net interest margin represents net interest income as a percentage of average interest-earning assets.

     Rate/Volume Analysis. The following table describes the extent to which changes in interest rates and changes in volume of interest-related assets and liabilities have affected our interest income and interest expense during the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to: (i) changes in volume (change in volume multiplied by prior year rate), (ii) changes in rate (change in rate multiplied by prior year volume), and (iii) total change in rate and volume. The combined effect of changes in both rate and volume has been allocated proportionately to the change due to rate and the change due to volume.


====================================================================================================================================

                                                  Nine Months Ended                         Year Ended
                                             December 31, 2002 vs. 2001              March 31, 2002 vs. 2001
                                             --------------------------              -----------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                      Increase                                 Increase
                                                     (Decrease)                               (Decrease)
                                                       Due To                                   Due To
                                                       ------                                   ------
                                                                   Total                                      Total
                                                                  Increase                                   Increase
                                         Yield/Rate    Volume    (Decrease)    Yield/Rate       Volume      (Decrease)  Yield/Rate
                                         ----------    ------    ----------    ----------       ------      ----------  ----------
                                                                             (In Thousands)
Interest earning assets:
  Loans receivable, net                     ($1,118)   $  665      $  (453)        $ (886)      $1,612          $  726       $  147
  Investment securities - available
  for sale                                        1         0            1              1            1               2          N/A
  Investment securities - held to
  maturity                                       (9)      (15)         (24)           (31)        (304)           (335)          19
    Mortgage backed securities                    3       (58)         (55)             1          (83)            (82)           6
  Other interest-earning assets                (168)       38         (130)          (381)         344             (37)         302
                                             ------    ------      -------         ------       ------          ------       ------
                  Total                      (1,291)      630         (661)        (1,296)       1,570             274          474
                                             ------    ------      -------         ------       ------          ------       ------

Interest-bearing liabilities:
    Savings deposits                           (313)       73         (240)          (208)         457             249           36
    Time deposits                            (1,226)       (1)      (1,227)          (401)         306             (95)         443
    Short-term borrowings                        (2)       (5)          (7)           (17)         (71)            (88)           5
                                             ------    ------      -------         ------       ------          ------       ------
                  Total                      (1,541)       67       (1,474)          (626)         692              66          484
                                             ------    ------      -------         ------       ------          ------       ------
       Increase (decrease) in net
                interest income              $  250    $  563      $   813         $ (670)      $  878          $  208       $  (10)
                                             ======    ======      =======         ======       ======          ======       ======

                                                       Year Ended
                                                March 31, 2001 vs. 2000
                                                -----------------------

                                                       Increase
                                                      (Decrease)
                                                        Due To
                                                        ------
                                                                     Total
                                                                   Increase
                                                        Volume    (Decrease)
                                                        ------    ----------
Interest earning assets:
  Loans receivable, net                                 $2,583       $2,730
  Investment securities - available
  for sale                                                 N/A          N/A
  Investment securities - held to
  maturity                                                  11           30
    Mortgage backed securities                             (94)         (88)
  Other interest-earning assets                           (759)        (457)
                                                        ------       ------
                  Total                                  1,741        2,215
                                                        ------       ------

Interest-bearing liabilities:
    Savings deposits                                        53           89
    Time deposits                                          766        1,209
    Short-term borrowings                                   88           93
                                                        ------       ------
                  Total                                    907        1,391
                                                        ------       ------
       Increase (decrease) in net
                interest income                         $  834       $  824
                                                        ======       ======

====================================================================================================================================

Comparison of Operating Results for the Nine Months Ended December 31, 2002 and December 31, 2001

         Net Income. Net income was $697,000 for the nine months ended December 31, 2002, as compared to net income of $600,000 for the nine months ended December 31, 2001, representing an increase of $97,000 or 16.2%. The increase was due to an $813,000 increase in net interest income and a $161,000 decrease in non-interest expense, offset by a $687,000 increase in provision for loan losses, a $44,000 decrease in other income, and a $146,000 increase in income tax provision.

         Net Interest Income. Net interest income was $5,398,000 and $4,585,000 for the nine months ended December 31, 2002 and 2001, respectively, representing an increase of $813,000 or 17.7%. The increase was primarily due to a 123 basis point decrease in the average cost of interest-bearing liabilities the benefit of which was somewhat offset by a 94 basis point decrease in the average yield on interest-earning assets.

         Interest Income. Interest income was $9,515,000 for the nine months ended December 31, 2002, as compared to $10,176,000 for the nine months ended December 31, 2001, representing a decrease of $661,000 or 6.50%. Such decrease was primarily due to a decrease in interest and fees on loans of $453,000 or 4.7%, a decrease in interest on mortgage backed securities of $55,000 or 32.9%, a decrease in interest on investment securities of $23,000 or 79.9%, and a decrease in interest on other interest-earning assets (primarily consisting of overnight deposits in the Federal Home Loan Bank of Atlanta) of $130,000 or 31.5%. The decrease in interest and fees on loans was due to a 91 basis point decrease in the average yield on net loans receivable (as a result of the decline in market interest rates during the period), offset by a $11,377,000 increase in average net loans receivable. The decrease in interest in the securities portfolio and on other interest-earning assets was primarily the result of the decline in market interest rates during the period.

         Interest Expense. Interest expense, which consists primarily of interest on deposits, was $4,117,000 and $5,591,000 for the nine months ended December 31, 2002 and 2001, respectively, representing a decrease of $1,474,000 or 26.4%. Such decrease was due primarily to a 124 basis point decrease in the average cost of deposits (as a result of the decline in market interest rates during the period), offset by a $9,800,000 or 5.99% increase in the average balance of deposits outstanding (primarily money market deposit accounts).


         Provision for Loan Losses. The provision for loan losses is charged to earnings to maintain the total allowance for loan losses at a level considered by management to represent its best estimate of the losses known and inherent in the portfolio that are both probable and reasonable to estimate, based on, among other factors, prior loss experience, volume and type of lending conducted, industry standards, economic conditions (particularly as such conditions relate to Chesapeake Bank of Maryland's market area), regulatory guidance and past due loans in the loan portfolio. Our policies require a review of assets on a regular basis, and we believe that we appropriately classify loans as well as other assets if warranted. We believe that we use the best information available to make a determination with respect to the allowance for loan losses, recognizing that the determination is inherently subjective and that future adjustments may be necessary depending upon, among other factors, a change in economic conditions of specific borrowers or generally in the economy, and new information that becomes available to us. However, there can be no assurances that the allowance for loan losses will be sufficient to absorb losses on non-performing assets, or that the allowance will be sufficient to cover losses on non-performing assets in the future.


         The provision for loan losses was $636,000 during the nine months ended December 31, 2002, as compared to a reduction in the provision of $51,000 for the nine months ended December 31, 2001. The allowance for loan losses totaled $2,718,000, or 1.33% of total loans of $203,767,000 at December 31, 2002, compared to an allowance for loan losses of $1,941,000, or 0.99% of total loans of $196,311,000 at December 31, 2001. There were net recoveries of $29,000 for the nine months ended December 31, 2002, compared to net recoveries of $91,000 for the same period ending December 31, 2001. Net recoveries have the effect of reducing the provision for loan losses. For a discussion as to how we calculate the allowance for loan losses and, therefore, the provision for loan losses, see "Business Of Banks Of The Chesapeake, M.H.C. And Chesapeake Bank of Maryland - Asset Quality - Allowance for Loan Losses."

         Management's evaluation of the adequacy of the allowance for loan losses involved consideration of the general factors described above, and its evaluation did not change either in estimation methods or assumptions during the nine months ended December 31, 2002 or 2001. The determination to make a $636,000 provision for the nine months ended December 31, 2002 reflected the following:

         . A $7.5 million increase in total loans receivable - primarily a result of a $5.7 million increase in commercial real estate loans, a $5.7 million increase in consumer loans, and a $1.5 million increase in commercial business loans, offset by a $6.9 million decrease in construction loans. An increase in loans, particularly loans with a higher degree of risk than residential mortgage loans, generally results in an increase in the provision for loan losses.

         . A $3.1 million increase in non-accruing loans - primarily $1.1 million in construction loans, $1.2 million in commercial real estate loans, and $0.4 million in lease loans. Loans that become non-accruing are generally assigned to a higher risk category resulting in an increased provision for loan loss.

         . A $2.5 million increase in assets classified as "doubtful" (primarily $2.0 million in commercial real estate loans and $0.4 million in lease loans).

     The determination to reduce the provision by $51,000 for the nine months ended December 31, 2001 reflected the following:

         . A non-accruing loan with an allowance for loss reserve of $205,000 was returned to accrual status during the nine-month period ended December 31, 2001, resulting in a reduction in the required reserve of $197,000. This reduction, plus net recoveries of $91,000, offset the effects on the allowance for loan losses of the $8.1 increase in total loans receivable.

         Other Operating Income. Other operating income consisted of income from NOW accounts, loan servicing fees, gains on the sale of loans, and other miscellaneous income (consisting primarily of loan late charge fees, letters of credit fees, rental income and income from owned life insurance policies). Other operating income was $587,000 and $631,000 for the nine months ended December 31, 2002 and 2001, respectively, representing a decrease of $44,000 or 7.0%. The decrease was the result of a $55,000 or 19.2% decrease in miscellaneous income, and a $20,000 decrease in the disposal of equipment, partially offset by a $29,000 or 14.6% increase in income generated on NOW accounts. The $20,000 decrease in the disposal of equipment primarily related to a reversal of the gain from the prior period to correct a journal entry error which was considered immaterial.

         Non-Interest Expense. Non-interest expense was $4,216,000 and $4,377,000 for the nine months ended December 31, 2002 and 2001, respectively, representing a decrease of $161,000 or 3.7%. Such decrease was due primarily to a $411,000 decrease in salaries and related expenses, offset by an increase of $85,000 in data processing expense, furniture, fixtures and equipment expenses of $46,000, advertising expenses of $39,000, legal fees of $50,000, and other non-interest expenses of $35,000. The decrease in salaries and related expenses resulted primarily from recognizing compensation expense of $535,000 in December 2001 to fund the 2002 Directors' and Officers' Deferral Plan, which expense did not exist in the most recent period See "Existing Benefit Plans - 2002 Directors' and Officers' Deferral Plan" for additional information regarding this expense. The increases resulted primarily from costs associated with our telephone and internet banking services and routine expense increases consistent with our growth strategy.

         Following the offering, non-interest expense is likely to increase as a result of added expenses associated with being a public company, such as preparing the financial and business reports required to be filed with regulatory agencies and provided to stockholders. Also compensation expense would increase as a result of our employee stock ownership plan and restricted stock plan. We will also incur additional operating expenses as a result of our new branch in Bel Air, Maryland.

         Income Taxes. Income tax expense was $436,000 and $290,000 with effective tax rates of 38.5% and 32.6% for the nine months ended December 31, 2002 and 2001, respectively. The change in the effective tax rate was caused by permanent differences in recognizing income and expenses for book versus tax purposes.


Comparison of Operating Results for the Years Ended March 31, 2002 and 2001

         Net Income. Net income was $875,000 for the year ended March 31, 2002, compared to net income of $1,001,000 for the year ended March 31, 2001, representing a decrease of $126,000 or 12.6%. The decrease was due primarily to a reduction of $54,000 in other income and an increase of $1,011,000 in non-interest expenses, offset by an increase of $207,000 in net interest income, a reduction of $550,000 in provision for loan losses and a reduction in provision for income tax of $182,000.

         Net Interest Income. Net interest income was $6,169,000 for the year ended March 31, 2002, as compared to $5,962,000 for the year ended March 31, 2001, representing an increase of $207,000 or 3.5%. The increase was due primarily to a $22.4 million increase in average interest-earning assets, partially offset by an 89 basis point decrease in the average yield. Also, average interest-bearing liabilities increased $21.8 million with a 61 basis point decrease in average cost.

         Interest Income. Interest income was $13,302,000 for the year ended March 31, 2002, as compared to $13,029,000 for the year ended March 31, 2001, representing an increase of $273,000 or 2.1%. Such increase was due primarily to an increase in interest and fees on loans of $726,000 or 6.1%, partially offset by a reduction in interest on mortgage backed securities of $81,000 or 27.8%, a reduction in interest and dividends on investment securities of $333,000 or 93.3%, and a reduction in other interest income of $38,000 or 7.1%.

         Interest Expense. Interest expense, which consists primarily of interest on deposits, increased by $66,000 or 0.9%, from $7,067,000 for the year ended March 31, 2001 to $7,133,000 for the year ended March 31, 2002. Interest expense on deposits increased by $154,000 or 2.2%, which was due primarily to an increase of $23,162,000 or 16.3% in the average balance of deposits outstanding (primarily money market deposit accounts), which was partially offset by a 59 basis point decrease in the average cost year to year (as a result of the decline in market interest rates during the period). Interest expense on borrowings decreased by $88,000 or 91.2%, which was primarily a result of a reduction of $1,392,000 or 88.5% in the average balance of borrowings outstanding as our liquidity levels increased.


         Provision for Loan Losses. The provision for loan losses was $69,000 for the year ended March 31, 2002, as compared to $619,000 for the year ended March 31, 2001, a decrease of $550,000 or 88.85%. The decrease resulted due to an improvement in the composition of our classified assets. As indicated above, for the nine months ended December 31, 2002, we were not able to maintain this improvement. The allowance for loan losses totaled $2,053,000 or 1.09% of total loans of $187,490,000 at March 31, 2002, compared to an allowance for loan losses of $1,901,000, or 1.01% of total loans of $188,174,000 at March 31, 2001.
Net recoveries were $83,000 for the year ended March 31, 2002 compared to net recoveries of $36,000 for the year ended March 31, 2001.

         Other Operating Income. Other operating income consisted of income from NOW accounts, loan servicing fees, gains on the sale of loans, and other miscellaneous income (consisting primarily of loan late charge fees, letters of credit fees, rental income and income from owned life insurance policies). Other operating income was $913,000 for the year ended March 31, 2002, a decrease of $54,000 or 5.6%, compared to the $967,000 recorded for the year ended March 31, 2001. The decrease was due primarily to a decrease in gains on sale of foreclosed real estate of $110,000, which was partially offset by an increase in service fees of $118,000, an increase in gain on sale of loans of $105,000 and an increase in miscellaneous income of $95,000. Also, during the fiscal year ended March 31, 2001, we recognized $258,000 of other operating income from Canada Life Financial Corporation stock that we received as a result of the de-mutualization of The Canada Life Assurance Company. This gain is non-recurring. We had purchased life insurance policies from The Canada Life Assurance Company in connection with our Director Supplemental Retirement Plan and our Endorsement Method Split Dollar Plan, and holders of insurance policies issued by The Canada Life Assurance Company received capital stock in connection with the de-mutualization. See "Management - Existing Benefit Plans" for a discussion of these plans. On January 6, 2003, we sold the stock on the open market for $533,700.


         Non-Interest Expense. Non-interest expense was $5,669,000 for the year ended March 31, 2002, as compared to $4,658,000 for the year ended March 31, 2001, an increase of $1,011,000 or 21.7%. The increase resulted primarily from an $801,000 or 29.4% increase in salaries and related expenses, a $42,000 or 16.5% increase in occupancy expenses, a $50,000 or 25.4% increase in furniture, fixtures and equipment expense, and a $163,000 or 19.9% increase in other expenses. The increase in salaries and related expenses was primarily attributable to an increase of $535,000 in deferred compensation. For more information about this increase in deferred compensation expense, see "Management - 2002 Directors' and Officers' Deferral Plan." The increase in occupancy expenses was due primarily to a $30,000 increase in rent expense related to the new loan production office in Towson, Maryland. The increase in furniture, fixtures and equipment expense was due primarily to depreciation expense for equipment for our new internet banking program. Other expenses increased in connection with the higher activity level of Chesapeake Bank of Maryland during the periods.

         Income Taxes. Income tax expense was $469,000 and $651,000 for the years ended March 31, 2002 and 2001, respectively. The effective tax rates were 34.9% and 39.4% for the years ended March 31, 2001 and March 31, 2002, respectively. The change in the effective tax rate was caused by permanent differences in recognizing income and expenses for book versus tax purposes.

Liquidity and Capital Resources

         We maintain liquid assets at levels we consider adequate to meet our liquidity needs. Our liquidity ratio averaged 11.54% for the year ended March 31, 2002, and averaged 11.17% for the year ended March 31, 2001. In general, we adjust our liquidity levels to fund deposit outflows and to fund loan commitments. We also adjust liquidity as appropriate to meet asset and liability management objectives.

         Our primary sources of liquidity are deposits, amortization and prepayment of loans and mortgage-backed securities and earnings and funds provided from operations. While scheduled principal repayments on loans and mortgage-backed securities are a relatively predictable source of funds, deposit flows and loan prepayments are greatly influenced by market interest rates, economic conditions and rates offered by our competition. We set the interest rates on our deposits to maintain a desired level of total deposits. In addition, we invest excess funds in short-term interest-earning accounts and other assets, which provide liquidity to meet lending requirements.


         A significant portion of our liquidity consists of cash and cash equivalents, which are a product of our operating, investing and financing activities. Our primary sources of cash are net income, principal repayments on loans and mortgage-backed securities and increases in deposit accounts. If we require funds beyond our ability to generate them internally, borrowing agreements exist with the Federal Home Loan Bank of Atlanta, which provides an additional source of funds. As of December 31, 2002, we could borrow up to $19 million from the Federal Home Loan Bank of Atlanta, although we had no such advances outstanding as of December 31, 2002 or March 31, 2002. For further information regarding our borrowing ability, see "Business Of Banks Of The Chesapeake, M.H.C. And Chesapeake Bank Of Maryland - Sources of Funds - Borrowings."






         At December 31, 2002, we had outstanding commitments to originate or purchase $9,403,000 of loans (excluding undisbursed portions of loans). These commitments do not necessarily represent future cash requirements since certain of these instruments may expire without being funded. In addition, as of December 31, 2002, the total amount of certificates of deposit, which were scheduled to mature in the following twelve months, was $63,883,000. We believe that we have adequate resources to fund all loan commitments and that we can adjust the rates on certificates of deposit to retain deposits in changing interest rate environments.

         We extend lines of credit to consumer, primarily home equity lines of credit, and commercial customers. The borrower is able to draw on these lines as needed, thus the funding is generally unpredictable. Unused consumer and commercial lines of credit amounted to $11,475,000 at December 31, 2002. In addition, we issue standby letters of credit to third parties which guarantee payments on behalf of customers in the event that the customer fails to perform under the terms of the contract between the customer and the third-party. The standby letters of credit are generally limited to real estate transactions. Standby letters of credit and commercial letters of credit amounted to $6,266,000 at December 31, 2002. Since the majority of unused lines of credit and outstanding standby letters of credit expire without being funded, it is anticipated that our obligation to fund the above commitment amounts will be substantially less than the amounts reported.

         We are subject to federal regulations that impose minimum capital requirements. For a discussion on these capital requirements, see "Regulation - Chesapeake Bank of Maryland - Regulatory Capital Requirements" and "Regulatory Capital."

         We are not aware of any known trends, events or uncertainties that will have or are reasonably likely to have a material effect on our liquidity, capital or operations, nor are we aware of any current recommendation by regulatory authorities, which if implemented, would have a material effect on liquidity, capital or operations.


Impact of Inflation and Changing Prices

         The financial statements and related financial data presented herein have been prepared in accordance with generally accepted accounting principles, which generally require the measurement of financial position and operating results in terms of historical dollars, without considering changes in relative purchasing power over time due to inflation. Unlike most industrial companies, virtually all of our assets and liabilities are monetary in nature. As a result, interest rates generally have a more significant impact on our performance than does the effect of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services, since such prices are affected by inflation to a larger extent than interest rates.

Recent Accounting Pronouncements




         In April 2002, FASB issued SFAS 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This statement requires, among other things, that gains and losses on the early extinguishment of debt be classified as extraordinary only if they meet the criteria for extraordinary treatment set forth in Accounting Principles Board Opinion No. 30. The provisions of this statement related to classification of gains and losses on the early extinguishment of debt are effective for fiscal years beginning after May 15, 2002. We do not expect the adoption of this statement to have a material impact on our financial position or results of operation.

         In June 2002, FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This statement requires recording costs associated with exit or disposal activities at their fair values when a liability has been incurred. Under previous guidance, certain exit costs were accrued upon management's commitment to an exit plan, which is generally before an actual liability has been incurred. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002. We do not expect the adoption of this statement to have a material impact on our financial position or results of operation.

         In October 2002, FASB issued SFAS No. 147, "Acquisitions of Certain Financial Institutions," an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9. The provision of this statement requires long-term customer-relationship intangible assets of financial institutions such as depositor - and borrower - relationship intangible assets and credit cardholder intangible assets to be subject to the same undiscounted cash flow recoverability test and impairment loss recognition and measurement provisions that Statement 144 requires for other long-lived assets that are held and used. We will follow the provisions of SFAS No. 147 for any transaction initiated on or after October 1, 2002.


         In November 2002, FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" an Interpretation of FASB Statements No. 5, 57, and 107 and rescission of FASB Interpretation No. 34. This Interpretation elaborates on the disclosures to be made by a guarantor in its financial statements about its obligations under certain guarantees that it has issued. The Interpretation also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The provisions for this Interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. We do not expect the adoption of this statement to have a material impact on our financial position or results of operation.

         In December 2002, FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure." This Statement amends SFAS No. 123, "Accounting for Stock-Based Compensation" to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure provisions of SFAS No. 123 to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation. Finally, SFAS No. 148 amends APB Opinion No. 28, "Interim Financial Reporting," to require disclosure about those effects in interim financial information. We do not expect the adoption of this statement to have a material impact on our financial position or results of operation.


                    BUSINESS OF BANKS OF THE CHESAPEAKE, INC.

         We were organized in January 2003 at the direction of the board of directors of Chesapeake Bank of Maryland for the purpose of owning 100% of Chesapeake Bank of Maryland's common stock and in order to facilitate the conversion. We have not engaged in any business to date. To facilitate the conversion, we will form CB Interim Savings Bank under federal law as our first-tier wholly owned subsidiary. Pursuant to the plan of conversion, CB Interim Savings Bank will merge with and into Chesapeake Bank of Maryland and we will own all of the outstanding capital stock of Chesapeake Bank of Maryland. See "The Conversion - General."

         Immediately after the conversion, we will be a unitary savings institution holding company and, as such, will be subject to regulation by the Office of Thrift Supervision. See "Regulation - Banks of the Chesapeake, Inc." Initially, it is expected that our only business activities will be to hold all of Chesapeake Bank of Maryland's outstanding common stock. We will retain up to 50% of the net proceeds from the offering and will use our initial capital as discussed in "How Our Net Proceeds Will Be Used." We will contribute the remaining proceeds from the offering to Chesapeake Bank of Maryland. Our cash flow will depend upon earnings from the investment of the portion of net proceeds of the offerings that we retain and any dividends we receive from Chesapeake Bank of Maryland.

         We will be authorized to pursue other business activities permitted by applicable laws and regulations for savings and loan holding companies, which may include the issuance of additional shares of common stock to raise capital or to support mergers or acquisitions and borrowing funds for reinvestment in Chesapeake Bank of Maryland. There are no plans for any additional capital issuance, merger or acquisition or other diversification of our activities at the present time.

         Initially, we will neither own nor lease any property, but will instead use the premises, equipment and furniture of Chesapeake Bank of Maryland. At the present time, we intend to employ only persons who are officers of Chesapeake Bank of Maryland to serve as our officers. We also may use the support staff of Chesapeake Bank of Maryland from time to time. We will not separately compensate these persons. We will hire additional employees, as appropriate, to the extent we expand our business in the future.

                   BUSINESS OF BANKS OF THE CHESAPEAKE, M.H.C.
                         AND CHESAPEAKE BANK OF MARYLAND

General

         Our principal business consists of attracting deposits from the general public in our market area and investing those funds, together with funds generated from operations, in one-to-four-family residential real estate loans, commercial real estate loans and land acquisition, development and construction loans. To a lesser extent we invest in commercial business loans, finance leases and consumer loans.

         We derive our income primarily from interest earned on loans, deposits in other institutions, mortgage-backed securities, investment securities and non-interest income. Our principal expenses are interest expense on deposits and non-interest expenses, such as salaries and related expenses, occupancy expenses, data processing expenses, furniture, fixtures and equipment expenses, and other miscellaneous expenses. Funds for these activities are provided primarily by deposits, repayments of outstanding loans, mortgage-backed and investment securities and operating revenue.

History


         On October 30, 1998, Chesapeake Bank of Maryland, a federally chartered mutual savings bank, reorganized into the mutual holding company form of organization under the name Banks of the Chesapeake, M.H.C. To accomplish this transaction, Chesapeake Bank of Maryland organized a federally chartered stock savings bank also named Chesapeake Bank of Maryland as a wholly owned subsidiary. The mutual savings bank then transferred substantially all of its assets and liabilities to the stock savings bank in exchange for 1,000 shares of the stock savings bank's common stock, and the mutual savings bank reorganized itself into a federally chartered mutual holding company known as Banks of the Chesapeake, M.H.C. No other Chesapeake Bank of Maryland common stock was issued in connection with the mutual holding company reorganization or thereafter and, as a consequence, Banks of the Chesapeake, M.H.C. owns 100% of Chesapeake Bank of Maryland's outstanding common stock. As of December 31, 2002, Banks of the Chesapeake, M.H.C.'s other assets consisted primarily of cash of $246,000 and securities available for sale of $520,000. For a discussion of the $520,000 of securities available for sale, see "Management - Existing Benefit Plans - 2002 Directors' and Officers' Deferral Plan."


         Prior to January 1998, Chesapeake Bank of Maryland was named Chesapeake Federal Savings and Loan Association and it or its predecessors have been in operation since 1911. It was originally known as New Eastern Avenue Permanent Savings and Loan Association and changed in name to Chesapeake Federal Savings and Loan Association in 1960. Chesapeake Federal Savings and Loan Association completed three mergers after 1960: in 1970, it was acquired by Kenwood Federal Savings and Loan Association and retained the Chesapeake name; in 1980, it merged with Tuscan Savings and Loan Association; and, in 1987, it merged with Druid Hill Federal Savings and Loan Association.

Conversion

         Pursuant to the plan of conversion, Banks of the Chesapeake, M.H.C. will convert to an interim federal savings bank, and simultaneously will merge with and into Chesapeake Bank of Maryland, pursuant to which Banks of the Chesapeake, M.H.C. will cease to exist and the shares of Chesapeake Bank of Maryland common stock held by Banks of the Chesapeake, M.H.C. will be cancelled. See "The Conversion - General."

Location and Market Area


         Chesapeake Bank of Maryland's primary market area is the Baltimore Metropolitan Area, consisting of Baltimore City and the five surrounding counties of Anne Arundel, Baltimore, Carroll, Harford and Howard. Chesapeake Bank of Maryland's secondary market area includes the mid-Atlantic region, with an emphasis on the Maryland counties surrounding its primary market area, including Carroll, Frederick, Montgomery and Prince George's. Chesapeake Bank of Maryland conducts business out of its main office and a loan production office, both located in Towson, Maryland, and out of six branch offices in Arbutus, Maryland, Baltimore City (2 branches), Bel Air, Maryland, Pasadena, Maryland and Catonsville, Maryland. The Bel Air, Maryland branch opened on March 10, 2003.

         The economy of Chesapeake Bank of Maryland's market area is diversified, with a mix of services, manufacturing, wholesale/retail trade and federal and local government. Manufacturing in the market area is dominated by high technology, particularly within the defense industry. Similar to national trends, most of the job growth in Chesapeake Bank of Maryland's market area has been realized in service related industries, and service jobs account for the largest portion of the workforce.

         Total population in Chesapeake Bank of Maryland's primary market area is approximately 2.6 million. Approximate average household income is $70,000 and median household income is approximately $56,000.

         Although the national economy has contracted significantly over the past several years, the economy Baltimore Metropolitan Area has contracted to a lesser degree. The Baltimore Metropolitan Area has avoided an extensive economic downturn because it benefits from its proximity to the federal government and federal spending, as well as ongoing growth in health services. Baltimore, Maryland is home to Johns Hopkins Hospital and the University of Maryland Medical Center. The Baltimore Metropolitan Area is part of the Washington-Baltimore Consolidated Market Statistical Area and represents the nation's fourth largest retail market. Low unemployment relative to the rest of the nation (3.8% in all of Maryland as compared to 5.7% nationally in December
2002) and an educated (approximately 25% of adults in the Baltimore Metropolitan Area have completed college) support business growth and, to date, have protected the area from a significant economic downturn.


Lending Activities

         General. Chesapeake Bank of Maryland's net loan portfolio totaled $166.1 million at December 31, 2002, representing 81.9% of total assets. At December 31, 2002, $56.7 million, or 27.8% of the gross loan portfolio, consisted of one-to-four family residential mortgage loans. Other loans secured by real estate include land acquisition, development and construction loans, and commercial real estate loans, which amounted to $71.4 million and $42.9 million, or 35.0% and 21.1%, respectively, of the gross loan portfolio at December 31, 2002.

         Chesapeake Bank of Maryland also originates commercial business loans, finance leases and consumer loans, which totaled $5.8 million, $6.3 million, and
20.6 million, or 2.9%, 3.1%, and 10.1%, respectively, of the gross loan portfolio at December 31, 2002. Consumer loans consist primarily of home equity loans and lines of credit and other loans such as boat, automobile, recreational vehicle, signature and savings account loans. At December 31, 2002, home equity and other consumer loans totaled $10.6 million and $10.0 million or 5.2% and 4.9%, respectively, of the gross loan portfolio.


         The types of loans that Chesapeake Bank of Maryland may originate are subject to federal and state laws and regulations. Interest rates charged on loans are affected principally by the demand for such loans and the supply of money available for lending purposes and the rates offered by Chesapeake Bank of Maryland's competitors. These factors are, in turn, affected by general economic conditions, the monetary policy of the federal government, including the Federal Reserve Board, legislative and tax policies and governmental budgetary matters.


         A savings institution generally may not make loans to one borrower and related entities in an amount which exceeds 15% of its unimpaired capital and surplus, and an additional amount equal to 10% of unimpaired capital and surplus if the loan is secured by readily marketable collateral (generally financial instruments, but not real estate). At December 31, 2002, Chesapeake Bank of Maryland's regulatory limit on loans-to-one borrower was $2.9 million and its five largest loans or groups of loans-to-one borrower, including related entities, aggregated $3.8 million, $3.3 million, $3.1 million, $2.8 million and $2.6 million. Each of Chesapeake Bank of Maryland's five largest loans or groups of loans was performing in accordance with its terms at December 31, 2002.

         As a result of the loans or groups of loans-to-one borrower in the aggregate of $3.8 million, $3.3 million and $3.1 million (consisting of real estate secured land acquisition, development and construction loans), Chesapeake Bank of Maryland was not in compliance with its loans-to-one borrower limit at December 31, 2002. Chesapeake Bank of Maryland has sold participations in two of these loans so as to be in compliance with the requirement and is in the process of completing the sale of participations in the third to bring Chesapeake Bank of Maryland in compliance with its loan-to-one borrower limit. Management does not believe that Chesapeake Bank of Maryland will suffer any adverse consequences as a result of it not being in compliance with the loans-to-one borrower limit.

       Loan Portfolio Composition. The following table sets forth the composition of Chesapeake Bank of Maryland's loan portfolio by type of loan at the dates indicated.


==============================================================================================================

                                        At December 31, 2002     At March 31, 2002     At March 31, 2001
                                        --------------------     -----------------     -----------------
--------------------------------------------------------------------------------------------------------------
                                                              (Dollars in Thousands)

                                          Amount    Percent      Amount    Percent      Amount    Percent
                                          ------    -------      ------    -------      ------    -------
  Real estate loans:
      One-to-four family residential     $ 56,690     27.82%    $ 56,753     30.27%    $ 64,098     34.06%
      Commercial                           42,914     21.06       37,192     19.84       39,417     20.95
      Construction (1)                     71,413     35.05       68,373     36.47       66,877     35.54
  Commercial business                       5,833      2.86        4,332      2.31        4,301      2.29
  Lease Financing                           6,306      3.09        5,971      3.18        4,088      2.17
  Consumer:
      Home Equity                          10,555      5.18        8,282      4.42        6,170      3.28
      Other (2)                            10,056      4.94        6,587      3.51        3,223      1.71
                                         --------   -------     --------   -------     --------   -------
      Total loans receivable              203,767    100.00%     187,490    100.00%     188,174    100.00%
                                                    =======                =======                =======
  Less:
      Undisbursed loans in process         34,444                 24,479                 30,521
      Deferred loan fees (net)                539                    669                    754
      Allowance for loan losses             2,718                  2,053                  1,901
                                         --------               --------               --------
         Total loans receivable, net     $166,066               $160,289               $154,998
                                         ========               ========               ========
==============================================================================================================


(1)    Includes land acquisition and development loans.

(2) Includes boat, automobile, recreational vehicle, signature and savings account loans.

       Origination of Loans. Chesapeake Bank of Maryland's lending activities are subject to the written underwriting standards and loan origination procedures established by its board of directors and management. Loan originations are obtained through a variety of sources, primarily consisting of referrals from real estate brokers, attorneys and existing customers. Written loan applications are accepted by one of Chesapeake Bank of Maryland's loan officers. The loan officer also supervises the procurement of credit reports, appraisals and other documentation involved with a loan. Chesapeake Bank of Maryland obtains independent appraisals on all of its real estate loans. Under Chesapeake Bank of Maryland's lending policy, a title opinion and title insurance must be obtained for each real estate loan.

       Chesapeake Bank of Maryland's loan approval process is intended to assess the borrower's ability to repay the loan, the viability of the loan and the adequacy of the value of the property that secures the loan. The loan committee of the board of directors, which meets monthly, approves loans in excess of $250,000 except where a more timely decision is required, in which case such loans may be approved by senior management.

       The following table shows total loans originated, purchased and sold, and principal repaid during the periods indicated.

========================================================================================================================

                                           Nine Months Ended    Nine Months Ended      Year Ended        Year Ended
                                           December 31, 2002    December 31, 2001    March 31, 2002    March 31, 2001
                                           -----------------    -----------------    --------------    --------------
------------------------------------------------------------------------------------------------------------------------
                                                                       (In Thousands)
   Held for sale
   Loan originations:
   Real estate loans:
      One-to-four family residential           $  7,781             $  9,986            $  1,140         $   1,642
   Total loans sold                              (7,260)              (9,986)             (1,140)           (1,642)
                                               --------             --------            --------         ---------
   Total loans held for sale                   $    521                    0                   0                 0
                                               ========             ========            ========         =========
   Held to maturity
   Loan originations:
   Real estate loans:
      One-to-four-family residential           $ 15,031             $ 10,690            $ 16,439         $  16,963
      Commercial                                  8,942                2,008               3,612            11,671
      Construction                               43,938               40,205              50,652            48,816
   Commercial business                            8,453                2,961               3,884             6,350
   Lease financing                                1,898                2,043               3,176             2,528
   Consumer:
      Home equity                                 6,666                4,155               6,108             4,141
      Other                                       5,397                3,799               5,531             2,916
                                               --------             --------            --------         ---------
   Total loans originated                        90,325               65,861              89,402            93,385
   Total loans purchased                          9,701                9,458               4,175            13,486
   Total participation loans sold                (8,867)              (3,384)             (4,256)           (5,829)
   Deduct loan principal reductions             (66,280)             (52,321)            (73,652)          (56,004)
   Change due to other items, net(1)            (19,623)             (12,343)            (10,378)           (8,612)
                                               --------             --------            --------         ---------
   Net increase in loan portfolio              $  5,256             $  7,271            $  5,291         $  36,426
                                               ========             ========            ========         =========
========================================================================================================================


(1) Other items consist of loans in process, deferred fees, unearned interest and allowance for loan losses.


       Subject to its loans-to-one-borrower limitation, Chesapeake Bank of Maryland is permitted to invest without limitation in residential mortgage loans and up to 400% of its capital in loans secured by non-residential or commercial real estate. Chesapeake Bank of Maryland also may invest in secured and unsecured consumer loans in an amount not exceeding 35% of total assets. This 35% limitation may be exceeded for certain types of consumer loans, such as home equity and property improvement loans secured by residential real property. In addition, Chesapeake Bank of Maryland may invest up to 10% of its total assets in secured and unsecured loans for commercial, corporate, business or agricultural purposes.


       Maturity of Loan Portfolio. The following table presents certain information at March 31, 2002 regarding the dollar amount of loans maturing in Chesapeake Bank of Maryland's portfolio based on their contractual terms to maturity or scheduled amortization, but does not include potential prepayments. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as becoming due within one year. Loan balances do not include undisbursed loan proceeds, net deferred loan origination fees or allowance for loan losses (i.e., net items).

 ==============================================================================================================================

                                                        At March 31, 2002

 ------------------------------------------------------------------------------------------------------------------------------

                                 Real Estate
                                 One-to-Four    Commercial     Real Estate     Commercial      Lease                  Total
                                   Family       Real Estate    Construction     Business     Financing    Consumer    Loans
                                   ------       -----------    ------------     --------     ---------    --------    -----
                                                                         (In Thousands)
  Amounts due in:
  One year or less                  $    341       $  1,629        $ 43,510      $  3,384     $    276    $    193   $ 49,333

  More than one year
  to five years                        1,576         16,558          21,299           757        5,047       3,176     48,413

  More than five years                54,836         19,005           3,564           191          648      11,500     89,744
                                    --------       --------        --------      --------     --------    --------   --------
  Total amount due                  $ 56,753       $ 37,192        $ 68,373      $  4,332     $  5,971    $ 14,869   $187,490
                                    ========       ========        ========      ========     ========    ========   ========
 ==============================================================================================================================

       Scheduled contractual maturities of loans do not necessarily reflect the actual expected term of the loan portfolio. The average life of mortgage loans is substantially less than their average contractual terms because of prepayments. The average life of mortgage loans tends to increase when current mortgage loan rates are higher than rates on existing mortgage loans and, conversely, decrease when rates on current mortgage loans are lower than existing mortgage loan rates (due to refinancing of adjustable-rate and fixed-rate loans at lower rates). Under the latter circumstance, the weighted average yield on loans decreases as higher yielding loans are repaid or refinanced at lower rates.

       The following table sets forth the dollar amount of all loans before net items due after March 31, 2003 that have fixed interest rates or which have floating or adjustable interest rates.

==================================================================================================================
                                                                       Floating or
                                                Fixed Rates          Adjustable Rates              Total
                                                -----------          ----------------              -----
------------------------------------------------------------------------------------------------------------------
                                                                     (In Thousands)
  Real estate loans:
     One-to-four family residential                $ 49,317              $  7,095                $  56,412
     Commercial                                      35,375                   188                   35,563
    Construction                                      6,265                18,598                   24,863
  Commercial business                                   228                   720                      948
  Lease financing                                     5,695                     0                    5,695
  Consumer loans                                     11,519                 3,157                   14,676
                                                   --------              --------                ---------
         Total Loans                               $108,399              $ 29,758                $ 138,157
                                                   ========              ========                =========
==================================================================================================================

       One-to-Four Family Residential Real Estate Loans. A significant lending activity of Chesapeake Bank of Maryland is the origination of loans secured by one-to-four family residences. At December 31, 2002, $56.7 million or 27.8% of the gross loan portfolio, consisted of one-to-four family residential loans.

       Chesapeake Bank of Maryland's current lending policy on one-to-four family residential loans generally limits the maximum loan-to-value ratio to 90% of the appraised value of the property. These loans are amortized on a monthly basis with principal and interest due each month and generally include "due-on-sale" clauses (giving Chesapeake Bank of Maryland the right to declare a loan immediately due and payable in the event that, among other things, the borrower sells or otherwise disposes of the real property subject to the mortgage and the loan is not repaid).

       Currently, a substantial amount of Chesapeake Bank of Maryland's one-to-four family residential loans have fixed rates of interest. The fixed-rate loans generally have maturities ranging from 15 to 30 years and are fully amortizing with monthly loan payments sufficient to repay the total amount of the loan with interest by the end of the loan term. These loans generally are originated under terms, conditions and documentation which permit them to be sold to U.S. Government-sponsored agencies such as the Federal Home Loan Mortgage Corporation, and other investors in the secondary mortgage market. At December 31, 2002, $48.7 million, or 85.9% of Chesapeake Bank of Maryland's one-to-four family residential mortgage loans were fixed-rate loans.

       Chesapeake Bank of Maryland also offers adjustable-rate, one-to-four family residential mortgage loans. As of December 31, 2002, $8.0 million, or 14.1% of the one-to-four family mortgage loans carried adjustable rates. All of Chesapeake Bank of Maryland's adjustable-rate loans require that any payment adjustment resulting from a change in the interest rate be sufficient to result in full amortization of the loan by the end of the loan term and, thus, do not permit any of the increased payment to be added to the principal amount of the loan, known as "negative amortization." Over the next several years, in light of the interest rate environment, Chesapeake Bank of Maryland's intends to focus its one-to-four family residential mortgage loans on adjustable rate products.

       The retention of adjustable-rate loans in Chesapeake Bank of Maryland's portfolio reduces Chesapeake Bank of Maryland's exposure to increases in prevailing market interest rates. However, there are unquantifiable credit risks resulting from potential increases in costs to borrowers in the event of upward repricing of adjustable-rate loans. It is possible that during periods of rising interest rates, the risk of default on adjustable-rate loans may increase due to increases in interest costs to borrowers. Further, although adjustable-rate loans allow Chesapeake Bank of Maryland to increase the sensitivity of its interest-earning assets to changes in interest rates, the extent of this interest sensitivity is limited by the initial fixed-rate period before the first adjustment and the lifetime interest rate adjustment limitations. Accordingly, there can be no assurance that yields on Chesapeake Bank of Maryland's adjustable-rate loans will fully adjust to compensate for increases in Chesapeake Bank of Maryland's cost of funds. Finally, adjustable-rate loans increase Chesapeake Bank of Maryland's exposure to decreases in prevailing market interest rates, although decreases in Chesapeake Bank of Maryland's cost of funds tend to offset this effect.

       Commercial Real Estate Loans. Chesapeake Bank of Maryland's commercial real estate loan portfolio consists primarily of loans to finance the acquisition of small office buildings, churches, office condominiums, small shopping centers and small commercial and industrial buildings, the largest having an outstanding principal balance of $2.8 million at December 31, 2002. At December 31, 2002, Chesapeake Bank of Maryland had $42.9 million of commercial real estate loans, which amounted to 21.1% of Chesapeake Bank of Maryland's gross loan portfolio. Commercial real estate loans are originated on a fixed-rate or adjustable-rate basis with terms of up to 25 years at a rate that is generally above the rate charged on one-to-four family residential mortgage loans having comparable terms and interest rate adjustment periods.

       Commercial real estate lending entails significant additional risks as compared with one-to-four family residential property lending. Commercial real estate loans typically involve larger loan balances to single borrowers or groups of related borrowers. The payment experience on such loans typically is dependent on the successful operation of the real estate project, retail establishment or business. These risks can be significantly impacted by supply and demand conditions in the market for office and retail space and, as such, may be subject to a greater extent to adverse conditions in the economy generally. It is generally Chesapeake Bank of Maryland's policy to obtain annual financial statements on the borrower's business or the project for which commercial real estate loans are originated. In addition, in the case of commercial real estate loans made to a partnership, limited liability company or a corporation, Chesapeake Bank of Maryland seeks, whenever possible, to obtain personal guarantees and annual financial statements from the principals of the entity.

       Construction Lending. A substantial portion of Chesapeake Bank of Maryland's construction loans is originated for the construction of owner-occupied, one-to-four family dwellings in our primary market area. Residential construction loans are offered primarily to individuals building their primary or secondary residence, as well as to select local builders. Generally, loans for the construction of owner-occupied, one-to-four family residential properties are originated in connection with the permanent loan on the property and have a construction term of up to 12 months. Such loans are typically offered on a fixed-rate basis. Interest rates on residential construction loans to builders are typically based on the prime rate plus a negotiated margin and adjust monthly, with construction terms generally not exceeding 18 months. Advances typically are made on a percentage-of-completion basis.

       Prior to committing to fund a construction loan, Chesapeake Bank of Maryland requires both an appraisal of the property and a study of projected construction costs. Chesapeake Bank of Maryland also reviews and inspects each project at the commencement of construction and as needed prior to additional loan disbursements during the term of the construction loan.

       Chesapeake Bank of Maryland also originates acquisition and development loans to local developers to acquire and develop land for sale to construct one-to-four family residences. Acquisition and development loans, which are considered by Chesapeake Bank of Maryland to be construction loans, typically are originated at the prime rate plus a negotiated margin and adjust monthly, with a term of up to 18 months. In general, interest only is paid during the term of the loan, and the principal balance of the loan is paid down as developed lots are sold to builders. Generally, in connection with acquisition and development loans, Chesapeake Bank of Maryland issues a letter of credit to secure the developer's obligation to local governments to complete improvements. If the developer fails to complete the improvements, Chesapeake Bank of Maryland is required to fund the cost of completing the improvements up the amount of the letter of credit. Letters of credit generate fee income for Chesapeake Bank of Maryland, but create additional risk.

       Construction financing generally is considered to involve a higher degree of risk of loss than long-term financing on improved, occupied real estate. Risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of the property's value at completion of development or construction and the estimated cost (including interest) of the project. During the development and/or construction phase, a number of factors could result in delays and cost overruns. If the estimate of costs is inaccurate and the borrower is unable to satisfy Chesapeake Bank of Maryland's requirement of additional funds to cover excess costs or change orders, Chesapeake Bank of Maryland will demand that the loan be paid in full and, if necessary, institute foreclosure proceedings or may refinance the loan. If the estimate of value is inaccurate, Chesapeake Bank of Maryland may be confronted, at or prior to the maturity of the loan, with collateral having a value which is insufficient to assure full repayment. To minimize this risk, Chesapeake Bank of Maryland will typically only work with developers and builders with whom it has experience and will carefully monitor their creditworthiness.

       At December 31, 2002, $71.4 million, or 35.0% of Chesapeake Bank of Maryland's gross loan portfolio consisted of construction loans.

       Commercial Business Loans. Chesapeake Bank of Maryland originates commercial business loans primarily to small business owners in its market area for purposes of working capital or equipment financing. These loans are typically secured by equipment, machinery and other corporate assets. The commercial business loans are usually 3-to-5 year loans with either fixed rates or variable rates of interest. Since 2000, Chesapeake Bank of Maryland has significantly expanded its activities in commercial business lending and anticipates that this will continue. At December 31, 2002, Chesapeake Bank of Maryland's commercial business loans amounted to $5.8 million, or 2.9% of its gross loan portfolio.

       Commercial business loans generally have higher interest rates and shorter terms than one-to-four family residential loans, but they also may involve higher average balances, increased difficulty of loan monitoring and a higher risk of default since their repayment generally depends on the successful operation of the borrower's business. Generally, Chesapeake Bank of Maryland attempts to minimize its risk exposure by limiting these loans to proven businesses and by obtaining personal guarantees from the borrowers whenever possible.

       Lease Financing. Chesapeake Bank of Maryland purchases commercial finance leases from local leasing companies. These leases are primarily on equipment, are purchased on a non-recourse basis and are serviced by the leasing company. Management believes these commercial leases represent a sound and profitable investment and intends to continue to maintain its relationship with the leasing companies following the conversion, albeit, as described below, on a less active basis. In general, lease financing involves the same risk of default as commercial business loans. Also, because the leases purchased by Chesapeake Bank of Maryland are serviced by the leasing companies, Chesapeake Bank of Maryland is not generally able to monitor the lessees' financial condition. At December 31, 2002, Chesapeake Bank of Maryland's commercial finance leases totaled $6.3 million, or 3.1% of its gross loan portfolio. We anticipate that Chesapeake Bank of Maryland's lease financing activities will not grow proportionately as a result of the additional capital from the conversion as we expect to slowly de-emphasize this aspect of our business.

       Consumer Loans. Chesapeake Bank of Maryland is authorized to originate loans for a wide variety of personal and consumer purposes. Chesapeake Bank of Maryland originates consumer loans in order to accommodate its customers and because such loans generally have shorter terms and higher interest rates than residential mortgage loans. Consumer loans consist primarily of home equity loans and lines of credit, boat loans, automobile loans, recreational vehicle loans and signature and savings account loans. At December 31, 2002, $20.6 million, or 10.1% of Chesapeake Bank of Maryland's gross loan portfolio consisted of consumer loans.

       Home equity loans and lines of credit are secured by a real estate mortgage with a security interest in the borrower's primary residence. These are fixed rate or variable rate loans indexed to the prime rate with terms of up to 20 years. At December 31, 2002, $10.6 million, or 5.2% of Chesapeake Bank of Maryland's gross loan portfolio consisted of home equity loans and lines of credit.

       Chesapeake Bank of Maryland also offers loans for boats, automobiles and recreational vehicles. At December 31, 2002, $9.3 million, or 4.6% of Chesapeake Bank of Maryland's gross loan portfolio consisted of these types of loans. To a lesser extent, Chesapeake Bank of Maryland offers signature and savings account loans for personal purposes. At December 31, 2002, $0.7 million, or 0.3% of Chesapeake Bank of Maryland's gross loan portfolio consisted of these types of consumer loans.

       Consumer loans generally have shorter terms and higher interest rates than residential mortgage loans. The consumer loan portfolio can assist in improving the spread between average loan yield and costs of funds, as well as improve the matching of the rate sensitive assets and liabilities.

       Consumer loans entail greater risks than one-to-four family residential mortgage loans, particularly consumer loans that are unsecured or that are secured by rapidly depreciable assets, such as boats, automobiles and recreational vehicles. In these cases, the repossessed collateral securing a defaulted loan may not provide an adequate source of repayment of the outstanding balance, since there is a greater likelihood of damage, loss or depreciation of the underlying collateral. Further, consumer loan collections are dependent on the borrower's continuing financial stability and are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. For consumer loans secured by real estate, the risk is greater than that inherent in the one-to-four family loan portfolio in that the security for home equity loans is generally not the first lien on the property and ultimate collection of the loan balance may be dependent on whether value remains after the collection by a holder with a higher lien. Finally, the application of various federal and state laws may limit the amount recoverable in the event of a default of a consumer loan.

       Loan Origination and Other Fees.

       In addition to interest earned on loans, Chesapeake Bank of Maryland may receive loan origination fees or "points" for originating loans. Loan origination fees are a percentage of the principal amount of the mortgage loan and are charged to the borrower in connection with the origination of the loan. Chesapeake Bank of Maryland also receives fees in connection with loan modifications, late payments and miscellaneous services related to loans.

       In accordance with Statement of Financial Accounting Standards No. 91, which pertains to the accounting for non-refundable fees and costs associated with originating or acquiring loans, Chesapeake Bank of Maryland's loan origination fees and certain related direct loan origination costs are offset, and the resulting net amount is deferred and amortized as interest income over the contractual life of the related loans as an adjustment to the yield of such loans. At December 31, 2002, Chesapeake Bank of Maryland had $539,000 of net loan fees which it had deferred and which are being recognized as income over the estimated maturities of the underlying loans.

Asset Quality

       General. Chesapeake Bank of Maryland's collection procedures provide that when a loan is 15 days past due, a late charge notice is sent to the borrower requesting payment. If the delinquency continues at 30 days, personal contact efforts are attempted, either in person or by telephone. If a loan becomes 60 days past due and no progress has been made in resolving the delinquency, a collection letter from legal counsel is mailed and personal contact is attempted. When a loan continues in a delinquent status for 90 days or more, and a repayment schedule has not been made or kept by the borrower, a notice of intent to foreclose generally is sent to the borrower. If the delinquency is not cured, foreclosure proceedings may be initiated. In most cases, deficiencies are cured promptly. While Chesapeake Bank of Maryland generally prefers to work with borrowers to resolve such problems, Chesapeake Bank of Maryland will institute foreclosure or other collection proceedings when necessary to minimize any potential loss.

       Loans are placed on a non-accrual status when management believes the probability of collection of interest is doubtful. When a loan is placed on non-accrual status, previously accrued but unpaid interest is deducted from interest income. Chesapeake Bank of Maryland generally discontinues the accrual of interest income when the loan becomes 90 days past due as to principal or interest unless the loan is well secured and Chesapeake Bank of Maryland believes it will fully collect all principal and interest due.

       Real estate and other assets acquired by Chesapeake Bank of Maryland as a result of foreclosure or by deed-in-lieu of foreclosure or repossession on collateral-dependent loans are classified as real estate owned or other repossessed assets until sold. Such assets are recorded at foreclosure or other repossession and updated quarterly at the lower of cost or estimated fair value less estimated selling costs. Any portion of the outstanding loan balance in excess of fair value is charged off against the allowance for loan losses. If, upon ultimate disposition of the property, net sales proceeds exceed the net carrying value of the property, a gain on sale of real estate or other assets is recorded. Unsecured closed-end and open-end consumers loans are classified as a loss when delinquent more than 120 days and 180 days, respectively, and charged-off unless management can demonstrate that collection is imminent.

       Chesapeake Bank of Maryland attempts to minimize charge-offs through the careful monitoring of a borrower's creditworthiness, adequate collateral securing outstanding balances, a systematic loan review process designed to detect problem loans and an aggressive collection process. Chesapeake Bank of Maryland had no real estate owned or other repossessed assets at December 31, 2002, March 31, 2002 and March 31, 2001, respectively.

       Delinquent Loans. The following table sets forth information concerning delinquent loans at December 31, 2002, in dollar amounts and as a percentage of Chesapeake Bank of Maryland's total loan portfolio. The amounts presented represent the total outstanding principal balances of the related loans, rather than the actual payment amounts which are past due.



                                                    At December 31, 2002
==========================================================================================================================

                                             30-59 Days            60-89 Days           Overdue 90 or More Days
                                              Overdue               Overdue                and Still Accruing
                                              -------               -------                ------------------
--------------------------------------------------------------------------------------------------------------------------
                                                Percent of              Percent of                 Percent of
                                       Amount   Total Loans   Amount    Total Loans      Amount    Total Loans
                                       ------   -----------   ------    -----------      ------    -----------
--------------------------------------------------------------------------------------------------------------------------
                                                           (Dollars in Thousands)
  Real estate loans:
     One-to-four family residential    $  577       0.28%     $    0           0%        $    0           0%
     Commercial                             0          0          39        0.02              0           0
     Construction                           0          0           0           0              0           0
  Commercial business                       0          0          20        0.01              0           0
  Lease financing                           0          0           0           0              0           0
  Consumer loans                           15       0.01         207        0.10              0           0
                                       ------     ------      ------      ------         ------      ------
     Total loans                       $  592       0.29%     $  266        0.13%        $    0           0%
                                       ======     ======      ======      =======        ======      ======
==========================================================================================================================

       Non-Performing Assets. The following table presents information with respect to Chesapeake Bank of Maryland's non-performing assets at the dates indicated.

==========================================================================================================================

                                               At December 31, 2002      At March 31, 2002      At March 31, 2001
                                               --------------------      -----------------      -----------------
--------------------------------------------------------------------------------------------------------------------------
                                                                     (Dollars in Thousands)
  Non-accruing Loans:
    Real estate loans:
       One-to-four family residential                $    559                 $    355                 $   174
       Commercial                                       3,328                    2,170                   2,153
       Construction                                     1,098                        0                       0
    Commercial business                                    53                        0                       0
    Lease financing                                       405                      121                       0
    Consumer loans                                        143                       25                       0
                                                     --------                 --------                 -------
       Total non-accruing loans                         5,586                    2,671                   2,327
Accruing loans delinquent 90 days or more                   0                        0                       0
Real estate owned                                           0                        0                       0
                                                     --------                 --------                 -------
       Total non-performing assets (1)                  5,586                    2,671                   2,327
Troubled debt restructurings                              280                      283                     288
                                                     --------                 --------                 -------
Troubled debt restructurings and total
non-performing assets                                $  5,866                 $  2,954                   2,615
                                                     ========                 ========                 =======
Total non-performing assets and troubled
debt restructurings as a percentage of
total assets                                             2.89%                    1.49%                   1.47%
==========================================================================================================================

(1) Non-Performing assets consist of non-accruing loans, accruing loans delinquent 90 days or more and real estate owned.

         During the nine months ended December 31, 2002, and the year ended March 31, 2002, gross interest income of $315,000 and $319,000, respectively, would have been recorded on loans accounted for on a non-accrual basis if the loans had been current throughout the periods. Interest on such loans included in income during the nine months ended December 31, 2002 and the year ended March 31, 2002 amounted to $187,000 and $255,000, respectively.


         Classified Assets. Federal regulations require that each insured savings institution classify its assets on a regular basis. In addition, in connection with examinations of insured institutions, federal examiners have authority to identify problem assets and, if appropriate, classify them. There are three classifications for problem assets: substandard, doubtful and loss. Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if `the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. Another category designated "special mention" also must be established and maintained for assets which do not currently expose an insured institution to a sufficient degree of risk to warrant classification as substandard, doubtful or loss.

         If an asset or portion thereof is classified loss, the insured institution must either establish specific allowances for loan losses in the amount of 100% of the portion of the asset classified loss, or charge off such amount. General loss allowances established to cover possible losses related to assets classified substandard or doubtful may be included in determining an institution's regulatory capital, while specific valuation allowances for loan losses do not qualify as regulatory capital. Federal examiners may disagree with an insured institution's classifications and amounts reserved and may require adjustments.


         At December 31, 2002, Chesapeake Bank of Maryland had $6.3 million in classified assets consisting of $3.7 million classified as substandard, $2.6 million classified as doubtful, and no assets classified as loss. Special mention assets totaled $3.5 million at December 31, 2002. Of the substandard assets, $1.098 million related to a construction loan secured by partially completed single-family homes and $1.1 million related to a commercial real estate loan secured by a golf course. The loan with a $1.098 million principal balance at December 31, 2002 was sold at foreclosure during November 2002, the foreclosure resulted in a $140,000 deficiency, and Chesapeake Bank of Maryland is currently awaiting ratification of the sale.

         Of the doubtful assets, $0.980 million related to two loans to one borrower secured by commercial real estate and $1.012 million related to the above mentioned commercial real estate loan secured by the golf course in a split classification. The loan with a $0.980 million balance at December 31, 2002 was sold at foreclosure during November 2002. Assuming the foreclosure is ratified, Chesapeake Bank of Maryland will receive the full principal balance on the loan. The borrower of the loan secured by the golf course currently is in bankruptcy (see "Legal Proceedings").

         Chesapeake Bank of Maryland's board of directors reviews the loan portfolio on a monthly basis to determine whether any loans require classification in accordance with applicable regulations. Not all classified assets constitute non-performing assets.

         Allowance for Loan Losses. The allowance for loan losses is a valuation account that reflects Chesapeake Bank of Maryland's evaluation of the losses known and inherent in its loan portfolio that are both probable and reasonable to estimate based on its lending activities and particular problem assets. Chesapeake Bank of Maryland maintains the allowance through provisions for loan losses that are charged to income in the period they are established. Chesapeake Bank of Maryland charges losses on loans against the allowance for loan losses when it believes the collection of loan principal is unlikely. Recoveries on loans previously charged-off are added back to the allowance.


         The procedures for determining Chesapeake Bank of Maryland's allowance for loan losses are established by Statement of Financial Accounting Standards No.5, Accounting for Contingencies (SFAS No.5) and No. 114, Accounting by Creditors for Impairment of a Loan (SFAS No. 114). SFAS No. 114 provides more specific guidance on measurement of loan impairment and related disclosures, but does not change the fundamental recognition criteria for loan losses provided by SFAS No. 5.

         Chesapeake Bank of Maryland's evaluation of the appropriate amount to provide for loan losses includes the determination of a homogenous component and a component derived in accordance with SFAS No.114, on loans that after a thorough review have been determined to be impaired. The homogenous component consists of the sum of amounts derived from a systematic process of separating large groups of smaller-balance loans by loan type (including one-to-four family residential, commercial business, lease and consumer loans), assigning a risk category consistent with regulatory definitions to each loan within each loan type, and then applying a loss percentage based upon Chesapeake Bank of Maryland's three-year loan loss experience adjusted for current economic trends impacting Chesapeake Bank of Maryland's lending area.

         Chesapeake Bank of Maryland categorizes its homogenous loans within five risk categories: (a) pass, (b) special mention, (c) substandard, (d) doubtful, and (e) loss. For "pass" loans, percentages range from a low of 0.25% for residential loans to a high of 5.00% for unsecured consumer loans. For "special mention" loans, the loss percentages range from 3.00% for residential loans to 7.00% for unsecured consumer loans. For "substandard" loans, the loss percentages range from 5.00% for residential loans to 20.00% for unsecured consumer loans. All loans categorized as "doubtful" are generally reserved at 50.00%. Loans categorized as "loss" are reserved at 100.00% or are charged off.

         The second component of the allowance for loan losses is derived from a systematic process applied to larger balance loans, which generally include commercial real estate loans and land acquisition, development, and construction loans, which are evaluated for impairment individually in accordance with SFAS No. 114. When a loan is impaired, Chesapeake Bank of Maryland measures impairment based on the expected future cash flows discounted at the loan's effective interest rate. As a practical expedient, Statement 114 permits a creditor to measure impairment based on the fair value of the collateral of an impaired collateral-dependent loan. Chesapeake Bank of Maryland measures impairment based on the fair value of the collateral when foreclosure is probable. A loan is impaired when, based on current information and events, it is probable that Chesapeake Bank of Maryland will be unable to collect all amounts due according to the contractual terms of the loan agreement. Larger balance loans not determined to be impaired are separated by loan type and assigned a risk category consistent with regulatory definitions similar to homogenous loans. Chesapeake Bank of Maryland then applies a loss percentage based upon Chesapeake Bank of Maryland's three-year loan loss experience adjusted for current economic trends impacting Chesapeake Bank of Maryland's lending area. These loss percentages range from 1.00% to 2.00% for loans categorized as "pass", 10.00% for "special mention" loans, and 20.00% for "substandard" loans. The allowance of loan loss component for larger balance non-homogenous loans categorized as "doubtful" and "loss" are determined in accordance with SFAS No. 114 as detailed above.

         Chesapeake Bank of Maryland does not maintain an unallocated portion of a loan loss reserve.


         This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available or as future events change. Future additions to the allowance for loan losses may be necessary if economic and other conditions in the future differ substantially from the current operating environment. In addition, the Office of Thrift Supervision, as an integral part of its examination process, periodically reviews Chesapeake Bank of Maryland's loan and foreclosed real estate portfolios and the related allowance for loan losses and valuation allowance for foreclosed real estate. The Office of Thrift Supervision may require Chesapeake Bank of Maryland to increase the allowance for loan losses or the valuation allowance for foreclosed real estate based on its review of information available at the time of the examination, which would negatively affect Chesapeake Bank of Maryland's earnings.

         It is Chesapeake Bank of Maryland's policy to review its loan portfolio, in accordance with regulatory classification procedures, on at least a monthly basis. Additionally, Chesapeake Bank of Maryland maintains a program of reviewing loan applications prior to making the loan and immediately after a loan is made in an effort to maintain loan quality.

The following table sets forth information concerning the allocation of Chesapeake Bank of Maryland's allowance for loan losses by loan categories at the dates indicated.

=============================================================================================================

                                         At December 31, 2002    At March 31, 2002       At March 31, 2001
                                         --------------------    -----------------       -----------------
                                 ----------------------------------------------------------------------------
                                                   Percent                Percent                Percent
                                                   of Loans               of Loans               of Loans
                                                   in Each                in Each                in Each
                                                   Category               Category               Category
                                                   to Total               to Total               to Total
                                         Amount     Loans       Amount     Loans       Amount     Loans
                                         ------     -----       ------     -----       ------     -----
                                                      (Dollars in Thousands)
Allocated:
  Real estate loans:
      One-to-four family residential     $  229     27.82%      $  223      30.27%    $  250      34.06%
      Commercial                            708     21.06          654      19.84        615      20.95
      Construction                          674     35.05          546      36.47        481      35.54
  Commercial business                       341      2.86           96       2.31         86       2.29
  Lease financing                           320      3.09          245       3.18        315       2.17
  Consumer loans                            446     10.12          289       7.93        154       4.99
                                         ------    ------       ------    -------     ------    -------
     Total                               $2,718    100.00%      $2,053     100.00%    $1,901     100.00%
                                         ======    ======       ======    =======     ======    =======
=============================================================================================================

         The following table sets forth an analysis of Chesapeake Bank of Maryland's allowance for loan losses and other ratios at or for the dates indicated.


=================================================================================================================================
                                           At and for the         At and for the      At and for the       At and for the
                                         Nine Months Ended      Nine Months Ended       Year Ended           Year Ended
                                         December 31, 2002      December 31, 2002     March 31, 2002       March 31, 2002
                                         -----------------      -----------------     --------------       --------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                     (Dollars in Thousands)

Total loans outstanding                      $203,767            $196,311                 $187,490             $188,174
Average loans outstanding, net                167,944             156,567                  158,010              138,251
Balance at beginning of period                  2,053               1,901                    1,901                1,246
Charge-Offs:
Real estate loans:
     One-to-four family residential                 0                   0                       18                    0
     Commercial                                     0                   0                        0                    0
     Construction                                   0                   0                        0                    0
Commercial business                                 0                   0                        0                    0
Lease financing                                     7                   8                        8                   48
Consumer loans                                     11                  19                       20                    4
                                             --------            --------                 --------             --------
     Total charge offs                             18                  27                       46                   52
                                             ========            ========                 ========             ========
Recoveries:
Real estate loans:
     One-to-four family residential                10                  19                       37                   20
     Commercial                                     0                   3                        3                    0
     Construction                                  35                  94                       83                   19
 Commercial business                                1                   0                        0                    0
 Lease financing                                    0                   0                        2                   35
 Consumer loans                                     1                   2                        4                   14
                                             --------            --------                 --------             --------
      Total recoveries                             47                 118                      129                   88
                                             --------            --------                 --------             --------
Net (charge-offs) recoveries                       29                  91                       83                   36
Provision for losses on loans                     636                 (51)                      69                  619
                                             --------            --------                 --------             --------
Balance at end of period                     $  2,718            $  1,941                 $  2,053             $  1,901
                                             ========            ========                 ========             ========
Allowance for loan losses as a percent
    of total loans outstanding                   1.33%               0.99%                    1.09%                1.01%
                                             ========            ========                 ========             ========
Allowance for loan losses as a percent
    of total non-performing loans (1)           48.66%              77.27%                   76.86%               81.69%
                                             ========            ========                 ========             ========
Ratio of net charge-offs (recoveries) to
average loans outstanding, net                  (0.02%)            (0.06%)                   (0.05%)              (0.03%)
                                             ========            ========                 ========             ========
---------------------------------------------------------------------------------------------------------------------------------



(1) Total non-performing loans consist of total non-accruing loans and accruing loans delinquent 90 days or more.

Investment Securities

     We have the authority to invest in various types of securities, including mortgage-backed securities, U.S. Treasury obligations, securities of various federal agencies and of state and municipal governments, certificates of deposit at federally-insured institutions, certain bankers' acceptances and federal funds. Chesapeake Bank of Maryland is required to maintain an investment in FHLB stock. Our investment strategy is established by our board of directors.

     Our securities must be categorized as either "held to maturity," "trading securities" or "available for sale," based on management's intent as to the ultimate disposition of each security. Debt securities may be classified as "held to maturity" and reported in financial statements at amortized cost only if management has the positive intent and ability to hold these securities to maturity. Securities that might be sold in response to changes in market interest rates, changes in the security's prepayment risk, increases in loan demand, or other similar factors cannot be classified as "held to maturity." We do not currently use or maintain a trading account. Debt and equity securities not classified as "held to maturity" are classified as "available for sale." These securities are reported at fair value, and unrealized gains and losses on the securities are excluded from earnings and reported, net of the related tax effect, as a separate component of retained earnings until realized.

     The following table sets forth information as to the amortized cost and fair value of our mortgage-backed and other investment securities.


-----------------------------------------------------------------------------------------------------------------

                                       At December 31, 2002       March 31, 2002          March 31, 2001
                                       --------------------       --------------          --------------
                                   ------------------------------------------------------------------------------
                                       Amortized      Fair     Amortized      Fair      Amortized     Fair
                                         Cost        Value        Cost       Value        Cost       Value
                                         ----        -----        ----       -----        ----       -----
                                                             (In Thousands)
Held to maturity:
  U.S. Government and agencies           $    0      $    0      $    0      $    0      $3,000      $3,006
  Mortgage-backed securities              1,723       1,882       2,366       2,508       3,517       3,660
  FHLB stock                                807         807         807         807         807         807
Available for sale:
  U.S. Government and agencies                0           0           0           0           0           0
  Mortgage-backed securities                  0           0           0           0           0           0
  Equity securities                         258         520         258         258         513         554
                                         ------      ------      ------      ------      ------      ------
Total                                    $2,788      $3,209      $3,431      $3,828      $7,582      $8,027
                                         ======      ======      ======      ======      ======      ======

-----------------------------------------------------------------------------------------------------------------

     The following tables sets forth the amount of our mortgage-backed and investment securities which mature during each of the periods indicated and the weighted average yields for each range of maturities at December 31, 2002.

                   Contractually Maturing at December 31, 2002
                   -------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                           Weighted           Weighted            Weighted            Weighted
                                  Under    Average     1-5    Average    6-10     Average   Over 10   Average
                                  1 Year    Yield     Years    Yield     Years     Yield     Years     Yield   Total
                                  ------    -----     -----    -----     -----     -----     -----     -----   -----
                                                    (Dollars in Thousands)
Held to maturity:
   U.S. Government and agencies      $0       0%     $  0         0%     $  0         0%    $    0        0%        0
   Mortgage-backed securities         0       0%      103      7.15%      775      6.77%       845     8.08%    1,723
   FHLB stock                         0       0         0         0         0         0        807     5.00%      807

Available for sale:
   Equity securities                  0       0         0         0         0         0        520     2.99%      520
                                     ==      ==      ====      ====      ====      ====     ======     ====    ======

Total                                $0       0%     $103      7.15%     $775      6.77%    $2,172     5.72%   $3,050
                                     ==      ==      ====      ====      ====      ====     ======     ====    ======

======================================================================================================================


     Mortgage-backed securities represent a participation interest in a pool of one-to-four family or multi-family mortgages. The mortgage originators use intermediaries (generally U.S. Government agencies and government sponsored enterprises) to pool and repackage the participation interest in the form of securities, with investors receiving the principal and interest payments on the mortgages. Such U.S. Government agencies and government sponsored enterprises guaranty the payment of principal and interest to investors.

     Mortgage-backed securities are typically issued with stated principal amounts, and the securities are backed by pools of mortgages that have loans with interest rates that are within a range and have varying maturities. The underlying pool of mortgages, i.e., fixed-rate or adjustable rate, as well as prepayment risk, are passed on to the certificate holder. The life of a mortgage-backed pass-through security approximates the life of the underlying mortgages.

     Chesapeake Bank of Maryland's mortgage-backed securities consist of Government National Mortgage Association (GNMA) securities, Federal National Mortgage Association (FNMA) securities and Federal Home Loan Mortgage Corporation (FHLMC) securities.

     GNMA is a government agency within the Department of Housing and Urban Development which is intended to help finance government-assisted housing programs. GNMA securities are backed by loans insured by the Federal Housing Administration or guaranteed by the Veterans Administration. The timely payment of principal and interest on GNMA securities is guaranteed by GNMA and backed by the full faith and credit of the U.S. Government. FHLMC is a private corporation chartered by the U.S. Government. FHLMC issues participation certificates backed principally by conventional mortgage loans. FHLMC guarantees the timely payment of interest and the ultimate return of principal on participation certificates. FNMA is a private corporation chartered by the U.S. Congress with a mandate to establish a secondary market for mortgage loans. FNMA guarantees the timely payment of principal and interest on FNMA securities. FHLMC and FNMA securities are not backed by the full faith and credit of the U.S. Government, but because FHLMC and FNMA are U.S. Government-sponsored enterprises, these securities are considered to be among the highest quality investments with minimal credit risks.

     Mortgage-backed securities generally yield less than the loans which underlie such securities because of their payment guarantees or credit enhancements which offer nominal credit risk. In addition, mortgage-backed securities are more liquid than individual mortgage loans and may be used to collateralize borrowings or other obligations of Chesapeake Bank of Maryland.


     Equity securities consisted of 20,391 shares of Canada Life Financial Corporation stock that we received as a result of the de-mutualization of The Canada Life Assurance Company. On January 6, 2003, we sold the stock on the open market for $533,700. See "- Comparison of Operating Results for the Years Ended March 31, 2002 and 2001 - Other Operating Income." We do not actively trade in equity securities.

Ground Rents

     Ground rents are relatively unique to the Baltimore area. They represent obligations on the part of a homeowner to pay semiannual rents to the holder of their ground lease. The ground lease typically is for a term of 99 years, automatically renewable forever and is freely transferrable. The only obligation of the homeowner is to pay the ground rent to the holder of the ground lease for as long as the homeowner owns the real property. The holder of the ground lease has no right to take possession of the real property as long as the ground rent is paid. Under Maryland law, the owner of the real property has a right to redeem the ground lease based upon a statutory formula. The resale price of a ground lease is typically substantially less than the redemption price. Ground rents, net of allowance for losses, were $302,000 and $308,000 as of December 31, 2002 and 2001, respectively, a 2.0% decrease.


Sources of Funds

     General. Deposits are the primary source of our funds for lending, investment activities and general operational purposes. In addition to deposits, we derive funds from amortization and prepayment of loans and mortgage-backed securities and earnings and funds provided from operations. While scheduled principal repayments on loans and mortgage-backed securities are a relatively predictable source of funds, deposit flows and loan prepayments are greatly influenced by market interest rates, economic conditions and rates offered by our competition. Borrowings may be used on a short-term basis to compensate for reductions in the availability of funds, or on a longer term basis for general operational purposes. Chesapeake Bank of Maryland has the ability to borrow funds from the Federal Home Loan Bank of Atlanta.

     Deposits. Chesapeake Bank of Maryland attracts deposits principally from within its market area by offering a variety of deposit instruments, including checking accounts, money market accounts, savings accounts, Individual Retirement Accounts and time deposits that range in maturity from ninety days to five years. Deposit terms vary according to the minimum balance required, the length of time the funds must remain on deposit and the interest rate. Maturities, terms, service fees and withdrawal penalties for deposit accounts are established on a periodic basis.

     The asset/liability management committee reviews Chesapeake Bank of Maryland's deposit mix and pricing on a bi-weekly basis. In determining the characteristics of its deposit accounts, Chesapeake Bank of Maryland considers the rates offered by competing institutions, lending and liquidity requirements, growth goals and federal regulations. Management believes it prices its deposits comparably to rates offered by its competitors. Chesapeake Bank of Maryland does not accept brokered deposits.

     Chesapeake Bank of Maryland attempts to compete for deposits with other institutions in its market area by offering competitively priced deposit instruments that are tailored to the needs of its customers. Additionally, Chesapeake Bank of Maryland seeks to satisfy customers' needs by providing convenient customer service, efficient staff and convenient hours of service. To provide additional convenience, Chesapeake Bank of Maryland participates in the STAR Automated Teller Machine network at locations throughout the mid-Atlantic and southern United States and the CIRRUS Automated Teller Machine network at locations throughout the United States. To better serve its customers, Chesapeake Bank of Maryland has installed an automated teller machine at its Joppa Road, Catonsville and Baltimore City offices. Substantially all of Chesapeake Bank of Maryland's depositors are Maryland residents.


     The average balances and average rates paid on deposits during the nine months ended December 31, 2002 and the years ended March 31, 2002 and 2001 are shown in the tables below. All deposits are domestic deposits. All average balances are based on average monthly balances during the periods. We do not believe that the monthly averages differ significantly from what the daily averages would have been.



=============================================================================================================================
                             Nine Months Ended                   Year Ended                       Year Ended
                             December 31, 2002                 March 31, 2002                   March 31, 2001
                             -----------------                 --------------                   --------------
-----------------------------------------------------------------------------------------------------------------------------
                                  Percent                          Percent                               Percent
                                 of Total   Weighted              of Total     Weighted                 of Total    Weighted
                      Average     Average    Average    Average    Average      Average     Average      Average     Average
                      Balance    Deposits     Rate      Balance   Deposits       Rate       Balance     Deposits      Rate
                                                               (In thousands)
Demand deposits       $ 11,515     6.64%      .98%    $  9,795      5.93%       1.13%     $  8,666       6.10%        1.53%
Savings deposits        21,157    12.19      1.46       19,868     12.02        1.82        19,653      13.83         2.70
Money market
   Deposits             37,979    21.89      2.13       31,592     19.11        3.29        15,238      10.72         3.93
Time deposits          102,851    59.28      4.14      104,032     62.94        5.39        98,568      69.35         5.79
                      --------    -----      ----      -------     -----        ----      --------      -----         ----
   Total              $173,502    100.0%     3.16%     165,287     100.0%       4.31%     $142,125      100.0%        4.90%
                      ========    =====      ====      =======     ======       ====      ========      =====         ====

=============================================================================================================================


     The following table shows, by rate category, Chesapeake Bank of Maryland certificate of deposit accounts as of the dates indicated.


==============================================================================================================

                                        At December 31, 2002       March 31, 2002          March 31, 2001
                                        --------------------       --------------          --------------
--------------------------------------------------------------------------------------------------------------
                                                  Percent of                Percent of             Percent of
                                        Amount     Deposits      Amount      Deposits     Amount    Deposits
                                        ------     --------      ------      --------     ------    --------
                                                                   Dollars in thousands
Certificate of Deposit Rates:
  0.00% - 2.99%                        $ 45,364      24.69%     $ 23,646      13.12%     $     31      0.02%
  3.00% - 3.99%                          14,006       7.62        12,881       7.15           222      0.14
  4.00% - 4.99%                          16,084       8.76        27,020      14.99        12,591      8.01
  5.00% - 5.99%                          13,944       7.59        15,793       8.76        34,013     21.62
  6.00% - 7.99%                          15,459       8.41        22,004      12.21        58,615     37.27
                                       --------      -----      --------      -----      --------     -----
  Total                                $104,857      57.07%     $101,344      56.23%     $105,472     67.06%
                                       ========      =====      ========      =====      ========     =====

==============================================================================================================

================================================================================

================================================================================

         The following table shows the interest rate and maturity information for Chesapeake Bank of Maryland's certificates of deposit at December 31, 2002.



==============================================================================================================

                                  Maturity Date
                                  -------------
--------------------------------------------------------------------------------------------------------------


           Interest Rate        One Year or Less    Over 1-2 Years  Over 2-3 Years   Over 3 Years      Total
           -------------        ----------------    --------------  --------------   ------------      -----
                                           (In Thousands)

0.00% - 2.99%                            $41,292           $ 4,011          $   61      $       0    $ 45,364
3.00% - 3.99%                              2,842             9,631             923            610      14,006
4.00% - 4.99%                              1,765             2,913             148         11,258      16,084
5.00% - 5.99%                              4,733             2,145             319          6,747      13,944
6.00% - 7.00%                             13,251               568             880            760      15,459
                                         -------           -------          ------      ---------    --------
   Total                                 $63,883           $19,268          $2,331      $  19,375    $104,857
                                         =======           =======          ======      =========    ========
==============================================================================================================



         The aggregate amount of outstanding certificates of deposit at Chesapeake Bank of Maryland in amounts greater than or equal to $100,000 was approximately $20.8 million and $17.6 million at December 31, 2002, and March 31, 2002, respectively. Chesapeake Bank of Maryland had no other time deposits equal to or in excess of $100,000 on such dates. The following table presents the maturity of these certificates of deposit at such dates.



==============================================================================================================

                                            At December 31, 2002                 At March 31, 2002
                                            --------------------                 -----------------
-----------------------------------------------------------------------------------------------------------
                                              (In Thousands)
3 Months or less                                   $  2,811                           $ 3,300
Over 3 months through 6 months                        3,281                             3,125
Over 6 months through 12 months                       5,367                             5,628
Over 12 months                                        9,300                             5,538
                                                   --------                           -------
                                                   $ 20,759                           $17,591
                                                   ========                           =======
==============================================================================================================


         Borrowings. Chesapeake Bank of Maryland may obtain advances from the Federal Home Loan Bank of Atlanta upon the security of the common stock it owns in that bank and certain of its residential mortgage loans and mortgage-backed and other investment securities, provided certain standards related to creditworthiness have been met. These advances are made pursuant to several credit programs, each of which has its own interest rate and range of maturities. Federal Home Loan Bank of Atlanta advances are generally available to meet seasonal and other withdrawals of deposit accounts and to permit increased lending.


         At December 31, 2002, Chesapeake Bank of Maryland was permitted to borrow up to $19.0 million from the Federal Home Loan Bank of Atlanta.

         The following table shows certain information regarding the Federal Home Loan Bank of Atlanta advances to Chesapeake Bank of Maryland at or for the dates indicated:

==============================================================================================================
                                                 At or for the         At or for the         At or for the
                                               Nine Months Ended         Year Ended           Year Ended
                                               December 31, 2002       March 31, 2002       March 31, 2001
                                               -----------------       --------------       --------------
-------------------------------------------------------------------------------------------------------------
                                                                  (Dollars in Thousands)
Federal Home Loan Bank Advances:
  Average balance outstanding                         $0                     $0                 $1,500
   Maximum amount outstanding at any
     month-end during the period                      $0                     $0                 $3,000
   Balance outstanding at end of period               $0                     $0                 $3,000
   Average interest rate during the period             0%                     0%                  6.07%
   Weighted average interest rate at end of
     period                                            0%                     0%                  5.63%
==============================================================================================================

Subsidiary Activity of Chesapeake Bank of Maryland

         As a federally chartered savings bank, Chesapeake Bank of Maryland is permitted by Office of Thrift Supervision regulations to invest up to 2% of its assets in the stock of, or loans to, service corporation subsidiaries. Chesapeake Bank of Maryland may invest an additional 1% of its assets in service corporations if the additional funds are used for inner-city or community development purposes, and up to 50% of its total capital in conforming loans to service corporations in which Chesapeake Bank of Maryland owns more than 10% of the capital stock. In addition to investments in service corporations, Chesapeake Bank of Maryland may invest an unlimited amount in operating subsidiaries engaged solely in activities in which Chesapeake Bank of Maryland may engage as a federal savings bank.

         Superior Service Corporation is a wholly-owned service corporation subsidiary of Chesapeake Bank of Maryland. It was organized on February 1, 1980 under the laws of the State of Maryland for the purpose of engaging in the sale of various insurance products and for the purpose of engaging in activities related to the purchase, maintenance, development, sale or lease of real estate. It has not had active business operations for at least the last five years. It currently receives modest commissions from insurance products that it sold during its active operations.

Competition

         Chesapeake Bank of Maryland faces significant competition both in attracting deposits and in originating loans. Its most direct competition for deposits has come historically from commercial banks, credit unions and other savings institutions located in its market area, including many large financial institutions which have greater financial and marketing resources than Chesapeake Bank of Maryland. In addition, Chesapeake Bank of Maryland faces significant competition for investors' funds from short-term money market securities, mutual funds and other corporate and government securities. Chesapeake Bank of Maryland does not rely upon any individual group or entity for a material portion of its deposits. The ability of Chesapeake Bank of Maryland to attract and retain deposits depends on its ability to provide a rate of return, liquidity and risk comparable to that offered by competing investment opportunities.

         Chesapeake Bank of Maryland's competition for real estate and other loans comes principally from mortgage banking companies, commercial banks, other savings institutions and credit unions. Chesapeake Bank of Maryland competes for loan originations primarily through the interest rates and loan fees it charges, and the efficiency and quality of services it provides customers. Factors which affect competition include general and local economic conditions, current interest rate levels and, with respect to real estate secured loans, volatility in the mortgage markets.

Properties


         The following table sets forth certain information relating to Chesapeake Bank of Maryland's properties at December 31, 2002.



-------------------------------------------------------------------------------------------------------------
                                                                  Net Book Value
                                                                  of Property and
                                                                     Leasehold
                                  Owned           Lease           Improvements at            Deposits at
           Location             or Leased    Expiration Date     December 31, 2002        December 31, 2002
           --------             ---------    ---------------     -----------------        -----------------
-------------------------------------------------------------------------------------------------------------

                                                              (In Thousands)
-------------------------------------------------------------------------------------------------------------
2001 E. Joppa Road
Baltimore, MD (1)                 Owned           N/A                $679                   $80,580
-------------------------------------------------------------------------------------------------------------
2240 Eastern Avenue
Baltimore, MD                     Owned           N/A                $ 57                   $22,748
-------------------------------------------------------------------------------------------------------------
5424 Carville Avenue
Arbutus, MD                       Owned           N/A                $ 32                   $38,175
-------------------------------------------------------------------------------------------------------------
36 S. Charles Street
Baltimore, MD                     Leased         01/06               $  4                   $15,270
-------------------------------------------------------------------------------------------------------------
8095-G Edwin Raynor Blvd.
Pasadena, MD                      Leased         11/05                  0                   $13,962
-------------------------------------------------------------------------------------------------------------
609 Frederick Road
Catonsville, MD                   Leased         09/12               $ 32                   $12,997
-------------------------------------------------------------------------------------------------------------
8716 Satyr Hill Road
Baltimore, MD (2)                 Leased         02/21               $ 62                     N/A
-------------------------------------------------------------------------------------------------------------
10501 York Road
Cockeysville, MD (3)              Owned           N/A                $319                     N/A
-------------------------------------------------------------------------------------------------------------


(1)      Space includes administrative offices
(2)      Loan production office
(3)      Rental property


         On November 20, 2002, Chesapeake Bank of Maryland purchased a 3,000 square foot building located at 1a Bel Air South Parkway, Bel Air, Maryland 21014, for $425,000 plus $50,000 for the furniture, fixture and equipment located in the building. The property serves as Chesapeake Bank of Maryland's Bel Air branch, which opened on March 10, 2003. The building was initially constructed and the furniture, fixtures and equipment initially purchased to serve as a branch for another bank. That bank was not able to open the branch and Chesapeake Bank of Maryland was able to acquire the property. The land on which the building is situated currently is being subdivided. Upon completion of that process, which is expected to occur in the second quarter of 2003, Chesapeake Bank of Maryland will purchase the land for $425,000. Until the land is purchased, Chesapeake Bank of Maryland is leasing the land for $41,000 per year.

         Chesapeake Bank is considering relocating its Arbutus, Maryland and Pasadena, Maryland branch offices to different facilities in the same general area (i.e., within several miles of the current office). These offices are located in older buildings without drive-through or ATM capabilities. To date, Chesapeake Bank of Maryland has not identified any alternative locations for these branches.

Employees


     Chesapeake Bank of Maryland had 58 full time employees and 12 part time employees as of December 31, 2002. The employees are not represented by any collective bargaining group. Management believes that is has good relations with its employees. Banks of the Chesapeake, M.H.C. had no employees as of December 31, 2002.


Legal Proceedings


     Golf Course Litigation. On August 5, 2002, Mt. Vista Golf Course Limited Partnership and Daniel Crispino and Eileen Crispino filed a complaint against Chesapeake Bank of Maryland in the Circuit Court for Baltimore County, Maryland alleging that Chesapeake Bank of Maryland breached a modification agreement that was part of Mt. Vista's loan agreements with Chesapeake Bank of Maryland. In particular, the plaintiffs alleged that Chesapeake Bank of Maryland breached the modification agreement by refusing to accept loan payments from Mt. Vista and by instituting foreclosure proceedings on an "executive" golf course owned by Mt. Vista. Chesapeake Bank of Maryland provided construction financing for the golf course, which was later converted to a "permanent" loan, and holds a first mortgage on the property. The outstanding principal balance of the loan to Mt. Vista at December 31, 2002 was approximately $2,120,000 and the loan was guaranteed by Mr. and Mrs. Crispino. The plaintiffs also alleged that Chesapeake Bank of Maryland falsely and negligently misrepresented material facts in connection with the modification agreement. The plaintiffs are seeking $20,000,000 in compensatory and punitive damages, an accounting for the disposition of funds relating to the loan and the return of monies that they claim represents overpayments on the loan. Chesapeake Bank of Maryland denies any wrongdoing and believes the lawsuit is a nuisance suit filed in response to foreclosure proceedings that Chesapeake Bank of Maryland initiated on the property.

     The plaintiffs obtained a temporary restraining order to enjoin Chesapeake Bank of Maryland's foreclosure proceedings on the property. However, the plaintiffs were unable to post the necessary bond in support of the injunction and Chesapeake Bank of Maryland was then authorized to proceed with the foreclosure sale. Thereafter, Mt. Vista filed for bankruptcy under Chapter 11 and the foreclosure sale was stayed. Chesapeake Bank of Maryland then sought relief from the automatic stay, and, during the course of that litigation, Mt. Vista, Mr. and Mrs. Crispino and Chesapeake Bank of Maryland entered into a settlement agreement to resolve their respective disputes.

     The settlement agreement is subject to the approval of The United States Bankruptcy Court For The District of Maryland (Baltimore Division). If not objected to by Mt. Vista's other creditors and if approved by the bankruptcy court, the settlement agreement will become effective. The settlement agreement provides, among other things, that:

     . Mt. Vista will consent to the lifting of the automatic stay and Chesapeake Bank of Maryland will forbear from exercising its right to foreclose on the property, except as provided below;

     . Mt. Vista may try to sell the property free and clear of all liens (i.e., all obligations to Chesapeake Bank of Maryland must be paid) until December 31, 2003;

     . Mt. Vista and Mr. and Mrs. Crispino will dismiss without prejudice all claims currently pending against Chesapeake Bank of Maryland;

     . Once Chesapeake Bank of Maryland is paid in full, the parties will execute a general and mutual release;

     . If Mt. Vista breaches any of the terms of the settlement agreement, and does not cure such breach in the manner permitted by the settlement agreement, or if the sale of the property does not occur by December 31, 2003, Chesapeake Bank of Maryland may proceed with the foreclosure proceeding on the property, and neither Mt. Vista, Daniel Crispino nor Eileen Crispino will be permitted to seek any further injunctive relief in the foreclosure proceedings;

     . Mt. Vista and Mr. and Mrs. Crispino may refile their litigation against Chesapeake Bank of Maryland at such time as Chesapeake Bank of Maryland proceeds with the foreclosure.

     Name Litigation. On February 1997, Chesapeake Bank of Maryland (then known as Chesapeake Federal Savings and Loan Association) filed United States Service Mark Applications with the United States Patent and Trademark Office to register the marks "CHESAPEAKE BANK" and "CHESAPEAKE" in connection with consumer banking services. After publication of the "CHESAPEAKE BANK" mark, Chesapeake Bank of Maryland's application was opposed by Chesapeake Bank, Inc., a Virginia banking corporation headquartered in Kilmarnock, Virginia (the "Virginia Bank"). The Virginia Bank alleged it had superior rights in the "CHESAPEAKE BANK" mark in association with banking services prior to Chesapeake Bank of Maryland's use.

     The Virginia Bank did not challenge Chesapeake Bank of Maryland's "CHESAPEAKE" application during the "Opposition" stage, and that mark was issued to Chesapeake Bank of Maryland in December 1999. However, in January 2001, the Virginia Bank filed a petition with the United States Trademark Trial and Appeal Board to cancel Chesapeake Bank of Maryland's "CHESAPEAKE" registration.

     On May 15, 2000, Chesapeake Bank of Maryland filed a United States Service Mark Application for the mark www.chesapeakebank.com.

     The Virginia Bank's opposition to the "CHESAPEAKE BANK" mark is currently suspended by the United States Trademark Trial and Appeal Board as is a decision about the registrability of Chesapeake Bank of Maryland's application for the www.chesapeakebank.com mark, pending resolution of the civil lawsuit in the United States District Court as further described below.

     In November 2002, Chesapeake Bank of Maryland filed a complaint for trademark infringement, unfair competition and declaratory relief in the United States District Court for Maryland against Chesapeake Financial Shares, Inc. (the parent company of the Virginia Bank), the Virginia Bank and Private Business, Inc. This action resulted in the United States Trademark Trial and Appeal Board suspending the "CHESAPEAKE BANK" proceeding as the litigation will resolve the issues before the board. In the complaint, Chesapeake Bank of Maryland alleges that Private Business, Inc., a Tennessee corporation in the business of promoting financial services and products, contacted a resident of Montgomery County, Maryland and attempted to sell this resident banking products on behalf of the Virginia Bank. This Montgomery County, Maryland resident contacted Chesapeake Bank of Maryland only to discover it was not offering this banking product.

     In the complaint, Chesapeake Bank of Maryland is requesting, among other things, that the court: (i) grant a permanent injunction enjoining and restraining the defendants and their agents, employees and servants from using the words "CHESAPEAKE" or "CHESAPEAKE BANK"; (ii) declare that Chesapeake Bank of Maryland is the senior user of the marks "CHESAPEAKE" and "CHESAPEAKE BANK" and the domain name www.chesapeakebank.com; (iii) order the United States Trademark Office to issue a registration to Chesapeake Bank of Maryland for these marks and the domain name, with the exception that Chesapeake Bank of Maryland will not use the mark in the Virginia Bank's eleven county market area in Virginia; and (iv) dismiss the actions before the United States Trademark Trial and Appeal Board.

     Chesapeake Bank of Maryland believes that it will ultimately prevail in the Federal court action. However, if Chesapeake Bank of Maryland is not successful in the Federal court action, we believe Chesapeake Bank of Maryland would continue to be able to use the "CHESAPEAKE" and "CHESAPEAKE BANK" marks in its primary market area, but not nationally. Because the law with respect to domain name litigation is unsettled, Chesapeake Bank of Maryland is not able to predict whether it would be able to continue to use www.chesapeakebank.com if it is not successful in the Federal court action.


     General. In addition to the foregoing, Chesapeake Bank of Maryland is involved, from time to time, as plaintiff or defendant in various legal actions arising in the normal course of its business.

                                   REGULATION

     THE FOLLOWING DISCUSSION OF CERTAIN LAWS AND REGULATIONS WHICH ARE APPLICABLE TO US AND TO CHESAPEAKE BANK OF MARYLAND, AS WELL AS DESCRIPTIONS OF LAWS AND REGULATIONS CONTAINED ELSEWHERE IN THIS PROSPECTUS, SUMMARIZES THE ASPECTS OF SUCH LAWS AND REGULATIONS WHICH ARE DEEMED TO BE MATERIAL TO US AND CHESAPEAKE BANK OF MARYLAND. HOWEVER, THE SUMMARY DOES NOT PURPORT TO BE

COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO APPLICABLE LAWS AND REGULATIONS.

Banks of the Chesapeake, Inc.

     Holding Company Acquisitions. Upon completion of the conversion, we will become a savings and loan holding company within the meaning of the Home Owners' Loan Act, as amended ("HOLA"), and will be required to register with the Office of Thrift Supervision. Federal law generally prohibits a savings and loan holding company, without prior Office of Thrift Supervision approval, from acquiring the ownership or control of any other savings institution or savings and loan holding company, or all, or substantially all, of the assets or more than 5% of the voting shares thereof. These provisions also prohibit, among other things, any director or officer of a savings and loan holding company, or any individual who owns or controls more than 25% of the voting shares of such holding company, from acquiring control of any savings institution not a subsidiary of such savings and loan holding company, unless the acquisition is approved by the Office of Thrift Supervision. In evaluating applications by holding companies to acquire savings institutions, the Office of Thrift Supervision must consider the financial and managerial resources, future prospects of the savings institution involved, the effect of the acquisition on the risk to the insurance fund, the convenience and needs of the community and competitive factors.

     The Office of Thrift Supervision may not approve any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, subject to two exceptions: (i) the approval of interstate supervisory acquisitions by savings and loan holding companies and
(ii) the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit such acquisitions. The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

     Holding Company Activities. We will operate as a unitary savings and loan holding company. Under prior law, a unitary savings and loan holding company was not generally restricted as to the types of business activities in which it may engage, provided it continued to be a qualified thrift lender. See "- Chesapeake Bank of Maryland - Qualified Thrift Lender Test." The Gramm-Leach-Bliley Act of 1999, however, restricts unitary savings and loan holding companies not existing or applied for before May 4, 1999 to activities permissible for financial holding companies under the law or for multiple savings and loan holding companies. We will not qualify for the grandfather-clause exemption and will be limited to the activities permissible for financial holding companies or multiple savings and loan holding companies. A financial holding company may engage in activities that are financial in nature, incidental to financial activities or complementary to a financial activity. A multiple savings and loan holding company is generally limited to activities permissible for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act, subject to the prior approval of the Office of Thrift Supervision, and certain activities authorized by Office of Thrift Supervision regulations.

     Although savings and loan holding companies are not subject to specific capital requirements or specific restrictions on the payment of dividends or other capital distributions, federal regulations do prescribe such restrictions on subsidiary savings institutions, as described below. Chesapeake Bank of Maryland must notify the Office of Thrift Supervision 30 days before declaring any dividend to us. In addition, the financial impact of a holding company on its subsidiary institution is a matter that is evaluated by the Office of Thrift Supervision which has authority to order cessation of activities or divestiture of subsidiaries deemed to pose a threat to the safety and soundness of the institution. See "- Chesapeake Bank of Maryland - Capital Distributions."

     Federal Securities Laws. We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the registration of our common stock to be issued in the offering. Upon consummation of the conversion, we intend to register our common stock with the Securities and Exchange Commission under Section 12(g) of the Securities Exchange Act of 1934. We will then be subject to the proxy and tender offer rules, insider trading reporting requirements and restrictions, and certain other requirements under the Securities Exchange Act of 1934. Pursuant to Office of Thrift Supervision regulations and the plan of conversion, we have agreed to maintain such registration for a minimum of three years following the conversion.

     The registration under the Securities Act of 1933 of the shares of common stock to be issued in the offering does not cover the resale of such shares. Shares of common stock purchased by persons who are not our affiliates may be sold without registration. Shares purchased by our affiliates will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If we meet the current public information requirements of Rule 144 under the Securities Act of 1933, each of our affiliates who complies with the other conditions of Rule 144 would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (a) 1% of our outstanding shares or (b) the average weekly volume of trading in such shares during the preceding four calendar weeks. In addition, the plan of conversion and Office of Thrift Supervision regulations impose certain other restrictions on the sale of our common stock. See "The Conversion - Certain Restrictions on Purchase or Transfer of Shares after the Conversion." As described below, certain aspects of the federal securities laws were recently substantially revised by the Sarbanes-Oxley Act of 2002.

     Sarbanes-Oxley Act of 2002. On July 30, 2002, the President signed into law the Sarbanes-Oxley Act of 2002 (the "SO Act"), which implemented legislative reforms intended to address corporate and accounting fraud. In addition to the establishment of a new accounting oversight board that will enforce auditing, quality control and independence standards and will be funded by fees from all publicly traded companies, the SO Act places certain restrictions on the scope of services that may be provided by accounting firms to their public company audit clients. Also, audit and non-audit services provided to a public company audit client will require preapproval by the company's audit committee. In addition, the SO Act makes certain changes to the requirements for partner rotation after a period of time. The SO Act requires chief executive officers and chief financial officers, or their equivalent, to certify to the accuracy of periodic reports filed with the Securities and Exchange Commission, and makes them subject to civil and criminal penalties if they knowingly or willingly violate this certification requirement.

     Under the SO Act, longer prison terms will apply to corporate executives who violate federal securities laws; the period during which certain types of suits can be brought against a company or its officers is extended; and bonuses issued to top executives prior to restatement of a company's financial statements are now subject to disgorgement if such restatement was due to corporate misconduct. Executives are also prohibited from insider trading during retirement plan "blackout" periods, and loans to company executives (other than loans by financial institutions permitted by federal rules and regulations) are restricted. In addition, a provision directs that civil penalties levied by the Securities and Exchange Commission as a result of any judicial or administrative action under the SO Act be deposited to a fund for the benefit of harmed investors. Directors and executive officers must also provide information for most changes in ownership in a company's securities within two business days of the change.

     The SO Act also increases the oversight of, and codifies certain requirements relating to audit committees of public companies and how they interact with the company's "registered public accounting firm" ("RPAF"). Among other requirements, companies must disclose whether at least one member of the committee is an "audit committee financial expert" (as such term is defined by the Securities and Exchange Commission) and if not, why not.

     Although we anticipate that we will incur additional expense in complying with the provisions of the SO Act and the resulting regulations, management does not expect that such compliance will have a material impact on our results of operations or financial condition.

     The USA PATRIOT ACT. In response to the events of September 11th, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the USA PATRIOT Act, was signed into law on October 26, 2001. The USA PATRIOT Act gives the federal government new powers to address terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing, and broadened anti-money laundering requirements. By way of amendments to the Bank Secrecy Act, Title III of the USA PATRIOT Act takes measures intended to encourage information sharing among bank regulatory agencies and law enforcement bodies. Further, certain provisions of Title III impose affirmative obligations on a broad range of financial institutions, including banks, thrifts, brokers, dealers, credit unions, money transfer agents and parties registered under the Commodity Exchange Act.

     Among other requirements, Title III of the USA PATRIOT Act imposes the following requirements with respect to financial institutions:

     . Pursuant to Section 352, all financial institutions must establish anti-money laundering programs that include, at minimum: internal policies, procedures, and controls; specific designation of an anti-money laundering compliance officer; ongoing employee training programs; and an independent audit function to test the anti-money laundering program.

     . Section 326 of the act authorizes the Secretary of the Department of Treasury, in conjunction with other bank regulators, to issue regulations that provide for minimum standards with respect to customer identification at the time new accounts are opened.

     . Section 312 of the act requires financial institutions that establish, maintain, administer, or manage private banking accounts or correspondence accounts in the United States for non-United States persons or their representatives (including foreign individuals visiting the United States) to establish appropriate, specific and, where necessary, enhanced due diligence policies, procedures and controls designed to detect and report money laundering.

     . Effective December 25, 2001, financial institutions are prohibited from establishing, maintaining, administering or managing correspondent accounts for foreign shell banks (foreign banks that do not have a physical presence in any country), and will be subject to certain record keeping obligations with respect to correspondent accounts of foreign banks.

     . Bank regulators are directed to consider a holding company's effectiveness in combating money laundering when ruling on Federal Reserve Act and Bank Merger Act applications.

     The federal banking agencies have begun to propose and implement regulations pursuant to the USA PATRIOT Act. These proposed and interim regulations will require financial institutions to adopt the policies and procedures contemplated by the USA PATRIOT Act.

Chesapeake Bank of Maryland

     General. After the conversion, the Office of Thrift Supervision will continue as Chesapeake Bank of Maryland's chartering authority and its primary regulator. The Office of Thrift Supervision has extensive authority over the operations of federally-chartered savings institutions. As part of this authority, federally-chartered savings institutions are required to file periodic reports with the Office of Thrift Supervision and are subject to periodic examinations by the Office of Thrift Supervision. Chesapeake Bank of Maryland also is subject to regulation by the Federal Deposit Insurance Corporation ("FDIC") and to requirements established by the Federal Reserve Board. Under this system of federal regulation, financial institutions are periodically examined to ensure that they satisfy applicable standards with respect to their capital adequacy, assets, management, earnings, liquidity and sensitivity to market interest rates. Following completion of its examination, the federal agency critiques the institution's operations and assigns its rating (known as an institution's CAMELS rating). Under federal law, an institution may not disclose its CAMELS rating to the public. The investment and lending authority of savings institutions are prescribed by federal laws and regulations, and such institutions are prohibited from engaging in any activities not permitted by such laws and regulations. Such regulation and supervision is primarily intended for the protection of depositors and the Savings Association Insurance Fund ("SAIF").

     The Office of Thrift Supervision's enforcement authority over all savings institutions and their holding companies includes, among other things, the ability to assess civil money penalties, to issue cease and desist or removal orders and to initiate injunctive actions. In general, these enforcement actions may be initiated for violations of laws and regulations and unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with the Office of Thrift Supervision.

     Any change in these laws or regulations, whether by the FDIC, Office of Thrift Supervision or Congress, could have a material adverse impact on Banks of the Chesapeake, Inc. and Chesapeake Bank of Maryland and their operations.

     Business Activities. A federal savings institution derives its lending and investment powers from the HOLA, and the regulations of the Office of Thrift Supervision. Under these laws and regulations, Chesapeake Bank of Maryland may invest in mortgage loans secured by residential and commercial real estate, commercial business and consumer loans, certain types of debt securities and certain other assets, subject to applicable investment limits. Chesapeake Bank of Maryland also may establish subsidiaries that may engage in activities not otherwise permissible for Chesapeake Bank of Maryland, including real estate investment and securities and insurance brokerage.

     Insurance Of Accounts. The deposits of Chesapeake Bank of Maryland are insured to the maximum extent permitted by the SAIF, which is administered by the FDIC, and are backed by the full faith and credit of the U.S. Government. As insurer, the FDIC is authorized to conduct examinations of, and to require reporting by, FDIC-insured institutions. It also may prohibit any FDIC-insured institution from engaging in any activity the FDIC determines by regulation or order to pose a serious threat to the FDIC. The FDIC also has the authority to initiate enforcement actions against savings institutions, after giving the Office of Thrift Supervision an opportunity to take such action.

     SAIF-insured institutions are assigned to one of three capital groups which are based solely on the level of an institution's capital- "well capitalized," "adequately capitalized," and "undercapitalized." These capital levels are defined in the same manner as under the prompt corrective action system discussed below. These three groups are then divided into three subgroups which reflect varying levels of supervisory concern, from those which are considered to be healthy to those which are considered to be of substantial supervisory concern. Assessment rates for insured institutions are determined semi-annually by the FDIC and currently range from zero basis points for the healthiest institutions to 27 basis points for the riskiest.

     In addition to the assessment for deposit insurance, institutions are required to make payments on bonds issued in the late 1980s by the Financing Corporation, a federal agency established to recapitalize the predecessor to the SAIF. During 1999, payments for SAIF members approximated 6.1 basis points, while Bank Insurance Fund members paid 1.2 basis points. Since January 1, 2000, there has been equal sharing of Financing Corporation payments between members of both insurance funds.

     The FDIC may terminate the deposit insurance of any insured depository institution, including Chesapeake Bank of Maryland, if it determines after a hearing that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, order or any condition imposed by an agreement with the FDIC. It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If insurance of accounts is terminated, the accounts at the institution at the time of the termination, less subsequent withdrawals, shall continue to be insured for a period of six months to two years, as determined by the FDIC. Management is aware of no existing circumstances which would result in termination of Chesapeake Bank of Maryland's deposit insurance.

     Restrictions on Transactions with Affiliates. Transactions between a savings institution and its "affiliates" are subject to quantitative and qualitative restrictions under Sections 23A and 23B of the Federal Reserve Act and Office of Thrift Supervision regulations. Affiliates of a savings institution include, among other entities, the savings institution's holding company and companies that are controlled by or under common control with the savings institution.

     In general, the extent to which a savings institution or its subsidiaries may engage in certain "covered transactions" with affiliates is limited to an amount equal to 10% of the institution's capital and surplus, in the case of covered transactions with any one affiliate, and to an amount equal to 20% of such capital and surplus, in the case of covered transactions with all affiliates. In addition, a savings institution and its subsidiaries may engage in covered transactions and certain other transactions only on terms and under circumstances that are substantially the same, or at least as favorable to the savings institution or its subsidiary, as those prevailing at the time for comparable transactions with nonaffiliated companies. A "covered transaction" is defined to include a loan or extension of credit to an affiliate; a purchase of investment securities issued by an affiliate; a purchase of assets from an affiliate, with certain exceptions; the acceptance of securities issued by an affiliate as collateral for a loan or extension of credit to any party; or the issuance of a guaranty, acceptance or letter of credit on behalf of an affiliate.

     In addition, a savings institution may not:

     . make a loan or extension of credit to an affiliate unless the affiliate is engaged only in activities permissible for bank holding companies;

     . purchase or invest in securities of an affiliate other than shares of a subsidiary;

     .    purchase a low-quality asset from an affiliate; or

     . engage in covered transactions and certain other transactions between a savings institution or its subsidiaries and an affiliate except on terms and conditions that are consistent with safe and sound banking practices.

     With certain exceptions, each loan or extension of credit by a savings institution to an affiliate must be secured by collateral with a market value ranging from 100% to 130% (depending on the type of collateral) of the amount of the loan or extension of credit.

     Office of Thrift Supervision regulations generally exclude all non-bank and non-savings institution subsidiaries of savings institutions from treatment as affiliates, except to the extent that the Office of Thrift Supervision or the Federal Reserve Board decides to treat such subsidiaries as affiliates. Office of Thrift Supervision regulations also provide that certain classes of savings institutions may be required to give the Office of Thrift Supervision prior notice of affiliate transactions.

     Chesapeake Bank of Maryland's' authority to extend credit to its directors, executive officers and 10% stockholders, as well as to entities controlled by such persons, is currently governed by the requirements of Sections 22(g) and 22(h) of the Federal Reserve Act and Regulation O of the Federal Reserve Board. Among other things, these provisions require that extensions of credit to insiders (i) be made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with unaffiliated persons and that do not involve more than the normal risk of repayment or present other unfavorable features, and (ii) not exceed certain limitations on the amount of credit extended to such persons, individually and in the aggregate, which limits are based, in part, on the amount of Chesapeake Bank of Maryland's capital. In addition, extensions of credit in excess of certain limits must be approved by Chesapeake Bank of Maryland's board of directors.

     Prohibitions Against Tying Arrangements. Federal savings institutions are prohibited, subject to some exceptions, from extending credit to or offering any other service, or fixing or varying the consideration for such extension of credit or service, on the condition that the customer obtain some additional service from the institution or its affiliates or not obtain services of a competitor of the institution.

     Regulatory Capital Requirements. Federally insured savings institutions are required to maintain minimum levels of regulatory capital. The Office of Thrift Supervision has established capital standards applicable to all savings institutions. These standards generally must be as stringent as the comparable capital requirements imposed on national banks. The Office of Thrift Supervision also is authorized to impose capital requirements in excess of these standards on individual institutions on a case-by-case basis.

     Current Office of Thrift Supervision capital standards require savings institutions to satisfy three different capital requirements:

     .    "tangible" capital equal to at least 1.5% of adjusted total assets,

     .    "core" capital equal to at least 3.0% of adjusted total assets, and

     . "total" capital (a combination of core and "supplementary" capital) equal to at least 8.0% of "risk-weighted" assets.

     Core capital generally consists of common stockholders' equity (including retained earnings). Tangible capital generally equals core capital minus intangible assets, with only a limited exception for purchased mortgage servicing rights. Chesapeake Bank of Maryland had no intangible assets at March 31, 2002. Both core and tangible capital are further reduced by an amount equal to a savings institution's debt and equity investments in subsidiaries engaged in activities not permissible to national banks (other than subsidiaries engaged in activities undertaken as agent for customers or in mortgage banking activities and subsidiary depository institutions or their holding companies). These adjustments do not affect Chesapeake Bank of Maryland's regulatory capital.

         In determining compliance with the risk-based capital requirement, a savings institution is allowed to include both core capital and supplementary capital in its total capital, provided that the amount of supplementary capital included does not exceed the savings institution's core capital. Supplementary capital generally consists of general allowances for loan losses up to a maximum of 1.25% of risk-weighted assets, together with certain other items such as cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock. In determining the required amount of risk-based capital, total assets, including certain off-balance sheet items, are multiplied by a risk weight based on the risks inherent in the type of assets. The risk weights range from 0% for cash and securities issued by the U.S. Government or unconditionally backed by the full faith and credit of the U.S. Government to 100% for loans (other than qualifying residential loans weighted at 80%) and repossessed assets.

         Office of Thrift Supervision rules require that an institution with greater than "normal" interest rate risk will be subject to a deduction of its interest rate risk component from total capital for purposes of calculating its risk-based capital. As a result, such an institution will be required to maintain additional capital in order to comply with the risk-based capital requirement. An institution has greater than "normal" interest rate risk if it would suffer a loss of net portfolio value exceeding 2.0% of the estimated market value of its assets in the event of a 200 basis point increase or decrease in interest rates. The interest rate risk component will be calculated, on a quarterly basis, as one-half of the difference between an institution's measured interest rate risk and 2.0% multiplied by the market value of its assets. The rule also authorizes the Office of Thrift Supervision to waive or defer an institution's interest rate risk component on a case-by-case basis. The final rule was originally effective as of January 1, 1994, subject however to a two quarter "lag" time between the reporting date of the data used to calculate an institution's interest rate risk and the effective date of each quarter's interest rate risk component. However, in October 1994 the Office of Thrift Supervision indicated that it would waive the capital deductions for institutions with greater than "normal" risk until the Office of Thrift Supervision published an appeals process. On August 21, 1995, the Office of Thrift Supervision established (1) an appeals process to handle "requests for adjustments" to the interest rate risk component and (2) a process by which "well-capitalized" institutions may obtain authorization to use their own interest rate risk model to determine their interest rate risk component. The Office of Thrift Supervision also indicated that it would continue to delay the implementation of the capital deduction for interest rate risk pending the testing of the appeals process.

         Savings institutions must value securities available for sale at amortized cost for regulatory capital purposes. This means that in computing regulatory capital, savings institutions should add back any unrealized losses and deduct any unrealized gains, net of income taxes, on debt securities reported as a separate component of GAAP capital.

         At December 31, 2002, Chesapeake Bank of Maryland exceeded all of its regulatory capital requirements, with tangible, core and risk-based capital ratios of 8.31%, 8.31% and 10.75%, respectively.


         Any savings institution that fails any of the capital requirements is subject to possible enforcement actions by the Office of Thrift Supervision or the FDIC. Such actions could include a capital directive, a cease and desist order, civil money penalties, the establishment of restrictions on the institution's operations, termination of federal deposit insurance and the appointment of a conservator or receiver. The Office of Thrift Supervision's capital regulation provides that such actions, through enforcement proceedings or otherwise, could require one or more of a variety of corrective actions.

         Prompt Corrective Action. The following table shows the amount of capital associated with the different capital categories set forth in the prompt corrective action regulations.

                                              Total                   Tier 1                  Tier 1
Capital Category                       Risk-Based Capital       Risk-Based Capital       Leverage Capital
----------------                       ------------------       ------------------       ----------------
Well capitalized                           10% or more              6% or more              5% or more

Adequately capitalized                     8% or more               4% or more              4% or more

Undercapitalized                          Less than 8%             Less than 4%            Less than 4%

Significantly undercapitalized            Less than 6%             Less than 3%            Less than 3%

         In addition, an institution is "critically undercapitalized" if it has a ratio of tangible equity to total assets that is equal to or less than 2.0%. Under specified circumstances, a federal banking agency may reclassify a well capitalized institution as adequately capitalized and may require an adequately capitalized institution or an undercapitalized institution to comply with supervisory actions as if it were in the next lower category (except that the FDIC may not reclassify a significantly undercapitalized institution as critically undercapitalized).

         An institution generally must file a written capital restoration plan which meets specified requirements within 45 days of the date that the institution receives notice or is deemed to have notice that it is undercapitalized, significantly undercapitalized or critically undercapitalized. A federal banking agency must provide the institution with written notice of approval or disapproval within 60 days after receiving a capital restoration plan, subject to extensions by the agency. An institution which is required to submit a capital restoration plan must concurrently submit a performance guaranty by each company that controls the institution. In addition, undercapitalized institutions are subject to various regulatory restrictions, and the appropriate federal banking agency also may take any number of discretionary supervisory actions.

         At December 31, 2002, Chesapeake Bank of Maryland was deemed a well capitalized institution for purposes of the above regulations and as such is not subject to the above mentioned restrictions.


         Enforcement. The Office of Thrift Supervision has primary enforcement responsibility over federal savings institutions and has the authority to bring enforcement action against all "institution-affiliated parties," including stockholders, attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers and/or directors of the institution, receivership, conservatorship or the termination of deposit insurance. Civil penalties cover a wide range of violations and actions, and range up to $25,000 per day, unless a finding of reckless disregard is made, in which case penalties may be as high as $1 million per day. The FDIC also has the authority to recommend to the Director of the Office of Thrift Supervision that enforcement action be taken with respect to a particular savings institution. If action is not taken by the Office of Thrift Supervision, the FDIC has authority to take action under specified circumstances.

         Safety And Soundness Guidelines. The Office of Thrift Supervision and the other federal banking agencies have established guidelines for safety and soundness, addressing operational and managerial standards, as well as compensation matters for insured financial institutions. The federal banking agencies adopted Interagency Guidelines Prescribing Standards for Safety and Soundness to implement the safety and soundness standards required under federal law. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The guidelines address internal controls and information systems, internal audit systems, credit underwriting, loan documentation, interest rate risk exposure, asset growth, compensation, fees and benefits. Institutions failing to meet these standards are required to submit compliance plans to their appropriate federal regulators. The Office of Thrift Supervision and the other banking agencies have also established guidelines regarding asset quality and earnings standards for insured institutions. Chesapeake Bank of Maryland believes that it is in compliance with these guidelines and standards.

         Liquidity. All savings institutions are required to maintain a sufficient amount of liquid assets to ensure their safe and sound operation.

         Capital Distributions. Office of Thrift Supervision regulations govern capital distributions by savings institutions, which include cash dividends, stock repurchases and other transactions charged to the capital account of a savings institution to make capital distributions. A savings institution must file an application for Office of Thrift Supervision approval of the capital distribution if either: (1) the total capital distributions for the applicable calendar year exceed the sum of the institution's net income for that year to date plus the institution's retained net income for the preceding two years; (2) the institution would not be at least adequately capitalized following the distribution; (3) the distribution would violate any applicable statute, regulation, agreement or Office of Thrift Supervision-imposed condition; or (4) the institution is not eligible for expedited treatment of its filings. If an application is not required to be filed, savings institutions which are a subsidiary of a holding company (as well as certain other institutions) must still file a notice with the Office of Thrift Supervision at least 30 days before the board of directors declares a dividend or approves a capital distribution.

         The Office of Thrift Supervision may disapprove a notice or application if:

        .  the association would be undercapitalized following the distribution;

        . the proposed capital distribution raises safety and soundness concerns; or

        . the capital distribution would violate a prohibition contained in any statute, regulation or agreement.

     In addition, the Federal Deposit Insurance Act provides that an insured depository institution shall not make any capital distribution, if after making such distribution the institution would be undercapitalized.

        Community Reinvestment Act And The Fair Lending Laws. Savings institutions have a responsibility under the Community Reinvestment Act of 1977 ("CRA") and related regulations of the Office of Thrift Supervision to help meet the credit needs of their communities, including low- and moderate-income neighborhoods. In addition, the Equal Credit Opportunity Act and the Fair Housing Act (together, the "Fair Lending Laws") prohibit lenders from discriminating in their lending practices on the basis of characteristics specified in those statutes. An institution's failure to comply with the provisions of CRA could, at a minimum, result in regulatory restrictions on its activities. Failure to comply with the Fair Lending Laws could result in enforcement actions by the Office of Thrift Supervision, as well as other federal regulatory agencies and the Department of Justice.

        Chesapeake Bank of Maryland was examined for CRA compliance in 1998 and received a CRA rating of outstanding. Chesapeake Bank of Maryland is scheduled for a new CRA exam in 2003.

        Qualified Thrift Lender Test. All savings institutions are required to meet a qualified thrift lender, or QTL, test to avoid certain restrictions on their operations. A savings institution can comply with the QTL test by either qualifying as a domestic building and loan association as defined in the Internal Revenue Code or meeting the second prong of the QTL test set forth in the HOLA, as described below. A savings institution that does not meet the QTL test must either convert to a bank charter or comply with the following restrictions on its operations:

        . the institution may not engage in any new activity or make any new investment, unless such activity or investment is permissible for a national bank;

        . the branching powers of the institution shall be restricted to those of a national bank;

         . the institution shall not be eligible to obtain any new advances from its FHLB, other than special liquidity advances with the approval of the Office of Thrift Supervision; and

         . payment of dividends by the institution shall be subject to the rules regarding payment of dividends by a national bank.

         Upon the expiration of three years from the date the savings institution ceases to be a QTL, it must cease any activity and not retain any investment not permissible for a national bank and immediately repay any outstanding FHLB advances (subject to safety and soundness considerations).

         Currently, the prong of the QTL test that is not based on the Internal Revenue Code requires that 65% of an institution's "portfolio assets" (as defined) consist of certain housing and consumer-related assets on a monthly average basis in nine out of every 12 months. Assets that qualify without limit for inclusion as part of the 65% requirement include:

         . loans made to purchase, refinance, construct, improve or repair domestic residential housing;

         . home equity loans;

         . most mortgage-backed securities;

         . stock issued by one of the 12 Federal Home Loan Banks; and

         . direct or indirect obligations of the FDIC.


         In addition, the following assets, among others, may be included in meeting the test subject to an overall limit of 20% of the savings institution's portfolio assets: 50% of residential mortgage loans originated and sold within 90 days of origination; 100% of consumer loans (limited to 10% of total portfolio assets); and stock issued by Freddie Mac or Fannie Mae. Portfolio assets consist of total assets minus the sum of: (1) goodwill and other intangible assets; (2) property used by the savings institution to conduct its business; and (3) liquid assets up to 20% of the institution's total assets. At December 31, 2002, the qualified thrift investments of Chesapeake Bank of Maryland were approximately 69.55% of its portfolio assets.



         Loans to One Borrower Limitations. A federal savings institution generally may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of unimpaired capital and surplus. An additional amount may be loaned, equal to 10% of unimpaired capital and surplus, if the loan is secured by readily marketable collateral, which generally does not include real estate. As of December 31, 2002, Chesapeake Bank of Maryland was not in compliance with the loans-to-one borrower limitations. See "BUSINESS OF BANKS OF THE CHESAPEAKE, M.H.C. AND CHESAPEAKE BANK OF MARYLAND - Lending Activities - General."

         Federal Home Loan Bank System. Chesapeake Bank of Maryland is a member of the FHLB of Atlanta, which is one of 12 regional FHLBs that administers the home financing credit function of savings institutions. Each FHLB serves as a reserve or central bank for its members within its assigned region. It is funded primarily from proceeds derived from the sale of consolidated obligations of the FHLB System. It makes loans to members (i.e., advances) in accordance with policies and procedures established by the Board of Directors of the FHLB. At March 31, 2002 and December 31, 2002, Chesapeake Bank of Maryland did not have any FHLB advances.



         As a member, Chesapeake Bank of Maryland is required to purchase and maintain stock in the FHLB of Atlanta in an amount equal to at least 1% of its aggregate unpaid residential mortgage loans or similar obligations at the beginning of each year. At March 31, 2002 and December 31, 2002, Chesapeake Bank of Maryland had $807,000 of FHLB of Atlanta stock, which was in compliance with this requirement.


         The FHLBs are required to provide funds for the resolution of troubled savings institutions and to contribute to affordable housing programs through direct loans or interest subsidies on advances targeted for community investment and low- and moderate-income housing projects. These contributions have adversely affected the level of FHLB dividends paid in the past and could do so in the future. These contributions also could have an adverse effect on the value of FHLB stock in the future.

         Federal Reserve System. The Federal Reserve Board requires all depository institutions to maintain reserves against their transaction accounts (primarily NOW and Super NOW checking accounts) and non-personal time deposits. Because required reserves must be maintained in the form of vault cash or a noninterest-bearing account at a Federal Reserve Bank, the effect of this reserve requirement is to reduce an institution's earning assets.

                           FEDERAL AND STATE TAXATION

Federal Taxation

         General. Banks of the Chesapeake, Inc. and Chesapeake Bank of Maryland will be subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below. Chesapeake Bank of Maryland and Banks of the Chesapeake, M.H.C's tax returns have not been audited during the past five years. The following discussion of federal taxation is intended only to summarize certain pertinent federal income tax matters and is not a comprehensive description of the tax rules applicable to Banks of the Chesapeake, Inc. or Chesapeake Bank of Maryland.

         Method of Accounting. For Federal income tax purposes, Chesapeake Bank of Maryland currently reports its income and expenses on the accrual method of accounting and uses a tax year ending December 31 for filing its Federal income tax returns.


     Bad Debt Reserve. Prior to the Small Business Job Protection Act of 1996 (the "1996 Act"), Chesapeake Bank of Maryland was permitted to establish a reserve for bad debts and to make annual additions to the reserve. These additions could, within specified formula limits, be deducted in arriving at taxable income. Under the 1996 Act, Chesapeake Bank of Maryland was required to use the experience method in computing its bad debt deduction beginning with its 1996 federal tax return. Savings institutions were required to recapture any excess reserves over those established as of December 31, 1987 (base year reserve). Chesapeake Bank of Maryland had no such excess reserves at December 31, 2002. In addition, prior to the 1996 Act, bad debt reserves created prior to October 1, 1988 were subject to recapture into taxable income should Chesapeake Bank of Maryland fail to meet certain thrift asset and definitional tests. These thrift related recapture rules have been eliminated; however, pre-1988 reserves remain subject to recapture should Chesapeake Bank of Maryland make certain non-dividend distributions, repurchase of any of its stock, pay dividends in excess of tax earnings and profits, or cease to maintain a bank charter. At December 31, 2002, Chesapeake Bank of Maryland's total federal pre-1988 base year reserve was approximately $3,131,706.


         Alternative Minimum Tax. The Internal Revenue Code of 1986, as amended (the "Code") imposes an alternative minimum tax ("AMT") at a rate of 20% on a base of regular taxable income plus certain tax preferences ("alternative minimum taxable income" or "AMTI"). The AMT is payable to the extent such AMTI is in excess of an exemption amount and the AMT exceeds the regular income tax. Net operating losses can offset no more than 90% of AMTI. Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years. Chesapeake Bank of Maryland has not been subject to the alternative minimum tax and has no such amounts available as credits for carryover.


         Net Operating Loss Carryovers. A financial institution may carry back net operating losses to the preceding two taxable years and forward to the succeeding 20 taxable years. At December 31, 2002, Chesapeake Bank of Maryland had no net operating loss carryforwards for federal income tax purposes.

         Corporate Dividends-Received Deduction. Banks of the Chesapeake, Inc. may exclude from its income 100% of dividends received from Chesapeake Bank of Maryland as a member of the same affiliated group of corporations. The corporate dividends-received deduction in the case of dividends received from a corporation that is not a member of the same affiliated group as the corporate recipient is 80% if the recipient owns at least 20% of the stock of the corporation distributing a dividend, and otherwise is 70%.

State Taxation

         The State of Maryland imposes an income tax of 7% on income measured substantially the same as federally taxable income.

                                   MANAGEMENT

Shared Management Structure

         Our directors are the same as the directors of Chesapeake Bank of Maryland. In addition, each of our executive officers are the same as the executive officers of Chesapeake Bank of

Maryland. We may choose and Chesapeake Bank of Maryland may choose to appoint additional or different persons as directors or executive officers in the future. We expect that we will continue to have common directors and executive officers with Chesapeake Bank of Maryland until there is a business reason to establish separate management structures.

         Initially, our directors and executive officers will not be compensated by us but will be compensated in their capacity as directors and executive officers of Chesapeake Bank of Maryland. It is not anticipated that separate compensation will be paid until such time as such persons devote significant time to the separate management of our affairs, which is not expected to occur until we become actively engaged in additional businesses other than holding the stock of Chesapeake Bank of Maryland. However, we may determine that such compensation is appropriate in the future. For information regarding compensation of directors and executive officers of Chesapeake Bank of Maryland, see "- Director Compensation" and "- Executive Compensation."

Management of Banks of the Chesapeake, Inc.

         Board of Directors. Our board of directors currently consists of six members divided into three classes. As indicated above, each director is also a director of Chesapeake Bank of Maryland. See "- Management of Chesapeake Bank of Maryland." Each director has served as such since our incorporation on January 17, 2003.

         Directors will be elected by stockholders for staggered three-year terms, or until their successors are elected and qualified. The class of directors whose term of office expires at the first annual meeting of stockholders following completion of the conversion will consist of R. Thomas Jefferson and Donald A. Thorson. The class of directors whose term expires at the second annual meeting of stockholders following completion of the conversion will consist of Richard N. Kerr and Francis J. Reisig. The class of directors whose term of office expires at the third annual meeting of stockholders following the completion of the conversion will consist of H. Allen Becker and Theodore F. Stromberg. None of our directors are related other than Theodore F. Stromberg who is the uncle of Richard Nevin Kerr.

         Executive Officers. The following persons are our executive officers, holding the positions opposite their names:

         Name              Age(1)             Position
         ----              ------             --------

H. Allen Becker             70       Chairman of the Board
R. Thomas Jefferson         56       President and Chief Executive Officer
William J. Bocek,Jr.        47       Vice President and Chief Financial Officer

(1) As of December 15, 2002.

         Our executive officers are elected annually and hold office until their respective successors have been elected and qualified or until death, retirement, resignation or removal by the board of directors.

     Meetings and Committees of the Board. We will hold regular meetings of our board of directors on a monthly basis, with special meetings being held from time to time as needed. Typically, these meetings will be held simultaneously with the meetings of the board of directors of Chesapeake Bank of Maryland.

     We have formed an executive committee, audit committee, compensation committee and a nominating committee.

     The executive committee will have the power and authority to act on behalf of the board of directors on important matters between scheduled director meetings unless specific board action is required or unless otherwise restricted by our charter or bylaws or by action of our board of directors.

     The audit committee will select the independent public accountants that will audit our annual consolidated financial statements and will approve any special assignments given to such accountants. The audit committee also will review our compliance with applicable regulations, the planned scope of the annual audit, any changes in accounting principles and the effectiveness and efficiency of our policies and procedures.

     The compensation committee will establish and review our compensation policies.

     The nominating committee will meet annually in order to nominate candidates for membership on our board of directors. This committee will be comprised of board members who are not then standing for election.

     Because all of our directors other than Mr. Thorson are compensated by Chesapeake Bank of Maryland other than in their capacity as directors (see - "Indebtedness of Management and Related Party Transactions"), none of our directors (other than Mr. Thorson) are considered "independent" as that term is defined under the federal securities laws. In general, to be independent, a director may not receive any compensation other than in his capacity as a director. Therefore, our audit and compensation committees will not be comprised of independent directors, as is typically the case for most public companies. In the near term, we intend to evaluate whether we should add independent members to our board of directors. Notwithstanding the lack of independence of the members of our audit and compensation committees, we believe that these committees will be able to carry out their functions fully and in the best interests of our stockholders.

Management of Chesapeake Bank of Maryland

     Board of Directors. The board of directors of Chesapeake Bank of Maryland currently consists of six directors and the directors are divided into three classes. One class of directors is elected at each annual meeting of stockholders. Because we will own all of the capital stock of Chesapeake Bank of Maryland after the conversion, our directors will elect the directors of Chesapeake Bank of Maryland.

     The following table sets forth certain information regarding the directors of Chesapeake Bank of Maryland:

                                                                                          Director of
                                                                                          Banks of the
                                                                                           Chesapeake,
                                                Position with Banks of the              M.H.C./Director
                                             Chesapeake M.H.C. and Chesapeake            of Chesapeake,
                                                   Bank of Maryland and                      Bank of            Year
                                             Principal Occupation During the                Maryland            Term
     Name                    Age/(1)/                 Past Five Years                         Since            Expires
     ----                    --------                 ---------------                         -----            -------
H. Allen Becker                70        Director and chairman of the board of
                                         Chesapeake Bank of Maryland and Banks of the
                                         Chesapeake, M.H.C.  Mr. Becker retired as
                                         chief executive officer of Chesapeake Bank
                                         of Maryland in 1996.  Since that time, he
                                         has been a consultant to and inspector for
                                         Chesapeake Bank of Maryland.                        1998/1978           2004

R. Thomas Jefferson            56        Director.  President of Chesapeake Bank of
                                         Maryland since 1995 and chief executive
                                         officer since 1996.  President and chief
                                         executive officer of Banks of the
                                         Chesapeake, M.H.C. since 1998.                      1998/1995           2004

Richard Nevin Kerr             70        Director.  Practicing attorney in solo
                                         practice since 1959.                                1998/1960           2006

Francis J. Reisig              68        Director.  Inspector for Chesapeake Bank of
                                         Maryland since 1992.  Mr. Reisig is a former
                                         employee of the Baltimore County Public
                                         Schools. He retired in 1995.                        1998/1990           2005

Theodore F. Stromberg          81        Director.  Inspector for Chesapeake Bank of
                                         Maryland since 1986.  Mr. Stromberg is a
                                         former real estate broker.  He retired in
                                         1991.                                               1998/1952/(2)/      2004


Donald Alan Thorson            67        Director.  Owner and president of Thorland
                                         Homes, Inc., a residential construction
                                         company, from 1991 to his retirement in 1999.       1998/1995           2005

-------------------
     (1)  Age as of December 15, 2002.

     (2)  Mr. Stromberg did not serve as a director from 1985 to 1986.


       Executive Officers Who are Not Directors. The business, age and experience of the executive officers of Chesapeake Bank of Maryland and Banks of the Chesapeake, Inc. who are not also directors are set forth below.

       William J. Bocek, Jr., age 47, has been a vice president and the chief financial officer of Chesapeake Bank of Maryland since 1995. In addition, Mr. Bocek has served as treasurer of Banks of the Chesapeake, M.H.C. since 1998.

       Chesapeake Bank of Maryland's officers are elected annually and hold office until their respective successors have been elected and qualified or until death, retirement, resignation or removal by the board of directors.

       Board Meetings. Chesapeake Bank of Maryland's board of directors holds regular monthly board meetings and holds special meetings as needed. Chesapeake Bank of Maryland's board of directors held 12 meetings during the year ended March 31, 2002. No director attended fewer than 75% of the total number of meetings of the board of directors of Chesapeake Bank of Maryland held during the fiscal year ended March 31, 2002, or the total number of meetings held by all committees of the board on which the director served during such year.

Director Compensation

       Each director of Chesapeake Bank of Maryland receives $1,500 for each board meeting attended. In addition, each director also receives $1,250 for each audit committee meeting attended, $500 for each loan committee meeting attended and $100 for each other committee meeting attended. Annually, each director is allowed three paid excused absences from board meetings, and three paid excused absences from each committee on which the director serves. For the fiscal year ended March 31, 2002, each director also received a cash bonus of $3,800 and a deferred bonus of $76,465. Our directors are also compensated pursuant to our benefit plans. See "- Existing Benefit Plans." We also engage in certain related party transactions with our directors. See "Indebtedness of Management and Related Party Transactions."

       Since 1996, we have paid Mr. Becker a consulting fee of $25,000 per year. This fee is paid to compensate Mr. Becker for assisting in our management and operations. As indicated above, Mr. Becker was the former chief executive officer of Chesapeake Bank of Maryland, serving in that capacity from 1986 to 1996, and has been Chesapeake Bank of Maryland's chairman of the board since 1990. Although we have historically referred to this fee as a consulting fee, after the conversion we will cease to do so. Instead, we intend to compensate Mr. Becker $25,000 per year for his services as chairman of the board of Chesapeake Bank of Maryland.

Executive Compensation

       The following table summarizes the compensation paid by Chesapeake Bank of Maryland to its president and chief executive officer for the fiscal year ended March 31, 2002. Summary compensation information is not provided for fiscal years ended March 31, 2001 or March 31, 2000 as we were not a public company during those periods. No other executive officer of Chesapeake Bank of Maryland received compensation of $100,000 or more for the fiscal year ended March 31, 2002. All compensation was paid by Chesapeake Bank of Maryland; no compensation was paid by Banks of the Chesapeake, M.H.C.

----------------------------------------------------------------------------------------------------------------
   Name and Principal       Fiscal Year       Salary        Bonus         Other Annual           All Other
        Position               Ended                                    Compensation/(1)/      Compensation/(2)/
                             March 31,
----------------------------------------------------------------------------------------------------------------
R. Thomas Jefferson,            2002         $147,577      $22,000           $6,975              $106,266
president and chief
executive officer of
Banks of the Chesapeake,
M.H.C. and Chesapeake
Bank of Maryland
----------------------------------------------------------------------------------------------------------------


  (1)  Amount disclosed represents Mr. Jefferson's car allowance.

  (2) Amount disclosed represents matching funds under Chesapeake Bank of Maryland's 401(k) plan ($6,947), group life insurance benefits ($722), director fees ($15,600) and accrued deferred compensation benefits ($82,997).

Existing Benefit Plans

       General. Chesapeake Bank of Maryland currently provides health care benefits, including medical, disability and group life insurance, subject to certain deductibles and copayments, for its full time employees.

       401(k) Plan. Chesapeake Bank of Maryland maintains a 401(k) profit sharing plan for employees who meet the eligibility requirements set forth in the plan. Pursuant to the plan, Chesapeake Bank of Maryland may make a discretionary matching contribution and/or a discretionary profit sharing contribution to the plan. All such contributions must comply with the federal pension laws non-discrimination requirements and the terms of the plan. In determining whether to make a discretionary contribution, Chesapeake Bank of Maryland's board of directors evaluates Chesapeake Bank of Maryland's current and future prospects and management's desire to reward and retain employees and attract new employees. Chesapeake Bank of Maryland may also make discretionary contributions so as to comply with the federal pension laws. Historically, Chesapeake Bank of Maryland has made discretionary contributions to the plan in an amount equal to 4% of each eligible employee's salary. Expenses under the plan totaled $63,000 and $61,000 for the nine months ended December 31, 2002 and 2001, respectively, and $81,000 and $72,000 for the years ended March 31, 2002 and 2001, respectively.

       Director Supplemental Retirement Plan. In October 1997, Chesapeake Bank of Maryland adopted a Director Supplemental Retirement Plan for all of its then current directors, which include all of the current directors of Chesapeake Bank of Maryland. The Director Supplemental Retirement Plan is a non-qualified, unfunded deferred compensation plan evidenced by separate Director Supplemental Retirement Plan Agreements with each director. Although the Director Supplemental Retirement Plan is unfunded, Chesapeake Bank of Maryland has purchased life insurance policies, as further described below, that are intended to satisfy Chesapeake Bank of Maryland's obligations under the plan. Because the plan is unfunded, the rights of the directors to the benefits under the plan are that of a general creditor of Chesapeake Bank of Maryland.

       The amount of a director's benefit is determined pursuant to the accrual of two accounts: (i) a pre-retirement account and (ii) an index retirement benefit account. The pre-retirement account is a liability reserve account of Chesapeake Bank of Maryland and, prior to the director's termination of service or retirement (as described below), is increased or decreased each calendar year by the aggregate annual after-tax income from specified life insurance policies purchased or deemed purchased by Chesapeake Bank of Maryland reduced by an "opportunity cost," which is calculated by taking into account Chesapeake Bank of Maryland's after-tax cost of funds. The index retirement benefit account for any calendar year is equal to the excess of the annual earnings (if any) of the insurance policies for that year over the "opportunity cost" for that year.

       Beginning on the later of the date that the director retires or attains age 72 (normal retirement age) (age 81 with respect to director Stromberg), the director will be paid the balance in his pre-retirement account in equal annual installments (ranging from four to 13 annual installments, depending on the director) commencing 30 days thereafter and will receive the index retirement benefit annually until his death.

       If the director retires prior to normal retirement age, provided the director has attained age 65 (early retirement), or if the director is discharged without cause subsequent to attaining age 65, the director will be paid the balance in his pre-retirement account in equal annual installments (ranging from four to 13 annual installments, depending on the director) commencing on the early retirement date or the date of discharge. In addition, commencing on the early retirement date or the date of discharge, the director will receive the index retirement benefit annually until his death.

       If the director retires or is discharged without cause prior to attaining age 65 (termination of service), the director will be paid the balance in his pre-retirement account in equal annual installments (ranging from four to 13 annual installments, depending on the director) commencing at age 72 (age 81 with respect to director Stromberg). In addition, commencing at age 72 (age 81 with respect to director Stromberg), the director will receive the index retirement benefit annually until his death.

       If the director dies prior to having received the entire amount of his pre-retirement account, the unpaid balance will be paid in a lump sum to his designated beneficiaries.

       If the director is discharged for "cause" prior to his retirement, all benefits under the plan are forfeited. The plan defines "cause" as gross negligence or gross neglect or the commission of a felony or gross-misdemeanor involving moral turpitude, fraud, dishonesty or willful violation of any law that results in any adverse effect on Chesapeake Bank of Maryland. If a dispute arises as to whether the director was discharged for "cause," the dispute will be resolved by arbitration as described in the plan.

       In the event of a "change in control," the director will be entitled to the benefits due upon attainment of normal retirement age as if the director had continuously served as a director until his normal retirement age. Pursuant to the plan, a "change in control" will occur if:

  . any person or persons acting in concert acquires, whether by purchase, assignment, transfer, pledge or otherwise (including as a result of a redemption of securities), then outstanding voting securities of either Chesapeake Bank of Maryland or Banks of the Chesapeake, Inc., if, after the transaction, the acquiring person (or persons) owns, controls or holds with power to vote twenty-five percent (25%) or more of any class of voting securities of Chesapeake Bank of Maryland or Banks of the Chesapeake, Inc., as the case may be;

  . within any twelve-month period the persons who were directors of either Chesapeake Bank of Maryland or Banks of the Chesapeake, Inc. immediately before the beginning of such twelve-month period (the "Incumbent Directors") cease to constitute at least a majority of such board of directors; provided that any director who was not a director as of the beginning of the twelve-month period will be deemed to be an Incumbent Director if that director was elected to such board of directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors;

  . the stockholders of either Chesapeake Bank of Maryland or Banks of the Chesapeake, Inc. approve a reorganization, merger or consolidation with respect to which persons who were the stockholders of either Chesapeake Bank of Maryland or Banks of the Chesapeake, Inc., as the case may be, immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities; or

  . all or substantially all of the assets of Banks of the Chesapeake, Inc. or Chesapeake Bank of Maryland are sold, transferred or assigned to any third party.

       At March 31, 2002, Chesapeake Bank of Maryland's directors had the following amounts accrued to their respective pre-retirement accounts:

                        H. Allen Becker           $21,823
                        Francis J. Reisig         $20,631
                        R. Thomas Jefferson       $11,141
                        Theodore F. Stromberg     $36,319
                        Donald A. Thorson         $33,553
                        Richard N. Kerr           $33,348

      As indicated above, to provide for Chesapeake Bank of Maryland's obligations under the Director Supplemental Retirement Plan, Chesapeake Bank of Maryland purchased ten insurance policies from two insurance companies, The Canada Life Assurance Company (six policies) and Alexander Hamilton Life Insurance Company (now Jefferson Pilot Financial) (four policies). All of the policies were single premium policies, and Chesapeake Bank made a one-time payment of $2,362,000 to purchase the policies. The policies insure the lives of certain of Chesapeake Bank of Maryland's directors. On their death, other than with respect to three of the policies for which Messrs. Becker, Jefferson and Reisig will receive split dollar benefits, as further described below, Chesapeake Bank of Maryland will receive the death benefit payable under the policies. Chesapeake Bank of Maryland currently intends to hold these policies until the death of these directors. However, Chesapeake Bank of Maryland may liquidate the policies for their cash surrender value.

         Because Messrs. Kerr and Thorson will not receive split dollar benefits (as described below), pursuant to their Director Supplemental Retirement Plan Agreements, should either Mr. Kerr or Mr. Thorson die prior to having reached age 85, Mr. Kerr or Mr. Thorson's designated beneficiary, as applicable, will receive an amount of money equal to the index retirement benefit the deceased director would have received had the director lived until age 85. This money will be paid at the times that the deceased director would have been paid the index retirement benefit had he lived until age 85.

         Each director's Director Supplemental Retirement Plan agreement also includes a nonqualified deferred compensation provision. Pursuant to this provision, the director could elect to defer up to 100% of all director fees payable to him for a maximum of five years, which five-year period terminated in October 2002 and was extended in January 2003 for an additional five years. Deferred fees are credited to a deferred compensation account for the benefit of the director established on Chesapeake Bank of Maryland's books. Chesapeake Bank of Maryland credits interest to the director's deferred compensation account balance on December 31 of each year at the annual rate of the greater of (i) 200 basis points above the one-year treasury rate as of the date of crediting and
(ii) seven percent. Upon the director's retirement date, early retirement or termination of service (as described above), the balance in the director's deferred compensation account will be paid to the director. If the director dies while there is a balance in his deferred compensation account, the balance will be paid to his designated beneficiary in a lump sum. As of March 31, 2002, $109,659 was credited to the directors' deferred compensation account, all of which was payable to director Donald A. Thorson.

         Split Dollar Death Benefits. At the same time that it adopted the Director Supplemental Retirement Plan, Chesapeake Bank of Maryland also adopted Endorsement Method Split Dollar Plan Agreements with Messrs. Becker, Jefferson, Reisig and Stromberg. It also entered into a

Endorsement Method Split Dollar Plan Agreement with former director Robert R. Nielson, who passed away in 1999. Under the Endorsement Method Split Dollar Agreements, upon the death of these directors, their beneficiaries will be paid a death benefit equal to 100% of the net-at-risk insurance portion of the proceeds on certain life insurance policies on these directors' lives. The net-at-risk insurance portion is the total proceeds from the policy less the cash value of the policy. Messrs. Kerr and Thorson will not receive any type of similar benefit from Chesapeake Bank of Maryland.

       However, if a director is terminated for "cause" prior to his death, the director's rights under the plan shall terminate. In such a case, the terminated director may purchase the life insurance policy from Chesapeake Bank of Maryland for the greater or (i) the cash value of the policy on the date of assignment from Chesapeake Bank of Maryland to the director and (ii) the amount of premiums paid by Chesapeake Bank of Maryland prior to the date of assignment. The plan defines "cause" as gross negligence or gross neglect or the commission of a felony or gross-misdemeanor involving moral turpitude, fraud, dishonesty or willful violation of any law that results in any adverse effect on Chesapeake Bank of Maryland.

       As of December 31, 2002, the estimated death benefit to each director's estate would be as follows:

                           H. Allen Becker         $414,640
                           Francis J. Reisig       $383,318
                           R. Thomas Jefferson     $244,522
                           Theodore F. Stromberg   $ 80,981

       As indicated above, the policies that insure the lives of Messrs. Becker, Jefferson and Reisig were purchased by Chesapeake Bank of Maryland in connection with the Director Supplemental Retirement Plan. The policy that insures the life of Mr. Stromberg was purchased by Chesapeake Bank of Maryland solely to provide benefits under the Endorsement Method Split Dollar Plan Agreement. Chesapeake Bank of Maryland makes annual premium payments of approximately $75,000 on that policy.

       2002 Directors' and Officers' Deferral Plan.

       General. In November 2002, Chesapeake Bank of Maryland adopted a Directors' and Officers' Deferral Plan for the benefit of members of the board of directors and officers designated by resolution of the board of directors. Chesapeake Bank of Maryland amended and restated the Deferral Plan in January 2003 to clarify and modify certain aspects of the plan, and renamed the plan the 2002 Directors' and Officers' Deferral Plan (the "Deferral Plan"). The Deferral Plan provides each director and designated officer (each, a participant) with the opportunity to defer up to 100% of all amounts to be paid to the participant for the person's services. Chesapeake Bank of Maryland may make matching or other contributions to the Deferral Plan for the benefit of the participant.

       Pursuant to the Deferral Plan, the balance in each participant's deferred compensation account is credited on a quarterly basis beginning March 31, 2003 with an amount determined by multiplying the balance in the account on such date by a rate of interest which is equal to the prime rate as set forth in the Wall Street Journal "Money Rates" section divided by four.

       Payment of a participant's deferred compensation account commences on the first day of the calendar month following the end of the participant's term of office due to resignation, removal, failure to be re-elected, retirement or hardship (as described below) and shall be paid as follows (as directed by the participant in his deferral election form):

         .  a single sum;

         . five (5) annual installments with the amount of each installment determined as of each installment date by dividing the balance in the participant's deferred compensation account by the number of installments then remaining to be paid, with the final installment to be the entire remaining balance in the deferred compensation account;

         . ten (10) annual installments with the amount of each installment determined as of each installment date by dividing the balance in the participant's deferred compensation account by the number of installments then remaining to be paid, with the final installment to be the entire remaining balance in the deferred compensation account; or

         . a number of monthly installments determined by the participant with the amount of each installment determined as of each installment date by dividing the balance in the participant's deferred compensation account by the number of installments then remaining to paid, with the final installment to be the entire remaining balance in the deferred compensation account.

       Payment of a participant's deferred compensation account may begin prior to the participant's resignation, removal, failure to be re-elected or retirement and in a lump sum notwithstanding a contrary election on the participant's deferral election form (a hardship withdrawal) if:

         . the participant suffers an "unforeseeable emergency" (as defined in the Deferral Plan); or

         . payment is approved by Chesapeake Bank of Maryland's board of directors and the participant agrees to forfeit 20% of the requested early distribution.

       In the event of death of the participant, if the participant has designated a beneficiary in a writing filed with Chesapeake Bank of Maryland, the balance in the participant's deferred compensation account will be paid in a lump sum to the beneficiary. If no designation is made, payments shall be made in the manner stated on the participant's deferral election form to the duly qualified executor or administrator of the participant's estate.

       In November 2002, Chesapeake Bank of Maryland formed a rabbi trust to hold the amounts deferred under the Deferral Plan. The Deferral Plan is an unfunded plan for tax purposes and for purposes of the Employment Retirement Income Security Act ("ERISA"). All obligations arising under the Deferral Plan are payable from the general assets of Chesapeake Bank of Maryland.

       Participants in the Deferral Plan will be permitted to make a one-time transfer of the balance in their deferred compensation accounts to the deferred compensation stock plan that we intend to adopt at least one year after the conversion, or earlier with the approval of the Office of Thrift Supervision. See "- New Stock Benefit Plans - Deferred Compensation Stock Plan."

       Contributions to Deferral Plan. As discussed above, in connection with the Director Supplemental Retirement Plan, Chesapeake Bank of Maryland purchased several life insurance policies from The Canada Life Assurance Company, which was then a mutual insurance company. When The Canada Life Assurance Company demutualized and became part of what is now known as Canada Life Financial Corporation, Chesapeake Bank of Maryland received 20,391 shares of Canada Life Financial Corporation common stock. See "Management Discussion and Analysis of Financial Condition and Results of Operation - Comparison of Operating Results for the Years Ended March 31, 2002 and 2001 - Other Operating Income."

       Because the Canada Life Financial Corporation stock constituted a benefit that was not expected or anticipated when The Canada Life Assurance Company insurance policies were purchased, and in recognition of the directors' aggregate years of service and the growth and success of Chesapeake Bank of Maryland, Chesapeake Bank of Maryland's board of directors determined in December 2001 that the value of the stock at that time should constitute an additional retirement benefit to Chesapeake Bank of Maryland's directors, and a benefit to the estate of a former director, Robert R. Nielson, who served on Chesapeake Bank of Maryland's board of directors from 1982 to 2000, and who passed away on December 4, 2001. The board determined that each director should receive the same amount, even though the directors had served for different numbers of years.

       The board of directors also determined that the risk of holding the Canada Life Financial Corporation stock after December 2001 would be borne by Banks of the Chesapeake, M.H.C., which received the stock in March 2001 as a dividend from Chesapeake Bank of Maryland due to bank regulatory requirements. In other words, Banks of the Chesapeake, M.H.C. would benefit from market gains and would be at risk from market losses in the Canada Life Financial Corporation stock after December 2001. On January 6, 2003, Banks of the Chesapeake, M.H.C. sold the Canada Life Financial Corporation stock for $533,700.

       In December 2001, the board of directors of Chesapeake Bank of Maryland was advised by its benefit plan consultant that the after tax value of the Canada Life stock could be considered income from life insurance policies and could be allocated to the pre-retirement accounts of the directors whose Director Supplemental Retirement Plan agreements were calculated based on insurance policies issued by The Canada Life Assurance Company. However, that approach would have resulted in differing benefits for the directors, as the pre-retirement accounts of several of the directors was based on income from life insurance policies purchased (or deemed purchased) from Alexander Hamilton Life Insurance Company. Also, that approach would not have resulted in an allocation of all of the Canada Life Financial Corporation stock to the directors as some of The Canada Life Assurance Company policies were purchased to satisfy general liabilities under the various Directors Supplemental Retirement Plan agreements but were not tied to any specific director's Directors Supplemental Retirement Plan agreement, and others were purchased to satisfy obligations under Chesapeake Bank of Maryland's Endorsement Method Split Dollar agreements. Also, that approach would have allocated the benefit on an after-tax basis.

       On December 31, 2001, Chesapeake Bank of Maryland recognized a compensation expense of $535,255 - which was the then value of the Canada Life Financial Corporation stock - and determined that each director and the estate of Robert R. Neilson would be entitled to $76,465 (or one-seventh of that amount). The board of directors also determined that it would ultimately adopt a new deferred compensation plan and that the directors would be entitled to receipt of the $76,465 pursuant to the terms of the new plan. As indicated above, in November 2002, Chesapeake Bank of Maryland adopted the 2002 Directors' and Officers' Deferral Plan. Also, in November 2002, Chesapeake Bank of Maryland made a contribution of $76,465 to the 2002 Directors' and Officers' Deferral Plan for the benefit of each of its directors.

Employment Agreement


       Upon completion of the conversion, Chesapeake Bank of Maryland and Banks of the Chesapeake, Inc. intend to enter into an employment agreement with R. Thomas Jefferson. Pursuant to this agreement, Mr. Jefferson will serve as the president and chief executive officer of Chesapeake Bank of Maryland and Banks of the Chesapeake, Inc. The length of employment will be for an "evergreen" period of three years, such that the remaining term of the agreement shall at all times be three years.


       The agreement provides for an initial annual salary of $160,000, subject to annual increases as may be determined by the board of directors. In addition, Mr. Jefferson may receive an annual bonus to be determined by the compensation committee of the board of directors if certain performance criteria are satisfied. The agreement terminates upon Mr. Jefferson's death, permanent disability, or by mutual written agreement. In addition, Mr. Jefferson may terminate the agreement within six months following a "change in control," as described below, or for good reason as described in the agreement. Chesapeake Bank of Maryland and Banks of the Chesapeake, Inc. may terminate the agreement for certain events constituting cause as described in the agreement. Chesapeake Bank of Maryland and Banks of the Chesapeake, Inc. may also terminate the agreement without cause provided that Chesapeake Bank of Maryland and Banks of the Chesapeake, Inc. provide sixty days prior written notice to Mr. Jefferson.


       If Mr. Jefferson terminates the agreement for good reason, or if Chesapeake Bank of Maryland or Banks of the Chesapeake, Inc. terminate Mr. Jefferson's employment without cause or because of permanent disability, Mr. Jefferson will receive severance pay for three years after termination equal to Mr. Jefferson's average annual compensation over the prior five years.

       If Mr. Jefferson is terminated or terminates his employment in anticipation of or within six months following a change of control, he is entitled to a single payment equal to approximately 2.99 times his average annual compensation over the prior five years.

       Pursuant to the employment agreement, a "change in control" will occur if:

  . any person or persons acting in concert acquires, whether by purchase, assignment, transfer, pledge or otherwise (including as a result of a redemption of securities), then outstanding voting securities of either Chesapeake Bank of Maryland or Banks of the Chesapeake, Inc., if, after the transaction, the acquiring person (or persons) owns, controls or holds with power to vote twenty-five percent (25%) or more of any class of voting securities of Chesapeake Bank of Maryland or Banks of the Chesapeake, Inc., as the case may be;

  . within any twelve-month period (beginning on or after the effective date of the employment agreement) the persons who were directors of either Chesapeake Bank of Maryland or Banks of the Chesapeake, Inc. immediately before the beginning of such twelve-month period (the "Incumbent Directors") cease to constitute at least a majority of such board of directors; provided that any director who was not a director as of the effective date of the employment agreement will be deemed to be an Incumbent Director if that director was elected to such board of directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors;

  . the stockholders of either Chesapeake Bank of Maryland or Banks of the Chesapeake, Inc. approve a reorganization, merger or consolidation with respect to which persons who were the stockholders of either Chesapeake Bank of Maryland or Banks of the Chesapeake, Inc., as the case may be, immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities; or

  . all or substantially all of the assets of Banks of the Chesapeake, Inc. or Chesapeake Bank of Maryland are sold, transferred or assigned to any third party.

New Stock Benefit Plans

         Employee Stock Ownership Plan. In connection with the conversion and the offering, we will established an employee stock ownership plan. Employees age 21 or older who have at least one year of service with Banks of the Chesapeake, Inc. or any affiliate (including service with Banks of the Chesapeake, M.H.C., and Chesapeake Bank of Maryland) will be eligible to participate in the plan. The plan will be funded by Banks of the Chesapeake, Inc., Chesapeake Bank of Maryland, and any other adopting affiliate with contributions made in cash (which primarily will be invested in our common stock) or in shares of our common stock. Benefits may be paid either in such shares or in cash.

         As part of the conversion, in order to fund the purchase by the employee stock ownership plan of up to 8% of the common stock sold in the offering, we anticipate that the plan will borrow funds from us. We expect that the loan amount will be equal to 100% of the aggregate purchase price of the common stock to be acquired by the plan. The loan will be repaid principally from contributions to the plan by the participating employers over a period of 10 years. The collateral for the loan will be the shares of common stock purchased by the plan. The interest rate for our employee stock ownership plan loan will be a market rate of interest. The participating employers may, in any plan year, make additional discretionary contributions for the benefit of plan participants in either cash or shares of our common stock. Cash in the plan may be used to purchase outstanding shares of our common stock in the market or from individual stockholders or upon the issuance of additional shares by us. The timing, amount and manner of future contributions to the plan will be affected by various factors, including the loan repayment obligations, the prevailing regulatory policies, the requirements of applicable laws and regulations and market conditions.

         Shares purchased by our employee stock ownership plan with the loan proceeds will be held in a suspense account and released to the participants' accounts on a pro rata basis as debt service payments are made. Shares released from the suspense account will be allocated to each eligible participant's account under the plan based on the ratio of such participant's compensation to the total compensation of all eligible participants in the year of allocation. Participants in the plan are not vested in any amount in their accounts before they have completed five years of service. Upon the completion of five years of service, the account balances of participants within the plan will become 100% vested. Credit is given for years of service with Chesapeake Bank of Maryland and Chesapeake Federal Savings and Loan Association prior to adoption of the plan. Forfeitures will be reallocated among remaining participating employees. Benefits may be payable upon death, retirement or separation from service. Our contributions to the plan are not fixed, so benefits payable under the plan cannot be estimated. Pursuant to Statement of Position 93-6, we will be required to record compensation expense each year in an amount equal to the fair market value of the shares released from the suspense account.

         Messrs. Becker, Jefferson and Thorson will serve as trustees of our employee stock ownership plan. Under the plan, the trustees generally must vote all shares allocated to the participants' accounts in accordance with the instructions of the participants. Unallocated shares and allocated shares for which the participants do not give voting instructions will generally be voted by the trustees. Voting with respect to allocated and unallocated shares will be subject to the requirements of applicable law and the fiduciary duties of the trustees.

         Our employee stock ownership plan will be subject to the requirements of the Employee Retirement Income Security Act of 1974, and the regulations of the Internal Revenue Service and the Department of Labor.

         Stock Option Plan. Following consummation of the conversion, we intend to adopt a stock option plan, which will be designed to attract and retain qualified personnel in key positions, provide directors, officers and key employees with a proprietary interest in us as an incentive to contribute to our success and reward key employees for outstanding performance. The stock option plan will provide for the grant of incentive stock options intended to comply with the requirements of Section 422 of the Internal Revenue Code, non-incentive or compensatory stock options and stock appreciation rights (collectively "Awards"). Awards may be granted to our and Chesapeake Bank of Maryland's directors, officers and employees, and any directors, officers or employees of our or Chesapeake Bank of Maryland's subsidiaries, provided, however, that non-employee directors will not be eligible to receive incentive stock options. The stock option plan will be administered and interpreted by a committee of the board of directors. Unless sooner terminated, the stock option plan shall continue in effect for a period of 10 years from the date the stock option plan is adopted by the board of directors.

         Under the stock option plan, the committee will determine which directors, officers and employees will be granted Awards, whether options will be incentive or compensatory options, the number of shares subject to each Award, the exercise price of each option, the forms of payment of the exercise price and when such options become exercisable. However, Office of Thrift Supervision regulations require that stock options granted pursuant to a plan implemented within one year after the conversion may not vest at a rate in excess of 20% per year. The per share exercise price of an incentive stock option must at least equal to the fair market value of a share of common stock on the date the option is granted (110% of fair market value in the case of incentive stock options granted to employees who are 5% stockholders).

         At a meeting of our stockholders after the conversion, which under applicable Office of Thrift Supervision policies may be held no earlier than six months after the completion of the conversion, we intend to present the stock option plan to our stockholders for approval and to reserve an amount equal to 10% of the shares of common stock sold in the offering (258,750 shares or 297,563 shares based on the maximum and 15% above the maximum of the offering range, respectively), for issuance under the stock option plan. In general, Office of Thrift Supervision regulations provide that, in the event such plan is implemented within one year after the conversion, no individual officer or employee may receive more than 25% of the options granted under the stock option plan and non-employee directors may not receive more than 5% individually, or 30% in the aggregate of the options granted under the stock option plan. Office of Thrift Supervision regulations also provide that the exercise price of any options granted under any such plan must be at least equal to the fair market value of the common stock as of the date of grant. These restrictions will not apply if the plan is adopted more than one year after the conversion.

         At the time an Award is granted pursuant to the stock option plan, the recipient will not be required to make any payment in consideration for such grant. With respect to incentive or compensatory stock options, the optionee will be required to pay the applicable exercise price at the time of exercise in order to receive the underlying shares of common stock. The shares reserved for issuance under the stock option plan may be authorized but previously unissued shares, treasury shares, or shares purchased by us on the open market or from private sources. In the event of a stock split, reverse stock split or stock dividend, the number of shares of common stock under the stock option plan, the number of shares to which any Award relates and the exercise price per share under any option or stock appreciation right shall be adjusted to reflect such increase or decrease in the total number shares of common stock outstanding.

         Under current provisions of the Internal Revenue Code, the federal income tax treatment of incentive stock options and nonqualified compensatory stock options is different. A holder of incentive stock options will not recognize compensation income at the time the option is granted or at any time thereafter, provided that certain holding period requirements are met with respect to the stock after the option is exercised, and a federal income tax deduction generally will not be available to us at any time as a result of such grant or exercise. With respect to nonqualified compensatory stock options, the difference between the fair market value on the date of exercise and the option exercise price generally will be treated as compensation income upon exercise, and we will be entitled to a deduction in the amount of income so recognized by the optionee. Upon the exercise of a stock appreciation right, the holder will realize income for federal income tax purposes equal to the amount received by him, whether in cash, shares of stock or both, and we will be entitled to a deduction for federal income tax purposes in the same amount.

         No decision has yet been made as to anticipated Award grants to individuals under the stock option plan.

         Restricted Stock Plan. After the conversion, we intend to adopt a restricted stock plan for our and Chesapeake Bank of Maryland's directors, officers and employees and the directors, officers and employees of our and Chesapeake Bank of Maryland's subsidiaries. The objective of the restricted stock plan will be to enable us to provide participants with a proprietary interest in us as an incentive to contribute to our success. We intend to present the restricted stock plan to our stockholders for their approval at a meeting of stockholders which, pursuant to applicable Office of Thrift Supervision regulations, may be held no earlier than six months after the conversion.

         The restricted stock plan will be administered by the same committee that administers our stock option plan. In the event the restricted stock plan is implemented within 12 months after the conversion, we expect that the plan will authorize the committee to make restricted stock awards of up to 4% of the shares of common stock sold in the offering (103,500 shares or 119,025 shares based on the maximum and 15% above the maximum of the offering range, respectively). In the event we implement the restricted stock plan more than 12 months after the conversion, the restricted stock plan will not be subject to Office of Thrift Supervision regulations limiting the plan to no more than 4% of the shares of common stock sold in the offering. The committee will decide which directors, officers and employees will receive restricted stock and the terms of those awards. We may obtain the shares of common stock needed for this plan by issuing additional shares of common stock or through stock repurchases.

         In general, Office of Thrift Supervision regulations provide that, in the event the restricted stock plan is implemented within one year after the conversion, no individual officer or employee may receive more than 25% of the shares which may be issued pursuant to the plan, and non-employee directors may not receive more than 5% individually, or 30% of such shares in the aggregate. Also, if the restricted stock plan is submitted for stockholder approval within one year after the conversion, shares granted pursuant to the restricted stock plan will vest at the rate of 20% per year over the five years following the date of grant. These restrictions will not apply if the plan is adopted more than one year after the conversion.

         Restricted stock awards under this plan may feature employment restrictions that require continued employment for a period of time for the award to be vested. Awards will not be vested unless the specified employment restrictions are met. However, pending vesting, the award recipient may have voting and dividend rights. When an award becomes vested, the recipient must include the current fair market value of the vested shares in his or her income for federal income tax purposes. We will be allowed a federal income tax deduction in the same amount. We will have to recognize compensation expense for accounting purposes ratably over the vesting period, equal to the fair market value of the shares on the original award date.

         No decision has yet been made as to anticipated grants to individuals under the restricted stock plan.

         Deferred Compensation Stock Plan. No earlier than one-year after the conversion, or earlier with the approval of the Office of Thrift Supervision, we intend to adopt a deferred compensation stock plan. The purpose of the deferred compensation stock plan will be to provide directors of Chesapeake Bank of Maryland and officers designated by resolution of the board of directors with a means of deferring payment of compensation and fees payable to them while at the same time expressing their commitment to us by subjecting such deferred amounts to the market performance of our common stock. Any amounts elected to be deferred under the plan ultimately would be payable only in shares of our common stock. We could obtain the shares of common stock needed to settle obligations under the plan by issuing additional shares of common stock or through stock repurchases.

         Once a deferral election is made and effective, any payments deferred by a participant would be credited to his or her deferred compensation account in "units" equal to the amount deferred divided by the market price of our common stock on the deferral date. Payment of the "units" credited to a participant's deferred compensation account would be paid solely in our common stock and would commence and be paid at the same times and with the same payment options as Chesapeake Bank of Maryland's 2002 Directors' and Officers' Deferral Plan.

         We anticipate that the maximum number of shares of our common stock that could be issued pursuant to the deferred compensation stock plan would be 100,000, which amount, as well as the number of "units" credited to the plan participants' deferred compensation accounts, would be subject to customary adjustment terms to prevent dilution of benefits (and not to increase any benefits).

         Upon the creation of the deferred compensation stock plan, participants in Chesapeake Bank of Maryland's 2002 Directors and Officers' Deferral Plan will be permitted to make a one time transfer of the balance of their deferred compensation account balances pursuant to that plan to a deferred compensation account established pursuant to the deferred compensation stock plan.

         Like the 2002 Directors' and Officers' Deferral Plan, we anticipate forming a rabbi trust to hold the amounts deferred under the plan.

Indebtedness of Management and Related Party Transactions


         In the ordinary course of business, Chesapeake Bank of Maryland may make loans available to our and its directors, officers and employees and the business and professional organizations with which they are associated or affiliated. Any loans and loan commitments must be made in accordance with all applicable laws. In addition, no loans will be made to our or Chesapeake Bank of Maryland's directors and executive officers or to the business and professional organizations with which they are associated or affiliated or to any holder of more than five percent of our capital stock until such time as Chesapeake Bank of Maryland has at least two independent directors on its board of directors. As of December 31, 2002, Chesapeake Bank of Maryland had no loans outstanding to directors and executive officers of Chesapeake Bank of Maryland, or members of their immediate families.

         Any loans made available to our and Chesapeake Bank of Maryland's directors, executive officers and the business and professional organizations with which they are associated or affiliated or to any holder of more than five percent of our capital stock will at all times comply with the following provisions:

         . The loans will be evidenced by promissory notes naming Chesapeake Bank of Maryland as payee;

         . The loans will bear interest at rates which are comparable to those normally charged by other commercial lenders for similar loans made in Chesapeake Bank of Maryland's locale;

         . The loans will be repaid pursuant to appropriate amortization schedules and contain default provisions comparable to those normally used by other commercial lenders for similar loans made in Chesapeake Bank of Maryland's locale;

         . The loans will made only if credit reports and financial statements show the loans to be collectible and the borrowers are satisfactory credit risks, in light of the nature and terms of the loans and other circumstances;

         . The loans meet the loan policies normally used by other commercial lenders for similar loans made in Chesapeake Bank of Maryland's locale;

         . The purposes of the loans and disbursements of proceeds will be reviewed and monitored in a manner comparable to that normally used by other commercial lenders for similar loans made in Chesapeake Bank of Maryland's locale; and

         . The loans will not violate the requirements of Chesapeake Bank of Maryland's regulatory authority.


         Chesapeake Bank of Maryland employs Messrs. Becker, Reisig and Stromberg for services as inspectors for building projects financed by Chesapeake Bank of Maryland. Messrs. Becker and Reisig provide these services for residential construction loans, and Mr. Stromberg provides these services for acquisition, development and construction loans. In general, an inspector performs a visual inspection of a construction project to determine, among other things, whether additional draws may be made on the related construction loan. Messrs. Becker and Reisig are paid $3,750 quarterly ($15,000 annually), and Mr. Stromberg is paid $5,000 quarterly ($20,000 annually) for these services. Messrs. Reisig and Stromberg are reimbursed for mileage in connection with their services. Mr. Becker has the use of car jointly owned by Mr. Becker and Chesapeake Bank of Maryland, and a Chesapeake Bank of Maryland gas credit card, in connection with his services. Mr. Becker receives a Form 1099 with respect to his personal use of the car.

         From time to time Mr. Thorson has provided, without compensation other than reimbursement of expenses and mileage, construction related services to Chesapeake Bank of Maryland's foreclosed real estate, such as changing locks, boarding up broken window and other similar services. Although we believe Mr. Thorson is an independent director under the federal securities law, to avoid any doubt, Mr. Thorson has ceased performing these activities.

         Mr. Kerr has provided and will continue to provide legal services to Chesapeake Bank of Maryland. For the year ended March 31, 2002, Chesapeake Bank of Maryland paid Mr. Kerr an aggregate of $18,328 for these services. Mr. Kerr also provides settlement related services for borrowers in connection with loans originated by Chesapeake Bank of Maryland. In those circumstances, Mr. Kerr is compensated by the borrower.


         In addition, Chesapeake Bank of Maryland is a party to a lease agreement with Mr. Kerr's law practice, Richard N. Kerr, P.A., pursuant to which Richard N. Kerr, P.A. leases the lower level (basement level) of Chesapeake Bank of Maryland's branch bank building at 609 Frederick Road in Catonsville, Maryland for $500.00 per month. The original lease term was from August 1, 2000 to August 1, 2002, and the lease automatically renews for consecutive two-year terms unless either party provides the other with written notice prior to the expiration of the initial term or any renewal term. At commencement of the lease and prior to each renewal, management has and will continue to survey local commercial real estate brokers on an informal basis to confirm that the lease rates being charged Mr. Kerr are commensurate with local rates. In connection with any renewal, management will modify the lease rates to conform with local rates based on these informal surveys or will seek to lease the space to a different tenant.

         The board of directors of Chesapeake Bank of Maryland does not believe that its transactions with Mr. Kerr and his law practice are material to Chesapeake Bank of Maryland's operations. The board of directors of Chesapeake Bank of Maryland also believes that the terms of these transactions are no less favorable to Chesapeake Bank of Maryland than those that could be obtained from unaffiliated third parties. However, Chesapeake Bank of Maryland lacks sufficient disinterested independent directors to ratify the transactions with Mr. Kerr and his law practice.

         In addition to the foregoing provisions, all future loans and future material third-party business transactions to or with our and Chesapeake Bank of Maryland's directors, executive officers and the business and professional organizations with which they are associated or affiliated or any holder of more than five percent of our capital stock will be made on terms that are no less favorable to Chesapeake Bank of Maryland than those that could be obtained from unaffiliated third parties. Furthermore, neither we nor Chesapeake Bank of Maryland will make future loans, forgive any loans or enter into any future material third-party business transactions to or with our or Chesapeake Bank of Maryland's directors, executive officers and the business and professional organizations with which they are associated or affiliated or any holder of more than five percent of our capital stock unless such transactions are first approved by a majority (but not less than two) of our and Chesapeake Bank of Maryland's independent directors who do not have an interest in the transactions and who had access, at our or Chesapeake Bank of Maryland's expense, to independent legal counsel.


                                 THE CONVERSION

         Our Board of Directors, and the Boards of Directors of Banks of the Chesapeake, M.H.C. and Chesapeake Bank of Maryland have approved the plan of conversion. The plan of conversion also must be approved by the Office of Thrift Supervision, the members of Banks of the Chesapeake, M.H.C. entitled to vote on the matter and Banks of the Chesapeake, M.H.C. as the sole stockholder of Chesapeake Bank of Maryland. Approval by the Office of Thrift Supervision, however, will not constitute a recommendation or endorsement of the plan of conversion by that agency.

General

         On June 19, 2002, the Boards of Directors of Banks of the Chesapeake, M.H.C. and Chesapeake Bank of Maryland adopted the plan of conversion, subject to approval by the Office of Thrift Supervision and the voting members of Banks of the Chesapeake, M.H.C. On January 17, 2003, Chesapeake Bank of Maryland incorporated Banks of the Chesapeake, Inc. under Maryland law as its first-tier wholly owned subsidiary. We will form CB Interim Savings Bank under federal law as our first-tier wholly owned subsidiary. Pursuant to the plan of conversion,
(i) Banks of the Chesapeake, M.H.C. will convert to Interim Mutual Holdings, F.S.B., an interim federal savings bank, and simultaneously will merge with and into Chesapeake Bank of Maryland, pursuant to which Banks of the Chesapeake, M.H.C. will cease to exist and the shares of Chesapeake Bank of Maryland common stock held by Banks of the Chesapeake, M.H.C. will be cancelled and (ii) CB Interim Savings Bank will then merge with and into Chesapeake Bank of Maryland.

         As a result of the merger of CB Interim Savings Bank with and into Chesapeake Bank of Maryland, Chesapeake Bank of Maryland will become a wholly owned subsidiary of Banks of the Chesapeake, Inc. and will continue to operate as Chesapeake Bank of Maryland.

         The following diagram outlines this organizational structure and the parties' ownership interests:

               -----------------------------------------------
                      Banks of the Chesapeake, M.H.C.
                (to be converted to Interim Mutual Holdings,
                                  F.S.B.)
               -----------------------------------------------

                                       100%

               -----------------------------------------------

                           Chesapeake Bank of Maryland

               -----------------------------------------------
                                       100%

               -----------------------------------------------

                       Banks of the Chesapeake, Inc.

               -----------------------------------------------
                                       100%
               -----------------------------------------------

                          CB Interim Savings Bank

               -----------------------------------------------

     The following diagram reflects the conversion, including (i) the merger of Banks of the Chesapeake, M.H.C. (following its conversion to Interim Mutual Holdings, F.S.B.) with and into Chesapeake Bank of Maryland, (ii) the merger of CB Interim Savings Bank with and into Chesapeake Bank of Maryland and (iii) the offering of common stock.

               -----------------------------------------------

                         Purchasers of Common Stock

               -----------------------------------------------
                                       100%
               -----------------------------------------------

                       Banks of the Chesapeake, Inc.

               -----------------------------------------------
                                       100%
               -----------------------------------------------

                        Chesapeake Bank of Maryland

               -----------------------------------------------

     Pursuant to Office of Thrift Supervision regulations, completion of the conversion (including the offering of common stock in the subscription and community offerings, as described below) is conditioned upon the approval of the plan of conversion by (i) the Office of Thrift Supervision, (ii) at least a majority of the total number of votes eligible to be cast by members of Banks of the Chesapeake, M.H.C. and (iii) holders of at least two-thirds of the outstanding shares of Chesapeake Bank of Maryland. Banks of the Chesapeake, M.H.C. owns one hundred percent of Chesapeake Bank of Maryland's common stock and Banks of the Chesapeake, M.H.C. intends to vote those shares in favor of the plan of conversion.

     After completion of the conversion, Chesapeake Bank of Maryland will continue to conduct its business and operations from the same offices and with the same personnel as prior to the conversion. The conversion will not affect the balances, interest rates or other terms of Chesapeake Bank of Maryland loans or deposit accounts, and the deposit accounts will continue to be insured by the FDIC to the same extent as they were prior to the conversion.

     We intend to retain 50% of the net proceeds from the sale of our common stock, and to use the remaining proceeds to purchase all of the then to be issued and outstanding capital stock of Chesapeake Bank of Maryland. Based on the minimum and maximum of the offering range, we intend to use approximately $1,530,000 and $2,070,000, respectively, of the net proceeds retained by us to loan funds to our employee stock ownership plan to enable it to purchase up to 8% of the common stock being offered. The conversion will not be completed unless we sell at least $19,125,000 of shares of common stock.

     The aggregate price of the shares of common stock to be issued in the conversion will be within the offering range, which was determined based upon an independent appraisal of our and Chesapeake Bank of Maryland's estimated pro forma market value. The offering range is currently $19,125,000 to $25,875,000. We will sell all shares of common stock to be issued in the conversion at the same price. The independent appraisal will be affirmed or, if necessary, updated before we complete the conversion. Feldman Financial Advisors, Inc., a consulting firm experienced in the valuation and appraisal of financial institutions, performed the appraisal. See "- How We Determined the Price Per Share and the Offering Range" for more information as to how our and Chesapeake Bank of Maryland's estimated pro forma market value was determined.

     The following discussion summarizes the material aspects of the conversion. The summary is qualified in its entirety by reference to the provisions of the plan of conversion. Copies of the plan of conversion are available for inspection at Chesapeake Bank of Maryland's offices and at the Office of Thrift Supervision. The plan of conversion is also filed as an exhibit to the Registration Statement of which this prospectus is a part, a copy of which may be obtained from the SEC. See "Additional Information."

Purpose of the Conversion

     As a federally chartered mutually holding company, Banks of the Chesapeake, M.H.C. does not have stockholders and has no authority to issue capital stock. By converting to the capital stock form of organization, we will be structured in the form used by holding companies of commercial banks, most business entities and a growing number of savings institutions.

     The conversion will result in an increase in our and Chesapeake Bank of Maryland's capital base, which will support our and Chesapeake Bank of Maryland's operations and enable Chesapeake Bank of Maryland to compete more effectively with other financial institutions. In addition, the conversion will permit Chesapeake Bank of Maryland's customers, employees, management, directors and possibly other members of the local community and of the general public to become equity owners and to share in our future. The conversion will provide additional funds for lending and investment activities, facilitate future access to the capital markets and enhance our ability to diversify and expand into other markets. The stock holding company form of organization will provide additional flexibility to diversify our and Chesapeake Bank of Maryland's business activities through existing or newly formed subsidiaries, or through acquisition of or mergers with other financial institutions, as well as other companies. Although there are no current arrangements, understandings or agreements regarding any such opportunities, we will be in a position after the conversion, subject to regulatory limitations and our financial position, to take advantage of any such opportunities that may arise.

     After the conversion, the unissued common and preferred stock authorized by our charter will permit us, subject to market conditions and applicable regulatory approvals, to raise additional equity capital through further sales of securities, and to issue securities in connection with possible acquisitions. At the current time, we have no plans with respect to additional offering of securities, other than the possible issuance of additional shares to the restricted stock plan or upon exercise of stock options or pursuant to our deferred compensation stock plan. After the conversion, we also will be able to use stock-related incentive programs to attract and retain executive and other personnel.

     Although Chesapeake Bank of Maryland currently has the ability to raise additional capital through the sale of additional shares of its common stock, that ability is limited by Banks of the Chesapeake, M.H.C. structure which, among other things, requires that Banks of the Chesapeake, M.H.C. hold a majority of the outstanding shares of Chesapeake Bank of Maryland's common stock. Therefore, only a minority interest in Chesapeake Bank of Maryland could be sold to depositors and other members of the public. As a result, the conversion will likely result in a larger number of stockholders following the conversion as compared to the number of outstanding stockholders of Chesapeake Bank of Maryland that would have been outstanding had Chesapeake Bank of Maryland determined to pursue a public offering of its common stock within Banks of the Chesapeake, M.H.C.'s structure. The larger number of stockholders will increase the likelihood of the development of a trading market for our common stock. See "The Market for our Common Stock."

     After considering the advantages and disadvantages of the conversion, as well as applicable fiduciary duties and alternative transactions, the boards of directors of Banks of the Chesapeake, M.H.C. and Chesapeake Bank of Maryland unanimously approved the conversion as being advisable and in the best interests of Banks of the Chesapeake, M.H.C. and its members and Chesapeake Bank of Maryland and its stockholder and account holders.

Effects of Conversion

     General. Prior to the conversion, each depositor in Chesapeake Bank of Maryland has both a deposit account in the institution and a pro rata ownership interest in the net worth of Banks of the Chesapeake, M.H.C. based upon the balance in his or her account, which interest may only be realized in the event of a liquidation of Banks of the Chesapeake, M.H.C. However, this ownership interest is tied to the depositor's account and has no tangible market value separate from such deposit account. A depositor who reduces or closes his or her account receives a portion or all of the balance in the account but nothing for his or her ownership interest in the net worth of Banks of the Chesapeake, M.H.C., which is lost to the extent that the balance in the account is reduced.

     Consequently, Chesapeake Bank of Maryland depositors normally have no way to realize the value of their ownership interest in Banks of the Chesapeake, M.H.C., which has realizable value only in the unlikely event that Banks of the Chesapeake, M.H.C. is liquidated. In the event of liquidation, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of Banks of the Chesapeake, M.H.C. after other claims are paid.

     Upon consummation of the conversion, permanent nonwithdrawable capital stock will be created to represent the ownership of our net worth, and Chesapeake Bank of Maryland will become our wholly owned subsidiary. Our common stock is separate and apart from deposit accounts at Chesapeake Bank of Maryland and cannot be and is not insured by the FDIC or any other governmental agency. We will issue certificates to evidence ownership of our common stock and the certificates will be transferable. Therefore, our common stock may be sold or traded if a purchaser is available with no effect on any deposit account the seller may hold in Chesapeake Bank of Maryland.

     Continuity. While the conversion is being accomplished, Chesapeake Bank of Maryland's normal business of accepting deposits and making loans will continue without interruption. Chesapeake Bank of Maryland will continue to be subject to regulation by the Office of Thrift Supervision and the FDIC. After the conversion, Chesapeake Bank of Maryland will continue to provide services for depositors and borrowers under current policies by its present management and staff.

     The directors and officers of Chesapeake Bank of Maryland at the time of the conversion will continue to serve as directors and officers of Chesapeake Bank of Maryland after the conversion. Our directors and officers consist of individuals currently serving as directors and officers of Banks of the Chesapeake, M.H.C. and Chesapeake Bank of Maryland and they will retain their positions with us after the conversion.

     Effect on Deposit Accounts. Under the plan of conversion, each Chesapeake Bank of Maryland depositor at the time of the conversion will automatically continue as a depositor after the conversion, and each such deposit account will remain the same with respect to deposit balance, interest rate and other terms, except to the extent that funds in the account are withdrawn to purchase common stock in the offering. Each such account will be insured by the FDIC to the same extent as before the conversion. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

     Effect on Loans. No outstanding Chesapeake Bank of Maryland loan will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as they were contractually fixed prior to the conversion.

     Effect on Voting Rights of Members. At present, all Chesapeake Bank of Maryland depositors are members of, and have voting rights in, Banks of the Chesapeake, M.H.C. as to all matters requiring membership action. Upon completion of the conversion, such depositors will cease to be members and will no longer have any such voting rights as Banks of the Chesapeake, M.H.C. will cease to exist. Upon completion of the conversion, we will be vested with all voting rights in Chesapeake Bank of Maryland as its sole stockholder, and holders of our common stock will be vested with all voting rights in us. Chesapeake Bank of Maryland depositors will not have voting rights in us after the conversion, except to the extent that they become our stockholders.

     Tax Effects. To complete the conversion, Banks of the Chesapeake, Inc., Banks of the Chesapeake, M.H.C. and Chesapeake Bank of Maryland must receive rulings or opinions with regard to federal and Maryland income taxation which indicate that the conversion will not be taxable for federal or Maryland income tax purposes to Banks of the Chesapeake, Inc., Banks of the Chesapeake, M.H.C. and Chesapeake Bank of Maryland or Chesapeake Bank of Maryland's Eligible Account Holders, Supplemental Eligible Account Holders or Other Members, except as discussed below. See "- Tax Aspects" below.

     Effect on Liquidation Rights. In the event of a liquidation of Banks of the Chesapeake, M.H.C. prior to the conversion, all claims of Banks of the Chesapeake, M.H.C.'s creditors would be paid first. Thereafter, if there were any assets remaining, Bank of the Chesapeake, M.H.C.'s members would receive such remaining assets, pro rata, based upon the deposit balances in their deposit accounts at Chesapeake Bank of Maryland at the time of the liquidation. In the unlikely event that Chesapeake Bank of Maryland were to liquidate after the conversion, all claims of creditors (including those of depositors, to the extent of their deposit balances) would be paid first, followed by distribution of the "liquidation account" to certain depositors (see "- Liquidation Rights" below), with any assets remaining thereafter distributed to us as the holder of Chesapeake Bank of Maryland's capital stock. Pursuant to the rules and regulations of the Office of Thrift Supervision, a merger, consolidation, sale of bulk assets or similar combination or transaction with another insured institution would not be considered a complete liquidation for this purpose and, in such a transaction, the liquidation account would be assumed by the surviving institution.

How We Determined the Price Per Share and the Offering Range

     The plan of conversion and federal regulations require that the aggregate purchase price of the common stock must be based on our and Chesapeake Bank of Maryland's appraised pro forma market value, as determined on the basis of an independent appraisal. Feldman Financial Advisors, Inc. was retained to make such an appraisal. Feldman Financial Advisors, Inc. will receive a fee of $20,000 for its services, which amount does not include a fee of $7,500 to be paid to Feldman Financial Advisors, Inc. for assistance in the preparation of a business plan. In addition, Feldman Financial Advisors, Inc. will be reimbursed for certain of its out-of-pocket expenses in connection with its services.

     Chesapeake Bank of Maryland agreed to indemnify Feldman Financial Advisors, Inc. and its affiliates and all persons employed by or associated with Feldman Financial Advisors, Inc. or its affiliates against all claims, liabilities and related expenses arising out of the engagement of Feldman Financial Advisors, Inc. (including claims under federal and state securities laws) unless, upon final adjudication, such claims, liabilities and expenses are found to have resulted primarily from Feldman Financial Advisors, Inc.'s bad faith or willful misconduct.

     Feldman Financial Advisors, Inc. prepared the independent appraisal in reliance upon the information contained in this prospectus, including the consolidated financial statements. Feldman Financial Advisors, Inc. also considered the following factors, among others:

     . historical, financial and other information relating to Chesapeake Bank of Maryland;

     . a comparative evaluation of Chesapeake Bank of Maryland's operating and financial statistics with those of other similarly situated public traded companies located in Maryland and other regions of the United States;

     .    the aggregate size of the offering;

     . the impact of the conversion on Chesapeake Bank of Maryland's net worth and earnings potential;

     . Banks of the Chesapeake, Inc. and Chesapeake Bank of Maryland's proposed dividend policy; and

     . the trading market for securities of comparable institutions and general conditions in the market for such securities.

On the basis of the foregoing, Feldman Financial Advisors, Inc. advised us, Banks of the Chesapeake, M.H.C. and Chesapeake Bank of Maryland that, as of December 31, 2002, our and Chesapeake Bank of Maryland's estimated pro forma market value on a combined basis ranged from a minimum of $19,125,000 to a maximum of $25,875,000, with a midpoint of $22,500,000 (the estimated valuation range or the offering range).

     Our board of directors and the boards of directors of Banks of the Chesapeake, M.H.C. and Chesapeake Bank of Maryland determined that our common stock would be sold at $10.00 per share, resulting in a range of 1,912,500 to 2,587,500 shares of common stock being offered, with a midpoint of 2,250,000 shares. The $10.00 price per share was selected primarily because it is the price per share used most commonly in stock offerings by mutual savings institutions or mutual holding companies that convert to stock form.


     Our board of directors and the boards of directors of Banks of the Chesapeake, M.H.C. and Chesapeake Bank of Maryland reviewed Feldman Financial Advisors, Inc.'s appraisal report and in particular, considered (i) our financial condition and results of operation for the nine months ended December 31, 2002 and the year ended March 31, 2002; (ii) financial comparisons in relation to other financial institutions; and (iii) stock market conditions generally and, in particular, for financial institutions, all of which are set forth in the appraisal report. The board of directors also reviewed the methodology and the assumptions used by Feldman Financial Advisors, Inc. in preparing the appraisal report. Based on the foregoing, we determined that the estimated valuation range was reasonable and adequate.

     Prior to the completion of the conversion and subject to the approval of the Office of Thrift Supervision, the total number of shares of common stock to be issued in the offering may be increased or decreased to reflect changes in market, financial or economic conditions or to fill the order of our employee stock ownership plan without a resolicitation of subscribers, provided that the product of the total number of shares times the purchase price is not below the minimum or more than 15% above the maximum of the estimated valuation range (exclusive of a number of shares equal to up to an additional 8% of the common stock which may be issued to our employee stock ownership plan out of authorized but unissued shares of common stock to the extent such shares are not purchased in the offering due to an oversubscription).

     In the event market, financial or economic conditions change so as to cause the aggregate purchase price of the shares to be below the minimum of the offering range or more than 15% above the maximum of such range (exclusive of additional shares that may be issued out of authorized but unissued shares to our employee stock ownership plan), purchasers will be resolicited. In any resolicitation, purchasers will be permitted to continue, modify or rescind their orders. If no election is made by a purchaser prior to the expiration of the resolicitation offering, the purchaser's order will be rescinded and any funds paid will be promptly refunded with interest at Chesapeake Bank of Maryland's passbook rate of interest, and withdrawal authorizations will be canceled.

     The independent appraisal will be updated at the time of the completion of the offering. We may not sell any shares of common stock unless Feldman Financial Advisors, Inc. first confirms that nothing of a material nature has occurred which, taking into account all relevant factors, would cause it to conclude that the purchase price of $10.00 per share is materially incompatible with the estimate of our and Chesapeake Bank of Maryland's combined pro forma market value upon completion of the conversion. Any change that would result in an aggregate purchase price that is below the minimum or more than 15% above the maximum of the estimated valuation range would be subject to Office of Thrift Supervision's approval. If such confirmation is not received, we may extend the offering, reopen or commence a new offering, establish a new estimated valuation range and commence a resolicitation of all purchasers with the approval of the Office of Thrift Supervision or take such other actions as permitted by the Office of Thrift Supervision in order to complete the offering.

     Based upon current market and financial conditions and recent practices and policies of the Office of Thrift Supervision, in the event we receive orders for common stock in excess of $25,875,000 (the maximum of the estimated valuation range), we may be required by the Office of Thrift Supervision to accept all such orders up to $29,756,250 (15% above the maximum of the estimated valuation range). No assurances, however, can be made that we will receive orders for common stock in any amount or that, if such orders are received, all such orders will be accepted because our and Chesapeake Bank of Maryland's final valuation and the number of shares to be issued are subject to the receipt of an updated appraisal from Feldman Financial Advisors, Inc. and the approval of such updated appraisal by the Office of Thrift Supervision. There is no obligation or understanding on the part of management to take and/or pay for any shares of common stock in order to complete the offering.

     An increase in the number of shares of common stock, either as a result of an increase in the appraisal of the estimated pro forma market value or due to the purchase by our employee stock ownership plan of authorized but unissued shares, would decrease both a subscriber's ownership interest and our pro forma net income and stockholder's equity on a per share basis while increasing pro forma net income and stockholder's equity on an aggregate basis. A decrease in the number of shares of common stock would increase both a subscriber's ownership interest and our pro forma net income and stockholder's equity on a per share basis while decreasing pro forma net income and stockholder's equity on an aggregate basis. See "Pro Forma Data."

     Feldman Financial Advisors, Inc.'s appraisal report has been filed as an exhibit to the Registration Statement of which this prospectus is a part, a copy of which may be obtained from the SEC. See "Additional Information."

     Feldman Financial Advisors, Inc.'s independent appraisal is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. Feldman Financial Advisors, Inc. did not independently verify the consolidated financial statements and other information that we, Banks of the Chesapeake, M.H.C. or Chesapeake Bank of Maryland provided Feldman Financial Advisors, Inc., nor did Feldman Financial Advisors, Inc. value independently our, Banks of the Chesapeake, M.H.C. or Chesapeake Bank of Maryland's assets or liabilities. The appraisal considers Banks of the Chesapeake, M.H.C. and Chesapeake Bank of Maryland as going concerns and should not be considered as an indication of our or Chesapeake Bank of Maryland's liquidation value. Moreover, because the appraisal is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons purchasing shares of common stock in the subscription offering or community offerings will be able to sell such shares at prices at or above the purchase price.

Subscription Offering and Subscription Rights

     In accordance with the plan of conversion, rights to subscribe for the purchase of common stock have been granted to the following persons in the following order of descending priority:

     . Chesapeake Bank of Maryland depositors with a balance of at least $50 (a qualifying deposit) at the close of business on December 31, 2000 ("Eligible Account Holders");

     .    Our employee stock ownership plan;


     . Chesapeake Bank of Maryland depositors with a balance of at least $50 (a qualifying deposit) at the close of business on March 31, 2003 (other than Chesapeake Bank of Maryland's directors, officers or their affiliates) ("Supplemental Eligible Account Holders"); and

     . A member of Banks of the Chesapeake, M.H.C. on ____________ ("Voting Record Date") who is not an Eligible Account Holder or Supplemental Eligible Account Holder ("Other Member").

All subscriptions received will be subject to the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and to the maximum and minimum purchase limitations set forth in the plan of conversion and as described below under "- Limitations on Common Stock Purchases."

     Priority 1: Eligible Account Holders. Each Eligible Account Holder will receive, without payment therefor, first priority, nontransferable subscription rights to subscribe for in the subscription offering up to the greater of:

     .    $100,000 (10,000 shares) of the common stock offered,

     . one-tenth of one percent (0.10%) of the total offering of shares of common stock in the subscription offering, or

     . 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock offered in the subscription offering by a fraction, of which the numerator is the amount of the Eligible Account Holder's qualifying deposits and the denominator of which is the total amount of qualifying deposits of all Eligible Account Holders, as of the close of business on December 31, 2000 (the "Eligibility Record Date"),

in each case, subject to the overall purchase limitations. See "- Limitations on Common Stock Purchases."

     If there are not sufficient shares available to satisfy all subscriptions in this category, shares first will be allocated among subscribing Eligible Account Holders so as to permit each such Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Thereafter, any shares remaining after each subscribing Eligible Account Holder has been allocated the lesser of the number of shares subscribed for or 100 shares will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unfilled in the proportion that the amounts of their respective eligible deposits bear to the total amount of eligible deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled, provided that no fractional shares shall be issued. If the amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Eligible Account Holders whose subscriptions are not fully satisfied on the same principle described above until all available shares have been allocated or subscriptions satisfied.

     To ensure proper allocation of stock, each Eligible Account Holder must list on his or her subscription order form all accounts in which he or she has an ownership interest. Failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed.

The subscription rights of Eligible Account Holders who are also directors or officers of Banks of the Chesapeake, M.H.C., Chesapeake Bank of Maryland or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to increased deposits in the year preceding December 31, 2000.


     Priority 2: Employee Stock Ownership Plan. Our employee stock ownership plan will receive, without payment therefor, second priority, nontransferable subscription rights to purchase, in the aggregate, up to 8% of the common stock, including any increase in the number of shares of common stock after the date hereof as a result of an increase of up to 15% in the maximum of the offering range. Our employee stock ownership plan intends to purchase 8% of the shares of common stock, or 153,000 shares and 207,000 shares based on the minimum and maximum of the offering range, respectively. Subscriptions by our employee stock ownership plan will not be aggregated with shares of common stock purchased directly by or which are otherwise attributable to any other participants in the subscription and community offerings, including subscriptions of any of our, Banks of the Chesapeake, M.H.C.'s or Chesapeake Bank of Maryland's directors, officers, employees or associates thereof. In the event that the total number of shares offered in the conversion is increased to an amount greater than the number of shares representing the maximum of the offering range ("Maximum Shares"), our employee stock ownership plan will have a first priority right to purchase any such shares exceeding the Maximum Shares (up to an aggregate of 8% of the common stock issued in the conversion, including any shares of common stock to be issued in the conversion as a result of an increase in the maximum of the offering range after commencement of the subscription offering and prior to completion of the conversion).


     In the event that there is an oversubscription for shares of common stock and, as a result, our employee stock ownership plan is unable to purchase all amounts subscribed for (up to the 8% limitation described above), then, upon receipt of all necessary regulatory approvals, we may be authorized to (i) issue additional shares of common stock directly to our employee stock ownership plan at the same purchase price as in the offering or (ii) approve the purchase by our employee stock ownership plan in the open market after the conversion of such shares as are necessary for our employee stock ownership to purchase the amounts subscribed for.

     In making purchases, our employee stock ownership plan may use funds that we or Chesapeake Bank of Maryland contribute or lend to the plan or that the plan borrows from an independent financial institution. If we issue additional shares of common stock to our employee stock ownership plan, the interest of other stockholders would be diluted. See "- Limitations on Common Stock Purchases" and "Risk Factors - Our Employee Stock Benefit Plans May Dilute Your Ownership Interest."

     Priority 3: Supplemental Eligible Account Holders. To the extent that there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders and our employee stock ownership plan, each Supplemental Eligible Account Holder will receive, without payment therefor, third priority, nontransferable subscription rights to subscribe for in the subscription offering up to the greater of:

     .    $100,000 (10,000 shares) of the common stock offered,

     . one-tenth of one percent (0.10%) of the total offering of shares of common stock in the subscription offering, or


     . 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock offered in the subscription offering by a fraction, of which the numerator is the amount of the Supplemental Eligible Account Holder's qualifying deposits and the denominator of which is the total amount of qualifying deposits of all Supplemental Eligible Account Holders, as of the close of business on March 31, 2003 (the "Supplemental Eligibility Record Date"),


in each case, subject to the overall purchase limitations. See "- Limitations on Common Stock Purchases."

     If there are not sufficient shares available to satisfy all subscriptions of all Supplemental Eligible Account Holders, available shares first will be allocated among subscribing Supplemental Eligible Account Holders so as to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his total allocation (including the number of shares, if any, allocated to such person as an Eligible Account Holder) equal to the lesser of the number of shares subscribed for or 100 shares. Thereafter, any shares remaining available will be allocated among the Supplemental Eligible Account Holders whose subscriptions remain unfilled in the proportion that the amounts of their respective eligible deposits bear to the total amount of eligible deposits of all subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled, provided that no fractional shares shall be issued. If the amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Supplemental Eligible Account Holders whose subscriptions are not fully satisfied on the same principal described above until all available shares have been allocated or subscriptions satisfied.

     Priority 4: Other Members. To the extent that there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders, our employee stock ownership plan and Supplemental Eligible Account Holders, each Other Member will receive, without payment therefor, fourth priority, nontransferable subscription rights to purchase up to the greater of:

     .    $100,000 (10,000 shares) of the common stock offered, or

     . one-tenth of one percent (0.10%) of the total offering of shares of common stock in the subscription offering,

in each case, subject to the overall purchase limitations. See "- Limitations on Common Stock Purchases."

     In the event the Other Members subscribe for a number of shares which, when added to the shares subscribed for by Eligible Account Holders, our employee stock ownership plan and Supplemental Eligible Account Holders, is in excess of the total number of shares of common stock offered in the subscription offering, shares first will be allocated so as to permit each subscribing Other Member, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Thereafter, any remaining shares will be allocated among subscribing Other Members whose subscriptions remain unfilled on a pro rata basis in the same proportion as each Other Member's subscription bears to the total subscriptions of all subscribing Other Members whose subscriptions remain unfilled, provided that no fractional shares shall be issued.

     Expiration Date for the Subscription Offering. The subscription offering will expire at 12:00 noon, Eastern Time, on ____________ (the "Expiration Date"), unless extended by Banks of the Chesapeake, Inc., Banks of the Chesapeake, M.H.C. and Chesapeake Bank of Maryland for up to 45 days or, with the approval of the Office of Thrift Supervision, for additional periods. The subscription offering may not be extended beyond ___________. Subscription rights that have not been exercised prior to the Expiration Date (unless extended) will become void.

     We will not execute orders until completion of the offering period and all shares of common stock have been subscribed for or otherwise sold. If all shares have not been subscribed for or sold within 45 days after the Expiration Date, unless such period is extended with the consent of the Office of Thrift Supervision, all funds delivered to Chesapeake Bank of Maryland pursuant to the subscription offering will be returned promptly to the subscribers with interest and all withdrawal authorizations will be canceled. If an extension beyond the 45-day period following the Expiration Date is granted, we will notify subscribers of the extension of time and of any rights of subscribers to modify or rescind their subscriptions.

Community Offering

     To the extent that shares remain available for purchase after satisfaction of all subscriptions of Eligible Account Holders, our employee stock ownership plan, Supplemental Eligible Account Holders and Other Members, we may elect to offer such shares either during or upon completion of the subscription offering to certain members of the general public, with preference given to individuals residing in Baltimore City, Maryland and the Maryland counties of Anne Arundel, Baltimore, Carroll, Frederick, Harford and Howard as of December 31, 2000 (such individuals are referred to as "Preferred Subscribers"). The community offering may commence or terminate without notice. Subscribers in the community offering, together with their associates, or a group of persons acting in concert, may purchase up to $100,000 of common stock. This amount may be increased to up to 5% of the total offering of shares. See "- Limitations on Common Stock Purchases."

     If there are not sufficient shares available to fill the orders of Preferred Subscribers after completion of the subscription and community offering, such stock will be allocated first to each Preferred Subscriber whose order is accepted in an amount equal to the lesser of 100 shares or the number of shares subscribed for by each such Preferred Subscriber, if possible. Thereafter, unallocated shares will be allocated among the Preferred Subscribers whose accepted orders remain unsatisfied in the same proportion that the unfilled subscription of each (up to 2.0% of the total offering) bears to the total unfilled subscriptions of all Preferred Subscribers whose subscriptions remain unsatisfied. If there are any shares remaining after all accepted orders by Preferred Subscribers have been satisfied, shares will be allocated to other members of the general public who subscribe in the community offering applying the same allocation described above for Preferred Subscribers. Orders filled in the community offering in excess of 2.0% of the total offering shall be allocated on an equal number of shares basis until all orders are filled.

         The community offering may terminate at any time after it is commenced, but must be completed within 45 days after the Expiration Date, unless Banks of the Chesapeake, Inc., Banks of the Chesapeake, M.H.C. and Chesapeake Bank of Maryland extend the community offering with the consent of the Office of Thrift Supervision.

         The opportunity to subscribe for shares of common stock in the community offering category is subject to Banks of the Chesapeake, Inc., Banks of the Chesapeake, M.H.C. and Chesapeake Bank of Maryland's absolute right to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the completion of the community offering.

         Persons will be deemed to reside in Baltimore City, Maryland or in the Maryland counties of Anne Arundel, Baltimore, Carroll, Frederick, Harford or Howard if they maintain a bona fide residence within any such community. Chesapeake Bank of Maryland may utilize deposit or loan records or such other evidence provided to it to determine whether a person is a resident of any such community. In all cases, however, Chesapeake Bank of Maryland will make the determination of resident status in its sole discretion.

Syndicated Community Offering

         All shares of common stock not purchased in the subscription offering or the community offering, if any, may be offered for sale to the general public in a syndicated community offering through a syndicate of registered broker-dealers to be formed and managed by Trident Securities, a Division of McDonald Investments Inc. ("Trident"). We expect to market any shares that remain unsubscribed after the subscription and community offerings through a syndicated community offering. We have the right to reject orders in whole or part in our sole discretion in the syndicated community offering. Neither Trident nor any registered broker-dealer shall have any obligation to take or purchase any shares of common stock in the syndicated community offering; however, in the event Trident agrees to participate in a syndicated community offering, it will use its best efforts in the sale of shares in the syndicated community offering.

         The price at which common stock is sold in the syndicated community offering will be the same price as in the subscription and community offerings. Subscribers in the syndicated community offering, together with their associates, or a group of persons acting in concert, may purchase up to $100,000 of common stock. This amount may be increased to up to 5% of the total offering of shares. See "- Limitations on Common Stock Purchases."

         Trident may enter into agreements with selected dealers to assist in the sale of the shares in the syndicated community offering, although no agreements exist as of the date of this prospectus. No orders may be placed or filled by or for a selected dealer during the subscription offering. After the close of the subscription offering, Trident will instruct selected dealers as to the number of shares to be allocated to each selected dealer. Only after the close of the subscription offering and upon allocation of shares to selected dealers may selected dealers take orders from their customers. During the subscription and community offerings, selected dealers may only solicit indications of interest from their customers to place orders with us as of a certain order date. When and if we, in consultation with Trident, believe that enough indications of interest and orders have not been received in the subscription and community offerings to consummate the conversion, we will instruct Trident to request, as of the order date, selected dealers to submit orders to purchase shares for which they have previously received indications of interest from their customers. Selected dealers will send confirmations of the orders to customers on the next business day after the order date. Selected dealers will debit the accounts of their customers on the settlement date, which date will be three business days from the order date. Customers who authorize selected dealers to debit their brokerage accounts are required to have the funds for payment in their account on but not before the settlement date. On the settlement date, selected dealers will remit funds to the account established by Chesapeake Bank of Maryland for each selected dealer. Each customer's funds so forwarded to Chesapeake Bank of Maryland, along with all other accounts held in the same title, will be insured by the FDIC up to $100,000 in accordance with applicable FDIC regulations. After payment has been received by Chesapeake Bank of Maryland from selected dealers, funds will earn interest at Chesapeake Bank of Maryland's passbook rate until the completion or termination of the conversion. Funds will be promptly returned, with interest, in the event the conversion is not completed.

         The syndicated community offering may terminate at any time after it is commenced, but must be completed within 45 days after the Expiration Date, unless Banks of the Chesapeake, Inc., Banks of the Chesapeake, M.H.C. and Chesapeake Bank of Maryland extend the syndicated community offering with the consent of the Office of Thrift Supervision.

Persons Who Cannot Exercise Subscription Rights

         We will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock pursuant to the plan of conversion reside. However, we are not required to offer stock in the subscription offering to any person who resides in a foreign country or resides in a state of the United States with respect to which:

         . the number of persons otherwise eligible to subscribe for shares under the plan of conversion who reside in such jurisdiction is small;

         . the granting of subscription rights or the offer or sale of shares of common stock to such persons would require that Banks of the Chesapeake, Inc., Banks of the Chesapeake, M.H.C. or Chesapeake Bank of Maryland or any of Banks of the Chesapeake, Inc.'s, Banks of the Chesapeake, M.H.C.'s or Chesapeake Bank of Maryland's officers, directors or employees, under the laws of such jurisdiction, register as a broker, dealer, salesman or selling agent, or register or otherwise qualify any of the common stock for sale in such jurisdiction or qualify as a foreign corporation or file a consent to service of process in such jurisdiction; and/or

         . such registration, qualification or filing in our judgment would be impracticable or unduly burdensome for reasons of costs or otherwise.

         Where the number of persons eligible to subscribe for shares in one state is small, we will base our decision as to whether or not to offer the common stock in such state on a number of factors, including but not limited to the size of accounts held by account holders in the state, the cost of registering or qualifying the shares and Banks of the Chesapeake, Inc.'s, Banks of the Chesapeake, M.H.C.'s and Chesapeake Bank of Maryland's need to register or the need to register Banks of the Chesapeake, Inc.'s, Banks of the Chesapeake, M.H.C.'s and Chesapeake Bank of Maryland's officers, directors or employees as brokers, dealers, salesmen or selling agents.

Limitations on Common Stock Purchases

         The plan of conversion includes the following limitations on the number of shares of common stock which may be purchased:

         (1) No fewer than 25 shares of common stock may be purchased, to the extent such shares are available;

         (2) Each Eligible Account Holder may subscribe for and purchase in the subscription offering up to the greater of:

               .    $100,000 (10,000 shares) of the common stock offered,

               . one-tenth of one percent (0.10%) of the total offering of shares of common stock in the subscription offering, or

               . 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock offered in the subscription offering by a fraction, of which the numerator is the amount of the Eligible Account Holder's qualifying deposits and the denominator is the total amount of qualifying deposits of all Eligible Account Holders on the Eligibility Record Date,

in each case, subject to the overall limitation in clause (7) below;

         (3) Our employee stock ownership plan may purchase in the aggregate up to 8% of the shares of common stock, including any additional shares issued in the event of an increase in the offering range;

         (4) Each Supplemental Eligible Account Holder may subscribe for and purchase in the subscription offering up to the greater of:

               .    $100,000 (10,000 shares) of the common stock offered,

               . one-tenth of one percent (0.10%) of the total offering of shares of common stock in the subscription offering, or

               . 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of common stock offered in the subscription offering by a fraction, of which the numerator is the amount of the Supplemental Eligible Account Holder's qualifying deposits and the denominator is the total amount of qualifying deposits of all Supplemental Eligible Account Holders, as of the Supplemental Eligibility Record Date,

in each case, subject to the overall limitation in clause (7) below;

         (5) Each Other Member may subscribe for and purchase up to the greater of:

               .    $100,000 (10,000 shares) of the common stock offered, or

               . one-tenth of one percent (0.10%) of the total offering of shares of common stock in the subscription offering,

in each case, subject to the overall limitation in clause (7) below;

         (6) Any person purchasing shares in the community offering or syndicated community offering, together with the person's associates or group of persons acting in concert, may subscribe for and purchase up to $100,000 of the common stock offered;

         (7) Except for our employee stock ownership plan, the maximum number of shares of common stock that any person, either alone or together with associates of or groups of persons acting in concert with such person, may subscribe for and purchase in the subscription offering may not exceed $200,000; and

         (8) No more than an aggregate of 32% of the total number of shares sold in the offering may be purchased by directors and officers of Banks of the Chesapeake, M.H.C., Banks of the Chesapeake, Inc., and Chesapeake Bank of Maryland and their associates.

         For purposes of clause (7) above: (i) where more than one person is the owner of a particular deposit account, the orders of such persons pursuant to subscription rights related to such joint account collectively may not exceed $100,000, and (ii) where one person is the owner of multiple accounts with multiple other persons, such persons shall be deemed to be acting in concert and the orders of such persons collectively may not exceed $200,000 through all such accounts.

         Subject to any required regulatory approval and the requirements of applicable laws and regulations, but without further approval of the members of Banks of the Chesapeake, M.H.C., or Banks of the Chesapeake, M.H.C. as the sole stockholder of Chesapeake Bank of Maryland, Banks of the Chesapeake, Inc., Banks of the Chesapeake, M.H.C. and Chesapeake Bank of Maryland may decrease any of the individual or aggregate purchase limitations or may increase any of the individual or aggregate purchase limitations to a percentage which does not exceed 5% of the total shares of common stock to be issued in the conversion (and, with the approval of the Office of Thrift Supervision, may increase that limit for persons subscribing for 5% to up to 9.99% of the shares to be issued). If such amount is increased, persons who subscribed for the maximum amount will be given the opportunity to increase their subscriptions up to the new maximum purchase limitation. If such amount is decreased, the orders of persons who subscribed for more than the new maximum purchase limitation will be decreased by the minimum amount necessary so that the person will be in compliance with the new maximum purchase limitation. We would consider waiving any minimum or maximum purchase limitation so as to obtain a broad distribution of our share ownership and/or so as to raise as much capital as possible in the offering.

         In the event of an increase in the total number of shares of common stock offered in the conversion due to an increase in the offering range of up to 15%, the additional shares will be allocated in the following order of priority in accordance with the plan of conversion:

         (1) to fill our employee stock ownership plan's subscription of 8% of the common stock issued in the conversion;

         (2) in the event that there is an oversubscription by Eligible Account Holders, to fill unfulfilled subscriptions of Eligible Account Holders, inclusive of the adjusted maximum;

         (3) in the event that there is an oversubscription by Supplemental Eligible Account Holders, to fill unfulfilled subscriptions of Supplemental Eligible Account Holders, inclusive of the adjusted maximum;

         (4) in the event that there is an oversubscription by Other Members, to fill unfulfilled subscriptions of Other Members, inclusive of the adjusted maximum;

         (5) to fill unfulfilled orders of Preferred Subscribers in the community offering to the extent possible, inclusive of the adjusted maximum;

         (6) to fill unfilled orders in the community offering from persons other than Preferred Subscribers to the extent possible, inclusive of the adjusted maximum; and

         (7) to fill unfilled orders in the syndicated community offering to the extent possible, inclusive of the adjusted maximum.

The term "associate" of a person is defined to mean:

               (a) any corporation or other organization (other than Banks of the Chesapeake, Inc., Banks of the Chesapeake, M.H.C., Chesapeake Bank of Maryland or a majority-owned subsidiary of Banks of the Chesapeake, Inc. or Chesapeake Bank of Maryland) of which such person is an officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities;

               (b) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, provided, however, that such term shall not include any of our or Chesapeake Bank of Maryland's tax-qualified employee stock benefit plans or non-tax qualified employee stock benefit plans in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and

               (c) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of Banks of the Chesapeake, Inc., Banks of the Chesapeake, M.H.C., Chesapeake Bank of Maryland or any of their subsidiaries.

         The term "acting in concert" means (1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement, with respect to the purchase, ownership, voting or sale of our common stock; (2) a combination or pooling of voting or other interests in our securities for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise; or (3) a person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated. We may presume that certain persons are acting in concert based upon, among other things, joint account relationships, the same or substantially similar account addresses and/or the fact that such persons have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies.

         For purposes of the foregoing limitations, directors, officers and employees of Banks of the Chesapeake, Inc., Banks of the Chesapeake, M.H.C. and Chesapeake Bank of Maryland shall not be deemed to be associates or persons acting in concert solely as a result of their capacities as such.

Plan of Distribution and Marketing Arrangements

         Offering materials for the offering initially will be distributed to certain persons by mail, with additional copies made available through our Stock Information Center and our marketing agent. All prospective purchasers are to send payment directly to Chesapeake Bank of Maryland, where such funds will be held in a segregated account and not released until the offering is completed or terminated.

         We have engaged Trident Securities, a Division of McDonald Investments Inc., as a financial advisor and marketing agent in connection with the offering of the common stock, and it has agreed to use its best efforts to assist us in the solicitation of subscriptions and purchase orders for shares of common stock in the offering. Trident is not obligated to purchase any shares of common stock. McDonald Investments Inc. is a member of the National Association of Securities Dealers, Inc. and an SEC-registered broker-dealer. Trident will provide various services including, but not limited to, (1) training and educating the directors, officers and employees of Banks of the Chesapeake, Inc., Banks of the Chesapeake, M.H.C. and Chesapeake Bank of Maryland regarding the mechanics and regulatory requirements of the stock sales process; (2) providing its employees to staff the Stock Information Center to assist Chesapeake Bank of Maryland's customers and internal stock purchasers and to keep records of orders for shares of common stock; (3) targeting our sales efforts, including assisting in the preparation of marketing materials; and (4) assisting in the solicitation of proxies of members for use at the meeting of Chesapeake Bank of Maryland, M.H.C.'s members.

         Trident has received a non-refundable management fee of $25,000 and will receive a fee equal to two percent of the aggregate dollar amount of stock sold in the offering, excluding any shares sold to our employee stock ownership plan and to our directors and executive officers. If there is a syndicated community offering, Trident will receive a fee in an amount competitive with gross underwriting discounts charged at such time for underwritings of comparable amounts of common stock sold at a comparable price per share in a similar market environment. However, the total fees payable to Trident and other NASD member firms in the syndicated community offering shall not exceed 4 1/2% of the aggregate dollar amount of the common stock sold in the syndicated community offering. Trident will also be reimbursed for its reasonable out-of-pocket expenses including legal fees up to $50,000.

         We have agreed to indemnify and hold harmless Trident and each person who controls Trident against all losses, claims, damages or liabilities, joint or several, and all legal or other expenses reasonably incurred by them in connection with certain claims that may arise out of or that are based upon the conversion or the engagement of Trident, including liabilities under the Securities Act of 1933, except those that are due to Trident's bad faith, gross negligence or willful misconduct.

         Certain of our directors and executive officers may participate in the solicitation of offers to purchase common stock by mailing written materials to members of Banks of the Chesapeake, M.H.C. and other prospective investors, responding to inquiries of prospective investors, and performing ministerial or clerical work. In each jurisdiction in which the securities laws require that the offer and/or sale of the common stock be made through a broker-dealer registered in such jurisdiction, all written materials will be mailed under cover of a letter from Trident. Employees of Chesapeake Bank of Maryland may participate in the offering in ministerial capacities or providing clerical work in effecting a sales transaction. Such employees have been instructed not to solicit offers to purchase common stock or provide advice regarding the purchase of common stock. Questions of prospective purchasers will be directed to certain specified executive officers or registered representatives. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, and sales of common stock will be conducted within the requirements of Rule 3a4-1. We will not compensate any such officers, directors or employees in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the common stock.

Procedure for Purchasing Shares in the Offerings

         To ensure that each purchaser receives a prospectus at least 48 hours before the date the offering terminates in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date. Execution of the order form will confirm receipt or delivery in accordance with Rule 15c2-8. Order forms will only be distributed with a prospectus.

         To purchase shares in the subscription offering, an executed order form with the required payment for each share subscribed for, or with appropriate authorization for withdrawal from a deposit account at Chesapeake Bank of Maryland (which may be given by completing the appropriate blanks in the order form), must be received by Chesapeake Bank of Maryland at any of its offices by 12:00 noon, Eastern Time, on the Expiration Date (unless extended). To purchase shares in the community offering, an executed order form with the required payment, or appropriate withdrawal authorization, must be received by Chesapeake Bank of Maryland at any of its offices prior to the time the community offering terminates, which may be at any time after it begins. In addition, we will require a prospective purchaser to execute a certification in the form required by applicable Office of Thrift Supervision regulations in connection with any sale of common stock.

         Order forms which (i) are not received by such time, (ii) are improperly completed or executed, (iii) are received without full payment (or appropriate withdrawal instructions), or (iv) are submitted by a person whose representations Banks of the Chesapeake, Inc., Banks of the Chesapeake, M.H.C. and Chesapeake Bank of Maryland believe to be false or who Banks of the Chesapeake, Inc., Banks of the Chesapeake, M.H.C. and Chesapeake Bank of Maryland otherwise believe, either alone or acting in concert with others, is violating, evading or circumventing, or intends to violate, evade or circumvent, either alone or acting in concert with others, the terms and conditions of the plan of conversion, are not required to be accepted. Banks of the Chesapeake, Inc., Banks of the Chesapeake, M.H.C. and Chesapeake Bank of Maryland have the right to waive or permit the correction of incomplete or improperly executed forms, but do not represent that they will do so. In addition, the opportunity to subscribe for shares of common stock in the community offering and syndicated community offering is subject to Banks of the Chesapeake, Inc., Banks of the Chesapeake, M.H.C. and Chesapeake Bank of Maryland's absolute right to accept or reject any such orders in whole or in part.

         Once received, an executed order form may not be modified, amended or rescinded without the consent of Banks of the Chesapeake, Inc., Banks of the Chesapeake, M.H.C. and

Chesapeake Bank of Maryland, unless the conversion has not been completed within 45 days after the end of the subscription offering, unless such period has been extended with the consent of the Office of Thrift Supervision.

         In order to ensure that Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are properly identified as to their stock purchase priority, depositors as of the close of business on the Eligibility Record Date (December 31, 2000) or the Supplemental Eligibility Record Date (March 31, 2003) and depositors as of the close of business on the Voting Record Date (_________), must list all accounts on the stock order form giving all names in each account and the account numbers. Failure to list all of your accounts may result in fewer shares being allocated to you than if all of your accounts had been disclosed.

         Payment for subscriptions may be made (1) in cash only if delivered in person at the main office of Chesapeake Bank of Maryland, 2001 East Joppa Road, Towson, Maryland 21234, (2) by check or money order, or (3) by authorization of withdrawal from deposit accounts maintained with Chesapeake Bank of Maryland. Interest will be paid on payments made by cash, check or money order at Chesapeake Bank of Maryland's passbook rate of interest from the date payment is received until the conversion is completed or terminated. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the conversion, but a hold will be placed on such funds, thereby making them unavailable to the depositor until completion or termination of the conversion.

         If a subscriber authorizes Chesapeake Bank of Maryland to withdraw the amount of the purchase price from his or her deposit account, Chesapeake Bank of Maryland will do so as of the effective date of the conversion. Chesapeake Bank of Maryland will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time that the funds actually are transferred under the authorization, the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at the passbook rate.

         Our employee stock ownership plan will not be required to pay for the shares subscribed for at the time it subscribes. Instead, our employee stock ownership plan may pay for the shares of common stock subscribed for by it upon consummation of the conversion, provided that there is a valid loan commitment in force from the time of its subscription until consummation. The loan commitment may be from Banks of the Chesapeake, Inc., Chesapeake Bank of Maryland or an unrelated financial institution.

         Owners of self-directed Individual Retirement Accounts ("IRAs") may use the assets of such IRAs to purchase shares of common stock in the subscription and community offering, provided that such IRAs are not maintained at Chesapeake Bank of Maryland. Persons with IRAs maintained at Chesapeake Bank of Maryland must have their accounts transferred to an unaffiliated institution or broker to purchase shares of common stock in the subscription and community offering. In addition, applicable regulations require that officers, directors and 10% stockholders who use self-directed IRA funds to purchase shares of common stock in the subscription and community offering make such purchases for the exclusive benefit of the IRAs.

Any interested parties wishing to use IRA funds for stock purchases are advised to contact the Stock Information Center for additional information and allow sufficient time for the account to be transferred as required.

         Depending on market conditions, the common stock may be offered for sale to the general public on a best efforts basis in a syndicated community offering by a selling group of broker-dealers to be managed by Trident. Trident, in its discretion, will instruct selected broker-dealers as to the number of shares to be allocated to each selected broker-dealer. Only upon allocation of shares to selected broker-dealers may they take orders from their customers. Investors who desire to purchase shares in the syndicated community offering directly through a selected broker-dealer, which may include Trident, will be advised that the members of the selling group are required either (a) upon receipt of an executed order form or direction to execute an order form on behalf of an investor, to forward the appropriate purchase price to us for deposit in a segregated account at Chesapeake Bank of Maryland on or before twelve noon, prevailing time, of the business day next following such receipt or execution; or (b) upon receipt of confirmation by such member of the selling group of an investor's interest in purchasing shares, and following a mailing of an acknowledgment by such member to such investor on the business day next following receipt of confirmation, to debit the account of such investor on the third business day next following receipt of confirmation and to forward the appropriate purchase price to us for deposit in the segregated account on or before twelve noon, prevailing time, of the business day next following such debiting. Payment for any shares purchased pursuant to alternative (a) above must be made by check in full payment therefor. Payment for shares purchased pursuant to alternative (b) above may be made by wire transfer to Chesapeake Bank of Maryland.

Restrictions on Transfer of Subscription Rights and Shares

         You may not transfer or enter into any agreement or understanding to transfer the legal or beneficial ownership of your subscription rights issued under the plan of conversion or the shares of common stock to be issued upon their exercise. You may exercise your subscription rights only for your own account. If you exercise your subscription rights, you will be required to certify that you are purchasing shares solely for your own account and that you have no agreement or understanding regarding the sale or transfer of such shares. Federal regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase such subscription rights or shares of common stock prior to the completion of the conversion.

         We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights and will not honor orders known by us to involve the transfer of such rights.

Liquidation Rights

         In the event of a liquidation of Banks of the Chesapeake, M.H.C. prior to the conversion, each holder of a deposit account in Chesapeake Bank of Maryland would receive his or her pro rata share of any assets of Banks of the Chesapeake, M.H.C. remaining after payment of claims of all creditors. Each such holder's pro rata share of such remaining assets would be in the same proportion as the value of his or her deposit account was to the total value of all deposit accounts in Chesapeake Bank of Maryland at the time of liquidation. In the unlikely event that Chesapeake Bank of Maryland were to liquidate after the conversion, each holder of a deposit account in Chesapeake Bank of Maryland would have a claim as a creditor solely in the amount of the balance in his or her deposit account plus accrued interest, except as described below with respect to the "liquidation account." He or she would not have an interest in the value or assets of Banks of the Chesapeake, Inc. or Chesapeake Bank of Maryland above that amount.


     The plan of conversion provides for the establishment, upon the completion of the conversion, of a special "liquidation account" for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to 100% of Chesapeake Bank of Maryland's stockholders' equity as reflected in its latest balance sheet contained in this prospectus. Each Eligible Account Holder and Supplemental Account Holder, if he or she were to continue to maintain his or her deposit account at Chesapeake Bank of Maryland, would be entitled, upon a complete liquidation of Chesapeake Bank of Maryland after the conversion, to an interest in the liquidation account prior to any payment to Banks of the Chesapeake, Inc. as the sole stockholder of Chesapeake Bank of Maryland. Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial interest in such liquidation account for each deposit account, including passbook accounts, transaction accounts such as checking accounts, money market deposit accounts and certificates of deposit, held in Chesapeake Bank of Maryland at the close of business on December 31, 2000 or March 31, 2003, as the case may be.

     Each Eligible Account Holder and Supplemental Eligible Account Holder will have a pro rata interest in the total liquidation account for each of his or her deposit accounts based on the proportion that the amount of the Eligible Account Holder's or Supplemental Eligible Account Holder's qualifying deposits on the December 31, 2000 Eligibility Record Date or the March 31, 2003 Supplemental Eligibility Record Date, as the case may be, bore to the balance of all qualifying deposits of Eligible Account Holders and Supplemental Eligible Account Holders, as the case may be, on such dates.

     If, however, on any March 31 annual closing date, commencing after the relevant eligibility record date (i.e., the December 31, 2000 Eligibility Record Date or the March 31, 2003 Supplemental Eligibility Record Date), the amount in any deposit account is less than the amount in such deposit account (a) on the December 31, 2000 Eligibility Record Date or the March 31, 2003 Supplemental Eligibility Record Date, as the case may be, or (b) any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be distributed to Banks of the Chesapeake, Inc. as the sole stockholder of Chesapeake Bank of Maryland.


     No merger, consolidation, sale of bulk assets or similar combination or transaction with another insured institution in which Chesapeake Bank of Maryland is not the surviving entity shall be considered a complete liquidation for this purpose. In any such transaction, the liquidation account would be assumed by the surviving entity.

     There are currently no plans to liquidate Banks of the Chesapeake, M.H.C. prior to conversion, or to liquidate Chesapeake Bank of Maryland after the conversion.


Material Income Tax Consequences


     Completion of the conversion is expressly conditioned upon prior receipt of either a ruling from the IRS or an opinion of counsel with respect to applicable federal tax laws, and either a ruling from the State of Maryland or an opinion of counsel with respect to Maryland tax laws, concerning federal and State of Maryland income tax consequences of the conversion.


     Ober, Kaler, Grimes & Shriver, a Professional Corporation, has issued an opinion to Banks of the Chesapeake, Inc., Banks of the Chesapeake, M.H.C. and Chesapeake Bank of Maryland to the effect that, for federal and State of Maryland income tax purposes:


       1. The merger of Banks of the Chesapeake, M.H.C. with and into Chesapeake Bank of Maryland will qualify as a reorganization pursuant to Section 368(a)(1)(A) of the Code;

       2. No gain or loss will be recognized by Banks of the Chesapeake, M.H.C. or Chesapeake Bank of Maryland as a consequence of the merger (except for deferred gain or loss recognized pursuant to Section 1502 of the Code in the event that the Banks of the Chesapeake, M.H.C. consolidated group is not considered to survive as a result of the conversion and the resulting Banks of the Chesapeake, Inc. group does not elect to file a consolidated return for federal income tax purposes);

       3. The merger of CB Interim Savings Bank with and into Chesapeake Bank of Maryland will be disregarded for federal income tax purposes and will be treated as the transfer of an amount of proceeds received in the offering by Banks of the Chesapeake, Inc. to Chesapeake Bank of Maryland in exchange for Chesapeake Bank of Maryland common stock;

       4. No gain or loss will be recognized by Chesapeake Bank of Maryland upon receipt of the contributed offering proceeds in exchange for Chesapeake Bank of Maryland common stock;

       5. No gain or loss will be recognized by Banks of the Chesapeake, Inc. upon receipt of the offering proceeds in exchange for Banks of the Chesapeake, Inc. common stock;

       6. Eligible Chesapeake Bank of Maryland depositors will recognize gain upon the receipt of his or her rights in the liquidation account and subscription rights only to the extent of the value, if any, of the subscription rights, and, absent both an oversubscription in the subscription offering and an increase in the market price of our common stock upon commencement of trading following completion of the conversion, it is more likely than not that the subscription rights have no value; and

       7. The basis of the shares of common stock acquired in the offering will be equal to the purchase price of such shares.


     In reaching the conclusion in opinion (6) above with respect to the rights in the liquidation account, Ober, Kaler, Grimes and Shriver, a Professional Corporation, has noted that no amount would be payable to the holder of an interest in the liquidation account unless (i) Chesapeake Bank of Maryland is liquidated and (ii) the holder has maintained his or her deposit account at Chesapeake Bank of Maryland from the date of conversion to the date of liquidation. In reaching the conclusion in opinion (6) above with respect to the subscription rights, Ober, Kaler, Grimes and Shriver, a Professional Corporation, has noted that the subscription rights are not transferable and provide the recipients only with the right to purchase our shares at the same price at which they will be offered to members of the general public who do not hold subscription rights. Ober, Kaler, Grimes and Shriver, a Professional Corporation, has also noted that Feldman Financial Advisors, Inc., has issued a letter concluding that the subscription rights do not have any economic value. Neither the opinion of Ober, Kaler, Grimes and Shriver, a Professional Corporation, nor the opinion of Feldman Financial Advisors is binding on the Internal Revenue Service or any state taxing authority.

     If the liquidation rights and/or the subscription rights are subsequently found to have an ascertainable market value greater than zero, income may be recognized by various recipients of those rights (in certain cases, whether or not the subscription rights are exercised) and Banks of the Chesapeake, Inc., in its own right or as successor to Banks of the Chesapeake, M.H.C. and Chesapeake Bank of Maryland may be taxed on the distribution of the liquidation and subscription rights under Section 311 of the Internal Revenue Code. In this event, the distribution of the liquidation rights and subscription rights will be treated as a dividend, taxed as ordinary income to the recipients of those rights, to the extent of the earnings and profits of Banks of the Chesapeake, M.H.C. prior to the conversion.


     The opinions of Ober, Kaler, Grimes & Shriver, a Professional Corporation, and the opinion of Feldman Financial Advisors, Inc. are filed as exhibits to the Registration Statement that we filed with the SEC. See "Additional Information."

     Unlike private rulings, an opinion is not binding on the Internal Revenue Service, and the Internal Revenue Service could disagree with conclusions reached therein. In the event of such disagreement, there can be no assurance that the Internal Revenue Service would not prevail in a judicial or administrative proceeding. Eligible subscribers are encouraged to consult with their own tax advisor as to their own tax consequences in the event that such subscription rights are deemed to have an ascertainable value.

Delivery of Certificates

     Certificates representing common stock issued in the offering will be mailed by our transfer agent to the persons entitled thereto at the addresses of such persons appearing on the stock order form as soon as practicable following consummation of the conversion. Any certificates returned as undeliverable will be held by us until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. Until certificates for common stock are available and delivered to subscribers, such subscribers may not be able to sell the shares of common stock for which they have subscribed, even though trading of the common stock may have commenced. Receipt of your certificate is confirmation of the shares received.

Required Approvals

     Various approvals of the Office of Thrift Supervision are required in order to consummate the conversion. The Office of Thrift Supervision must approve the plan of conversion, subject to approval by members of Banks of the Chesapeake, M.H.C. and Banks of the Chesapeake, M.H.C. as Chesapeake Bank of Maryland's sole stockholder and other standard conditions. In addition, consummation of the conversion is subject to the Office of Thrift Supervision's approval of our application to acquire all of the to-be-outstanding Chesapeake Bank of Maryland common stock and the applications with respect to the merger of Banks of the Chesapeake, M.H.C. (following its conversion to Interim Mutual Holdings, F.S.B.) into Chesapeake Bank of Maryland and the merger of CB Interim Savings Bank into Chesapeake Bank of Maryland, with Chesapeake Bank of Maryland being the surviving entity in both mergers. There can be no assurances that the requisite Office of Thrift Supervision approvals will be received in a timely manner, in which event the consummation of the conversion may be delayed beyond the expiration of the offering.

     Pursuant to Office of Thrift Supervision regulations, the plan of conversion must be approved by (1) at least a majority of the total number of votes eligible to be cast by members of Banks of the Chesapeake, M.H.C. at the members' meeting, and (2) holders of at least two-thirds of the outstanding Chesapeake Bank of Maryland common stock. As of the date of this prospectus, Banks of the Chesapeake, M.H.C. holds 100% of all outstanding stock of Chesapeake Bank of Maryland and intends to vote those shares in favor of the plan of conversion.

     In addition, we are required to make certain filings with state securities regulatory authorities in connection with the issuance of common stock in the conversion.

Certain Restrictions on Purchase or Transfer of Shares after the Conversion

     Shares of common stock purchased in the offering by any of our, Banks of the Chesapeake, M.H.C. and Chesapeake Bank of Maryland's directors or officers will be subject to a restriction that the shares may not be sold for a period of one year following the conversion, except in the event of the death of such director or officer or pursuant to a merger or similar transaction approved by the Office of Thrift Supervision. Each certificate for shares issued to such persons will bear a legend giving notice of this restriction on transfer, and appropriate stop-transfer instructions will be issued to our transfer agent. Any shares of common stock issued within this one-year period as a stock dividend, stock split or otherwise with respect to such restricted stock will be subject to the same restriction.

     Purchases of our common stock by our and Chesapeake Bank of Maryland's directors and officers and their respective associates during the three-year period following the conversion may be made only through a broker-dealer registered with the SEC, except with the prior written approval of the Office of Thrift Supervision. This restriction does not apply, however, to (a) negotiated transactions involving more than 1.0% of our outstanding common stock or (b) purchases of common stock by any tax-qualified employee stock benefit plan, such as our employee stock ownership plan, or by any non-tax-qualified employee stock benefit plan which may be attributable to any such directors or officers.

     In addition, any repurchases of common stock by us in the first year following the conversion will be subject to the approval from the Office of Thrift Supervision. In general, the Office of Thrift Supervision will only grant such approvals upon the establishment of exceptional circumstances.

     Our directors and executive officers also will be subject to the insider trading rules promulgated pursuant to the Securities Exchange Act of 1934 as long as our common stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

Amendment or Termination of the Plan of Conversion

     If deemed necessary or desirable by our board of directors, and the boards of directors of Banks of the Chesapeake, M.H.C. and Chesapeake Bank of Maryland, the plan of conversion may be amended at any time prior to the solicitation of proxies from members of Banks of the Chesapeake, M.H.C. and the stockholder of Chesapeake Bank of Maryland to vote on the plan of conversion, and at any time thereafter with the concurrence of the Office of Thrift Supervision. Unless the Office of Thrift Supervision requires otherwise, any amendment to the plan of conversion made after approval of the plan of conversion by the members of Banks of the Chesapeake, M.H.C. and Banks of the Chesapeake, M.H.C. as the stockholder of Chesapeake Bank of Maryland with Office of Thrift Supervision concurrence will not necessitate further approval by such members or stockholder. The plan of conversion will terminate if we do not complete the sale of all of the shares of common stock in the offering within 24 months from the date of the meeting of members of Banks of the Chesapeake, M.H.C. held to approve the plan of conversion. Before Banks of the Chesapeake, M.H.C. or its members approve the plan of conversion, whichever is earlier, our board of directors, and the boards of directors of Banks of the Chesapeake, M.H.C. and Chesapeake Bank of Maryland may terminate the plan of conversion without Office of Thrift Supervision approval. Thereafter, the respective boards of directors may terminate the plan of conversion only with Office of Thrift Supervision approval.

Stock Information Center

     We will establish a Stock Information Center at our executive offices, 2001 East Joppa Road, Towson, Maryland 21234. The phone number of the Stock Information Center will be

______________. You may visit or call the Stock Information Center if you have any questions regarding the conversion or the offering. The Stock Information Center is expected to operate during our normal business hours throughout the offering.

     A registered representative employed by Trident Securities, a Division of McDonald Investments Inc. will be working at and supervising the operation of the Stock Information Center and will assist us in responding to questions regarding the conversion and the offering and processing orders for us.


                      RESTRICTIONS ON ACQUISTION OF US AND
                        RELATED ANTI-TAKEOVER PROVISIONS

General

         As described below, our charter and bylaws and our benefit plans, together with provisions of Maryland corporate law, may have anti-takeover effects. In addition, regulatory restrictions may make it difficult for persons or companies to acquire control of us or Chesapeake Bank of Maryland. Below is a summary of certain material restrictions on acquisitions of us and Chesapeake Bank of Maryland.

Restrictions In Our Charter And Bylaws

     General. A number of provisions of our charter and bylaws deal with matters of corporate governance and certain rights of stockholders. The following discussion is a general summary of certain provisions of our charter and bylaws which might be deemed to have a potential "anti-takeover" effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by our board of directors but which our individual stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of our current board of directors or management more difficult. The following description of certain of the provisions of our charter and bylaws is necessarily general and reference should be made in each case to the charter and bylaws. The charter and bylaws are filed as exhibits to the Registration Statement of which this prospectus is a part, copies of which may be obtained from us or from the SEC. See "Additional Information."

     Restrictions On Acquisitions Of Securities. Our charter provides that for a period of five years following the date of the conversion, no person may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of our common stock or securities convertible into our common stock. The terms "person" and "beneficial ownership" are broadly defined to prevent circumvention of this restriction.

     This provision does not apply to:

       . any offer with a view toward public resale made exclusively to us by underwriters or a selling group acting on our behalf;

       . any tax-qualified employee benefit plan established for the benefit of our or our subsidiaries' employees and that meets certain regulatory requirements; or

       . any offer or acquisition approved in advance by the affirmative vote of two-thirds of our entire board of directors.

In the event that shares are acquired in violation of this requirement, all shares beneficially owned by any person in excess of 10% are considered "excess shares" and may not be counted as shares entitled to vote and may not be voted by any person or counted as voting shares in connection with any matters submitted to stockholders for a vote.

     Classified Board Of Directors. Our board of directors is required by our charter and bylaws to be divided into three classes which are as equal in size as is possible, and one class is required to be elected annually by our stockholders for three-year terms. A classified board of directors promotes continuity and stability of management but makes it more difficult for stockholders to change a majority of the directors because it generally takes at least two annual elections of directors for this to occur. Also, the number of directors on the board of directors may only be increased pursuant to a resolution adopted by two-thirds of the entire board of directors.

     Absence Of Cumulative Voting. There is no cumulative voting in the election of our directors. Cumulative voting means that holders of stock of a corporation are entitled, in the election of directors, to cast a number of votes equal to the number of shares which they own multiplied by the number of directors to be elected. Because a stockholder entitled to cumulative voting may cast all of his votes for one nominee or disperse his votes among nominees as he chooses, cumulative voting is generally considered to increase the ability of minority stockholders to elect nominees to a corporation's board of directors. The absence of cumulative voting means that the holders of a majority of our shares can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

     Removal Of Directors. Our charter and bylaws provide that a director may only be removed by the affirmative vote of at least 80% of the votes entitled to be cast on the matter. Furthermore, the Maryland General Corporation Law provides that if a corporation's directors are divided into classes, a director may only be removed for cause.

     Authorized Shares. Our charter authorizes the issuance of 9,000,000 shares of common stock and 1,000,000 shares of preferred stock. The shares of common stock and preferred stock were authorized in an amount greater than that to be issued in the conversion to provide our board of directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and employee stock options. Our board of directors may also increase the number of authorized shares of common stock and preferred stock without stockholder approval. However, these additional authorized shares and the board of directors' right to increase the number of authorized shares may also be used by the board of directors consistent with its fiduciary duty to deter future attempts to gain control of us.

     The board of directors also has sole authority to determine the terms of any one or more series of common stock or preferred stock, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption. As a result of the ability to fix voting and the other rights for a series of common stock or preferred stock, the board of directors has the power, to the extent consistent with its fiduciary duty, to issue a series of common or preferred stock to persons friendly to management in order to attempt to block a post-tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position. Our board of directors currently has no plans for the issuance of additional shares, other than the issuance of additional shares pursuant to stock benefit plans.

     Meetings Of Stockholders. Our bylaws provide that special meetings of the stockholders may only be called upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting.

     Procedures For Stockholder Nominations And Proposals. Our bylaws provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice to our secretary not less than 90 days nor more than 120 days before the first anniversary of the mailing date of the prior year's annual meeting (other than in the case of the first annual meeting, for which written notice must be received by us by no later than the tenth day following the date on which we make public disclosure of the date of the meeting. Nominations and proposals that fail to follow the prescribed procedures will not be considered. We believe that it is in our and our stockholders best interests to provide sufficient time to enable management to disclose to stockholders information about a dissident slate of nominations for directors or proposals for new business. This advance notice requirement also may give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations should management determine that doing so is in the best interest of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted. For stockholder proposals to be included in our proxy materials, the stockholder must comply with all timing and information requirements of the Securities Exchange Act of 1934.

     Limitations On Liabilities. Our charter provides that the personal liability of our directors and officers for monetary damages is eliminated to the fullest extent permitted by Maryland law. Maryland law currently provides that directors and officers of corporations that have adopted such a provision will generally not be liable for monetary damages, except:

          . To the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or

               . To the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

Our charter also provides that we will indemnify our officers and directors against liabilities and will advance expenses to such persons prior to a final disposition of an action to the fullest extent permitted by Maryland law. The rights of indemnification provided in our charter are not exclusive of any other rights which may be available under any insurance or other agreement, by resolution of stockholders or directors (regardless of whether directors authorizing such indemnification are beneficiaries thereof) or otherwise. In addition, our bylaws authorize us to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Banks of the Chesapeake, Inc., Banks of the Chesapeake, M.H.C. and Chesapeake Bank of Maryland, whether or not we would have the power to provide indemnification to such person.

          These provisions are designed to reduce, in appropriate cases, the risks incident to serving as a director, officer, employee or agent and to enable us to attract and retain the best personnel available.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us under provisions of our charter, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

          Amendment Of Charter and Bylaws. Our charter generally provides that amendments to the charter that would impact anti-takeover provisions to our charter must be approved by the holders of at least 80% of the shares entitled to vote on the matter. However, the approval of only a majority of the shares entitled to vote on the matter is required for any amendment previously approved by at least two-thirds of the entire board of directors. Our bylaws provide that they may only be amended by our board of directors.

          Extraordinary Transactions. Pursuant to the Maryland General Corporation Law, a corporation generally cannot consolidate, merge, sell, lease or exchange all or substantially all of its assets, engage in a share exchange or liquidate, dissolve or wind-up unless such acts are approved by the affirmative vote of at least two-thirds of the shares entitled to vote on the matter, unless a lesser or greater percentage is set forth in the corporation's charter. Our charter requires that these matters be approved by the affirmative vote of at least 80% of all the votes entitled to be cast. However, the supermajority 80% vote requirement is not applicable to any transaction approved in advance by at least two-thirds of our entire board of directors. Where the board of directors so approves a transaction, (i) the transaction only requires the approval of a majority of the shares entitled to vote on the matter and (ii) the stockholders who object to the transaction will not have appraisal rights in the event the transaction is approved by the stockholders.

Maryland Corporation Law

          In addition to the provisions contained in our charter and bylaws, the Maryland General Corporation Law includes certain provisions applicable to Maryland corporations that may have an anti-takeover effect, including, but not limited to, the provisions discussed below.

          Business Combinations. Under the Maryland General Corporation Law, certain "business combinations" between a Maryland corporation and an "interested stockholder" (as described in the Maryland General Corporation Law) are prohibited for five years after the most recent date on which the interested stockholder became an interested stockholder, unless an exemption is available. Thereafter a business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the interested stockholder with whom the business combination is to be effected, unless the corporation's stockholders receive a minimum price (as described in the Maryland General Corporation Law) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder.

          Control Share Acquisitions. The Maryland General Corporation Law provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the shares entitled to be voted on the matter, excluding shares of stock owned by the acquirer or by officers or directors who are employees of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third; (ii) one-third or more but less than a majority or (iii) a majority of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

          A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and delivery of an "acquiring person statement"), may compel the corporation's board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders' meeting.

          Unless the charter or bylaws provide otherwise, if voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement within 10 days following a control share acquisition then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. Moreover, unless the charter or bylaws provides otherwise, if voting rights for control shares are approved at a stockholders' meeting and the acquirer becomes entitled to exercise or direct the exercise of a majority or more of all voting power, other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

          Unsolicited Takeovers. Under the Maryland General Corporation Law, corporations with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors may opt in, without a stockholder vote, to certain provision of Maryland's unsolicited takeover statute. Our common stock will be registered under the Securities Exchange Act of 1934. If we were to opt in to the statute, our board of directors would be able, among other things, to eliminate the rights of stockholders to fill vacancies on our board of directors and any person that the board of directors appoints to fill a vacancy would serve for the remainder of the full term of the class of director in which the vacancy occurred. Absent this opt in, directors appointed by the board of directors to fill vacancies serve until the next annual meeting of the stockholders of the corporation.

          Possible Effects Of Maryland Corporation Law Provisions. By requiring approval of the holders of two-thirds of the shares held by disinterested stockholders for business combinations and control share acquisitions, these provisions may prevent any interested stockholder from taking advantage of its position as a substantial, if not controlling, stockholder and engaging in transactions with us that may not be fair to our other stockholders or that may otherwise not be in our best interests or the best interests of our stockholders and other constituencies. For similar reasons, however, these provisions may make more difficult or discourage an acquisition of us, or the acquisition of control of us by a principal stockholder, and thus the removal of incumbent management. In addition, to the extent that these provisions discourage takeovers that would result in the change of our management, such a change may be less likely to occur.

Anti-Takeover Effects Of The Charter, Bylaws, Employment Agreements, Benefit Plans And Maryland Law

          The foregoing provisions of our charter and bylaws and Maryland law could have the effect of discouraging an acquisition of us or stock purchases in furtherance of an acquisition, and could accordingly, under certain circumstances, discourage transactions which might otherwise have a favorable effect on the price of our common stock. In addition, such provisions may make us less attractive to a potential acquiror and/or might result in stockholders receiving a lesser amount of consideration for their shares of common stock than otherwise could have been available.

          In addition, the proposed employment agreements with R. Thomas Jefferson provide for severance payments in certain circumstances in connection with a change in control of us or Chesapeake Bank of Maryland. Also, in the event of a change of control in control of us or

Chesapeake Bank of Maryland, our directors will vest with respect to certain benefits available to them pursuant to our benefit plans. These provisions may make it more costly for companies or persons to acquire control of us or Chesapeake Bank of Maryland.

          Our board of directors believes that the provisions described above are prudent and will reduce vulnerability to takeover attempts and certain other transactions that are not negotiated with and approved by our board of directors. Our board of directors believes that these provisions are in our best interests and the best interests of our future stockholders. In the board of directors' judgment, the board of directors is in the best position to determine our true value and to negotiate more effectively for what may be in the best interests of the stockholders. Accordingly, our board of directors believes that it is in our best interests and in the best interests of our future stockholders to encourage potential acquirors to negotiate directly with the board of directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the board of directors' view that these provisions should not discourage persons from proposing a merger or other transaction at prices reflective of our true value and where the transaction is in the best interests of all stockholders.

          Despite our board of directors' belief as to the benefits to us of the foregoing provisions, these provisions also may have the effect of discouraging a future takeover attempt in which stockholders might receive a substantial premium for their shares over the then current market prices and may tend to perpetuate existing management. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Our board of directors, however, has concluded that the potential benefits of these provisions outweigh their possible disadvantages.

Regulatory Restrictions

          The Change in Bank Control Act provides that no person, acting directly or indirectly or through or in concert with one or more other persons, may acquire control of a savings institution unless the Office of Thrift Supervision has been given at least 60 days' prior written notice. The Home Owners' Loan Act provides that no company may acquire "control" of a savings institution without the prior approval of the Office of Thrift Supervision. Any company that acquires such control becomes a savings and loan holding company subject to registration, examination and regulation by the Office of Thrift Supervision. Pursuant to federal regulations, control of a savings institution is conclusively deemed to have been acquired by, among other things, the acquisition of more than 25% of any class of voting stock of the institution or the ability to control the election of a majority of the directors of an institution. Moreover, control is presumed to have been acquired, subject to rebuttal, upon the acquisition of more than 10% of any class of voting stock of a savings institution where certain enumerated "control factors" are also present in the acquisition. The Office of Thrift Supervision may prohibit an acquisition if it would result in a monopoly or substantially lessen competition, the financial condition of the acquiring person might jeopardize the financial stability of the institution, or the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or of the public to permit the acquisition of control by such person. The foregoing restrictions do not apply to the acquisition of a savings institution's capital stock by one or more of our or Chesapeake Bank of Maryland's tax-qualified employee stock benefit plans, provided that the plan or plans do not have beneficial ownership in the aggregate of more than 25% of any class of equity security of the savings institution.

          For three years following the conversion, Office of Thrift Supervision regulations prohibit any person from acquiring, either directly or indirectly, or making an offer to acquire more than 10% of the stock of any converted savings institution or savings institution holding company, without the prior written approval of the Office of Thrift Supervision, except for:

     . any offer with a view toward public resale made exclusively to the institution or to underwriters or a selling group acting on its behalf;

     . offers that if consummated would not result in the acquisition by such person during the preceding 12-month period of more than 1% of such stock;

     . offers in the aggregate for up to 25% by tax-qualified employee stock benefit plans; and

     . an offer to acquire or acquisition of beneficial ownership of more than 10% of the common stock of the institution by a corporation whose ownership is or will be substantially the same as the ownership of the institution, provided that the offer or acquisition is made more than one year following the date of completion of the conversion.


          In the event that any person, directly or indirectly, violates this regulation, the securities beneficially owned by such person in excess of 10% shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to a vote of stockholders. The definition of beneficial ownership for this regulation extends to persons holding revocable or irrevocable proxies for an institution's stock under circumstances that give rise to a conclusive or rebuttable determination of control under Office of Thrift Supervision regulations.


                        DESCRIPTION OF OUR CAPITAL STOCK

General

          We are authorized to issue 10,000,000 shares of capital stock, of which 9,000,000 are shares of common stock, par value $.01 per share and 1,000,000 are shares of preferred stock, par value $.01 per share. We currently expect to issue up to a maximum of 2,587,500 shares of common stock and no shares of preferred stock in the offering. Each share of our common stock issued in the offering will have the same relative rights as, and will be identical in all respects with, each other share of common stock issued in the offering. Upon payment of the purchase price for the common stock in accordance with the plan of conversion, all such stock will be duly authorized, fully paid and nonassessable.

          In general, stockholders or subscribers for our stock have no personal liability for the debts and obligations of Banks of the Chesapeake, Inc. because of their status as stockholders or subscribers, except to the extent that the subscription price or other agreed consideration for the stock has not been paid.

          Our common stock will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the FDIC.

Common Stock

          Dividends. We can pay dividends if, as and when declared by our board of directors, subject to compliance with limitations which are imposed by law. See "Dividend Policy." Subject to the rights of holders of any other class or series of stock, the holders of our common stock will be entitled to receive and share equally in such dividends as may be declared by our board of directors out of funds legally available therefor.

          Voting Rights. Upon completion of the conversion, the holders of common stock will possess exclusive voting rights in us. They will elect our board of directors and act on such other matters as are required to be presented to them under Maryland law or our charter or as are otherwise presented to them by the board of directors. Except as discussed in "Restrictions on Acquisition of Us and Chesapeake Bank of Maryland and Related Anti-Takeover Provisions," each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If we issue any other class or series of stock, the holders of that stock may also possess voting rights.

          Liquidation. In the event of any liquidation, dissolution or winding up of Chesapeake Bank of Maryland, we, as holder of Chesapeake Bank of Maryland's capital stock, would be entitled to receive, after payment or provision for payment of all of Chesapeake Bank of Maryland's debts and liabilities (including all deposit accounts and accrued interest thereon) and after distribution of the balance in the special liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders (see "The Conversion - Liquidation Rights"), all of Chesapeake Bank of Maryland's assets available for distribution. In the event of our liquidation, dissolution or winding up, the holders of our common stock would be entitled to receive, after payment or provision for payment of all our debts and liabilities and subject to the priority rights of any other class or series of stock that we may issue, all of our assets available for distribution.

          Preemptive Rights. Holders of our common stock will not be entitled to preemptive rights with respect to any shares which may be issued in the future. The common stock is not subject to any required redemption. As a result, a stockholder's ownership percentage could be diluted if additional shares of common stock were sold or issued without the stockholder being able to purchase or otherwise obtain a proportionate additional number of shares to maintain his preexisting ownership percentage.

          Reclassified Common Stock. Our charter grants to the board of directors the right to classify or reclassify any unissued shares of common stock from time to time by setting or changing the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption. Accordingly, the board of directors could, without stockholder approval, authorize the issuance of additional shares of common stock with terms and conditions which could dilute the voting strength of the then holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control. As of the date of this prospectus, we have no plans to classify or reclassify any unissued shares of the common stock.

Preferred Stock


          None of our authorized shares of preferred stock will be issued in the offering. Such stock may be issued with such preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as our board of directors may from time to time determine. In general, the board of directors can, without stockholder approval, issue preferred stock with terms and conditions that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control. However, we will not issue any shares of preferred stock to our or Chesapeake Bank of Maryland's directors, executive officers or the business and professional organizations with which they are associated or affiliated or to any holder of more than five percent of our capital stock except on the same terms that such shares of preferred stock are offered to all then existing stockholders or the proposed purchasers or such preferred stock. As of the date of this prospectus, we have no plans to issue preferred stock.


                                     EXPERTS

          The audited consolidated financial statements of Banks of the Chesapeake, M.H.C. as of March 31, 2002 and 2001 and for each of the years ended March 31, 2002 and 2001 included in this prospectus have been included herein in reliance upon the report of Anderson Associates, LLP, independent certified public accountants, and upon the authority of that firm as experts in accounting and auditing.

          Feldman Financial Advisors, Inc. has consented to the publication herein of the summary of its report setting forth its opinion as to our and Chesapeake Bank of Maryland's estimated pro forma market value upon completion of the conversion and its opinion with respect to subscription rights.

                             LEGAL AND TAX OPINIONS

          The legality of the common stock and the federal and Maryland state income tax consequences of the conversion will be passed upon for us by Ober, Kaler, Grimes & Shriver, a Professional Corporation.

                             ADDITIONAL INFORMATION

          We have filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933 with respect to the common stock offered hereby. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the Registration Statement. Such information, including the appraisal report which is an exhibit to the Registration Statement, can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material can be obtained from the Securities and Exchange Commission at prescribed rates. You may contact the Securities and Exchange Commission by calling 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a web site that contains registration statements and other reports regarding registrants that file electronically with the Securities and Exchange Commission (such as Banks of the Chesapeake, Inc.). The address of the SEC's web site is http://www.sec.gov. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement summarize all material provisions of such contracts or other documents. However, such summary is, of necessity, a brief description of the provisions and is not necessarily complete; each such statement is qualified by reference to such contract or document.

          Banks of the Chesapeake, M.H.C. and Chesapeake Bank of Maryland have filed applications for conversion with the Office of Thrift Supervision with respect to the conversion. This prospectus omits certain information contained in those applications. The applications may be may be examined at the principal office of the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552 and at the Atlanta Regional Office of the Office of Thrift Supervision located at 1475 Peachtree Street, N.E., Atlanta, Georgia 30309.

          In connection with the offering, we will register our common stock with the Securities and Exchange Commission under Section 12(g) of the Securities Exchange Act of 1934, and, upon such registration, we and the holders of our stock will become subject to the proxy and tender offer rules, insider trading reporting requirements and restrictions on stock purchases and sales by directors, officers and greater than 10% stockholders, and certain other requirements of the Securities Exchange Act of 1934. Under the plan of conversion, we have undertaken that we will not terminate such registration for a period of at least three years following the conversion.

          A copy of the plan of conversion and our and Chesapeake Bank of Maryland's charter and bylaws are available from us without charge. Requests for such information should be directed to: R. Thomas Jefferson, President, Banks of the Chesapeake, Inc., 2001 East Joppa Road, Towson, Maryland 21234, telephone number (410) 665-7600. Copies of the appraisal report of Feldman Financial Advisors, Inc., including any amendments thereto, also are available from us at the above address.

          No one is authorized to give you information that is not included in this prospectus. If someone gives you any other information, you should not rely upon it because we may not have authorized the use of that information. We may deliver this prospectus to a prospective investor and/or sell shares of common stock in the offering even if the information in this prospectus changes after the date on the cover of this prospectus.

          This prospectus is not an offer to sell the common stock and is not a solicitation of an offer to buy the common stock in any state where the offer or sale is not permitted.

                         BANKS OF THE CHESAPEAKE, M.H.C.
                                AND SUBSIDIARIES
                               Baltimore, Maryland

                                DECEMBER 31, 2002


                                    CONTENTS


Independent Auditor's Report                                                          F-1


Consolidated Statements of Financial Condition as of the Nine Months Ended
 December 31, 2002 (Unaudited) and the Years Ended March 31, 2002 and 2001            F-2

Consolidated Statements of Operations for the Nine Months Ended December 31,
 2002 and 2001 (Unaudited) and the Years Ended March 31, 2002 and 2001                F-3

Consolidated Statements of Equity for the Nine Months Ended December 31, 2002
  (Unaudited) and the Years Ended March 31, 2002 and 2001                             F-4

Consolidated Statements of Cash Flows for the Nine Months Ended December 31,
 2002 and 2001 (Unaudited) and the Years Ended March 31, 2002 and 2001                F-5 - F-7

Notes to Consolidated Financial Statements                                            F-8 - F-31

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
Banks of the Chesapeake, M.H.C.
Baltimore, Maryland

     We have audited the consolidated statements of financial condition of Banks of the Chesapeake, M.H.C. and Subsidiaries as of March 31, 2002 and 2001, and the related consolidated statements of operations, equity and cash flows for each of the two years in the two year period ended March 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Banks of the Chesapeake, M.H.C. and Subsidiaries as of March 31, 2002 and 2001, and the consolidated results of its operations and its cash flows for each of the two years in the two year period ended March 31, 2002, in conformity with accounting principles generally accepted in the United States of America.


                                                    /s/ Anderson Associates, LLP

                                                    Anderson Associates, LLP


July 5, 2002
Baltimore, Maryland

                         BANKS OF THE CHESAPEAKE, M.H.C.
                                AND SUBSIDIARIES
                               Baltimore, Maryland

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION


                                                                                                                  March 31,
                                                                                       December                  ---------
                                                                                       31, 2002            2002             2001
                                                                                     ------------          ----             ----
                                                                                     (Unaudited)
     ASSETS
     ------
Cash                                                                                 $  2,710,988     $  2,700,962     $  4,539,286
Interest bearing deposits in other banks                                               20,569,631       23,262,984        1,361,636
Federal funds sold                                                                      2,056,479          959,000        1,772,850
Investments - available for sale (Note 2)                                                 520,174          512,834          554,227
Investment securities - net - held to maturity (Note 2)                                         -                -        3,000,000
Mortgage backed securities - net - held to maturity (Note 3)                            1,722,629        2,366,460        3,517,179
Loans held for sale (Note 1)                                                              520,700                -                -
Loans receivable - net  of allowance for losses
 of $2,718,427, $2,052,924 and $1,901,62, respectively (Note 4)                       165,545,411      160,288,808      154,997,767
Premises and equipment - net (Note 5)                                                   2,200,470        1,935,360        1,694,908
Accrued interest receivable - loans                                                       721,448          851,047          911,627
                            - mortgage backed securities                                   16,802           22,482           33,296
                            - investments                                                  10,170           11,441           79,492
Ground rents - net of allowance for losses of $95,940,
 $92,569 and $84,941, respectively (Note 6)                                               302,118          307,989          318,717
Federal Home Loan Bank of Atlanta stock, at cost (Note 7)                                 807,000          807,000          807,000
Prepaid and refundable income taxes                                                       103,967           72,389           45,535
Deferred income taxes (Note 13)                                                         1,239,292          878,822          650,192
Investment in life insurance                                                            3,378,645        3,505,028        3,164,101
Other assets                                                                              395,949          170,974          178,010
                                                                                     ------------     ------------     ------------

Total assets                                                                         $202,821,873     $198,653,580     $177,625,823
                                                                                     ============     ============     ============
     LIABILITIES AND EQUITY
     ----------------------
Liabilities
-----------
Deposits (Note 8)                                                                    $183,732,200     $180,237,391     $157,306,906
Advances from Federal Home Loan Bank of Atlanta (Note 9)                                        -                -        3,000,000
Advance payments by borrowers for taxes and insurance                                     170,883          546,450          609,263
Liability for deferred compensation (Note 10)                                             865,055          769,407          166,425
Income taxes payable                                                                            -                -           93,189
Other liabilities                                                                         606,286          354,612          552,425
                                                                                     ------------     ------------     ------------
Total liabilities                                                                     185,374,424      181,907,860      161,728,208

Equity (Note 12)
------
Retained earnings (substantially restricted)                                           17,274,621       16,577,736       15,702,312
Accumulated other comprehensive income                                                    172,828          167,984          195,303
                                                                                     ------------     ------------     ------------
Total equity                                                                           17,447,449       16,745,720       15,897,615
                                                                                     ------------     ------------     ------------

Total liabilities and equity                                                         $202,821,873     $198,653,580     $177,625,823
                                                                                     ============     ============     ============


Commitments and contingencies (Notes 4, 5, 10 and 12)

The accompanying notes to consolidated financial statements are an integral part of these statements.

                         BANKS OF THE CHESAPEAKE, M.H.C.
                                AND SUBSIDIARIES
                               Baltimore, Maryland

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                    Nine Months Ended
                                                                        December 31,                  For Years Ended March 31,
                                                              ---------------------------------   --------------------------------
                                                                      2002              2001              2002             2001
                                                                      ----              ----              ----             ----
                                                                            (Unaudited)
Interest and fees on loans (Note 4)                              $  9,114,837      $  9,567,776      $ 12,569,340     $ 11,843,056
Interest on mortgage backed securities                                111,619           166,384           212,258          293,853
Interest and dividends on investment securities                         5,855            29,197            24,034          357,116
Other interest income                                                 282,832           412,680           496,969          535,081
                                                                 ------------      ------------      ------------     ------------
Total interest income                                               9,515,143        10,176,037        13,302,601       13,029,106

Interest on deposits (Note 8)                                       4,115,969         5,582,841         7,124,770        6,971,163
Interest on short term borrowings                                         893             8,226             8,448           95,397
                                                                 ------------      ------------      ------------     ------------
Total interest expense                                              4,116,862         5,591,067         7,133,218        7,066,560
                                                                 ------------      ------------      ------------     ------------

Net interest income                                                 5,398,281         4,584,970         6,169,383        5,962,546
Provision for (reduction of) loan losses (Note 4)                     635,670           (50,891)           68,560          619,124
                                                                 ------------      ------------      ------------     ------------
Net interest income after provision for loan losses                 4,762,611         4,635,861         6,100,823        5,343,422

Other Income
------------
  Income from NOW accounts                                            225,986           197,150           251,088          134,455
  Loan servicing fees                                                  27,062            27,871            37,285           35,933
  Gain on sale of loans                                               114,737           112,323           127,763           23,096
  Gain on sale of foreclosed real estate                                    -                 -                 -          109,392
  (Loss) gain on disposal of premises and equipment                   (10,775)            9,160             9,585           13,000
  Proceeds from life insurance company de-mutualization                     -                 -                 -          258,313
  Miscellaneous income                                                230,039           284,545           487,106          392,258
                                                                 ------------      ------------      ------------     ------------
Net other income                                                      587,049           631,049           912,827          966,447

Non-Interest Expenses
---------------------
  Salaries and related expenses                                     2,356,430         2,767,847         3,522,018        2,720,828
  Occupancy expense                                                   231,605           219,765           299,181          256,907
  Federal insurance premiums                                           22,845            33,992            41,858           67,699
  Data processing fees                                                320,942           235,973           317,537          350,524
  Provision for loss on ground rents                                    3,371             8,457             7,628            6,251
  Furniture, fixtures and equipment expense                           221,185           175,602           248,158          197,903
  Advertising                                                         221,317           181,900           248,802          236,849
  Legal fees                                                          157,783           107,635           138,997           91,009
  Other expenses                                                      680,742           645,782           844,948          729,827
                                                                 ------------      ------------      ------------     ------------
Total non-interest expenses                                         4,216,220         4,376,953         5,669,127        4,657,797
                                                                 ------------      ------------      ------------     ------------

Income before tax provision                                         1,133,440           889,957         1,344,523        1,652,072
Provision for income taxes (Note 13)                                  436,555           290,129           469,099          650,856
                                                                 ------------      ------------      ------------     ------------

Net income                                                       $    696,885      $    599,828      $    875,424     $  1,001,216
                                                                 ============      ============      ============     ============


The accompanying notes to consolidated financial statements are an integral part of these statements.

                         BANKS OF THE CHESAPEAKE, M.H.C.
                                AND SUBSIDIARIES
                               Baltimore, Maryland


                        CONSOLIDATED STATEMENTS OF EQUITY
             FOR THE NINE MONTHS ENDED DECEMBER 31, 2002 (UNAUDITED)
                   AND THE YEARS ENDED MARCH 31, 2002 AND 2001



                                                                                             Accumulated
                                                                                                Other
                                                                         Retained           Comprehensive            Total
                                                                         Earnings               Income               Equity
                                                                       ------------         -------------         ------------
Balance - April 1, 2000                                                $ 14,701,096             $       -         $ 14,701,096

Comprehensive income

Unrealized holding gains net of tax of $100,611                                                   195,303

Net income for year ended March 31, 2001                                  1,001,216

Comprehensive income                                                                                                 1,196,519
                                                                       ------------          ------------         ------------

Balance - March 31, 2001                                                 15,702,312               195,303           15,897,615

Comprehensive income

Unrealized holding losses net of tax of $14,074                                                   (27,319)

Net income for year ended March 31, 2002                                    875,424

Comprehensive income                                                                                                   848,105
                                                                       ------------          ------------         ------------

Balance - March 31, 2002                                                 16,577,736               167,984           16,745,720

Comprehensive income

Unrealized holding losses net of tax of $2,496                                                      4,844

Net income for the nine months ended
 December 31, 2002 (unaudited)                                              696,885

Comprehensive income                                                                                                   701,729
                                                                       ------------          ------------         ------------
Balance - December 31, 2002 (unaudited)                                $ 17,274,621          $    172,828         $ 17,447,449
                                                                       ============          ============         ============


The accompanying notes to consolidated financial statements are an integral part of these statements.

                         BANKS OF THE CHESAPEAKE, M.H.C.
                                AND SUBSIDIARIES
                               Baltimore, Maryland

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                     Nine Months Ended                        For Years Ended
                                                                        December 31,                              March 31,
                                                            --------------------------------       --------------------------------
                                                                  2002               2001               2002               2001
                                                                  ----               ----               ----               ----
                                                                       (Unaudited)
Operating Activities
--------------------
  Net income                                                $    696,885       $    599,828       $    875,424       $  1,001,216
  Adjustments to Reconcile Net Income to
   Net Cash Provided by Operating Activities
   -----------------------------------------
     Net amortization of premiums and discounts                   (2,554)            (2,386)            (3,209)            (3,087)
     Amortization of deferred loan fees                         (348,632)          (349,668)          (467,947)          (293,572)
     Loan fees deferred                                          219,000            262,808            382,536            454,172
     Provision for (reduction of) loan losses                    635,670            (50,891)            68,560            619,124
     Loans originated for resale                              (7,780,250)        (9,985,700)        (1,139,800)        (1,641,750)
     Proceeds from sale of loans                               7,374,287         10,098,023          1,267,563          1,664,846
     Gain on the sale of loans                                  (114,737)          (112,323)          (127,763)           (23,096)
     Provision for depreciation                                  217,412            180,536            251,478            186,673
     Loss (gain) on the disposal of premises and equipment        10,775             (9,160)            (9,585)           (13,000)
     Gain on sale of foreclosed real estate                            -                  -                  -           (109,392)
     Decrease (increase) in accrued interest receivable          136,550            151,773            139,445           (207,960)
     Proceeds from sale of ground rent                             2,500              3,100              3,100              1,600
     Provision for losses on ground rents                          3,371              8,457              7,628              6,251
     Decrease (increase) in refundable income taxes              (31,578)          (259,751)           (26,854)           114,059
     Increase in deferred income taxes                          (362,966)          (160,347)          (214,556)          (187,332)
     Proceeds from life insurance company de-mutualization             -                  -                  -           (258,313)
     (Increase) decrease in other assets                        (224,975)            30,935              7,036            (25,655)
     (Decrease) increase in accrued interest on deposits          (6,124)             2,287                380            (12,777)
     Increase in liability for deferred compensation              95,648            581,133            602,982            110,426
     Decrease in income taxes payable                                  -            (93,189)           (93,189)           (52,568)
     Increase (decrease) in other liabilities                    251,674             68,471           (197,813)        (1,168,272)
                                                            ------------       ------------       ------------       ------------
         Net cash provided by operating activities               771,956            963,936          1,325,416            161,593

                         BANKS OF THE CHESAPEAKE, M.H.C.
                                AND SUBSIDIARIES
                               Baltimore, Maryland

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                   Nine Months Ended                          For Years Ended
                                                                      December 31,                                March 31,
                                                              -------------------------------       --------------------------------
                                                                 2002                2001               2002             2001
                                                                 ----                ----               ----             ----
                                                                         (Unaudited)
Cash Flow from Investing Activities
-----------------------------------
  Maturity of interest bearing deposits in other banks        $          -       $          -       $          -       $    260,744
  Proceeds from held to maturity investment securities
   matured or called                                                     -          3,000,000          3,000,000          3,000,000
  Principal repayments of mortgage backed securities               646,385            940,944          1,153,928          1,101,896
  Loan disbursements                                           (69,597,207)       (59,524,303)       (76,910,191)       (81,323,568)
  Loans purchased                                               (9,700,669)        (9,458,394)        (4,175,210)       (13,485,771)
  Loan principal repayments                                     76,083,053         62,736,043         77,880,829         58,044,443
  Net increase in other loans                                   (2,547,818)          (887,097)        (2,069,618)          (441,009)
  Purchases of premises and equipment                             (493,297)          (492,446)          (502,930)          (229,552)
  Proceeds from the sale of premises and equipment                       -             20,500             20,585             13,000
  Proceeds from the sale of foreclosed real estate                       -                  -                  -            109,392
  Decrease (increase) in investment in life insurance              126,383           (226,774)          (340,927)          (250,265)
                                                              ------------       ------------       ------------       ------------
          Net cash used in investing activities                 (5,483,170)        (3,891,527)        (1,943,534)       (33,200,690)

Cash Flows from Financing Activities
------------------------------------
  Net (decrease) increase in demand deposits, money
   market accounts, passbook accounts, and advances
   by borrowers for taxes and insurance                           (387,957)        19,579,863         26,995,487          5,270,289
  Net increase (decrease) in certificates of deposit             3,513,323         (2,741,964)        (4,128,195)        25,534,803
  Net (decrease) increase in advances
   from Federal Home Loan Bank of Atlanta                                -         (3,000,000)        (3,000,000)         3,000,000
                                                              ------------       ------------       ------------       ------------

          Net cash provided by financing activities              3,125,366         13,837,899         19,867,292         33,805,092
                                                              ------------       ------------       ------------       ------------

                         BANKS OF THE CHESAPEAKE, M.H.C.
                                AND SUBSIDIARIES
                               Baltimore, Maryland

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                  Nine Months Ended                        For Years Ended
                                                                     December 31,                              March 31,
                                                          ---------------------------------        --------------------------------
                                                               2002                2001                2002               2001
                                                               ----                ----                ----               ----
                                                                      (Unaudited)
(Decrease) increase in cash and
 cash equivalents                                           $(1,585,848)       $10,910,308         $19,249,174         $   765,995
Cash and cash equivalents at
 beginning of year                                           26,922,946          7,673,772           7,673,772           6,907,777
                                                            -----------        -----------         -----------         -----------
Cash and cash equivalents at
 end of year/period                                         $25,337,098        $18,584,080         $26,922,946         $ 7,673,772
                                                            ===========        ===========         ===========         ===========

The Following is a Summary of Cash and Cash Equivalents:
     Cash                                                   $ 2,710,988        $ 3,176,280         $ 2,700,962         $ 4,539,286
     Interest bearing deposits in
      other banks                                            20,569,631         14,061,908          23,262,984           1,361,636
     Federal funds sold                                       2,056,479          1,345,892             959,000           1,772,850
                                                            -----------        -----------         -----------         -----------

Cash and cash equivalents                                   $25,337,098        $18,584,080         $26,922,946         $ 7,673,772
                                                            ===========        ===========         ===========         ===========

Supplemental Disclosures of Cash Flows Information:
     Cash Paid During Year For:

         Interest                                           $ 4,122,986        $ 5,588,780         $ 7,132,907         $ 7,079,513
                                                            ===========        ===========         ===========         ===========

         Income taxes                                       $   832,000        $   773,000         $   773,000         $   959,000
                                                            ===========        ===========         ===========         ===========


The accompanying notes to consolidated financial statements are an integral part of these statements.

                         BANKS OF THE CHESAPEAKE, M.H.C.
                                AND SUBSIDIARIES
                               Baltimore, Maryland

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Summary of Significant Accounting Policies

         Description of Business
              The Bank's primary business activity is the acceptance of deposits from the general public and using the proceeds for investments and loan originations. The Bank is subject to competition from other financial institutions. The Bank is subject to the regulations of certain federal agencies and undergoes periodic examinations by those regulatory authorities.

         Basis of Presentation
              The accounting period for the Company is the calendar year.

              The accompanying consolidated financial statements include the accounts of Banks of the Chesapeake, M.H.C. (the "Company") and its wholly owned subsidiaries, Chesapeake Bank of Maryland (the "Bank") and Superior Service Corporation. All significant intercompany accounts and transactions have been eliminated in consolidation.

              In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition and income and expenses for the period. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loans losses and the valuation of foreclosed real estate.

         Investments and Mortgage Backed Securities
              Management classifies all of its investments and mortgage backed securities as either held to maturity or available for sale. Held to maturity securities are those securities which management has the positive intention and ability to hold to maturity and therefore carries those items at cost adjusted for amortization of premiums and accretion of discounts on purchases. Available for sale securities are recorded at fair value. Unrealized holding gains and losses, net of the related tax effect, on available for sale securities are excluded from earnings and are reported as a separate component of retained earnings until realized. Amortization is computed using the level yield method over the life of the security. Gains and losses on the sale of investments and mortgage backed securities are determined using the specific identification method.

         Loans Held for Sale
              Loans held for sale are carried at lower of cost or market value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to income.

BANKS OF THE CHESAPEAKE, M.H.C.
 AND SUBSIDIARIES
Baltimore, Maryland

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Summary of Significant Accounting Policies - Continued

         Loans
              Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal balance adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans.

              Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment to the yield of the related loan over the contractual life utilizing the interest method.

         Provision for Losses on Loans
              An allowance for loan losses is provided through charges to income in an amount that represents management's best estimate of losses known and inherent in the loan portfolio at the balance sheet date that are both probable and reasonable to estimate. The estimates take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrowers' ability to pay. Determining the amount of the allowance for loan losses requires the use of estimates and assumptions. Management believes the allowance for losses on loans is adequate. While management uses available information to estimate losses on loans, future additions to the allowances may be necessary based on changes in economic conditions, particularly in the State of Maryland. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowances for losses on loans. Such agencies may require the Bank to recognize additions to the allowances based on their judgments about information available to them at the time of their examination. Statement of Financial Accounting Standards ("SFAS") No. 114, as amended by SFAS
         No. 118 addresses the accounting by creditors for impairment of certain loans. It is generally applicable for all loans except large groups of smaller balance homogeneous loans that are collectively evaluated for impairment, including residential mortgage loans and consumer installment loans. It also applies to all loans that are restructured in a troubled debt restructuring involving a modification of terms. SFAS No. 114 requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. A loan is considered impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement.

BANKS OF THE CHESAPEAKE, M.H.C.
 AND SUBSIDIARIES
Baltimore, Maryland

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Summary of Significant Accounting Policies - Continued

         Provision for Losses on Loans - continued


              The Bank will charge-off a secured loan upon foreclosure of the collateral. When the collateral is purchased at foreclosure by a third party the loss is charged to the allowance for loan losses. When the Bank purchases the collateral at foreclosure the Bank will charge a loss if necessary to the allowance for loan losses for the excess of the loan balance over the fair value of the collateral. Unsecured closed-end and open-end consumer loans are charged-off when delinquent more than 120 days and 180 days, respectively, unless management can demonstrate that collection is imminent.


              Accrual of interest is discontinued and previously accrued interest is reversed against interest income on loans, including impaired loans, if they are past due as to maturity or payment of principal or interest for a period of more than ninety days, unless such loans are well-secured and in the process of collection. When a payment is received on a loan on non-accrual status including impaired loans the amount received is allocated to principal and interest in accordance with the contractual terms of the loan. Loans are returned to accrual status when principal and interest payments are current, full collection of principal and interest is reasonably assured and there is a sustained period of repayment performance (generally six months) by the borrower, in accordance with the contractual terms of principal and interest.

         Foreclosed Real Estate
              Real estate acquired through or in the process of foreclosure is recorded at the lower of cost or fair value. Management periodically evaluates the recoverability of the carrying value of the real estate acquired through foreclosure using estimates as described in the prior paragraph regarding allowance for loan losses. In the event of a subsequent decline, management provides an additional allowance to reduce real estate acquired through foreclosure to fair value less estimated disposal cost. Expenses incurred on foreclosed real estate prior to disposition are charged to expense.

         Premises and Equipment
              Premises and equipment are recorded at cost. Depreciation is computed on the straight-line method, based on the useful lives of the respective assets.

BANKS OF THE CHESAPEAKE, M.H.C.
 AND SUBSIDIARIES
Baltimore, Maryland



NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 1 - Summary of Significant Accounting Policies - Continued


         Deferred Income Taxes
               Deferred income taxes are recognized for temporary differences between the financial reporting basis and income tax basis of assets and liabilities based on enacted tax rates expected to be in effect when such amounts are realized or settled. Deferred tax assets are recognized only to the extent that it is more likely than not that such amounts will be realized based on consideration of available evidence.

         Cash and Cash Equivalents
               Cash, interest bearing deposits in other banks with an original maturity of 90 days or less and federal funds sold have been included in cash and cash equivalents for reporting cash flows.

         Reclassifications
               Certain prior year's amounts have been reclassified to conform with the current years' presentation.



Note 2 - Investment Securities

               The amortized cost and fair values of investment securities are as follows:


                                                                     Gross        Gross
                                                    Amortized      Unrealized   Unrealized       Fair
                                                       Cost          Gains        Losses         Value
                                                   -----------     ----------   ----------       -----

                                                                     December 31, 2002
                                                   -----------------------------------------------------
                                                                        (Unaudited)
         Available for Sale
         ------------------

         Equity Securities                         $   258,313     $  261,861   $        -     $ 520,174
                                                   ===========     ==========   ==========     =========

                                                                       March 31, 2002
                                                   -----------------------------------------------------
         Available for Sale
         ------------------

         Equity Securities                         $   258,313     $  254,520   $        -     $ 512,833
                                                   ===========     ==========   ==========     =========

BANKS OF THE CHESAPEAKE, M.H.C.
 AND SUBSIDIARIES
Baltimore, Maryland

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 2 - Investment Securities - Continued



                                                           Gross            Gross
                                         Amortized      Unrealized       Unrealized       Fair
                                            Cost           Gains           Losses        Value
                                         ----------     ----------       ----------      -----
              Available for Sale
              ------------------

                                                              March 31, 2001
                                         --------------------------------------------------------

              Equity Securities          $   258,313    $ 295,914        $  -         $   554,227
                                         ===========    =========        =======      ===========

                   Equity securities consist of shares of Canada Life Financial
              Corporation ("Canada Life") stock which the Company received as a result of Canada Life's conversion from a mutual to a publically held stock company.

                                                           Gross            Gross
                                         Amortized      Unrealized       Unrealized       Fair
                                            Cost           Gains           Losses        Value
                                         ----------     -----------      -----------     -----
         Held to Maturity
         ----------------

                                                             March 31, 2001
                                         --------------------------------------------------------
              U.S. Government
               Securities                $ 3,000,000    $   5,626        $   -        $ 3,005,626
                                         ===========    =========        =======      ===========


                   No gains or losses were realized during the nine month period ended December 31, 2002 and for the years ended March 31, 2002 or 2001.

BANKS OF THE CHESAPEAKE, M.H.C.
 AND SUBSIDIARIES
Baltimore, Maryland

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 - Mortgage Backed Securities

               All mortgage backed securities are held to maturity.

               The amortized cost and fair values of mortgage backed securities are as follows:


                                                                               Gross       Gross
                                                               Amortized    Unrealized   Unrealized     Fair
                                                                  Cost         Gains       Losses       Value
                                                               ----------   ----------   ----------   ----------

                                                                              December 31, 2002
                                                               -------------------------------------------------
                                                                               (Unaudited)
         GNMA participating certificates                       $  473,098   $   37,692   $        -   $  510,790
         FHLMC participating certificates                       1,079,452       95,703            -    1,175,155
         FNMA participating certificates                          170,079       25,688            -      195,767
                                                               ----------   ----------   ----------   ----------

                                                               $1,722,629   $  159,083   $        -   $1,881,712
                                                               ==========   ==========   ==========   ==========

                                                                                March 31, 2002
                                                               -------------------------------------------------
         GNMA participating certificates                       $  626,330   $   33,310   $        -   $  659,640
         FHLMC participating certificates                       1,500,186       84,593            -    1,584,779
         FNMA participating certificates                          239,944       23,197            -      263,141
                                                               ----------   ----------   ----------   ----------

                                                               $2,366,460   $  141,100   $        -   $2,507,560
                                                               ==========   ==========   ==========   ==========

                                                                                March 31, 2001
                                                               -------------------------------------------------
         GNMA participating certificates                       $  838,511   $   34,859   $        -   $  873,370
         FHLMC participating certificates                       2,333,099       83,104            -    2,416,203
         FNMA participating certificates                          345,569       24,766            -      370,335
                                                               ----------   ----------   ----------   ----------

                                                               $3,517,179   $  142,729   $        -   $3,659,908
                                                               ==========   ==========   ==========   ==========



               No gains or losses were realized during the nine month period ended December 31, 2002 and for the years ended March 31, 2002 or 2001.

BANKS OF THE CHESAPEAKE, M.H.C.
 AND SUBSIDIARIES
Baltimore, Maryland

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 4 - Loans Receivable


               Loans receivable at December 31, 2002, March 31, 2002 and 2001 consist of the following:



                                                               December 31,                 March 31,
                                                              ------------      ---------------------------------
                                                                  2002              2002               2001
                                                                  ----              ----               ----
                                                               (Unaudited)
         First Mortgage Loans (Principally Conventional):
            Secured by one-to-four family
              residences                                       $ 55,743,860     $ 56,753,414      $ 64,098,160
            Secured by other properties                          42,914,277       37,191,771        39,417,143
            Construction loans                                   67,890,059       63,153,853        60,661,181
            Other                                                 3,523,236        5,218,814         6,216,104
                                                               ------------     ------------      ------------
               Total first mortgage loans                       170,071,432      162,317,852       170,392,588

         Consumer and Other Loans:
            Automobile                                              983,609        1,217,986         1,446,636
            Boat loans                                            7,664,829        4,578,987         1,190,647
            Share loans                                             221,943          150,096           192,156
            Home equity and second mortgages                     10,979,829        8,281,916         6,170,238
            Commercial                                           12,138,957       10,303,311         8,389,490
            Other                                                 1,186,180          640,164           392,210
                                                               ------------     ------------      ------------
               Total consumer and other loans                    33,175,347       25,172,460        17,781,377

                  Less - undisbursed portion of
                              construction loans                (34,443,495)     (24,479,502)      (30,520,647)
                       - net deferred loan
                              origination fees                     (539,446)        (669,078)         (754,489)
                       - allowance for loan losses               (2,718,427)      (2,052,924)       (1,901,062)
                                                               ------------     ------------      ------------
                                                                (37,701,368)     (27,201,504)      (33,176,198)
                                                               ------------     ------------      ------------
                                                               $165,545,411     $160,288,808      $154,997,767
                                                               ============     ============      ============

BANKS OF THE CHESAPEAKE, M.H.C.
 AND SUBSIDIARIES
Baltimore, Maryland

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4 - Loans Receivable - Continued


                   Transactions in the allowance for loan losses for the nine month periods ended December 31 and the years ended March 31:



                                                             December 31,                            March 31,
                                                 -----------------------------------    --------------------------------
                                                        2002              2001               2002               2001
                                                        ----              ----               ----               ----
                                                              (Unaudited)
         Balance, beginning of year                 $2,052,924         $1,901,062         $1,901,062         $1,246,322
         Provision (reduction) charged
          to operations                                635,670            (50,891)            68,560            619,124
         Loans charged-off                             (17,609)           (27,240)           (46,319)           (52,445)
         Recovery of loans
          previously charged-off                        47,442            117,713            129,621             88,061
                                                    ----------         ----------         ----------         ----------
         Balance, end of year                       $2,718,427         $1,940,644         $2,052,924         $1,901,062
                                                    ==========         ==========         ==========         ==========


                   A loan is considered impaired when it is probable that the
              Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. Impaired loans are summarized as follows:


                                                                                  December 31,
                                                    ----------------------------------------------------------------------
                                                                   2002                                 2001
                                                    ----------------------------------  ----------------------------------
                                                                                  (Unaudited)
                                                                        Secured By                             Secured By
                                                    Construction           Other            Construction          Other
                                                        Loans           Properties             Loans           Properties
                                                    ------------        ----------          ------------       ----------
              Aggregate recorded
               investment                           $1,098,206          $3,786,277          $         -        $3,700,647
              Average recorded
               investment                           $  756,348          $3,447,352          $    29,211        $2,816,656
              Allowance for loan losses             $  208,950          $  511,923          $         -        $  385,742
              Interest income recognized
               during impairment                    $   23,697          $  131,004          $         -        $  251,351

BANKS OF THE CHESAPEAKE, M.H.C.
 AND SUBSIDIARIES
Baltimore, Maryland

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4 - Loans Receivable - Continued

                                                                                   March 31,
                                                    ----------------------------------------------------------------------
                                                                   2002                                  2001
                                                    ---------------------------------    ---------------------------------
                                                                        Secured By                             Secured By
                                                    Construction           Other            Construction          Other
                                                        Loans            Properties             Loans           Properties
                                                    ---------------     ------------        ------------       -----------
              Aggregate recorded
               investment                           $         -         $2,903,394          $ 502,908          $  534,802
              Average recorded
               investment                           $    21,908         $2,971,216          $ 171,445          $2,832,716
              Allowance for loan losses             $         -         $  386,585          $  62,715          $  110,558
              Interest income recognized
               during impairment                    $         -         $  237,526          $ 120,025          $   56,734


                   The Bank was not committed to fund additional amounts on these loans at December 31, 2002 or March 31, 2002. The Bank was committed to advance $748,688 of additional amounts on the above loans at March 31, 2001.

                   Non-accrual loans that are not subject to SFAS No. 114 for which interest has been reduced totaled approximately $701,955, $292,490, $380,707 and $173,810 at December 31, 2002 and December 31,
           2001, and March 31, 2002 and 2001, respectively.


                   Interest income that would have been recorded under the original terms of such loans and the interest income actually recognized, are summarized below:


                                                                           December 31,                  March 31,
                                                                      --------------------         --------------------
                                                                        2002          2001           2002        2001
                                                                        ----          ----           ----        ----
                                                                            (Unaudited)
              Interest income that would have
               been recorded                                         $40,822       $28,106         $44,791      $25,584
              Interest income recognized                              31,802        10,096          17,966       10,871
                                                                      ------        ------          ------       ------
              Interest income not recognized                         $ 9,020       $18,010         $26,825      $14,713
                                                                      ======        ======          ======       ======

BANKS OF THE CHESAPEAKE, M.H.C.
 AND SUBSIDIARIES
Baltimore, Maryland

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 4 - Loans Receivable - Continued

                The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financial needs of its customers. These financial instruments are limited to commitments to originate mortgage loans, standby letters to credit, personal overdraft protection, and home equity lines of credit, and involve, to varying degrees, elements of credit risk in excess of the amount recognized in the statement of financial position. The contract amounts of these instruments express the extent of involvement the Bank has in each class of financial instruments.


                The Bank had outstanding loan commitments, exclusive of the undisbursed portion of loans in process, of $9,403,000 and $13,350,000 at December 31, 2002 and March 31, 2002. Commitments for fixed rate loans total $1,725,000 with rates from 5.37% to 8.50% and commitments for adjustable rate loans total $7,678,000 with rates from prime (4.25%) to 1.5% above the prime rate of interest at December 31, 2002. Commitments for fixed rate loans total $5,330,172 with rates from 7.25% to 8.50% and commitments for adjustable rate loans total $8,019,828 with rates from .5% to 1.25% above the prime rate of interest at March 31, 2002.



                                                                                           Contract Amount
                                                                          ------------------------------------------------
                                                                          December 31,                 At March 31
                                                                          ------------          --------------------------
                                                                              2002                  2002           2001
                                                                              ----                  ----           ----
                                                                          (Unaudited)
              Financial Instruments Whose Contract
                 Amounts Represent Credit Risk
              ------------------------------------
                 Commercial letters of credit                             $    282,881          $   242,881     $    2,049
                 Standby letters of credit                                   5,982,960            6,254,353      6,904,231
                 Commercial lines of credit                                  3,909,827            1,890,424        730,402
                 Personal overdraft lines of credit                            410,001              284,540        123,982
                 Home equity lines of credit                                 7,154,923            3,799,381      2,145,132
                                                                           -----------           ----------      ---------
                                                                          $ 17,740,592          $12,471,579     $9,905,796
                                                                           ===========           ==========      =========


                Standby letters of credit are conditional commitments issued by the Bank guaranteeing performance by a customer to a third party. These guarantees are issued primarily to support private borrowing arrangements, generally limited to real estate transactions. Collateral is not generally required by the Bank.

                Personal overdraft protection are loan commitments to individuals and companies as long as there is no violation of any condition established in the contract. Personal overdraft protection has no expiration date. The Bank evaluates each customer's credit worthiness on a case-by-case basis. Collateral is not required by the Bank.

BANKS OF THE CHESAPEAKE, M.H.C.
 AND SUBSIDIARIES
Baltimore, Maryland

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4 - Loans Receivable - Continued

                Home equity lines of credit are loan commitments to individuals as long as there is no violation of any condition established in the contract. Home equity lines of credit expire in twenty years, and are collateralized by residential real estate. The Bank evaluates each customer's credit worthiness on a case-by-case basis.

                The credit risk involved in these financial instruments is essentially the same as that involved in extending loan facilities to customers. No amount has been recognized in the statement of financial position at March 31, 2002, as a liability for credit loss.

                The Bank primarily grants commercial, consumer and residential loans to customers throughout the Baltimore, Maryland metropolitan area.


                The Bank services loans for others. The amount of such loans serviced at December 31, 2002, March 31, 2002 and 2001 was $18,379,200,
         $16,053,944 and $15,232,670, respectively. Custodial escrow balances maintained in connection with these loans were approximately $2,083, $25,395, and $39,912 at December 31, 2002, March 31, 2002, and 2001,
         respectively.


Note 5 - Premises and Equipment


                Premises and equipment at December 31, 2002 and March 31, 2002 and 2001 are summarized by major classification as follows:




                                                 December 31,         March 31,             Useful
                                                 ------------  ------------------------     Lives
                                                     2002          2002         2001       in Years
                                                     ----          ----         ----       --------
                                                 (Unaudited)
         Land                                    $    469,171  $   469,171  $   469,171           -
         Office buildings and
          improvements                              1,779,528    1,351,527    1,187,150       21-50
         Furniture, fixtures and
          equipment                                 1,923,821    1,870,532    1,642,165        3-10
                                                 ------------  -----------  -----------
                                                    4,172,520    3,691,230    3,298,486
           Accumulated depreciation
            and amortization                       (1,972,050)  (1,755,870)  (1,603,578)
                                                 ------------  -----------  -----------
                                                 $  2,200,470  $ 1,935,360  $ 1,694,908
                                                 ============  ===========  ===========

BANKS OF THE CHESAPEAKE, M.H.C.
 AND SUBSIDIARIES
Baltimore, Maryland

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5 - Premises and Equipment - Continued

                The Bank is obligated under noncancellable, long-term operating leases for three of its branch office buildings and a loan office. The leases have options to renew through November 2002 (Pasadena Branch), January 2006 (Charles Street Branch), September 2012 (Catonsville Branch), and February 2021 (Loan Office). The minimum annual lease payments are as follows:

                  Year Ended March 31,
                  --------------------
                         2003                     $108,689
                         2004                       88,100
                         2005                       88,300
                         2006                       81,583
                         2007 and thereafter       108,000
                                                  --------
                                                  $474,672
                                                  ========


                Rent expense was $109,240 and $105,266 for the nine months ended December 31, 2002 and 2001, respectively and $137,473 and $107,164 for the years ended March 31, 2002 and 2001, respectively.

                Depreciation expense was $217,412 and $180,536 for the nine months ended December 31, 2002 and 2001, respectively and for the years ended March 31, 2002 and 2001 was $251,478 and $186,673 respectively.


Note 6 - Ground Rents


                During the nine month period ended December 31, 2002 and 2001 the only activity was a provision for losses of $3,371 and $8,457, respectively. The only activity in the allowance account was a provision for losses on ground rents during the years ending March 31, 2002 and March 31, 2001 of $7,628 and $6,251, respectively.


Note 7 - Investment in Federal Home Loan Bank of Atlanta Stock

                The Bank is required to maintain an investment in the stock of the Federal Home Loan Bank of Atlanta ("FHLB") in an amount equal to at least 1% of the unpaid principal balances of the Bank's residential mortgage loans or 1/20 of its outstanding advances from the FHLB, whichever is greater. Purchases and sales of stock are made directly with the FHLB at par value.

BANKS OF THE CHESAPEAKE, M.H.C.
 AND SUBSIDIARIES
Baltimore, Maryland

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 - Deposits


             As of December 31, 2002 and March 31, 2002 and 2001, the Bank had the following interest bearing deposits:



                                              December 31,                             March 31,
                                         ---------------------  ---------------------------------------------------------
                                                 2002                       2002                          2001
                                         ---------------------  -----------------------------  --------------------------
                                         Amount        Percent      Amount        Percent         Amount        Percent
                                         ------        -------      ------        -------         ------        -------
                                              (Unaudited)
     Demand and NOW accounts
     including non-interest bearing
     deposits of $7,465,553 in
     December 2002, $6,326,657 in
     March 2002 and $4,488,460 in
     March 2001                       $ 19,859,792      10.80%  $ 16,903,155        9.38%      $ 12,767,566       8.12%
     Money market                       37,831,417      20.59     40,967,386       22.73%        19,837,688      12.60%
     Passbook savings                   21,179,144      11.53     21,012,202       11.65%        19,219,189      12.21%
                                      ------------    -------   ------------      ------       ------------     ------
                                        78,870,353      42.92     78,882,743       43.76%        51,824,443      32.93%
     Certificates of Deposit
       Under $100,000                   84,098,399      45.77     83,753,289       46.47%        91,130,700      57.94%
       $100,000 and over                20,758,794      11.30     17,590,581        9.76%        14,341,365       9.12%
                                      ------------    -------   ------------      ------       ------------     ------
                                       104,857,193      57.07    101,343,870       56.23%       105,472,065      67.06%
     Accrued interest                        4,654        .01         10,778         .01%            10,398        .01%
                                      ------------    -------   ------------      ------       ------------     ------
                                      $183,732,200     100.00   $180,237,391      100.00%      $157,306,906     100.00%
                                      ============    =======   ============      ======       ============     ======


             The Bank had no brokered deposits at March 31, 2002 and 2001, respectively.

             At March 31, 2002, scheduled maturities of certificates of deposit are as follows:

             Year Ending March 31,
                   2003                $70,402,688
                   2004                 19,706,753
                   2005                  2,333,089
                   2006                  2,670,102
                   2007                  6,231,238

BANKS OF THE CHESAPEAKE, M.H.C.
 AND SUBSIDIARIES
Baltimore, Maryland

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 8 - Deposits - Continued


            Interest expense on deposits for the nine month periods ended December 31, 2002 and 2001 and for the years ended March 31, 2002 and 2001 are summarized as follows:



                                                December 31,                      March 31,
                                        ------------------------------  -----------------------------
                                             2002          2001            2002              2001
                                             ----          ----            ----              ----
                                                (Unaudited)
         Money market                   $  607,129    $  790,006        $1,039,124      $  599,609
         Passbook savings                  231,126       286,876           362,102         530,583
         NOW                                84,434        86,048           110,738         132,993
         Certificates of deposit         3,193,280     4,419,911         5,612,806       5,707,978
                                        ----------    ----------        ----------      ----------
                                        $4,115,969    $5,582,841        $7,124,770      $6,971,163
                                        ==========    ==========        ==========      ==========


Note 9 - Borrowings and Federal Home Loan Bank of Atlanta Advances

            The Bank has an agreement with the Federal Home Loan Bank of Atlanta that allows it to obtain advances secured by Federal Home Loan Bank of Atlanta stock and a floating blanket lien on mortgages and securities, equal to at least 150% of the total advances outstanding.


            The Bank had no outstanding advances at December 31, 2002 or March 31, 2002 and outstanding advances at March 31, 2001 amounted to $3,000,000 with a variable rate of 5.63%, which matured April 17, 2001.


Note 10 - Deferred Compensation Agreement


            The Bank has a deferred compensation agreement with all of its present directors. Under the agreement the director deferred compensation will be paid from the proceeds in excess of cash value of life insurance policies. The cost of the insurance is charged to operations as incurred. The Bank recognizes the increase in the cash surrender value of the insurance policies as income included in miscellaneous income. The expense during the nine months ended December 31, 2002 and 2001 was $78,898 and $573,850, respectively. The expense during the years ended March 31, 2002 and 2001 was $583,773 and $61,812, respectively.

BANKS OF THE CHESAPEAKE, M.H.C.
 AND SUBSIDIARIES
Baltimore, Maryland

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 11 - Defined Contribution Pension Plan


               The Bank sponsors a defined contribution pension plan covering substantially all its employees. Contributions were determined at 4% of each covered employee's salary. Cost totaled $63,219 and $60,889 for the nine months ended December 31, 2002 and 2001, respectively. Cost totaled $81,021 and $71,657 for the years ended March 31, 2002 and 2001, respectively.


Note 12 - Retained Earnings

               The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.


               Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2002 and March 31, 2002, that the Bank meets all capital adequacy requirements to which it is subject.

               As of December 31, 2002 and March 31, 2002, the most recent notification from the Office of Thrift Supervision has categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There have been no conditions or events since that notification that management believes have changed the Bank's category.

BANKS OF THE CHESAPEAKE, M.H.C.
 AND SUBSIDIARIES
Baltimore, Maryland

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12 - Retained Earnings - Continued

       Regulatory capital amounts and ratios for the Bank are as follows:


                                                                                     To Be Well
                                                                                  Capitalized Under
                                                            For Capital           Prompt Corrective
                                     Actual              Adequacy Purposes         Action Provisions
                            -------------------------    ------------------        -----------------
                              Amount          %            Amount       %          Amount         %
                              ------          -            ------       -          ------         -

                                                        December 31, 2002
                            --------------------------------------------------------------------------
                                                           (Unaudited)
    Tangible (1)            $16,840,491      8.3%        $ 3,037,900    1.5%    $        N/A      N/A%
    Tier I capital (2)       16,840,491      9.7%                N/A    N/A%      12,151,601      6.0%
    Core (1)                 16,840,491      8.3%          8,101,067    4.0%      10,126,334      5.0%
    Risk-weighted (2)        18,703,039     10.7%         13,912,926    8.0%      17,391,158     10.0%

                                                          March 31, 2002
                            -------------------------------------------------------------------------
    Tangible (1)            $16,165,450      8.1%        $ 2,665,943    1.5%    $        N/A      N/A%
    Tier I capital (2)       16,165,450     10.1%                N/A    N/A%       9,582,360      6.0%
    Core (1)                 16,165,450      8.1%          7,109,181    4.0%       8,886,476      5.0%
    Risk-weighted (2)        17,533,501     10.9%         12,776,480    8.0%      15,970,600     10.0%


     (1)  To adjusted total assets.
     (2)  To risk-weighted assets.


          The Bank was allowed a special bad debt deduction for federal income tax purposes based on a percentage of taxable income method, which is no longer available. If the amounts which qualified as deductions for federal income tax purposes are later used for purposes other than to absorb loan losses, including distributions in liquidations, they will be subject to federal income tax at the then current corporate rate. The accumulated amount of retained earnings for which income taxes have not been accrued at December 31, 2002 and March 31, 2002 was approximately $3,131,706. The unrecorded deferred income tax liability on the above amount was approximately $1,209,465.

BANKS OF THE CHESAPEAKE, M.H.C.
 AND SUBSIDIARIES
Baltimore, Maryland

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13 - Income Taxes

               The income tax provision consists of the following:


                                                 December 31,                March 31,
                                             -------------------      ---------------------
                                               2002       2001           2002        2001
                                               ----       ----           ----        ----
                                                 (Unaudited)
     Current
       Federal                              $ 654,915  $ 383,503      $ 574,116   $ 673,530
       State                                  144,606     67,043        109,539     164,658
                                            ---------  ---------      ---------   ---------
                                              799,521    450,546        683,655     838,188

     Deferred
       Federal                               (297,210)  (131,284)      (175,667)   (137,459)
       State                                  (65,756)   (29,063)       (38,889)    (49,873)
                                            ---------  ---------      ---------   ---------
                                             (362,966)  (160,347)      (214,556)   (187,332)
                                            ---------  ---------      ---------   ---------
     Provision for income taxes             $ 436,555  $ 290,129      $ 469,099   $ 650,856
                                            =========  =========      =========   =========


          The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:


                                                                  December 31,            At March 31,
                                                                  ------------     -------------------------
                                                                      2002              2002          2001
                                                                      ----              ----          ----
                                                                  (Unaudited)
     Deferred Tax Assets:
        Allowance for losses                                     $ 1,086,909       $   828,593   $   885,232
        Deferred compensation                                        334,085           297,145        64,274
        Reserve for delinquent interest                              107,585            31,303        31,303
                                                                 -----------       -----------   -----------
           Total gross deferred tax assets                         1,528,579         1,157,041       980,809

     Deferred Tax Liabilities:
        Bad debt deduction recapture                                       -                 -       (42,304)
        Unrealized gain on equity securities                        (176,859)         (174,363)     (188,437)
        Federal Home Loan Bank of Atlanta
         stock dividends                                             (88,029)          (88,029)      (88,029)
        Depreciation                                                 (15,647)          (15,827)      (11,847)
        Other                                                         (8,752)                -             -
                                                                 -----------       -----------   -----------
            Total gross deferred tax liabilities                    (289,287)         (278,219)     (330,617)
                                                                 -----------       -----------   -----------

     Net deferred tax assets                                     $ 1,239,292       $   878,822   $   650,192
                                                                 ===========       ===========   ===========

BANKS OF THE CHESAPEAKE, M.H.C.
 AND SUBSIDIARIES
Baltimore, Maryland

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13- Income Taxes - Continued

          At March 31, 2002, there is no valuation allowance maintained against the deferred tax assets since the Bank expects to fully realize the asset.

          The amount computed by applying the statutory federal income tax rate to income before taxes is greater than the taxes provided for the following reasons:


                                                                    December 31,
                                           ---------------------------------------------------------
                                                      2002                           2001
                                           --------------------------       ------------------------
                                                             Percent                        Percent
                                                            of Pretax                      of Pretax
                                             Amount          Income           Amount        Income
                                             ------          ------           ------        ------
                                                                    (Unaudited)
     Statutory federal income tax          $  385,396           34.00%      $302,585           34.00%
     State income tax net of
      federal income tax benefit               52,041            4.59         23,371            2.62
     Other                                       (882)           (.08)       (35,827)          (4.02)
                                           ----------       ---------       --------       ---------
                                           $  436,555           38.51%      $290,129           32.60%
                                           ==========       =========       ========       =========

                                                                     March 31,
                                           ---------------------------------------------------------
                                                      2002                           2001
                                           --------------------------       ------------------------
                                                             Percent                        Percent
                                                            of Pretax                      of Pretax
                                             Amount          Income          Amount          Income
                                             ------          ------          ------          ------
     Statutory federal income
      tax                                  $  457,138           34.00%      $561,704           34.00%
     State income tax net of
      federal income tax benefit               46,629            3.47         75,758            4.58
     Other                                    (34,668)          (2.58)        13,394            0.81
                                           ----------       ---------       --------       ---------
                                           $  469,099           34.89%      $650,856           39.39%
                                           ==========       =========       ========       =========

BANKS OF THE CHESAPEAKE, M.H.C.
 AND SUBSIDIARIES
Baltimore, Maryland

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 14- Disclosure About Fair Value of Financial Instruments

          The estimated fair values of the Bank's financial instruments are summarized below. The fair values of a significant portion of these financial instruments are estimates derived using present value techniques prescribed by the FASB and may not be indicative of the net realizable or liquidation values. Also, the calculation of estimated fair values is based on market conditions at a specific point in time and may not reflect current or future fair values.

          The carrying amount is a reasonable estimate of fair value for cash, federal funds and interest-bearing deposits in other banks due to the short-term nature of these investments. Fair value is based upon market prices quoted by dealers for investment securities and mortgage backed securities. The carrying amount of Federal Home Loan Bank of Atlanta stock is a reasonable estimate of fair value. Loans receivable were discounted using a single discount rate, comparing the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities, except for adjustable rate mortgages which were considered to be at market rates. These rates were used for each aggregated category of loans as reported on the Office of Thrift Supervision Quarterly Report. Ground rents were discounted using a single discount rate and compared to the contractual yield. The fair value of demand deposits, savings accounts and money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered on deposits of similar remaining maturities. The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business, including loan commitments, letters of credit and lines of credit. The fair value of off-balance sheet items are not disclosed because difference between the fair value and the commitment value is immaterial. The disclosure of fair value amounts does not include the fair values of any intangibles, including core deposit intangibles. Core deposit intangibles represent the value attributable to total deposits based on an expected duration of customer relationships.

BANKS OF THE CHESAPEAKE, M.H.C.
 AND SUBSIDIARIES
Baltimore, Maryland

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 14- Disclosure About Fair Value of Financial Instruments - Continued


                                         December 31, 2002            March 31, 2002            March 31, 2001
                                       ----------------------   ------------------------  -----------------------
                                       Carrying    Estimated     Carrying     Estimated    Carrying     Estimated
                                        Amount     Fair Value     Amount     Fair Value    Amount      Fair Value
                                        ------     ----------     ------     ----------    ------      ----------
                                             (Unaudited)

                                                              Amounts in Thousands
     Financial Assets
     ----------------
       Cash, federal
        funds and
        interest bearing
        deposits in
        other banks                    $ 24,878    $  24,878     $ 26,923     $ 26,923     $  7,674     $  7,674
       Investment
        securities -
        available for
        sale                                520          520          513          513          554          554
       Investment
        securities -
        held to maturity                      -            -            -            -        3,000        3,006
       Mortgage
        backed
        securities -
        held to maturity                  1,723        1,882        2,366        2,508        3,517        3,660
       Ground rents                         302          302          308          308          319          319
       Federal Home
        Loan Bank of
        Atlanta stock                       807          807          807          807          807          807
       Loans
        receivable - net                165,545      172,785      160,289      163,493      154,998      157,628

     Financial Liabilities
     ---------------------
       Deposits net
        of accrued
        interest                       $183,732     $187,309     $180,237     $181,541     $157,307     $158,940
       Advances from
        Federal Home
        Loan Bank
          of Atlanta                          -            -            -            -        3,000        3,000

BANKS OF THE CHESAPEAKE, M.H.C.
 AND SUBSIDIARIES
Baltimore, Maryland

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 15 - Condensed Financial Information (Parent Company Only)


               Information as to the financial position of Banks of the Chesapeake, M. H. C. as of December 31, 2002 and March 31, 2002 and 2001 and results of operations and cash flows for the nine month periods ended December 31, 2002 and 2001 and for each of the years ended March 31, 2002 and 2001 is summarized below. During the nine month periods ended December 31, 2002 and 2001 and the year ended March 31, 2002, respectively, the parent received no dividends from its subsidiary, the Bank. During the year ended March 31, 2001 the parent received dividends of $87,826 from its subsidiary, the Bank.



                                                   December 31,           March 31,
                                                   ------------           ---------
                                                       2002          2002          2001
                                                       ----          ----          ----
                                                   (Unaudited)
                      Assets
                      ------
          Statement of Financial Condition
           Cash                                    $   242,152   $   240,772   $   125,461
           Interest bearing deposits in other
            banks                                        3,354             -             -
           Investments available for sale              520,174       512,834       554,227
           Equity in net assets of subsidiaries     16,856,722    16,165,450    15,293,722
           Prepaid expenses and other assets             1,906         1,027       112,642
                                                   -----------   -----------   -----------
             Total assets                          $17,624,308   $16,920,083   $16,086,052
                                                   ===========   ===========   ===========

                      Liabilities and Equity
                      ----------------------
             Liabilities
             -----------
           Deferred taxes                          $   176,859   $   174,363   $   188,437
                                                   -----------   -----------   -----------
             Total liabilities                         176,859       174,363       188,437

             Equity
             ------
           Retained earnings                        17,274,621    16,577,736    15,702,312
           Unrealized holding gains                    172,828       167,984       195,303
                                                   -----------   -----------   -----------
             Total equity                           17,447,449    16,745,720    15,897,615
                                                   -----------   -----------   -----------
             Total liabilities and equity          $17,624,308   $16,920,083   $16,086,052
                                                   ===========   ===========   ===========

BANKS OF THE CHESAPEAKE, M.H.C.
 AND SUBSIDIARIES
Baltimore, Maryland

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 15- Condensed Financial Information (Parent Company Only) - Continued


                                             Nine Months Ended           For Years Ended
                                                December 31,                March 31,
                                          -----------------------   -----------------------

                                             2002         2001         2002         2001
                                             ----         ----         ----         ----
                                                (Unaudited)
         Statement of Operations
            Miscellaneous income          $        7   $        -   $        -   $        -
            Interest and dividends on
             investment securities             5,855        5,163        6,850            -
            Equity in net income of
             subsidiaries                    691,272      597,815      871,728    1,001,766
            General and administrative
             expenses                            249        3,150        3,154          550
                                          ----------   ----------   ----------   ----------

         Net income                       $  696,885   $  599,828   $  875,424   $1,001,216
                                          ==========   ==========   ==========   ==========



                                                        Nine Months Ended           For Years Ended
                                                           December 31,                 March 31,
                                                    -------------------------  -------------------------

                                                        2002          2001         2002          2001
                                                        ----          ----         ----          ----
                                                            (Unaudited)
          Statement of Cash Flows

          Cash Flows from Operating Activities:
            Net income                              $   696,885   $   599,828  $   875,424   $ 1,001,216
          Adjustments to Reconcile Net Income Net
           Cash Provided by Operating Activities
            Equity in net income of subsidiaries       (691,272)     (597,815)    (871,728)   (1,001,776)
            (Increase) decrease in other assets            (879)      111,865      111,615       (87,826)
                                                    -----------   -----------  -----------   -----------
               Net cash provided (used) by
                operating activities                      4,734       113,878      115,311       (88,376)

          Cash Flows From Investing Activities
            Dividends received from subsidiary                -             -            -        87,826
                                                    -----------   -----------  -----------   -----------
               Cash provided by investing
                activities                                    -             -            -        87,826
                                                    -----------   -----------  -----------   -----------

BANKS OF THE CHESAPEAKE, M.H.C.
 AND SUBSIDIARIES
Baltimore, Maryland

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 15 - Condensed Financial Information (Parent Company Only) - Continued


                                           Nine Months Ended
                                              December 31,              March 31,
                                         ---------------------   --------------------

                                            2002       2001         2002       2001
                                            ----       ----         ----       ----
                                              (Unaudited)
          Increase (decrease) in cash
           and cash equivalents          $   4,734  $ 113,878    $ 115,311  $    (550)
          Cash and cash equivalents
           at beginning of year            240,772    125,461      125,461    126,011
                                         ---------  ---------    ---------  ---------
          Cash and cash equivalents
           at end of year                $ 245,506  $ 239,339    $ 240,772  $ 125,461
                                         =========  =========    =========  =========



               There was no cash paid during the years ended March 31, 2002 and 2001 and during the nine month periods ended December 31, 2002 and 2001 for income taxes or interest.


Note 16 - Recent Accounting Pronouncements


               In April 2002, FASB issued SFAS 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections". This Statement requires, among other things, that gains and losses on the early extinguishment of debt be classified as extraordinary only if they meet the criteria for extraordinary treatment set forth in Accounting Principles Board Opinion No. 30. The provisions of this Statement related to classification of gains and losses on the early extinguishment of debt are effective for fiscal years beginning after May 15, 2002. The adoption of SFAS No. 145 will not have a material impact on the consolidated financial statements.

               In June 2002, FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". This Statement requires recording costs associated with exit or disposal activities at their fair values when a liability has been incurred. Under previous guidance, certain exit costs were accrued upon management's commitment to an exit plan, which is generally before an actual liability has been incurred. The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002.

BANKS OF THE CHESAPEAKE, M.H.C.
 AND SUBSIDIARIES
Baltimore, Maryland

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 16 - Recent Accounting Pronouncements - Continued


               In October 2002, FASB issued SFAS No. 147, "Acquisitions of Certain Financial Institutions" an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9. The provision of this Statement requires long-term customer-relationship intangible assets of financial institutions such as depositor - and borrower - relationship intangible assets and credit cardholder intangible assets to be subject to the same undiscounted cash flow recoverability test and impairment loss recognition and measurement provisions that Statement 144 requires for other long-lived assets that are held and used.


               In November, 2002, FASB issued Interpretation No. 45 "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" an Interpretation of FASB Statements No. 5, 57, and 107 and rescission of FASB Interpretation No. 34. This Interpretation elaborates on the disclosures to be made by a guarantor in its financial statements about its obligations under certain guarantees that it has issued. The Interpretation also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The provisions for this Interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002.

               In December 2002, FASB issued SFAS No. 148 "Accounting for Stock-Based Compensation - Transition and Disclosure." This Statement amends SFAS No. 123 "Accounting for Stock-Based Compensation" to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure provisions of SFAS No. 123 to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation. Finally, SFAS No. 148 amends APB Opinion No. 28, "Interim Financial Reporting" to require disclosure about those effects in interim financial information.

No one has been authorized to give any information or to make any representations in connection with the subscription, community or syndicated community offering, other than those contained in this prospectus. You may not assume that we have authorized any other information or representations. The delivery of this prospectus and the sale of our common stock does not mean that there has been no change in our affairs since the date of this prospectus. This prospectus is not an offer to sell or a solicitation of an offer to buy securities in any state where the offer or sale is not permitted.



                          BANKS OF THE CHESAPEAKE, INC.
            Proposed Holding Company for Chesapeake Bank of Maryland


                        2,587,500 Shares of Common Stock
                 (Subject to Increase to up to 2,975,625 Shares)


                                 ---------------

                                   PROSPECTUS

                                 ---------------


           Trident Securities, a Division of McDonald Investments Inc.


                             _____________ ___, 2003


Until the later of ____________ or 90 days after the commencement of the offering, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

Article Seventh of Banks of the Chesapeake, Inc.'s Articles of Incorporation provides that Banks of the Chesapeake, Inc. shall, to the maximum extent permitted by Maryland law, indemnify a present or former director or officer of Banks of the Chesapeake, Inc. who is made a party to any proceeding by reason of his service as a director or officer of Banks of the Chesapeake, Inc.

The Maryland General Corporation Law provides, in pertinent part, as follows:

2-418 Indemnification of directors, officers, employees and agents.

(a) Definitions. -- In this section the following words have the meanings indicated.

(1) "Director" means any person who is or was a director of a corporation and any person who, while a director of a corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan.

(2) "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger, consolidation, or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

(3)    "Expenses" include attorney's fees.

(4)    "Official capacity" means the following:

(i) When used with respect to a director, the office of director in the corporation; and

(ii) When used with respect to a person other than a director as contemplated in subsection (j), the elective or appointive office in the corporation held by the officer, or the employment or agency relationship undertaken by the employee or agent in behalf of the corporation.

(iii) "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, other enterprise, or employee benefit plan.

(5) "Party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

(6) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative.

(b) (1) Permitted indemnification of director. -- A corporation may indemnify any director made a party to any proceeding by reason of service in that capacity unless it is established that:

(i) The act or omission of the director was material to the matter giving rise to the proceeding; and

1.     Was committed in bad faith; or

2.     Was the result of active and deliberate dishonesty; or

(ii) The director actually received an improper personal benefit in money, property, or services; or

(iii) In the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

(2)    (i)    Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding.

(ii) However, if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the corporation.

(3)    (i)    The termination of any proceeding by judgment, order, or
settlement does not create a presumption that the director did not meet the requisite standard of conduct set forth in this subsection.

(ii) The termination of any proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the director did not meet that standard of conduct.

(4) A corporation may not indemnify a director or advance expenses under this Section for a proceeding brought by that director against the corporation, except:

       (i) For a proceeding brought to enforce indemnification under this section; or

       (ii) If the charter or bylaws of the corporation, a resolution of the board of directors of the corporation, or an agreement approved by the board of directions of the corporation to which the corporation is a party expressly provide otherwise.

(c) No indemnification of director liable for improper personal benefit. -- A director may not be indemnified under subsection (b) of this section in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged to be liable on the basis that personal benefit was improperly received.

(d) Required indemnification against expenses incurred in successful defense. -- Unless limited by the charter:

(1) A director who has been successful, on the merits or otherwise, in the defense of any proceeding referred to in subsection (b) of this section shall be indemnified against reasonable expenses incurred by the director in connection with the proceeding.

(2) A court of appropriate jurisdiction upon application of a director and such notice as the court shall require, may order indemnification in the following circumstances:

(i)    If it determines a director is entitled to reimbursement under paragraph
(1) of this subsection, the court shall order indemnification, in which case the director shall be entitled to recover the expenses of securing such reimbursement; or

(ii) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director has met the standards of conduct set forth in subsection (b) of this section or has been adjudged liable under the circumstances described in subsection (c) of this section, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any proceeding by or in the right of the corporation or in which liability shall have been adjudged in the circumstances described in subsection (c) shall be limited to expenses.

(3) A court of appropriate jurisdiction may be the same court in which the proceeding involving the director's liability took place.

(e)    (1)    Determination that indemnification is proper. -- Indemnification under subsection (b) of this section may not be made by the corporation unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in subsection (b) of this section.

(2)    Such determination shall be made:

(i) By the board of directors by a majority vote of a quorum consisting of directors not, at the time, parties to the proceeding, or, if such a quorum cannot be obtained, then by a majority vote of a committee of the board consisting solely of two or more directors not, at the time, parties to such proceeding and who were duly designated to act in the matter by a majority vote of the full board in which the designated directors who are parties may participate;

(ii) By special legal counsel selected by the board of directors or a committee of the board by vote as set forth in subparagraph (i) of this paragraph, or, if the requisite quorum of the full board cannot be obtained therefor and the committee cannot be established, by a majority vote of the full board in which directors who are parties may participate; or

(iii)  By the stockholders.

(3) Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible. However, if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in the manner specified in subparagraph (ii) of paragraph (2) of this subsection for selection of such counsel.

(4) Shares held by directors who are parties to the proceeding may not be voted on the subject matter under this subsection.

(f)    (1)    Payment of expenses in advance of final disposition of action. --
Reasonable expenses incurred by a director who is a party to a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding upon receipt by the corporation of:

(i) A written affirmation by the director of the director's good faith belief that the standard of conduct necessary for indemnification by the corporation as authorized in this section has been met; and

(ii) A written undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

(2) The undertaking required by subparagraph (ii) of paragraph (1) of this subsection shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make the repayment.

(3) Payments under this subsection shall be made as provided by the charter, bylaws or contract or as specified in subsection (e) of this section.

(g) Validity of indemnification provision.--The indemnification and advancement of expenses provided or authorized by this section may not be deemed exclusive of any other rights, by indemnification or otherwise, to which a director may be entitled under the charter, the bylaws, a resolution of stockholders or directors, an agreement or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

(h) Reimbursement of director's expenses incurred while appearing as witness. -- This section does not limit the corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent in the proceeding.

(i) Director's service to employee benefit plan.-- For purposes of this section:

(1) The corporation shall be deemed to have requested a director to serve an employee benefit plan where the performance of the director's duties to the corporation also imposes duties on, or otherwise involves services by, the director to the plan or participants or beneficiaries of the plan:

(2) Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law shall be deemed fines; and

(3) Action taken or omitted by the director with respect to an employee benefit plan in the performance of the director's duties for a purpose reasonably believed by the director to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

(j)    Officer, employee or agent. -- Unless limited by the charter:

(1) An officer of the corporation shall be indemnified as and to the extent provided in subsection (d) of this section for a director and shall be entitled, to the same extent as a director, to seek indemnification pursuant to the provisions of subsection (d);

(2) A corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent that it may indemnify directors under this section; and

(3) A corporation, in addition, may indemnify and advance expenses to an officer, employee, or agent who is not a director to such further extent, consistent with law, as may be provided by its charter, bylaws, general or specific action of its board of directors or contract.

(k) (1) Insurance or similar protection. -- A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the corporation would have the power to indemnify against liability under the provisions of this section.

(2) A corporation may provide similar protection, including a trust fund, letter of credit, or surety bond, not inconsistent with this section.

(3) The insurance or similar protection may be provided by a subsidiary or an affiliate of the corporation.

(l) Report of indemnification to stockholders.--Any indemnification of, or advance of expenses to, a director in accordance with this section, if arising out of a proceeding by or in the right of the corporation, shall be reported in writing to the stockholders with the notice of the next stockholders' meeting or prior to the meeting.

Item 25. Other Expenses of Issuance and Distribution.

The estimated expenses payable by Banks of the Chesapeake, Inc. in connection with the offering described in this Registration Statement (other than underwriting discounts and commissions) are as follows:


Payable to                        Type of Fee                                     Total Cost
--------------------------------  ----------------------------------------------  --------------
Ober, Kaler, Grimes &
Shriver, a Professional           Legal Fees and Expenses ......................       $147,500
Corporation

Trident Securities, a Division
of McDonald Investments Inc.**    Selling Agent Fees and Expenses* .............       $471,000

R.R. Donnelley Financial          Printing, Postage, and EDGAR* ................       $105,000

Feldman Financial Advisors,       Appraisal and Business Plan Fees
Inc.                                And Expenses* ..............................       $ 27,500

Anderson Associates, LLP          Accounting Fees and Expenses* ................       $ 32,500

Payable to                        Type of Fee                                     Total Cost
--------------------------------  ----------------------------------------------  --------------
Office of Thrift Supervision      Filing Fees ..................................       $ 24,000

Securities and Exchange           Filing Fees ..................................       $  2,738
Commission

Crowe, Chizek                     Conversion Agent/Transfer Agent
                                  Fees* ........................................       $ 25,000

                                  Other Expenses*
                                  (including Blue Sky fees) ....................       $ 28,762

                                  Total ........................................       $864,000

-----------------
* Estimated
** Chesapeake Bank of Maryland has retained Trident Securities, a Division of McDonald Investments Inc. to assist in the sale of common stock on a best efforts basis in the offering.


Item 26. Recent Sales of Unregistered Securities.

      None

Item 27. Exhibits.


**1.1 Engagement Letter between Chesapeake Bank of Maryland and Trident Securities, a Division of McDonald Investments Inc.
1.2 Form of Agency Agreement among Banks of the Chesapeake, Inc., Chesapeake Bank of Maryland and Trident Securities, a Division of McDonald Investments Inc.
2 Plan of Conversion of Banks of the Chesapeake, M.H.C. and Agreement and Plan of Reorganization between Banks of the Chesapeake, Inc. and Chesapeake Bank of Maryland
**3.1  Articles of Incorporation of Banks of the Chesapeake, Inc.
**3.2  Bylaws of Banks of the Chesapeake, Inc.
**4    Form of Common Stock Certificate of Banks of the Chesapeake, Inc.
5 Opinion of Ober, Kaler, Grimes & Shriver, a Professional Corporation, as to legality of Common Stock
8.1 Federal and State Tax Opinion of Ober, Kaler, Grimes & Shriver, a Professional Corporation
10.1 Form of Employment Agreement between R. Thomas Jefferson and Banks of the Chesapeake, Inc. and Chesapeake Bank of Maryland
10.2   Form of Employee Stock Ownership Plan
*10.3  Director Supplemental Retirement Plan for Allen Becker
*10.4  Director Supplemental Retirement Plan for Donald Alan Thorson
*10.5  Director Supplemental Retirement Plan for Robert T. Jefferson
*10.6  Director Supplemental Retirement Plan for Theodore F. Stromberg
*10.7  Director Supplemental Retirement Plan for Francis J. Reisig
*10.8  Director Supplemental Retirement Plan for Richard N. Kerr
**10.9 Life Insurance Endorsement Method Split Dollar Plan Agreement for Francis
       J. Reisig

**10.10 Life Insurance Endorsement Method Split Dollar Plan Agreement for
        Theodore Stromberg
**10.11 Life Insurance Endorsement Method Split Dollar Plan Agreement for Allen
        Becker
**10.12 Life Insurance Endorsement Method Split Dollar Plan Agreement for Robert
        T. Jefferson
**10.13(a) Office Lease dated February 9, 1996 between Area 16B Associates
           Limited Partnership and Signet Bank
**10.13(b) Sublease Agreement dated July 9, 1998 between First Union National
           Bank and Chesapeake Bank of Maryland
**10.14(a) Lease Agreement dated September 22, 1987 between Chesterfield Plaza
           Joint Venture and Chesapeake Federal Savings and Loan Association **10.14(b) Assignment of Rents and Leases dated June 28, 1988 by Chesterfield
           Plaza Joint Venture to American United Life Insurance Company **10.14(c) Lease Amendment dated January 1, 2003 between Chesterfield Plaza
           Joint Venture and Chesapeake Bank of Maryland
**10.15 Commercial Lease dated in 1997 between Warren Group Limited Partnership,
        James and Mary Eisenhauer and Chesapeake Federal Savings and Loan Association
**10.16 Lease Agreement dated March 1, 2001 between CDK & Associates Limited
        Partnership and Chesapeake Bank of Maryland
21      Subsidiaries of the Registrant
**23.1 Consent of Ober, Kaler, Grimes & Shriver, a Professional Corporation (contained in their opinion included herein as Exhibit 5)
23.2    Consent of Anderson Associates, LLP
23.3    Consent of Feldman Financial Advisors, Inc.
**24    Power of Attorney (contained herein on page II-8)
**99.1  Form of Stock Order and Acknowledgement Form
99.2 Appraisal and Business Plan Agreement between Chesapeake Bank of Maryland and Feldman Financial Advisors, Inc.
99.3    Appraisal Report of Feldman Financial Advisors, Inc.
99.4 Opinion from Feldman Financial Advisors, Inc. as to the value of the subscription rights
*99.5   Marketing Materials
*99.6   Form of Proxy Statement of Banks of the Chesapeake, M.H.C.

* To be filed by amendment.
** Previously filed.


Item 28. Undertakings.

The Registrant hereby undertakes that it will:

(1) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: (i) include any prospectus required by section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events which, individually or together represent a fundamental change in the information in the registration statement; and (iii) include any additional or changed material information on the plan of distribution.

(2) for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

       The small business issuer will provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such documentation and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

       In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this pre-effective amendment no. 1 to registration statement to be signed on its behalf by the undersigned, in Towson, Maryland on April 10, 2003.

                                    Banks of the Chesapeake, Inc.

                                    By: /s/ R. Thomas Jefferson
                                       -----------------------------------------
                                    R. Thomas Jefferson
                                    President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Name                                     Position                          Date
----                                     --------                          ----
______________*_______________________   Chairman of the Board of          April 10, 2003
H. Allen Becker                          Directors

/s/ R. Thomas Jefferson                  President and Chief Executive     April 10, 2003
--------------------------------------   Officer (Principal Executive
R. Thomas Jefferson                      Officer)

______________*_______________________   Director                          April 10, 2003
Richard Nevin Kerr

______________*_______________________   Director                          April 10, 2003
Francis J. Reisig

______________*_______________________   Director                          April 10, 2003
Theodore F. Stromberg

______________*_______________________   Director                          April 10, 2003
Donald Alan Thorson

/s/ William J. Bocek                     Vice President and Chief          April 10, 2003
--------------------------------------   Financial Officer (Principal
William J. Bocek                         Financial and Accounting
                                         Officer)

* By: /s/ R. Thomas Jefferson
      --------------------------
      R. Thomas Jefferson
      Attorney-in-fact

       Exhibit Index


**1.1 Engagement Letter between Chesapeake Bank of Maryland and Trident Securities, a Division of McDonald Investments Inc.
1.2 Form of Agency Agreement among Banks of the Chesapeake, Inc., Chesapeake Bank of Maryland and Trident Securities, a Division of McDonald Investments Inc.
2 Plan of Conversion of Banks of the Chesapeake, M.H.C. and Agreement and Plan of Reorganization between Banks of the Chesapeake, Inc. and Chesapeake Bank of Maryland
**3.1  Articles of Incorporation of Banks of the Chesapeake, Inc.
**3.2  Bylaws of Banks of the Chesapeake, Inc.
**4    Form of Common Stock Certificate of Banks of the Chesapeake, Inc.
5 Opinion of Ober, Kaler, Grimes & Shriver, a Professional Corporation, as to legality of Common Stock
8.1 Federal and State Tax Opinion of Ober, Kaler, Grimes & Shriver, a Professional Corporation
10.1 Form of Employment Agreement between R. Thomas Jefferson and Banks of the Chesapeake, Inc. and Chesapeake Bank of Maryland
10.2   Form of Employee Stock Ownership Plan
*10.3  Director Supplemental Retirement Plan for Allen Becker
*10.4  Director Supplemental Retirement Plan for Donald Alan Thorson
*10.5  Director Supplemental Retirement Plan for Robert T. Jefferson
*10.6  Director Supplemental Retirement Plan for Theodore F. Stromberg
*10.7  Director Supplemental Retirement Plan for Francis J. Reisig
*10.8  Director Supplemental Retirement Plan for Richard N. Kerr
**10.9 Life Insurance Endorsement Method Split Dollar Plan Agreement for Francis
       J. Reisig
**10.10 Life Insurance Endorsement Method Split Dollar Plan Agreement for
        Theodore Stromberg
**10.11 Life Insurance Endorsement Method Split Dollar Plan Agreement for Allen
        Becker
**10.12 Life Insurance Endorsement Method Split Dollar Plan Agreement for Robert
        T. Jefferson
**10.13(a) Office Lease dated February 9, 1996 between Area 16B Associates
           Limited Partnership and Signet Bank
**10.13(b) Sublease Agreement dated July 9, 1998 between First Union National
           Bank and Chesapeake Bank of Maryland
**10.14(a) Lease Agreement dated September 22, 1987 between Chesterfield Plaza
           Joint Venture and Chesapeake Federal Savings and Loan Association **10.14(b) Assignment of Rents and Leases dated June 28, 1988 by Chesterfield
           Plaza Joint Venture to American United Life Insurance Company **10.14(c) Lease Amendment dated January 1, 2003 between Chesterfield Plaza
           Joint Venture and Chesapeake Bank of Maryland
**10.15 Commercial Lease dated in 1997 between Warren Group Limited Partnership,
        James and Mary Eisenhauer and Chesapeake Federal Savings and Loan Association
**10.16 Lease Agreement dated March 1, 2001 between CDK & Associates Limited
        Partnership and Chesapeake Bank of Maryland
21      Subsidiaries of the Registrant
**23.1 Consent of Ober, Kaler, Grimes & Shriver, a Professional Corporation (contained in their opinion included herein as Exhibit 5)
23.2    Consent of Anderson Associates, LLP
23.3    Consent of Feldman Financial Advisors, Inc.
**24    Power of Attorney (contained herein on page II-8)

**99.1 Form of Stock Order and Acknowledgement Form
99.2 Appraisal and Business Plan Agreement between Chesapeake Bank of Maryland and Feldman Financial Advisors, Inc.
99.3   Appraisal Report of Feldman Financial Advisors, Inc.
99.4 Opinion from Feldman Financial Advisors, Inc. as to the value of the subscription rights
*99.5  Marketing Materials
*99.6  Form of Proxy Statement of Banks of the Chesapeake, M.H.C.

* To be filed by amendment.
** Previously filed.